                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                              EXCHANGE ACT OF 1934


     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:

     [ ] Preliminary Proxy Statement

     [ ] Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                              Protection One, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [ ] No fee required.
     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

     (1) Title of each class of securities to which transaction applies: Common Stock, par value $.01 per share, of Protection One, Inc. ("Common Stock")

     (2) Aggregate number of securities to which transaction applies: 14,357,887 shares. Based upon the shares of Common Stock and options and warrants to acquire shares of Common Stock outstanding on September 2, 1997.

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

$7.00 per share, which amount represents the cash consideration to be paid to holders of the common stock of Protection One, Inc. in connection with the transaction described herein.

     (4) Proposed maximum aggregate value of transaction: $100,505,209.00

     (5) Total fee paid:  $20,101.05

     [X] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                              PROTECTION ONE, INC.

                              6011 BRISTOL PARKWAY
                         CULVER CITY, CALIFORNIA 90230


                                                                November 7, 1997


Dear Stockholder:


     You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of Protection One, Inc. ("Protection One") to be held at 8:00 A.M., Pacific Standard Time, on November 24, 1997 at Protection One's executive offices at 6011 Bristol Parkway, Culver City, California 90230.


     As most of you are aware, Protection One has entered into a Contribution Agreement dated as of July 30, 1997, as amended (the "Contribution Agreement"), with Western Resources, Inc. ("Western Resources"), which provides for the combination of the security alarm monitoring businesses of Protection One and Western Resources.

     At the Special Meeting, holders of Common Stock will be asked to consider and vote upon a proposal (the "Stock Acquisition Proposal") to amend Protection One's Fifth Restated Certificate of Incorporation, as previously amended, to increase the authorized shares of Common Stock from 40,000,000 shares to 150,000,000 shares (the "Charter Amendment") and to approve the issuance to Western Resources, Inc., a Kansas corporation ("Western Resources"), of such number of shares of Common Stock (the "Shares" and such issuance the "Share Issuance") as will equal, immediately after the Shares are issued, 80.1% of the sum of (i) the aggregate number of shares of Common Stock then outstanding (including the Shares, but excluding any shares issued pursuant to the exercise of the stock option granted to Western Resources (the "19.9% Option")) and (ii) the aggregate number of shares of Common Stock issuable pursuant to outstanding options and warrants of Protection One (other than the 19.9% Option) after giving effect to adjustments required as a result of the payment of the Special Dividend and the Option/Warrant Payments (each as defined below). Based on the number of shares of Common Stock outstanding, or issuable upon exercise of options and warrants outstanding, on October 24, 1997, the record date for the Special Meeting (the "Record Date"), approximately 68,500,000 shares of Common Stock will be issued to Western Resources in the Share Issuance. As a result, Western Resources will have the ability to elect the entire Board of Directors of Protection One and to approve any matter requiring the approval of Protection One's stockholders.

     In consideration of the Share Issuance, Western Resources will contribute to Protection One all of the outstanding capital stock of WestSec, Inc., a Kansas corporation, and Westar Security, Inc., a Kansas corporation (together with their respective subsidiaries, "the Western Resources Security Business"), and cash (or as to up to $10 million of such amount, certain marketable securities) in an amount equal to the sum of (i) $250 million and (ii) $7.00 multiplied by the aggregate number of shares of Common Stock outstanding, or issuable upon exercise of options and warrants of Protection One (other than the 19.9% Option) outstanding, immediately prior to the Share Issuance and after giving effect to the adjustments to certain warrants required as a result of the payment of the Special Dividend and the Option/Warrant Payments.

     Following the Share Issuance, Protection One will pay (a) to the holders of record of Common Stock on the date the Shares are issued (other than Western Resources) a cash dividend of $7.00 per share (the "Special Dividend"); (b) to the holders of outstanding options to purchase shares of Common Stock other than Western Resources, $7.00 in cash with respect to each share of Common Stock issuable upon the exercise of such options; and (c) to the holders of certain warrants exercisable for shares of Common Stock, $7.00 in cash with respect to each share of Common Stock issuable upon exercise of such warrants, in lieu of certain anti-dilution adjustments that would otherwise be made to the terms of such warrants. Such payments to holders of options and warrants are herein referred to as the "Option/Warrant Payments."

     Based upon the number of shares of Common Stock outstanding, or issuable upon exercise of options and warrants outstanding, as of the Record Date, the aggregate amount of cash and marketable securities to be contributed by Western Resources to Protection One (the "Western Resources Contribution") is expected to be approximately $366.9 million, and the aggregate amount of the Special Dividend and Option/Warrant Payments (which will be paid from the Western Resources Contribution) is expected to be approximately $113.7 million.

     The Charter Amendment, the Share Issuance and the Western Resources Contribution are scheduled to occur immediately after the final adjournment of the Special Meeting, and the Charter Amendment, the Share Issuance, the Western Resources Contribution, the payment of the Special Dividend and the Option/Warrant Payments are collectively referred to as the "Stock Acquisition Transaction." As a part of the Stock Acquisition Transaction, the size of the Board of Directors of Protection One will be increased immediately after the Special Meeting from four to 12, with the eight new directors to be selected by Western Resources.

     Approval of the Stock Acquisition Proposal will require the affirmative vote of the holders of a majority of the shares of Protection One common stock outstanding on the Record Date.

     The Board of Directors of Protection One has unanimously approved the issuance of the Shares to Western Resources and the related amendment to Protection One's charter, having determined that the Stock Acquisition Transaction is fair to and in the best interests of Protection One's stockholders. Protection One's financial advisor, Morgan Stanley & Co., Inc. has rendered an opinion that, based upon certain assumptions, the Transaction (defined in such opinion as the Western Resources Contribution, the Share Issuance and the Special Dividend, taking into account the Option/Warrant Payments and the Charter Amendment) is fair to the holders of Common Stock from a financial point of view. The Stock Acquisition Transaction is described in the accompanying Proxy Statement, which includes a summary of the terms of the Contribution Agreement and certain other information relating to the proposed transaction. I urge you to give this material your careful consideration.

     At the Special Meeting, the Protection One stockholders also will be asked to consider and vote upon approval of the 1997 Long-Term Incentive Plan, which plan provides for the award to Directors, officers and employees of Protection One of stock options, restricted shares and other equity-based awards and is intended to replace Protection One's 1994 stock option plan.

     Your Board of Directors believes that the Stock Acquisition Transaction is in the best interests of Protection One and its stockholders and unanimously recommends a vote "FOR" the Stock Acquisition Proposal. Your Board of Directors also believes that approval of the 1997 Long-Term Incentive Plan is in the best interests of Protection One and its stockholders and unanimously recommends a vote "FOR" such approval.

     All Protection One stockholders are cordially invited to attend the Special Meeting in person. However, whether or not you are personally able to attend, it is important that your shares be represented at the meeting. Accordingly, please complete, sign and date the accompanying proxy card and return it promptly in the enclosed postage pre-paid envelope. If you do attend the Special Meeting, you may vote in person if you wish, even though you have previously returned the proxy card. It is very important that your shares be represented and voted at the Special Meeting; failure to vote is equivalent to a vote AGAINST the Stock Acquisition Proposal. Your prompt cooperation will be greatly appreciated.

                                            Sincerely,

                                            /s/ James M. Mackenzie, Jr.

                                            James M. Mackenzie, Jr.
                                            Chief Executive Officer
                                            and President

EVERY VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

                              PROTECTION ONE, INC.

                              6011 BRISTOL PARKWAY
                         CULVER CITY, CALIFORNIA 90230

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


                        TO BE HELD ON NOVEMBER 24, 1997


                            ------------------------


     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Protection One, Inc., a Delaware corporation ("Protection One"), will be held at 8:00 A.M., Pacific Standard Time, on November 24, 1997 at 6011 Bristol Parkway, Culver City, California 90230 for the following purposes:


          1. To consider and vote upon a proposal (the "Stock Acquisition Proposal") to amend Protection One's Fifth Restated Certificate of Incorporation, as previously amended, to increase the authorized shares of Common Stock from 40,000,000 shares to 150,000,000 shares (the "Charter Amendment") and to approve the issuance to Western Resources, Inc., a Kansas corporation ("Western Resources"), of such number of shares of Common Stock (the "Shares" and such issuance the "Share Issuance") as will equal, immediately after the Shares are issued, 80.1% of the sum of (i) the aggregate number of shares of Common Stock then outstanding (including the Shares, but excluding any shares issued pursuant to the exercise of the option granted to Western Resources (the "19.9% Option")), and (ii) the aggregate number of shares of Common Stock issuable pursuant to outstanding options and warrants of Protection One (other than the 19.9% Option) after giving effect to adjustments required as a result of the payment of the Special Dividend and the Option/Warrant Payments (each as defined below). Based on the number of shares of Common Stock outstanding, or issuable upon exercise of options and warrants outstanding, on October 24, 1997, the record date for the Special Meeting (the "Record Date"), approximately 68,500,000 shares of Common Stock will be issued to Western Resources in the Share Issuance. As a result, Western Resources will have the ability to elect the entire Board of Directors of Protection One and to approve any matter requiring the approval of Protection One's stockholders.

          In consideration of the Share Issuance, Western Resources will contribute to Protection One all of the outstanding capital stock of WestSec, Inc., a Kansas corporation, and Westar Security, Inc., a Kansas corporation (together with their respective subsidiaries, the "Western Resources Security Business"), and cash (or as to up to $10 million of such amount, certain marketable securities) in an amount equal to the sum of (i) $250 million and (ii) $7.00 multiplied by the aggregate number of shares of Common Stock outstanding, or issuable upon exercise of options and warrants of Protection One (other than the 19.9% Option) outstanding, immediately prior to the Share Issuance and after giving effect to the adjustments to certain warrants required as a result of the payment of the Special Dividend and the Option/Warrant Payments.

          Following the Share Issuance, Protection One will pay (a) to the holders of record of Common Stock on the date the Shares are issued (other than Western Resources) a cash dividend of $7.00 per share (the "Special Dividend"); (b) to the holders of options to purchase shares of Common Stock (other than Western Resources), $7.00 in cash with respect to each share of Common Stock issuable upon the exercise of such options; and (c) to the holders of certain warrants exercisable for shares of Common Stock, $7.00 in cash with respect to each share of Common Stock issuable upon exercise of such warrants in lieu of certain anti-dilution adjustments that would otherwise be made to the terms of such warrants. Such payments by Protection One to holders of options and warrants are collectively referred to as the "Option/Warrant Payments."

          Based upon the number of shares of Common Stock outstanding, or issuable upon exercise of options and warrants outstanding, as of the Record Date, the aggregate amount of cash and marketable securities to be contributed by Western Resources to Protection One (the "Western Resources Contribution") is expected to be approximately $366.9 million, and the aggregate amount of the Special Dividend and Option/Warrant Payments (which will be paid from the Western Resources Contribution) is expected to be approximately $113.7 million.

          The Charter Amendment, the Share Issuance and the Western Resources Contribution are scheduled to occur immediately after the final adjournment of the Special Meeting, and the Charter Amendment, the Share Issuance, the Western Resources Contribution and the payment of the Special Dividend and the Option/Warrant Payments are collectively referred to as the "Stock Acquisition Transaction." As a part of the Stock Acquisition Transaction, the size of the Board of Directors of Protection One will be increased immediately after the Special Meeting from four to 12, with the eight new directors to be selected by Western Resources.

          2. To consider and vote upon the approval of the 1997 Long-Term Incentive Plan, which plan provides for the award to Directors, officers and employees of Protection One of stock options, restricted shares and other equity-based awards and is intended to replace Protection One's 1994 stock option plan.

          3. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the Stock Acquisition Proposal.

     Only holders of record of shares of Common Stock at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Special Meeting. A list of stockholders of record on that date will be maintained at Protection One's offices in Culver City, California, and will be open during ordinary business hours for examination by any stockholder for any purpose related to the Special Meeting for a period of not less than 10 days prior to the Special Meeting.

     Approval of the Stock Acquisition Proposal will require the affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date. Approval of the 1997 Long-Term Incentive Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock present at the Special Meeting and entitled to vote on such matter.

     The Stock Acquisition Transaction, the 1997 Long-Term Incentive Plan and other related matters are more fully described in the accompanying Proxy Statement, including the appendices thereto.

                                          By order of the Board of Directors

                                          SIGNATURE
                                          John W. Hesse
                                          Executive Vice President
                                          and Secretary

Culver City, California

November 7, 1997


     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT AND TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. AN ENVELOPE THAT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS INCLUDED FOR YOUR CONVENIENCE. YOUR PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE PROXY STATEMENT AT ANY TIME BEFORE THE PROXY HAS BEEN VOTED AT THE SPECIAL MEETING.

                              PROTECTION ONE, INC.

                              6011 BRISTOL PARKWAY
                         CULVER CITY, CALIFORNIA 90230

                                PROXY STATEMENT


     This Proxy Statement is being furnished to holders of the Common Stock, par value $.01 per share ("Common Stock"), of Protection One, Inc., a Delaware corporation ("Protection One"), in connection with the solicitation of proxies by the Board of Directors of Protection One for use at a Special Meeting of Stockholders of Protection One (including any adjournment or postponement thereof, the "Special Meeting") to be held at 8:00 A.M., Pacific Standard Time, on November 24, 1997 at 6011 Bristol Parkway, Culver City, California 90230.


     At the Special Meeting, holders of Common Stock will be asked to consider and vote upon a proposal (the "Stock Acquisition Proposal") to amend Protection One's Fifth Restated Certificate of Incorporation, as previously amended, to increase the authorized shares of Common Stock from 40,000,000 shares to 150,000,000 shares (the "Charter Amendment") and to approve the issuance to Western Resources, Inc., a Kansas corporation ("Western Resources"), of such number of shares of Common Stock (the "Shares" and such issuance the "Share Issuance") as will equal, immediately after the Shares are issued, 80.1% of the sum of (i) the aggregate number of shares of Common Stock then outstanding (including the Shares, but excluding any shares issued pursuant to the exercise of the option granted to Western Resources (the "19.9% Option")), and (ii) the aggregate number of shares of Common Stock issuable pursuant to outstanding options and warrants of Protection One (other than the 19.9% Option) after giving effect to adjustments required as a result of the payment of the Special Dividend and the Option/Warrant Payments (each as defined below). Based on the number of shares of Common Stock outstanding on October 24, 1997, the record date for the Special Meeting (the "Record Date"), approximately 68,500,000 shares of Common Stock will be issued to Western Resources in the Share Issuance. As a result, Western Resources will have the ability to elect the entire Board of Directors of Protection One and to approve any matter requiring the approval of Protection One's stockholders.

     In consideration of the Share Issuance, Western Resources will contribute to Protection One all of the outstanding capital stock of WestSec, Inc., a Kansas corporation ("WestSec"), and Westar Security, Inc., a Kansas corporation ("Westar Security," and together with WestSec and both companies' respective subsidiaries, the "Western Resources Security Business"), and cash (or as to up to $10 million of such amount, certain marketable securities) in an amount equal to the sum of (i) $250 million and (ii) $7.00 multiplied by the aggregate number of shares of Common Stock outstanding, or issuable upon exercise of options and warrants of Protection One (other than the 19.9% Option) outstanding, immediately prior to the Share Issuance and after giving effect to the adjustments to certain warrants required as a result of the payment of the Special Dividend and the Option/Warrant Payments.

     Following the Share Issuance, Protection One will pay (a) to the holders of record of Common Stock on the date the Shares are issued (other than Western Resources), a cash dividend of $7.00 per share (the "Special Dividend"); (b) to the holders of options to purchase shares of Common Stock (other than Western Resources), $7.00 in cash with respect to each share of Common Stock issuable upon the exercise of such options; and (c) to the holders of certain warrants exercisable for shares of Common Stock, $7.00 in cash with respect to each share of Common Stock issuable upon exercise of such warrants in lieu of certain anti-dilution adjustments that would otherwise be made to the terms of such warrants. Such payments to holders of options and warrants are collectively referred to as the "Option/Warrant Payments."


     Based upon the number of shares of Common Stock outstanding, or issuable upon exercise of options and warrants outstanding, as of the Record Date, the aggregate amount of cash and marketable securities to be contributed by Western Resources to Protection One (the "Western Resources Contribution") is expected to be approximately $366.9 million, and the aggregate amount of the Special Dividend and Option/Warrant Payments (which will be paid from the Western Resources Contribution) is expected to be approximately $113.7 million. As of November 6, 1997, the closing price of a share of Common Stock on the Nasdaq National Market was $17.875.


     The Charter Amendment, the Share Issuance and the Western Resources Contribution are scheduled to occur immediately after the final adjournment of the Special Meeting, and the Charter Amendment, the Share Issuance, the Western Resources Contribution and the payment of the Special Dividend and the Option/Warrant Payments are collectively referred to as the "Stock Acquisition Transaction." As a part of the Stock Acquisition Transaction, the size of the Board of Directors of Protection One will be increased immediately after the Special Meeting from four to 12, with the eight new directors to be selected by Western Resources. The Contribution Agreement dated as of July 30, 1997, as amended, between Western Resources and Protection One sets forth the terms and conditions of the Stock Acquisition Transaction, and a copy of such agreement is attached to this Proxy Statement as Appendix A. See "The Contribution Agreement."

     Stockholders also will be asked at the Special Meeting to consider and vote upon a proposal to approve the 1997 Long-Term Incentive Plan, which plan provides for the award to Directors, officers and employees of Protection One of stock options, restricted shares and other equity-based awards and is intended to replace Protection One's 1994 stock option plan. A copy of the 1997 Long-Term Incentive Plan is attached to this Proxy Statement as Appendix F.


     This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of Protection One on or about November 7, 1997.



             THE DATE OF THIS PROXY STATEMENT IS NOVEMBER 7, 1997.

                             AVAILABLE INFORMATION

     Protection One is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected without charge and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's public reference facilities in New York, New York, and Chicago, Illinois at prescribed rates. In addition, certain of the documents filed by Protection One are available from the Commission's Electronic Data Gathering and Retrieval System ("EDGAR") at http://www.sec.gov. The Common Stock is traded on the Nasdaq National Market (symbol: ALRM). Reports, proxy statements and other information concerning Protection One also may be inspected at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

     Following the completion of the Stock Acquisition Transaction, Protection One will continue to prepare annual and quarterly reports, which will be distributed to Protection One's stockholders, and will continue to be subject to the informational requirements of the Exchange Act. Protection One intends to change its fiscal year for financial reporting purposes to January 1 to December 31 from October 1 to September 30. The first annual report for Protection One that includes the results of operations and financial condition of the Western Resources Security Business will be issued with regard to the fiscal period ending December 31, 1997. Following completion of the Stock Acquisition Transaction, the Common Stock will continue to be traded on the Nasdaq National Market.

          INFORMATION PROVIDED BY WESTERN RESOURCES AND THIRD PARTIES

     The information set forth in this Proxy Statement concerning Western Resources, WestSec and Westar Security has been furnished by Western Resources, and the information set forth herein concerning Centennial Security Holdings, Inc., Network Holdings, Inc. and Guardian International, Inc., has been furnished by such companies; such information has not been independently investigated or verified by Protection One. All other information set forth in this Proxy Statement has been provided by Protection One.

                          FORWARD-LOOKING INFORMATION

     This Proxy Statement and the materials incorporated by reference herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act, which statements involve risks and uncertainties. When used in this document, the words "believe," "intend," "expect" and "anticipate," or their equivalents, are intended to identify such forward-looking statements. Although Protection One believes that such forward-looking statements are based on reasonable assumptions, no assurance can be given that actual results may not differ materially from those described in the forward-looking statements. Important factors that could cause actual results to differ materially from the expectations of Protection One include, among others: Protection One's high degree of leverage, need for additional capital and history of losses; the risks and uncertainties related to acquisitions and the Protection One dealer program; subscriber account attrition; the impact of accounting differences for account purchases and new installations; the possible adverse effect of false alarm ordinances and future government regulations; risks of liability from operations; competition in the security alarm industry; and the ability of Protection One to achieve the goals described in "The Stock Acquisition Transaction -- Reasons -- Reasons of Protection One for the Stock Acquisition Transaction." Stockholders should refer to discussions of certain of these factors in Protection One's Annual Report on Form 10-K and other filings of Protection One made with the Commission. See "Available Information." Protection One disclaims any intent or obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
AVAILABLE INFORMATION.................................................................    2
INFORMATION PROVIDED BY WESTERN RESOURCES.............................................    2
FORWARD-LOOKING INFORMATION...........................................................    2
SUMMARY...............................................................................    6
THE SPECIAL MEETING...................................................................   21
     Matters To be Considered at the Special Meeting..................................   21
     Board of Directors' Recommendations..............................................   21
     Record Date; Voting at the Special Meeting.......................................   21
     Shares Owned by Western Resources; Option and Voting Agreement...................   22
     Proxies..........................................................................   22
     Adjournment of the Special Meeting...............................................   22
     No Appraisal Rights..............................................................   22
     Independent Accountants..........................................................   23
     Costs of Solicitation............................................................   23

THE STOCK ACQUISITION TRANSACTION.....................................................   23
     Parties..........................................................................   23
     Background.......................................................................   24
     Certain Terms of the Combination.................................................   27
     Reasons..........................................................................   27
     Opinion of Financial Advisor.....................................................   29
     Control by Western Resources; Certain Restrictions...............................   32
     Plans for Protection One Following the Stock Acquisition Transaction.............   33
     Payments to Optionholders and Acceleration of Options............................   34
     Warrant Adjustments and Payments; Adjustments to Convertible Notes; Offer to
      Repurchase of Discount Notes....................................................   34
     Accounting Treatment.............................................................   35
     Certain Federal Income Tax Consequences..........................................   35
     Regulatory Requirements..........................................................   37
     Charter Amendment................................................................   38

THE CONTRIBUTION AGREEMENT............................................................   39
     The Share Issuance and the Western Resources Contribution........................   39
     The Special Dividend.............................................................   40
     Treatment of Protection One Stock Options and Warrants...........................   40
     Stockholders Meeting; Recommendation.............................................   40
     The Closing......................................................................   40
     Acquisition Proposals............................................................   40
     Entire Security Business.........................................................   41
     Standstill.......................................................................   43
     Protection One's Board of Directors and Headquarters.............................   43
     Stock Option Plan................................................................   44
     Conditions to the Share Issuance.................................................   44
     Representations and Warranties...................................................   45
     Conduct of Businesses Prior to the Closing; Certain Covenants; Indemnification...   46
     Termination; Expenses; Amendment.................................................   49
     Director and Officer Liability...................................................   50

                                                                                        PAGE
                                                                                        ----
THE STOCK OPTION AGREEMENT............................................................   52
     The 19.9% Option.................................................................   52
     Certain Conditions and Limitations...............................................   53
     Exercise for Cash................................................................   53
     Profit Limitation................................................................   53
     Termination......................................................................   54
     Additional Provisions............................................................   54
     Purpose of Option; Possible Dilutive Effect......................................   54
     Registration Rights..............................................................   54

THE OPTION AND VOTING AGREEMENT.......................................................   55
     The Options......................................................................   55
     Voting Agreement; Proxies........................................................   55
     Transfer.........................................................................   56
     New Shares.......................................................................   56
     Termination......................................................................   56
     Additional Provisions............................................................   56
MARKET PRICE AND DIVIDEND INFORMATION.................................................   57
SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF PROTECTION ONE.........   58
SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION OF PROTECTION ONE..............   60
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
  OF PROTECTION ONE...................................................................   62
     Overview.........................................................................   62
     Results of Operations............................................................   66
     Fiscal 1996 Compared to Fiscal 1995..............................................   68
     Fiscal 1995 Compared to Fiscal 1994..............................................   69
     Liquidity and Capital Resources..................................................   71
     Pro Forma........................................................................   73
BUSINESS OF PROTECTION ONE............................................................   74
     Potential Acquisitions...........................................................   74
     Market Overview and Trends.......................................................   75
     Overview.........................................................................   77
     The Dealer Program...............................................................   79
     The Acquisition Program..........................................................   80
     Description of Operations........................................................   81
     Sales and Marketing..............................................................   84
     Competition......................................................................   84
     Regulatory Matters...............................................................   85
     Legal Proceedings................................................................   85
     Risk Management..................................................................   85
     Employees........................................................................   86
     Facilities.......................................................................   86
SELECTED COMBINED HISTORICAL FINANCIAL INFORMATION OF THE WESTERN RESOURCES SECURITY
  BUSINESS AND WSS....................................................................   87
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
  OF THE WESTERN RESOURCES SECURITY BUSINESS..........................................   90
     Overview.........................................................................   90

                                                                                        PAGE
                                                                                        ----
     1997 Year to Date WRSB Operating Results.........................................   91
     Contingencies....................................................................   92
     1996 Compared to 1995 -- Westinghouse Security (Predecessor to WestSec)..........   92
     Balance Sheet Data -- December 20, 1995 -- Westinghouse Security (Predecessor to
      WestSec)........................................................................   93
     1995 Compared to 1994 -- Westinghouse Security (Predecessor to WestSec)..........   93
     Capital Resources and Liquidity..................................................   94
THE WESTERN RESOURCES SECURITY BUSINESS...............................................   96
     General..........................................................................   96
     History of WSS as a Predecessor of WestSec.......................................   96
     Business Description.............................................................   97
     Competition......................................................................   98
     Regulatory Matters...............................................................   99
     Risk Management..................................................................   99
     Principal Executive Offices......................................................   99
     Employees........................................................................   99
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION..........................  100
MANAGEMENT OF PROTECTION ONE AFTER THE STOCK ACQUISITION TRANSACTION..................  106
     Directors and Executive Officers.................................................  106
     Director Compensation; Meetings and Committees...................................  107
     Executive Officers...............................................................  108
     Executive Compensation...........................................................  109

COMPENSATION COMMITTEE REPORT ON PROTECTION ONE EXECUTIVE COMPENSATION FOR FISCAL
  1997................................................................................  114
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT........................  115
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT..........................  117
APPROVAL OF THE 1997 LONG-TERM INCENTIVE PLAN.........................................  117
     Description of the Plan..........................................................  117
     Tax Aspects......................................................................  121
     New Plan Benefits................................................................  124
EXPERTS...............................................................................  124
INDEPENDENT AUDITORS..................................................................  124
LEGAL MATTERS.........................................................................  124
SUBMISSION OF STOCKHOLDER PROPOSALS...................................................  125
INDEX TO FINANCIAL STATEMENTS.........................................................  F-1

APPENDIX A -- CONTRIBUTION AGREEMENT, AS AMENDED
APPENDIX B -- STOCK OPTION AGREEMENT
APPENDIX C -- OPTION AND VOTING AGREEMENT
APPENDIX D -- OPINION OF MORGAN STANLEY & CO. INCORPORATED
APPENDIX E -- FORM OF ARTICLE FOUR OF PROTECTION ONE'S CERTIFICATE OF
              INCORPORATION AS PROPOSED TO BE AMENDED
APPENDIX F -- 1997 LONG-TERM INCENTIVE PLAN

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement and is qualified in its entirety by the full text of this Proxy Statement, including the Appendices hereto, and the documents referred to herein. Stockholders are urged to read this Proxy Statement, including its Appendices, in its entirety. As used in this Proxy Statement, unless the context otherwise requires, (i) "Protection One" means Protection One, Inc., a Delaware corporation, and its subsidiaries, including Protection One Alarm Monitoring, Inc., a Delaware corporation ("Monitoring"); (ii) "Western Resources" means Western Resources, Inc., a Kansas corporation, and its subsidiaries; (iii) "WestSec" means WestSec, Inc., a Kansas corporation, and its subsidiaries; (iv) "Westar Security" means Westar Security, Inc., a Kansas corporation, and its subsidiaries; and (v) each of "the Western Resources Security Business" and "WRSB" means WestSec and Westar Security.

PROTECTION ONE.............  Protection One provides security alarm monitoring services and sells, installs and services security alarm systems for residential and small business subscribers. See "Business of Protection One." Protection One's executive offices are located at 6011 Bristol Parkway, Culver City, California 90230, and its telephone number is 310-342-6300. For the twelve months ended June 30, 1997, Protection One had total revenues of $93.6 million and a net loss of $19.5 million; at June 30, 1997, Protection One had total assets of $357.6 million and total stockholders' equity of $24.4 million.

WESTERN RESOURCES..........  Western Resources is engaged principally in the production, purchase, transmission, distribution and sale of electricity, the delivery and sale of natural gas, and the provision of electronically monitored security services. The principal executive offices of Western Resources are located at 818 Kansas Avenue, Topeka, Kansas 66612, and the telephone number of Western Resources is 785-575-6300. Western Resources had, for the twelve months ended June 30, 1997, total revenues of $2.1 billion and net income of $160.8 million; at June 30, 1997, Western Resources had total assets of $6.7 billion and total stockholders' equity of $1.6 billion.

WESTERN RESOURCES SECURITY
  BUSINESS.................  WestSec and Westar Security are wholly owned by
                             Western Resources, and collectively provide security alarm monitoring services and sell, install and service security alarm systems for homes and businesses. The principal executive offices of WestSec and Westar Security are located at 4221 W. John Carpenter Freeway, Irving, Texas 75063, and their telephone number is 972-916-6100. The Western Resources Security Business had, for the twelve months ended June 25, 1997, total revenues of $70.5 million and a net loss of $5.2 million; at June 25, 1997, the Western Resources Security Business had total assets of $519 million and total stockholders' equity of $413.6 million.


TIME, DATE AND PLACE OF THE
  SPECIAL MEETING..........  The Special Meeting of Stockholders of Protection
                             One (together with any adjournment or postponement thereof, the "Special Meeting") will be held at 8:00 A.M., Pacific Standard Time, on November 24, 1997 at 6011 Bristol Parkway, Culver City, California 90230.


PURPOSES OF THE SPECIAL
  MEETING..................  At the Special Meeting, the stockholders of
                             Protection One will be asked (i) to consider and vote upon a proposal (the "Stock Acquisition Proposal") to amend the charter of Protection One to increase the authorized shares of Common Stock, par value $.01 per share ("Com-mon Stock"), of Protection One from 40,000,000 shares to 150,000,000 shares (the "Charter Amendment") and to approve the issuance to Western Resources of such number of shares of Common Stock (the "Shares") as will equal, immediately after the Shares are issued, 80.1% of the sum of (x) the aggregate number of shares of Common Stock then outstanding (including the Shares, but excluding any shares issued pursuant to the exercise of the 19.9% Option) and (y) the aggregate number of shares of Common Stock issuable pursuant to outstanding options and warrants of Protection One (other than the 19.9% Option) after giving effect to adjustments required as a result of the payment of the Special Dividend and the Option/Warrant Payments; (ii) to approve the 1997 Long-Term Incentive Plan; and (iii) to transact such other business as may properly come before the Special Meeting. See "The Special Meeting -- Matters to be Considered at the Special Meeting."

STOCKHOLDERS ENTITLED TO
VOTE.......................  Only holders of record of shares of Common Stock at the close of business on October 24, 1997 (the "Record Date") will be entitled to vote at the Special Meeting. On the Record Date, there were 14,493,722 shares of Common Stock outstanding. Each holder of record of shares of Common Stock on the Record Date is entitled to cast one vote per share of Common Stock held on each matter to come before the Special Meeting. See "The Special
                             Meeting -- Record Date; Voting at the Special Meeting."

VOTE REQUIRED; OPTION AND
  VOTING AGREEMENT.........  A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum at the Special Meeting. Approval of the Stock Acquisition Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date. Approval of the 1997 Long-Term Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present at the Special Meeting and entitled to vote on such matter. See "The Special Meeting -- Record Date; Voting at the Special Meeting."

                             As of the Record Date, the directors and executive officers of Protection One owned an aggregate of 751,342 shares of Common Stock, and three partnerships affiliated with Robert M. Chefitz, a director of Protection One (the "Patricof Partnerships"), owned an aggregate of 2,515,444 additional shares of Common Stock, representing in the aggregate 22.5% of the shares of Common Stock outstanding on the Record Date. Pursuant to an Option and Voting Agreement dated as of July 30, 1997, with Western Resources, all of such persons other than George M. Weinstock have granted to Western Resources irrevocable proxies to vote such shares in favor of the Stock Acquisition Proposal. See "The Option and Voting Agreement." Mr. Weinstock has advised Protection One that he also intends to vote all of his shares of Common Stock in favor of the Stock Acquisition Proposal. As of the Record Date, Western Resources owned 1,000 shares of Common Stock.

STOCK OPTION AGREEMENT.....  Pursuant to a Stock Option Agreement dated as of
                             July 30, 1997, Protection One has granted to
                             Western Resources an option (the "19.9% Option") to purchase (i) if the Stock Acquisition Transaction takes place, up to 2,750,238 additional shares of Common Stock at a price of $15.50 per share, and
                             (ii) if prior to the Stock Acquisition

                             Transaction, certain other events related to a proposed acquisition of the assets or a substantial portion of the voting securities of Protection One by a party other than Western Resources (each an "Exercise Event") occur, up to the same number of shares of Common Stock at a price of $13.50 per share. As of the date of this Proxy Statement, no Exercise Event has occurred. The 19.9% Option was granted to induce Western Resources to enter into the Contribution Agreement by providing a means for Western Resources (i) to maintain ownership of not less than 80.1% of the shares of Common Stock outstanding notwithstanding the conversion into Common Stock of some or all of Monitoring's Convertible Senior Subordinated Notes due 2003 (the "Convertible Notes") and (ii) to be compensated for the costs and expenses incurred by Western Resources in pursuing a business combination with Protection One in the event that, prior to the Stock Acquisition Transaction, an unsolicited offer is made by a third party to acquire the assets or a substantial part of the Common Stock. If the Stock Acquisition Transaction occurs, Western Resources' right to exercise the 19.9% Option will terminate on the earlier of October 31, 1999 and the 45th day after the last day on which any of the Convertible Notes remains outstanding. See "The Stock Option Agreement."

NO APPRAISAL RIGHTS........  Holders of shares of Common Stock do not have the right to demand appraisal of, and obtain payment for, the fair value of the shares of Common Stock pursuant to Section 262 of the Delaware General Corporation Law as a result of the Stock Acquisition Transaction or any other matter referred to in this Proxy Statement.

BACKGROUND OF THE STOCK
  ACQUISITION
  TRANSACTION..............  Following a January 1997 meeting at a security industry conference arranged by an industry consultant, representatives of the managements of Protection One and Western Resources met at the suggestion of the consultant on March 18, 1997 to discuss the possibility of a business combination transaction or other strategic alliance. Negotiations ensued between Protection One and Western Resources, leading to the approval of the Stock Acquisition Transaction by the respective boards of directors of Protection One and Western Resources and the execution and delivery on July 30, 1997 of the Contribution Agreement, the Stock Option Agreement and the Option and Voting Agreement. For a description of the events leading to the execution of such agreements, see "The Stock Acquisition Transaction -- Background."

REASONS FOR THE STOCK
  ACQUISITION
  TRANSACTION..............  The Board of Directors of Protection One believes that the Stock Acquisition Transaction is in the best interests of Protection One and its stockholders because Protection One's competitive position will be enhanced by the increased market presence and nationwide subscriber base, the opportunities for growth and cost savings and the greater financial resources that are expected to result from the combination of Protection One and the Western Resources Security Business. In addition, the Stock Acquisition Transaction will give stockholders (i) immediate cash consideration of $7.00 per share pursuant to the Special Dividend and (ii) a continuing equity interest in Protection One. See "The Stock Acquisition
                             Transaction -- Reasons -- Reasons of Protection One for the Stock Acquisition Transaction."

                             Western Resources believes that the combination of the Western Resources Security Business and Protection One will create a security alarm business that has a significant size and market position in the security alarm industry. Western Resources also believes that the Stock Acquisition Transaction will provide a market valuation for the Western Resources Security Business that will be based upon the fundamentals of the security industry rather than the utility fundamentals on which Western Resources has historically been valued, and will give Western Resources control of a publicly traded company that is in a position to participate in the further consolidation of the fragmented security alarm industry. See "The Stock Acquisition Transaction -- Reasons -- Reasons of Western Resources for the Stock Acquisition Transaction."

RECOMMENDATION OF THE BOARD
OF DIRECTORS...............  The Board of Directors of Protection One, by
                             unanimous vote on July 30, 1997, (i) determined that the Stock Acquisition Transaction is fair to, and in the best interests of, the stockholders of Protection One, (ii) approved the Contribution Agreement and the Stock Option Agreement and (iii) resolved to recommend that stockholders vote to approve the Stock Acquisition Proposal. ACCORDINGLY, THE BOARD OF DIRECTORS OF PROTECTION ONE RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES OF COMMON STOCK IN FAVOR OF THE STOCK ACQUISITION PROPOSAL. For a discussion of the factors considered by the Board of Directors in reaching its determination and making its recommendation, see "The Stock Acquisition
                             Transaction -- Reasons -- Reasons of Protection One for the Stock Acquisition Transaction."

                             The Board of Directors also has unanimously approved the 1997 Long-Term Incentive Plan and recommends that stockholders vote their shares of Common Stock for approval of such plan.

STRUCTURE OF THE STOCK
  ACQUISITION
  TRANSACTION..............  In the Stock Acquisition Transaction, Protection
                             One will issue the Shares to Western Resources, and Western Resources will contribute to Protection One all of the outstanding shares of the Western Resources Security Business and cash (or as to up to $10 million of such amount, certain marketable securities) in an aggregate amount equal to (i) $250 million and (ii) an amount equal to the sum of $7.00 multiplied by the aggregate number of shares of Common Stock outstanding, or issuable upon exercise of options and warrants of Protection One (other than the 19.9% Option) outstanding, immediately prior to the Share Issuance and after giving effect to the adjustments to certain warrants required as a result of the payment of the Special Dividend and the Option/Warrant Payments. Based upon the number of shares of Common Stock outstanding, or issuable upon exercise of options and warrants outstanding, as of the Record Date, the aggregate amount of cash and marketable securities to be contributed by Western Resources to Protection One (the "Western Resources Contribution") will be approximately $366.9 million, and upon consummation of the Share Issuance
                             (the "Closing"), Western Resources will own approximately 68,500,000 shares, or approximately 82.5% of the then outstanding shares, of Common Stock.

                             As a part of the Stock Acquisition Transaction, Protection One will pay (i) to the holders of record of Common Stock on the date the Shares are issued (other than Western Resources), a cash dividend of $7.00 per share (the "Special Dividend"); (ii) to those directors, officers, employees and consultants of Protection One who hold options to purchase shares of Common Stock, $7.00 in cash with respect to each share of Common Stock issuable upon the exercise of such options; and (iii) to the holders of certain warrants exercisable for shares of Common Stock, $7.00 in cash with respect to each share of Common Stock issuable upon exercise of such warrants in lieu of certain anti-dilution adjustments that would otherwise be made to the terms of such warrants. The payments described in clauses (ii) and (iii) above are collectively referred to as the "Option/Warrant Payments." The Special Dividend will be paid (i) after the date on which the Closing occurs and on or before December 31, 1997 if the Closing occurs before December 31, 1997, or
                             (ii) on the date on which the Closing occurs if the Closing occurs on or after December 31, 1997. The Option/Warrant Payments will be made at or about the same time the Special Dividend is paid. Based upon the number of shares of Common Stock outstanding, or issuable upon exercise of options and warrants outstanding, as of the Record Date, the aggregate amount of the Special Dividend is expected to be approximately $101.5 million, and the aggregate amount of the Option/Warrant Payments is expected to be approximately $12.2 million. As a result of the Stock Acquisition Transaction certain anti-dilution adjustments will be made to the exercise price of, and the number of shares of Common Stock subject to, those warrants issued by Protection One in respect of which Option/Warrants Payments are not made, and to the conversion price of the Convertible Notes. For additional information with respect to the Option/Warrant Payments and the adjustments to be made to other Protection One securities, including the amounts to be paid to and numbers of such securities held by Protection One's management and certain other beneficial owners of Protection One's securities, see "The Stock Acquisition Transaction -- Payments to Optionholders and Acceleration of Options," "The Stock Acquisition Transaction--Warrant Adjustments and Payments; Adjustments to Convertible Notes" and "Security Ownership of Certain Beneficial Owners and Management."

MARKET FOR COMMON STOCK....  The Common Stock currently trades, and after the
                             Stock Acquisition Transaction will continue to trade, on the Nasdaq National Market under the symbol "ALRM." Although it is a condition to the parties' obligations to consummate the Stock Acquisition Transaction that the Shares be approved for quotation on the Nasdaq National Market, the Shares will be "restricted securities" as defined in Rule 144 under the Securities Act and accordingly will not be freely tradeable in the public market. In addition, Western Resources has advised Protection One that Western Resources currently intends to maintain ownership of not less than 80.1% of the outstanding shares of Common Stock. For a description of certain restrictions imposed by the Contribution Agreement on Western Resources' ability to purchase additional shares of Common Stock in the public market, see "-Control of Protection One" and "The Contribution
                             Agreement -- Standstill."

OPINION OF FINANCIAL
ADVISOR....................  Morgan Stanley & Co. Incorporated ("Morgan
                             Stanley") delivered its written opinion, dated July 30, 1997, to the Protection One Board of Directors that the Transaction (defined in such opinion as the Western Resources Contribution, the Share Issuance and the Special Dividend, taking into account the Option/Warrant Payments and the Charter Amendment) was fair to the holders of Common Stock from a financial point of view. The full text of the written opinion of Morgan Stanley, dated July 30, 1997, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix D to this Proxy Statement and is incorporated herein by reference. HOLDERS OF PROTECTION ONE COMMON STOCK ARE URGED TO, AND SHOULD, READ THIS OPINION IN ITS ENTIRETY. SEE "THE STOCK ACQUISITION TRANSACTION -- OPINION OF FINANCIAL ADVISOR."

FEDERAL INCOME
  TAX CONSEQUENCES FOR
  STOCKHOLDERS OF THE
  SPECIAL DIVIDEND.........  Set forth below is a brief summary of certain federal income tax consequences arising from the payment of the Special Dividend to holders of Common Stock. The following summary is qualified in its entirety by reference to the more detailed discussion set forth under "The Stock Acquisition Transaction -- Certain Federal Income Tax Consequences."

                             Each stockholder who receives the Special Dividend will be required to recognize dividend income (to the extent of such stockholder's pro rata share of the current or accumulated earnings and profits of Protection One) of up to the amount received. To the extent that the amount of the Special Dividend received by any stockholder exceeds such pro rata share, the excess will reduce the stockholder's tax basis for his or her shares of Common Stock until such basis has been reduced to zero. Any remaining portion of the Special Dividend then will be taxed as a capital gain.

                             It is not known at this time what portion, if any, of the Special Dividend will be treated as dividend income, and that portion cannot be determined until after the close of the tax year of Protection One in which the Special Dividend is paid. However, it is presently anticipated that if the Closing occurs on or prior to December 31, 1997, Protection One will not have any significant current or accumulated earnings and profits. Protection One will be required to report to each stockholder and the Internal Revenue Service the total amount of the Special Dividend and the portion of the amount so distributed to each stockholder to be treated as a dividend.

THE CONTRIBUTION
AGREEMENT --
  REPRESENTATIONS AND
  WARRANTIES; COVENANTS....  Each of Protection One and Western Resources has
                             made in the Contribution Agreement a number of representations and warranties regarding the business, operations, financial condition and capital structure of, and other certain matters relating to, Protection One and the Western Resources Security Business, respectively. The Contribution Agreement also provides that Protection One will, and that Western Resources will cause the Western Resources Security Business to, conduct their respective operations in the ordinary course and use all reasonable efforts to maintain their respective businesses and provide each other with reasonable access to their respective operating, financial and other information; in addition, Protection One and Western Resources have agreed to use all reasonable efforts to consummate the

                             Stock Acquisition Transaction. See "The
                             Contribution Agreement -- Representations and Warranties" and "The Contribution Agreement -- Conduct of Businesses Prior to Closing; Certain Covenants; Indemnification."

NO SOLICITATION............  Subject to the fiduciary duties of its Board of
                             Directors and certain other exceptions, Protection One has agreed that it will not (i) directly or indirectly initiate, solicit, encourage or otherwise facilitate any inquiry or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, Protection One or any of its subsidiaries (any such proposal or offer an "Acquisition Proposal"), or (ii) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort to make or implement an Acquisition Proposal. See "The Contribution
                             Agreement -- Acquisition Proposals."

CONDITIONS TO THE STOCK
  ACQUISITION
  TRANSACTION..............  The respective obligations of Protection One and
                             Western Resources to effect the Stock Acquisition Transaction are subject to the satisfaction of certain conditions, including, but not limited to, obtaining the approval of the stockholders of Protection One, obtaining other requisite regulatory approvals, the approval of the Shares for quotation on the Nasdaq National Market, the absence of any injunction prohibiting consummation of the Stock Acquisition Transaction, the accuracy of the representations and warranties contained in the Contribution Agreement and the receipt of a legal opinion with respect to certain tax matters. See "The Contribution Agreement -- Conditions to the Share Issuance."

TERMINATION OF THE
CONTRIBUTION AGREEMENT.....  The Contribution Agreement is subject to termination by mutual written consent of Protection One and Western Resources, by either Protection One or Western Resources if the Share Issuance has not been consummated by January 31, 1998, or prior to such time upon the occurrence of certain events. Under certain circumstances, either Protection One or Western Resources may be required to reimburse the other party for such party's Stock Acquisition Transaction-related expenses of up to $5 million. See "The Contribution Agreement -- Termination; Expenses; Amendment."

CONTROL OF PROTECTION
ONE........................  Following the Stock Acquisition Transaction,
                             Western Resources will control Protection One through Western Resources' ownership of approximately 82.5% of the shares of Common Stock outstanding immediately after the Closing (based on the number of shares of Common Stock outstanding on the Record Date). As a result, Western Resources will have the ability to elect the entire Board of Directors of Protection One and to approve any matter requiring the approval of Protection One's stockholders. See "The Stock Acquisition Transaction -- Control of Protection One." Pursuant to the Contribution Agreement, Western Resources has agreed to certain arrangements relating to the election of directors of Protection One after the Closing. See "-- Election of Directors of Protection One" below. In addition, during the 10-year period following the Closing, a merger or a sale of all or substantially all of the assets of Protection One involving Western Resources or any affiliate of Western Resources generally will, under the terms of the Contribution Agreement, require the prior approval of a majority of the "Independent Directors" (see "-- Election of Directors of Protection One"), and Western Resources may not acquire more than 85% of the outstanding shares of Common Stock or other voting securities of Protection One except under specified circumstances and subject to specified limitations. See "The Contribution Agreement -- Standstill."

ELECTION OF DIRECTORS OF
  PROTECTION ONE...........  The Contribution Agreement provides that at the
                             Closing, Protection One will increase the size of its Board of Directors from four to 12, and that eight persons selected by Western Resources will be added to such Board. The names of the persons who have been selected by Western Resources to serve on the Protection One Board of Directors pursuant to this arrangement, and certain information with respect to their respective backgrounds, is included in the section of this Proxy Statement captioned "Management of Protection One After the Stock Acquisition Transaction -- Directors and Executive Officers." The Contribution Agreement further provides that (i) until the second anniversary of the Closing, Western Resources will vote all shares of Common Stock beneficially owned by Western Resources to elect as directors of Protection One the four current directors of Protection One and eight individuals nominated by Western Resources (some or all of whom may be, at Western Resources' sole discretion, "independent persons" as defined in the Contribution Agreement); and (ii) thereafter, for so long as Western Resources directly or indirectly owns more than 50% of the outstanding shares of Common Stock, Western Resources will vote all such shares to elect as directors of Protection One one individual selected by Western Resources from the executive officers of Protection One, at least three "Independent Directors," and eight individuals nominated by Western Resources.

                             An "Independent Director" is defined in the Contribution Agreement as a director of Protection One who is an "independent person," and an "independent person" is defined as a person who (i) is in fact independent, (ii) does not have any direct or material indirect financial interest in Western Resources, Protection One or any entity or individual that beneficially owns greater than two percent of the outstanding Common Stock or any of their respective affiliates, and (iii) is not connected with Western Resources, Protection One or any entity or individual that beneficially owns greater than two percent of the outstanding Common Stock or any of their respective affiliates as an officer, employee, consultant, agent, representative, trustee, partner, director (other than of Protection One) or person performing similar functions.

PLANS FOR PROTECTION ONE
  FOLLOWING THE STOCK
  ACQUISITION
  TRANSACTION..............  Western Resources presently intends to cause
                             Protection One to retain, and to operate Protection One's business (including the Western Resources Security Business) under the direction of, Protection One's current management. Steven A. Millstein, currently President of each of WestSec and Westar Security, will become an Executive Vice President -- New Market Development of Protection One; and Protection One's directors and executive officers immediately after the Closing will become the directors and executive officers of the Western Resources

                             Security Business. See "The Stock Acquisition Transaction -- Plans for Protection One Following the Stock Acquisition Transaction" and "Management of Protection One After the Stock Acquisition Transaction -- Directors and Executive Officers." The Contribution Agreement provides that until the third anniversary of the Closing, the corporate headquarters of Protection One will be in Los Angeles, California and Protection One's finance headquarters will be in Dallas, Texas.

                             Pursuant to the Contribution Agreement, Western Resources has agreed that from and after the Closing, for so long as Western Resources owns more than 50% of the outstanding Common Stock, Western Resources will not engage in, or invest in, acquire any equity securities of, or enter into any material business relationship with, any person engaged in the business of selling and servicing residential (other than multi-family residential) or commercial monitoring and response security systems, access control systems, closed-circuit television and video monitoring systems, vehicle location and monitoring systems or security guard services (the "Business") other than through Protection One. Notwithstanding this restriction, Western Resources may (i) engage in the business of selling and servicing multi-family residential monitoring and response security systems (the "Multi-Family Monitoring Business"); (ii) invest in, acquire equity securities of, or enter into any material business relationship with, any person engaged in the Business that derives at least 75% of such person's revenues from the Multi-Family Monitoring Business and/or any other business other than the Business; and (iii) engage in the Business to the extent of any business acquired pursuant to clause (ii) immediately above. However, Western Resources may not invest in, acquire any equity security of, or enter any material business relationship with any person engaged in the Business if, following such investment, acquisition or entrance into, Western Resources would derive aggregate annual revenues from the Business in an amount equal to 7.5% or greater of the aggregate annual revenues at such time of Protection One. Notwithstanding the foregoing, Western Resources has advised Protection One that although Western Resources reserves the right to engage in the Multi-Family Monitoring Business other than through Protection One, Western Resources has no current plan to do so. See "-- Potential Acquisitions" and "The Contribution Agreement -- Entire Security Business.

POTENTIAL ACQUISITIONS.....  In September 1997, Western Resources purchased all of the equity securities of Network Holdings, Inc. ("Network"), the parent company of Network Multi-Family Security Corporation ("Network Multi-Family" and such acquisition the "Network Acquisition"). In October 1997, Western Resources agreed to acquire all of the equity securities of Centennial Security Holdings, Inc. ("Centennial"); such acquisition (the "Centennial Acquisition") is expected to be consummated in November 1997. The Contribution Agreement provides that if the Closing occurs, such securities of Centennial as are acquired by Western Resources will be transferred to Protection One and Protection One will have an option, exercisable during the 180-day period following the Closing by vote of a majority of the Protection One Board of Directors as then constituted, to acquire from Western Resources all of the equity securities of Network, in each case for a price equal to the purchase price paid by Western Resources plus a finance charge and reimbursement of certain expenses. As a result, Protection One will pay to Western Resources, if the Stock Acquisition Transaction is consummated, (i) approximately $92.0 million for the transfer of Centennial and (ii) if Protection One's Board of Directors votes to exercise Protection One's option to acquire the equity securities of Network, approximately $171.0 million for the transfer of such securities, together in each case with Western Resources' expenses and the finance charge. In addition, Protection One will acquire all of the equity securities of Guardian International, Inc. owned by Western Resources, and will pay to Western Resources for the transfer of such securities approximately $7.5 million. The aggregate purchase price to be paid by Protection One for such securities (approximately $270.5 million plus Western Resources' expenses and any applicable finance charge) would exceed the amount of cash included in the Western Resources Contribution and retained by Protection One after the Special Dividend is paid and the Option/Warrants Payments are made. For additional information with respect to such proposed acquisitions, including Protection One's financing thereof, see "The Contribution Agreement - Entire Security Business," "Business of Protection One - Potential Acquisitions" and "Unaudited Pro Forma Combined Condensed Financial Statements."

INTERESTS OF CERTAIN
PERSONS IN THE STOCK
  ACQUISITION
  TRANSACTION..............  If the Stock Acquisition Transaction is
                             consummated, James M. Mackenzie, Jr., John W. Hesse, John E. Mack, III and Thomas K. Rankin, executive officers of Protection One, will enter into new employment agreements with Protection One pursuant to which their annual salaries will be increased by an aggregate of approximately $0.3 million for the twelve months ending September 30, 1998 and such executive officers will be paid performance bonuses in an amount equal as to each such officer to 150% of the sum of such officer's annual salary for fiscal 1997 plus $110,000, or an aggregate of $2.1 million. See "Management of Protection One After the Stock Acquisition Transaction -- Executive Compensation." In addition, such officers may be granted options for shares of Common Stock under the 1997 Long-Term Incentive Plan, if such plan is approved by the stockholders at the Special Meeting. See "Approval of the 1997 Long-Term Incentive Plan."

                             In connection with the Stock Acquisition
                             Transaction, all outstanding options to acquire Common Stock (other than the 19.9% Option) will become exercisable in full, including options to purchase an aggregate of 712,000 shares of Common Stock held as of the Record Date by directors, executive officers and other affiliates of Protection One, some of which options otherwise would have vested over periods of up to five years. Such directors, executive officers and other affiliates also will receive (i) as holders of outstanding options, cash payments in the amount of $7.00 for each share of Common Stock issuable upon exercise of such options, or an aggregate of approximately $5.0 million, and (ii) as holders of outstanding shares of Common Stock, the Special Dividend with respect to each share held as of the Record Date, or an aggregate of approximately $22.9 million. Of such latter amount, an aggregate of $5.3 million will be paid to the directors and executive officers of Protection One and $17.6 million will be paid to the Patricof Partnerships. If all of the options held by Protection One's directors and officers as of the Record Date were exercised in full immediately after the Closing, such directors and officers would realize an aggregate value (calculated by subtracting both the option's exercise price and the $7.00 per share to be paid in respect of such options from the closing price of the Common Stock on the Nasdaq National Market on October 31, 1997 and multiplying the result by the number of shares acquired) of approximately $1.6 million. See "The Stock Acquisition Transaction -- Payments to Optionholders and Acceleration of Options" and "The Contribution Agreement -- The Special Dividend."

                             Pursuant to the Contribution Agreement, Protection One will be required to indemnify each person who is or was a director or officer of Protection One at the time of the Closing against certain liabilities to the maximum extent provided by law. In addition, Western Resources has agreed to cause Protection One to maintain, with certain limitations, for six years after the Closing, a policy of directors' and officers' liability insurance comparable to that currently maintained by Protection One. See "The Contribution
                             Agreement -- Director and Officer Liability."

                              PROTECTION ONE, INC.

           SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                                 (IN THOUSANDS)

    The following pro forma financial information reflects the pro forma effects of the Stock Acquisition Transaction, the Centennial Acquisition and the Network Acquisition. The Stock Acquisition Transaction will be accounted for under the purchase method of accounting. Although Protection One will be acquiring WRSB, Western Resources will hold a controlling interest in Protection One as a result of the Stock Acquisition Transaction. Accordingly, the Stock Acquisition Transaction is considered, for accounting purposes, to be a "reverse acquisition," in which WRSB is considered the "accounting acquirer." The Centennial Acquisition and the Network Acquisition will each be accounted for under the purchase method of accounting. Accordingly, the unaudited pro forma combined balance sheet at June 30, 1997 includes the accounts of WRSB on a historical cost basis and the assets and liabilities of Protection One, Centennial and Network Multi-Family at acquisition cost, allocated by relative estimated fair value as of the date of the Share Issuance. The estimated purchase price allocations have been made on a preliminary basis and may change as additional information becomes known. The unaudited pro forma combined statements of operations have been presented as if the Stock Acquisition Transaction, the Centennial Acquisition and the Network Acquisition took place on January 1, 1996 and combine (i) Protection One's consolidated statements of operations for the six months ended June 30, 1997 (unaudited) and for the fiscal year ended September 30, 1996, (ii) WRSB's combined statements of operations for the six months ended June 25, 1997 (unaudited) and for the year ended December 31, 1996, (iii) the statement of operations of Westinghouse Security Systems ("WSS") for the 53 weeks ended December 30, 1996, (iv) Centennial's consolidated statements of operations for the six months ended June 30, 1997 (unaudited) and for the fiscal year ended December 31, 1996, and (v) Network Multi-Family's statements of operations for the six months ended June 30, 1997 (unaudited) and for the fiscal year ended December 31, 1996. The operations of WSS were acquired by WRSB on December 30, 1996.

    The unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of operations for future periods or the results that actually would have been realized had the Stock Acquisition Transaction, the Centennial Acquisition and the Network Acquisition occurred on the dates specified above. The unaudited pro forma combined financial information is derived from the unaudited pro forma combined condensed financial statements included elsewhere herein and should be read in conjunction with those statements and the notes thereto and (i) the separate audited historical consolidated financial statements of Protection One and the notes thereto, (ii) the separate audited historical combined financial statements of WRSB and the notes thereto, (iii) the separate audited historical financial statements of WSS and the notes thereto, (iv) the separate audited historical financial statements of Centennial and the notes thereto, and (v) the separate audited historical financial statements of Network Multi-Family and the notes thereto, all of which are included elsewhere in this Proxy Statement.

                                                                                          PRO FORMA            PRO FORMA
                                                                                        AT OR FOR THE           FOR THE
                                                                                       SIX MONTHS ENDED        YEAR ENDED
                                                                                       JUNE 30, 1997(4)     DEC. 31, 1996(4)
                                                                                       ----------------     ----------------
OPERATIONS DATA:
  Revenues...........................................................................     $  140,308            $242,992
  Operating income (loss)............................................................          1,477              (2,593)
  Net loss...........................................................................        (18,700)            (33,891)
  Net loss per common share..........................................................           (.23)               (.43)
  EBITDA(1)(3).......................................................................         41,880              67,699
  Adjusted EBITDA(2)(3)..............................................................         51,508              81,375
BALANCE SHEET DATA:
  Cash and cash equivalents..........................................................     $    3,170
  Total assets.......................................................................      1,362,084
  Long-term debt.....................................................................        357,431
  Total shareholders' equity.........................................................        875,622

OTHER FINANCIAL DATA:

                                                                                   PRO FORMA               PRO FORMA
                                                            AT 6/30/97         PRE-DIVIDEND(5)(6)       POST-DIVIDEND(6)
                                                          --------------       ------------------       ----------------
  Total assets..........................................     $357,567              $1,475,746              $1,362,084
  Book value............................................       24,360                 989,284                 875,622
  Shares of Common Stock outstanding at October 24,
    1997................................................       14,494                  82,944                  82,944
  Total assets per share................................     $  24.67              $    17.79              $    16.42
  Book value per share..................................     $   1.68                   11.93                   10.56

---------------

(1) EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles, should not be construed as an alternative to net income and is indicative neither of Protection One's operating performance nor of cash flows available to fund Protection One's cash needs. Items excluded from EBITDA are significant components in understanding and assessing Protection One's financial performance. Management believes presentation of EBITDA enhances an understanding of Protection One's financial position, results of operations and cash flows because EBITDA is used by Protection One to satisfy its debt service obligations and its capital expenditure and other operational needs as well as to provide funds for growth. EBITDA has been used by senior lenders and subordinated creditors and the investment community to determine the current borrowing capacity and to estimate the long-term value of companies with recurring cash flows from operations and net losses. EBITDA is derived by adding to the loss before income taxes, the sum of (i) loss on sales of assets, (ii) interest expense, and (iii) amortization of intangibles and depreciation expense.

(2) Adjusted EBITDA is derived by adding to EBITDA selling and marketing expenses, net of revenues, arising from installation activities during the period. Adjusted EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles, should not be construed as an alternative to net income and is indicative neither of Protection One's operating performance nor of cash flows available to fund Protection One's cash needs.

(3) The following table provides a calculation of pro forma EBITDA and pro forma Adjusted EBITDA for each of the periods presented above:

                                                                                  PRO FORMA            PRO FORMA
                                                                                 FOR THE SIX            FOR THE
                                                                                 MONTHS ENDED          YEAR ENDED
                                                                                JUNE 30, 1997        DEC. 31, 1996
                                                                                --------------       --------------
    Loss before income taxes..................................................     $(17,774)           $  (36,971)
    Plus:
      Loss on sales of assets.................................................          107                   105
      Interest expense........................................................       19,144                34,273
      Amortization of intangibles and depreciation expense....................       40,403                70,292
                                                                                --------------       --------------
            EBITDA............................................................       41,880                67,699
                                                                                --------------       --------------
    Plus:
      Selling and marketing expenses related to installations.................       17,277                30,970
    Less:
      Installation revenues...................................................       (7,649)              (17,294)
                                                                                --------------       --------------
            Adjusted EBITDA...................................................     $ 51,508            $   81,375
                                                                                =============        =============

(4) The pro forma financial information reflects the financial position and results of operations of Network Multi-Family, the wholly-owned subsidiary and principal operations of Network. The assets, results of operations and stockholders' equity of Network Multi-Family comprises substantially all of the assets, results of operations and stockholders' equity of Network. For the periods presented there are no material differences between the financial position and results of operations of Network and Network Multi-Family.

(5) Before payment of the Special Dividend in an assumed aggregate amount of $101.5 million and the Option/Warrant Payments in an assumed aggregate amount of approximately $12.2 million.

(6) Reflects each of the adjustments set forth in notes (a) through (i) to the notes to unaudited pro forma combined condensed financial information of Protection One included in this Proxy Statement.

             SUMMARY CONSOLIDATED HISTORICAL FINANCIAL INFORMATION
                               OF PROTECTION ONE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  AT OR FOR THE NINE
                                                   MONTHS ENDED JUNE
                                                          30,                  AT OR FOR THE YEAR ENDED SEPTEMBER 30,
                                                  -------------------   ----------------------------------------------------
                                                    1997       1996       1996       1995       1994       1993       1992
                                                  --------   --------   --------   --------   --------   --------   --------
                                                      (UNAUDITED)
OPERATIONS DATA:
  Total revenues................................. $ 71,954   $ 51,795   $ 73,457   $ 55,882   $ 34,480   $ 21,890   $ 17,598
  Operating income (loss)........................    5,095      5,221      7,061      5,496     (1,526)      (777)    (1,963)
  Loss attributable to common stock before
    extraordinary items and cumulative effect of
    change in accounting method(1)...............  (15,109)   (11,347)   (15,745)    (7,592)    (7,987)    (4,354)    (5,033)
  Net loss per common share before extraordinary
    items and cumulative effect of change in
    accounting method(1).........................    (1.11)     (1.06)     (1.40)     (0.87)    (27.11)    (41.86)    (48.40)
  EBITDA(2)(3)...................................   32,723     22,579     32,182     22,247     12,294      3,609      1,043
BALANCE SHEET DATA:
  Cash and cash equivalents...................... $  1,105              $  1,782   $  1,256   $  1,057   $  1,345   $  3,427
  Total assets...................................  357,567               297,636    178,669    126,085     44,472     39,071
  Long-term debt.................................  279,750               225,650    146,023     86,508     23,585     18,036
  Total stockholders' equity (deficit)...........   24,360                28,827      6,347     (6,084)    (8,796)    (4,195)

---------------

(1) Excludes losses on early extinguishment of debt of $8.9 million, $1.2 million and $0.3 million in each of fiscal 1995, 1994 and 1993, respectively, and loss from cumulative effect of change in accounting method of $2.0 million in fiscal 1995.

(2) EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles, should not be construed as an alternative to net income and is indicative neither of Protection One's operating performance nor of cash flows available to fund Protection One's cash needs. Items excluded from EBITDA are significant components in understanding and assessing Protection One's financial performance. Management believes presentation of EBITDA enhances an understanding of Protection One's financial condition, results of operations and cash flows because EBITDA is used by Protection One to satisfy its debt service obligations and its capital expenditure and other operational needs as well as to provide funds for growth. In addition, EBITDA has been used by senior lenders and subordinated creditors and the investment community to determine the current borrowing capacity and to estimate the long-term value of companies with recurring cash flows from operations and net losses. EBITDA is derived by adding to the loss before income taxes, extraordinary items and cumulative effect of change in accounting method-net of taxes, the sum of (i) loss on sales of assets, (ii) loss on assets held for sale, (iii) amortization of debt issuance costs and OID, (iv) interest expense, net, (v) amortization of intangibles and depreciation expense, (vi) performance warrants compensation expense and (vii) loss on acquisition terminations.

    The following table provides a calculation of EBITDA for each of the periods presented above:

                                                      FOR THE NINE MONTHS
                                                        ENDED JUNE 30,              FOR THE YEAR ENDED SEPTEMBER 30,
                                                      -------------------   ------------------------------------------------
                                                        1997       1996       1996      1995      1994      1993      1992
                                                      --------   --------   --------   -------   -------   -------   -------
Loss before income taxes, extraordinary items and
  cumulative items and cumulative effect of change
  in accounting method-net of taxes(a)..............  $(16,853)  $(11,009)  $(15,744)  $(9,432)  $(9,349)  $(2,526)  $(3,953)
Plus:
  Loss on sales of assets...........................        --         19         19       505        --        --        --
  Loss on assets held for sale......................       231         --         89        --        --        --        --
  Amortization of debt issuance costs and OID.......    15,267     13,159     17,812     6,797       891       185        49
  Interest expense, net.............................     6,450      3,052      4,885     7,626     6,932     1,564     1,941
  Amortization of intangibles and depreciation
    expense.........................................    27,628     17,358     25,121    16,543     9,290     4,386     3,006
  Performance warrants compensation expense.........        --         --         --        --     4,504        --        --
  Loss on acquisition terminations..................        --         --         --       208        26        --        --
                                                      --------   --------   --------   -------   -------   -------   -------
        EBITDA......................................  $ 32,723   $ 22,579   $ 32,182   $22,247   $12,294   $ 3,609   $ 1,043
                                                      ========   ========   ========   =======   =======   =======   =======

---------------

  (a) Fiscal 1993 loss reflects a reduction of $0.7 million for adjustment of purchase accounting accruals, net.

(3) Protection One's installation activities were immaterial for each of the periods presented. As a result, EBITDA and Adjusted EBITDA are approximately the same.

              SUMMARY COMBINED HISTORICAL FINANCIAL INFORMATION OF
                  WESTERN RESOURCES SECURITY BUSINESS AND WSS
                                 (IN THOUSANDS)

                                                                                           WSS
                                         WESTERN RESOURCES SECURITY BUSINESS      ----------------------
                                        --------------------------------------
                                                               PRO FORMA(4)       FOR THE 52 WEEKS ENDED
                                         AT OR FOR THE         FOR THE YEAR            DECEMBER 20,
                                        SIX MONTHS ENDED           ENDED          ----------------------
                                         JUNE 25, 1997       DECEMBER 31, 1996     1995         1994
                                        ----------------     -----------------    -------    -----------
                                          (UNAUDITED)           (UNAUDITED)
OPERATIONS DATA:
  Total revenues....................        $ 63,506             $ 118,978        $88,710    $    67,253
  Operating income (loss)...........          (2,403)               (7,116)         2,606         10,622
  Net loss..........................          (4,746)              (11,166)        (5,923)        (1,764)
  EBITDA(1)(3)......................          14,655                24,313         19,435         22,128
  Adjusted EBITDA(2)(3).............          22,977                36,986
BALANCE SHEET DATA:
  Cash and cash equivalents.........        $  1,049
  Total assets......................         519,005
  Long-term debt....................          42,967
  Total stockholder's equity........         413,622

---------------

(1) EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles, should not be construed as an alternative to net income and is indicative neither of WRSB's operating performance nor of cash flows available to fund WRSB's cash needs. Items excluded from EBITDA are significant components in understanding and assessing WRSB's financial performance. Management believes presentation of EBITDA enhances an understanding of WRSB's financial position, results of operations and cash flows because EBITDA is used by WRSB to satisfy its debt service obligations and its capital expenditure and other operational needs as well as to provide funds for growth. EBITDA has been used by senior lenders and subordinated creditors and the investment community to determine the current borrowing capacity and to estimate the long-term value of companies with recurring cash flows from operations and net losses. EBITDA is derived by adding to the loss before income taxes, the sum of (i) interest expense, net, and (ii) amortization of intangibles and depreciation expense.

(2) Adjusted EBITDA is derived by adding to EBITDA selling and marketing expenses, net of revenues, arising from installation activities during the period. Adjusted EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles, should not be construed as an alternative to net income and is indicative neither of WRSB's operating performance nor of cash flows available to fund WRSB's cash needs. WRSB presents Adjusted EBITDA as a measure which WRSB believes provides a more appropriate comparison to EBITDA as presented by companies such as Protection One that grow through a dealer program or acquisitions.

(3):

                                                                                                         WSS
                                                                                                  ------------------
                                                                  THE WESTERN RESOURCES
                                                                    SECURITY BUSINESS              FOR THE 52 WEEKS
                                                            ----------------------------------
                                                             FOR THE SIX       PRO FORMA FOR      ENDED DECEMBER 20,
                                                            MONTHS ENDED      THE YEAR ENDED      ------------------
                                                            JUNE 25, 1997    DECEMBER 31, 1996     1995       1994
                                                            -------------    -----------------    -------    -------
    Loss before income taxes..............................     $(7,499)          $ (18,009)       $(9,553)   $(2,845)
    Plus:
      Interest expense....................................       5,096              10,893         12,159     13,467
      Amortization of intangibles and depreciation
        expense...........................................      17,058              31,429         16,829     11,506
                                                            -------------         --------        -------    -------
        EBITDA............................................      14,655              24,313        $19,435    $22,128
                                                                                                  =======    =======
                                                            -------------         --------
    Plus:
      Selling and marketing expenses related to
        installations.....................................      15,257              29,074
    Less:
      Installation revenues...............................      (6,935)            (16,401)
                                                            -------------         --------
      Adjusted EBITDA.....................................     $22,977           $  36,986
                                                            ============     =================

(4) WSRB purchased the operations of WSS on December 30, 1996. WSRB pro forma operations data is derived from, and should be read in conjunction with, the unaudited condensed pro forma financial statements and the notes thereto included elsewhere in this Proxy Statement. The WRSB pro forma operations data reflects the operations of WRSB for the year ended December 31, 1996, as if the acquisition of the operations of WSS had occurred on January 1, 1996.

                                THE SPECIAL MEETING


     This Proxy Statement is being furnished to holders of Common Stock in connection with the solicitation of proxies by the Board of Directors of Protection One for use at the Special Meeting of Stockholders to be held at 8:00 A.M., Pacific Standard Time, on November 24, 1997 at 6011 Bristol Parkway, Culver City, California 90230, including any adjournment or postponement thereof.


MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Special Meeting, the stockholders of Protection One will be asked to consider and vote upon (i) the Stock Acquisition Proposal, including the Charter Amendment and the Share Issuance; (ii) approval of the 1997 Long-Term Incentive Plan; and (iii) such other business as may properly come before the Special Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the Stock Acquisition Proposal. The Board of Directors does not know of any matter to be presented at the Special Meeting other than those described in this Proxy Statement.

BOARD OF DIRECTORS' RECOMMENDATIONS

     The Board of Directors of Protection One has unanimously determined that the Stock Acquisition Transaction is fair to, and in the best interests of, Protection One's stockholders and has unanimously approved the Stock Acquisition Transaction. The Board of Directors recommends that the stockholders of Protection One vote FOR approval of the Stock Acquisition Proposal. The Board of Directors also has unanimously adopted the 1997 Long-Term Incentive Plan and recommends that stockholders of Protection One vote FOR approval of such plan.

RECORD DATE; VOTING AT THE SPECIAL MEETING

     The Board of Directors has fixed October 24, 1997 as the date (the "Record Date") for the determination of stockholders entitled to receive notice of, and to vote at, the Special Meeting. At the close of business on the Record Date, 14,493,722 shares of Common Stock were outstanding and entitled to vote.

     A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Special Meeting in order to constitute a quorum for the transaction of business. Abstentions and shares held by a broker or other nominee holding shares for a beneficial owner that are not voted on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner (a "broker non-vote") will be counted as present for purposes of determining the presence of a quorum for the Special Meeting.

     Each holder of record of Common Stock on the Record Date is entitled to one vote for each share of Common Stock so held on each matter to be voted upon at the Special Meeting.

     Because the Stock Acquisition Proposal includes an amendment to Protection One's charter, approval of the Stock Acquisition Proposal will require the affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding. Abstentions and broker non-votes will be counted in determining the total number of shares outstanding and entitled to vote and therefore will have the same effect as votes "against" the Stock Acquisition Proposal.

     Approval of the 1997 Long-Term Incentive Plan and (except as may be otherwise required by applicable law) action with respect to any other matter that may properly come before the Special Meeting will require the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Special Meeting in person or by proxy and entitled to vote on the matter. Abstentions will be counted in determining the total number of shares present and entitled to vote on each such proposal. Accordingly, although not counted as a vote "for" or "against" a proposal, an abstention on any such proposal will have the same effect as a vote "against" that proposal. Broker non-votes will not be counted in determining the number of shares present and entitled to vote on any such proposal, and will have no effect on the outcome.

SHARES OWNED BY WESTERN RESOURCES; OPTION AND VOTING AGREEMENT

     At the Record Date, Western Resources held of record 1,000 shares of Common Stock. In addition, each of the directors and certain executive officers and stockholders of Protection One have executed and delivered an Option and Voting Agreement dated as of July 30, 1997, with Western Resources pursuant to which such persons have granted to two representatives of Western Resources irrevocable proxies to vote such persons' respective shares of Common Stock in favor of approval of the Share Issuance and against any action or agreement that could reasonably be expected to impede, interfere with or otherwise materially adversely affect, or inhibit the timely consummation of, the Share Issuance. Pursuant to the Option and Voting Agreement, all of the 3,221,609 shares of Common Stock owned as of the Record Date by the directors and such executive officers of Protection One and by the Patricof Partnerships, together with the 1,000 shares of Common Stock currently owned by Western Resources (representing in the aggregate approximately 22.2% of the total number of shares of Common Stock outstanding at such date), will be voted for approval of the Stock Acquisition Proposal. See "The Option and Voting Agreement."

     For a description of the option held by Western Resources to acquire from Protection One up to 2,750,238 newly issued shares of Common Stock (which option is not currently exercisable), see "The Stock Option Agreement."

PROXIES

     In connection with the solicitation by the Board of Directors of Protection One of proxies for use at the Special Meeting, the Board of Directors has designated James M. Mackenzie, Jr. and John W. Hesse as proxies. Shares of Common Stock represented by proxies in the accompanying form, properly executed, received and not revoked prior to the Special Meeting will be voted at the Special Meeting in accordance with the instructions specified on such proxies. If no instructions are specified, such proxies will be voted FOR the Stock Acquisition Proposal and FOR approval of the 1997 Long-Term Incentive Plan. If any other matter is properly presented at the Special Meeting (other than consideration of a motion to adjourn the Special Meeting to another time and/or place), the persons named in the enclosed form of proxy will have discretion to vote on such matters in accordance with their best judgement.

     A stockholder may revoke a proxy given pursuant to this solicitation at any time prior to the time such proxy is exercised by filing with the Secretary of Protection One at its principal executive office at 6011 Bristol Parkway, Culver City, California 90230 a notice of revocation bearing a later date than the proxy or a duly executed, later dated proxy relating to the same shares, or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not, in itself, constitute revocation of a previously granted proxy.

ADJOURNMENT OF THE SPECIAL MEETING

     In the event that a quorum is not present at the time the Special Meeting is convened or if for any reason (including for the purpose of allowing additional time for the solicitation of proxies) Protection One determines that an adjournment is necessary or appropriate, Protection One may adjourn the Special Meeting with or without a vote of the stockholders. If Protection One proposes to adjourn the Special Meeting by a vote of the stockholders, the persons named in the enclosed form of proxy will vote all shares of Common Stock for which such persons have voting authority in favor of such adjournment; provided, however, that if the purpose of such adjournment is to permit Protection One to continue soliciting votes in favor of the Stock Acquisition Proposal, proxies voted against the Stock Acquisition Proposal will not be voted by such persons in favor of adjournment.

NO APPRAISAL RIGHTS

     Holders of Common Stock do not have the right to demand appraisal of, and obtain payment for, the fair value of their shares of Common Stock pursuant to
Section 262 of the Delaware General Corporation Law as a result of the Stock Acquisition Transaction or any other matter referred to in this Proxy Statement.

INDEPENDENT ACCOUNTANTS

     Coopers & Lybrand L.L.P. has audited Protection One's financial statements and has served as Protection One's independent accountants since Protection One's formation in 1991. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Special Meeting and will have an opportunity to make a statement and to answer appropriate questions that may arise.

COSTS OF SOLICITATION

     The costs of this solicitation, including expenses in connection with preparing and mailing this Proxy Statement and the enclosed proxy, will be paid by Protection One. Protection One has retained Innisfree M&A Incorporated ("Innisfree"), a proxy soliciting firm, to assist in the solicitation of proxies. Innisfree's fee for these services will be approximately $7,500, plus reimbursement of out-of-pocket expenses estimated at $2,500. Original solicitations of proxies by mail also may be supplemented by telephone, telegram, facsimile and personal solicitation by directors, officers and other employees of Protection One and its subsidiaries. Such persons will receive no additional compensation, but may be reimbursed for reasonable out-of-pocket expenses, in connection with such solicitation. Protection One will reimburse persons holding shares of Common Stock in their names or the names of their nominees but not owning such shares beneficially (such as brokerage firms, banks and other custodians, nominees and fiduciaries) for their expenses in forwarding soliciting materials to such beneficial owners.

                       THE STOCK ACQUISITION TRANSACTION

     In the Stock Acquisition Transaction, Protection One will issue the Shares to Western Resources, Western Resources will make the Western Resources Contribution to Protection One, and Protection One will pay the Special Dividend to Protection One's stockholders (other than Western Resources) and make the Option/Warrant Payments to holders of options and warrants (other than the 19.9% Option) issued by Protection One. The Special Dividend will be paid (i) after the date on which the Closing occurs and on or before December 31, 1997 if the Closing occurs before December 31, 1997, or (ii) on the date on which the Closing occurs if the Closing occurs on or after December 31, 1997. The Option/Warrant Payments will be made at or about the same time as the Special Dividend is paid.

     Based upon the number of shares of Common Stock outstanding, or issuable pursuant to options and warrants outstanding, on the Record Date, cash and marketable securities in an aggregate amount of $366.9 million will be contributed by Western Resources to Protection One, approximately 68,500,000 shares of Common Stock will be issued to Western Resources in the Share Issuance, an aggregate of $101.5 million will be paid to stockholders in the form of the Special Dividend, and an aggregate of $12.2 million will be paid to holders of options and warrants issued by Protection One as Option/Warrant Payments. In connection with the Stock Acquisition Transaction, the size of the Board of Directors of Protection One will be increased immediately following the Special Meeting from four to 12, with the eight additional directors to be selected by Western Resources. As a result of the Stock Acquisition Transaction, Western Resources will have the ability to elect the entire Board of Directors of Protection One and to approve any matter requiring the approval of Protection One's stockholders.

PARTIES

     Protection One. Protection One, through Monitoring, provides security alarm monitoring services for residential and small business subscribers. Protection One monitors digital signals arising from burglaries, fires and other events through security systems installed at subscribers' premises. Most of these signals are received and processed at Protection One's central monitoring station located in the Portland, Oregon metropolitan area. Protection One also sells enhanced security services, patrol and alarm response services and alarm systems and provides local field repair services through 13 branch offices. Enhanced security services provided by Protection One include two-way voice communications, supervised monitoring services, pager services, wireless backup services and extended service protection. Based on Protection One's approximately 236,000 subscribers as of June 30, 1997 (approximately 80% of which are residential), Protection One believes it is the fourth largest residential security alarm monitoring company in the United States and the largest in the seven western states of Arizona, California, Nevada, New Mexico, Oregon, Utah and Washington.

     Protection One was incorporated under the laws of the State of Delaware in 1991. Protection One's executive offices are located at 6011 Bristol Parkway, Culver City, California 90230 and its telephone number is 310-342-6300.

     Western Resources. Western Resources is engaged principally in the production, purchase, transmission, distribution and sale of electricity, the delivery and sale of natural gas, and the provision of electronic monitored security services. Western Resources serves approximately 600,000 electric customers in eastern and central Kansas, approximately 650,000 natural gas customers in Kansas and northeastern Oklahoma, and approximately 440,000 monitored security subscribers in 48 states.

     Western Resources divisions and wholly owned subsidiaries other than WestSec and Westar Security include KPL, a rate-regulated electric and gas division of Western Resources, Kansas Gas and Electric Company, a rate-regulated electric utility and wholly owned subsidiary of Western Resources, and Westar Capital, Inc., Westar Energy, Inc., Mid-Continent Market Center, Inc. and The Wing Group, Ltd., non-utility subsidiaries that market natural gas primarily to large commercial and industrial customers, engage in international power project development and provide other energy-related products and services.

     Western Resources was incorporated under the laws of the State of Kansas in 1924. Western Resources' corporate headquarters is located at 818 S. Kansas Avenue, Topeka, Kansas 66612, and its telephone number is 785-575-6300.

     Western Resources Security Business. Western Resources' security business is comprised of WestSec and Westar Security, including their respective subsidiaries. The Western Resources Security Business, which has been owned by Western Resources since November 1995, is a rapidly growing security alarm services business with over 440,000 subscriber accounts. On December 30, 1996, Western Resources acquired all of the assets and assumed certain liabilities of Westinghouse Security Systems ("WSS"), a national security system monitoring company, from Westinghouse Electric Corporation. The WSS acquisition represented approximately 94% of the total security business investment of Western Resources at December 31, 1996, with assets acquired of approximately $478.0 million, annual revenues approximating $111.0 million, approximately 309,000 subscriber accounts and 1,648 employees. In addition to the purchase of WSS, other smaller security company acquisitions and internal growth have made the Western Resources Security Business one of the largest security alarm companies in the United States, with offices in many major U.S. markets, central monitoring stations in Irving, Texas, Orlando, Florida and Lenexa, Kansas and customers in 48 states.

     Each of WestSec and Westar Security was incorporated under the laws of the State of Kansas. The principal executive offices of WestSec and Westar Security are located at 4221 W. John Carpenter Freeway, Irving, Texas 75063, and their shared telephone number is 972-916-6100.

BACKGROUND

     Since its formation in 1991, Protection One has sought to increase its number of subscribers and EBITDA through acquisitions of portfolios of subscriber accounts, purchases of subscriber accounts from independent security alarm system dealers with whom Protection One has exclusive purchase agreements (the "Dealer Program") and co-marketing arrangements, joint ventures and other strategic alliances with companies in industries facing deregulation (such as the telecommunications and electric utility industries) that have expressed to Protection One an interest in offering security alarm services to develop more comprehensive relationships with their customers.


     In January 1997, members of the managements of Protection One and Western Resources participated in a security industry conference co-hosted by Barnes & Associates, a consulting firm that specializes in the security industry and that has been retained by Western Resources in connection with certain of its acquisitions in the security alarm industry. Following the conference, Michael
S. Barnes of Barnes & Associates (which will receive an advisory fee from Western Resources in connection with the Stock Acquisition Transaction) contacted both managements and arranged a meeting for March 1997.

     On March 18, 1997, James M. Mackenzie, Jr., President and Chief Executive Officer of Protection One, and other members of Protection One's management met with David C. Wittig, President of Western Resources, and Mr. Barnes, to discuss the possibility of a business combination transaction or other strategic alliance between Protection One and Western Resources. Following this meeting, the parties and their legal counsel negotiated the terms and conditions of a confidentiality agreement pursuant to which they would exchange confidential, proprietary information concerning their respective security alarm businesses for the purposes of evaluating a possible transaction.

     Management of Protection One, representatives of Morgan Stanley, which had been retained by Protection One to act as its financial advisor, Mr. Wittig and Mr. Barnes met on May 1, 1997 to discuss the security alarm businesses of the two companies and the timing and potential alternative structures of a possible transaction.

     On May 5, 1997, a confidentiality agreement was executed and delivered, and initial financial information concerning Protection One and its business was provided to Western Resources. From May 6 though 14, 1997, Messrs. Mackenzie and Wittig discussed in a series of telephone calls the financial information provided by Protection One and potential growth strategies. On May 15, 1997, Protection One received from Western Resources initial financial information concerning the Western Resources Security Business.

     On June 2, 1997, Western Resources purchased 1,000 shares of Common Stock in the open market.

     Between June 6 and 11, 1997, Messrs. Mackenzie and Wittig held a series of telephone calls to discuss possible structures for a business combination and related issues, including Protection One's desire for a transaction involving the entirety of Protection One's business, as well as Western Resources' desire to conduct its security alarm operations through a publicly traded subsidiary of which Western Resources would own at least 80.1% of the shares outstanding, the role of Protection One's current management in the post-transaction company and financial issues related to Protection One's outstanding debt.

     At a meeting held on June 12, 1997, at Protection One's executive offices, the Board of Directors of Protection One discussed generally the potential transaction and alternative business strategies. At this meeting, Protection One's management and Morgan Stanley each made presentations to the Board.

     On June 18, 1997, representatives of Morgan Stanley and Bear, Stearns & Co., Inc. ("Bear, Stearns"), Western Resources' financial advisor, discussed by telephone various structures for the possible transaction.

     Following a June 23, 1997 telephone call between John E. Mack, III, Executive Vice President -- Business Development of Protection One, and Mr. Wittig to discuss various growth strategies, potential acquisitions and related issues, Protection One's management met on June 26, 1997 with representatives of Morgan Stanley to discuss Protection One's strategic objectives with respect to, and potential structures for, a possible business combination.

     On June 27 and 28, 1997, the parties and their respective financial advisors met to discuss possible terms of, structures for and valuation issues related to the potential combination, including the value to be delivered to Protection One's stockholders, the possible issuance to Protection One's stockholders of contingent value securities and the method pursuant to which the number of shares to be issued to Western Resources would be determined.

     On July 1, 1997, John W. Hesse, Executive Vice President and Chief Financial Officer of Protection One, and Lori Finney, Executive Director of Corporate Strategy for Western Resources, met by telephone with Protection One's independent accountants, Coopers & Lybrand L.L.P., and Western Resources' independent accountants, Arthur Andersen LLP, to discuss accounting implications of a possible business combination.

     On July 2, 1997, an initial draft of the Contribution Agreement was distributed by counsel to Western Resources to the parties and their respective financial and legal advisors; an initial draft of the Stock Option Agreement was distributed shortly thereafter.

     From June 30 through July 3, 1997 and again on July 7 through 10, 1997, representatives of the parties and their respective financial and legal advisors conducted business, financial and legal due diligence reviews.

     On July 8, 1997, Protection One's management met with Mr. Wittig to discuss the proposed terms and conditions of the draft Contribution Agreement and the other agreements pursuant to which the proposed business combination would take place. Such discussion focused on the values to be delivered to Protection One and its stockholders (including the replacement of the contingent value securities with a special cash dividend and the amount of such dividend), the stock option to be granted to Western Resources and Western Resources' control of Protection One after the transaction, including the persons who would serve as directors of Protection One after the transaction, and limitations on Western Resources' ability to engage in the security alarm business after the proposed transaction other than through Protection One.

     On July 10, 1997, Messrs. Mackenzie and Wittig met to discuss potential employment agreements between Protection One and its management.

     Between July 10 and July 25, 1997, the parties' respective management teams, financial advisors and legal counsel negotiated the terms of the draft Contribution Agreement and draft Stock Option Agreement.

     On July 14, 1997, the Board of Directors of Protection One met to discuss the proposed transaction. At the meeting, Protection One's management presented an analysis of the potential strategic benefits of combining the security alarm business of Protection One and the Western Resources Security Business, legal counsel discussed with the directors the principal terms and conditions of the draft Contribution Agreement and draft Stock Option Agreement, and representatives of Morgan Stanley presented a preliminary analysis of certain financial aspects of the proposed combination. After reviewing the terms of the proposed transaction in detail, the Board of Directors instructed management of Protection One to continue negotiations of the draft Contribution Agreement and related transaction documents. That same day, attorneys for Protection One conducted an additional legal due diligence review at Western Resources' offices.

     Between July 15 and 19, 1997, various members of Protection One's management discussed by telephone with members of Western Resources' management the timing of the possible transaction and various terms and conditions of the proposed business combination, including the interim financial results of the Western Resources Security Business and potential transition issues. Additional issues were discussed and resolved by the parties at a meeting held on July 22, 1997 and by Messrs. Mackenzie and Wittig by telephone on July 25, 1997, including valuations of the parties' respective security alarm businesses, an increase in the amount of the special cash dividend and Western Resources' activities in the security alarm industry following any acquisition of control of Protection One following the transaction.

     On July 28 and July 29, 1997, managements of Protection One and Western Resources and their respective financial advisors and legal counsel met and such managements negotiated the final terms and conditions of the Contribution Agreement and the Stock Option Agreement.

     On July 29, 1997, the Board of Directors of Protection One held a telephonic meeting with members of management, representatives of Morgan Stanley and legal counsel to review the terms and conditions of the proposed transaction. At this meeting, Protection One's financial and legal advisers made detailed presentations on the key elements of the proposed business combination and the related transaction documents and Morgan Stanley delivered its oral opinion (subsequently confirmed in writing) that the Transaction (defined in such opinion as the Western Resources Contribution, the Share Issuance and the Special Dividend, taking into account the Option/Warrant Payments and the Charter Amendment) was fair to the holders of Common Stock from a financial point of view. See "The Stock Acquisition Transaction -- Opinion of Financial Advisor." That same day, the board of directors of Western Resources met and approved the Stock Acquisition Transaction and the terms of the Contribution Agreement, the Stock Option Agreement and the Option and Voting Agreement.

     On the morning of July 30, 1997, Protection One's Board of Directors met again and unanimously (i) determined that the Stock Acquisition Transaction was fair to and in the best interests of the stockholders of Protection One, (ii) approved the terms of the Contribution Agreement and the Stock Option Agreement, as well as the Charter Amendment and (iii) resolved to recommend that stockholders of Protection One approve the Charter Amendment and the Share Issuance and vote for the Stock Acquisition Proposal. The Contribution Agreement, the Stock Option Agreement and the Option and Voting Agreement were executed and delivered later that day.

     The closing price per share of the Common Stock on the Nasdaq National Market was $15.25 on July 29, 1997, the last full trading day prior to the execution and delivery of the Contribution Agreement and the public announcement thereof.

     On October 2, 1997, the parties executed and delivered Amendment No. 1 to the Contribution Agreement, to increase the number of shares of Common Stock to be authorized pursuant to the Charter Amendment to 150,000,000 and to permit Western Resources to acquire equity securities of each of Centennial and Network and additional equity securities of Guardian, subject to an agreement by Western Resources (if Western Resources acquires such securities and the Closing occurs) to transfer such securities to Protection One on the terms and conditions specified in such amendment. See "The Contribution Agreement -- Entire Security Business" and "Business of Protection One -- Potential Acquisitions."

CERTAIN TERMS OF THE COMBINATION

     Managements of Protection One and Western Resources negotiated the terms and conditions of a potential combination of the companies' respective security alarm monitoring businesses using two important parameters: Western Resources' desire to own not less than 80.1% of the outstanding shares of a publicly traded security alarm monitoring company (see "-- Reasons -- Reasons of Western Resources for the Stock Acquisition Transaction") and Protection One's desire to achieve the best transaction reasonably available for Protection One's stockholders. Because the Common Stock is publicly traded, the parties determined that an issuance to Western Resources of additional shares of Common Stock was the most efficient method to accomplish Western Resources' goals. In exchange, Western Resources agreed to contribute to Protection One enough consideration, in the form of the Western Resources Security Business and cash, and to allow enough of the contributed cash to be distributed to those persons who are holders of Common Stock immediately prior to the issuance of the shares to Western Resources, to cause Protection One's stockholders other than Western Resources to receive what Protection One's Board of Directors believed to be the highest value reasonably available. Protection One's management estimated the value of the combined security businesses of Protection One and WRSB based on such factors as the respective businesses' historical and projected financial performance, management's plans of Protection One's management for the integration of those businesses and historical valuation multiples of the Common Stock.

REASONS

     Reasons of Protection One for the Stock Acquisition Transaction. The Board of Directors of Protection One, by unanimous vote at a meeting held on July 30, 1997, (i) determined that the Stock Acquisition Transaction is fair to, and in the best interests of, the stockholders of Protection One, (ii) approved the Contribution Agreement and the Stock Option Agreement and (iii) resolved to recommend that the stockholders of Protection One approve the Charter Amendment and the Share Issuance and vote for Stock Acquisition Proposal. Accordingly, the Board of Directors recommends that the stockholders of Protection One vote their shares of Common Stock in favor of the Stock Acquisition Proposal. Each of Protection One's directors and all of Protection One's executive officers other than Mr. Weinstock have granted to Western Resources irrevocable proxies to vote all shares owned by such directors and executive officers in favor of the Stock Acquisition Proposal (see "The Option and Voting Agreement"), and Mr. Weinstock has advised the Board of Directors that he intends to vote in favor of the Stock Acquisition Proposal.

     The Board of Directors of Protection One believes that by combining the business of Protection One and the Western Resources Security Business, Protection One will have the nationwide subscriber base and increased market presence that is likely to be critical to continued growth and success in the consolidating security alarm industry. The Board of Directors also believes that the combination will provide opportunities for Protection One's management team to use its experience in integrating acquired businesses to generate higher growth rates, enhanced market share and savings in operating expenses and corporate overhead, and that the cash to be contributed to Protection One by Western Resources, together with the greater cash flows and lower debt-to-equity ratios that Protection One will have after the Closing, will provide Protection One with a greater ability to capitalize on acquisition opportunities and invest in the development of new subscriber accounts through the Dealer Program. In addition, the Board of Directors believes that the Stock Acquisition Transaction is in the best interests of Protection One's stockholders because the transaction gives Protection One's stockholders immediate cash consideration in the amount of $7.00 per share pursuant to the Special Dividend, and an ability to continue to participate, through continued ownership of the Common Stock, in the enhanced prospects of Protection One.

     In reaching its conclusions and recommendations described above, the Board of Directors of Protection One considered a number of factors, including, without limitation, the following:

          (i) the Board of Directors' familiarity with the business, financial condition, results of operations, prospects and strategic objectives of Protection One, as well as its assessment of trends in the nationwide alarm monitoring industry;

          (ii) the oral and written presentations of Morgan Stanley and the written opinion of Morgan Stanley dated July 30, 1997, a copy of which is attached to this Proxy Statement as Appendix D, to the effect that the Stock Acquisition Transaction was fair to the holders of Common Stock from a financial point of view.

          (iii) possible alternatives to the Stock Acquisition Transaction, including without limitation, additional issuances of equity or debt securities and/or a joint venture or other strategic alliance with another company;

          (iv) information concerning the history, business, financial condition, results of operations and prospects of the Western Resources Security Business;

          (v) the fact that the Stock Acquisition Transaction will give stockholders of Protection One (i) immediate cash consideration of $7.00 per share pursuant to the Special Dividend and (ii) a continuing equity interest in Protection One;

          (vi) the corporate governance aspects of the Stock Acquisition Transaction, including that Western Resources has agreed to certain arrangements relating to the election of directors of Protection One, that the current management of Protection One will continue and the fact that during the 10-year period following the Share Issuance, a merger or a sale of all or substantially all of the assets of Protection One involving Western Resources or any affiliate of Western Resources generally will, under the terms of the Contribution Agreement, require the prior approval of a majority of the Independent Directors of Protection One;

          (vii) the number of shares of Common Stock to be issued to Western Resources in the Share Issuance, and the percentage ownership of Protection One retained by its current stockholders;

          (viii) the other terms and conditions of the Contribution Agreement and the Stock Option Agreement; and

          (ix) the historical market prices of and trading information with respect to the Common Stock, and the potential future trading values of the Common Stock after the Stock Acquisition Transaction.

     In view of the variety of information considered by the Board of Directors of Protection One in connection with its evaluation of the Stock Acquisition Transaction, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign a particular weight to any of the items listed above in reaching the Board of Directors' determination.

     Reasons of Western Resources for the Stock Acquisition Transaction. Western Resources believes the combination of the Western Resources Security Business with Protection One will create an opportunity to capitalize on the strengths of both companies. Western Resources believes that combining the national presence and large customer base of the Western Resources Security Business with Protection One's management team, Dealer Program and historically strong growth, will create the nation's second largest security alarm business. Western Resources also believes that the Stock Acquisition Transaction will provide a market valuation for the Western Resources Security Business that will be based on the fundamentals of the security industry rather than the utility fundamentals on which Western Resources has historically been valued. The Stock Acquisition Transaction will give Western Resources control of a publicly traded company that, Western Resources believes, is in a position to participate in further consolidation of the fragmented security alarm industry.

OPINION OF FINANCIAL ADVISOR

     Pursuant to a letter agreement dated as of April 10, 1997 (the "Engagement Letter"), Morgan Stanley was engaged to act as financial advisor to Protection One in connection with the Stock Acquisition Transaction. Morgan Stanley was selected by Protection One to act as Protection One's financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of Protection One. At the meeting of the Protection One Board of Directors on July 29, 1997, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of July 30, 1997, based upon and subject to the various considerations set forth in the opinion, the Transaction (defined in such opinion as the Western Resources Contribution, the Share Issuance and the Special Dividend, taking into account the Option/Warrant Payments and the Charter Amendment) was fair from a financial point of view to the holders of shares of Common Stock.

     The full text of the written opinion of Morgan Stanley dated July 30, 1997, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached as Appendix D to this Proxy Statement. Protection One stockholders are urged to, and should, read the opinion carefully and in its entirety. Morgan Stanley's opinion is directed to the Protection One Board of Directors and addresses only the fairness of the Transaction from a financial point of view to the holders of shares of Common Stock as of the date of the opinion, and does not constitute a recommendation to any holder of Common Stock as to how to vote at the Special Meeting. The summary of the opinion of Morgan Stanley set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

     In connection with rendering its opinion, Morgan Stanley, among other things: (i) reviewed certain publicly available financial statements and other information of Western Resources and Protection One, respectively; (ii) reviewed certain internal financial statements and other financial and operating data concerning the Western Resources Security Business and Protection One prepared by the managements of Western Resources and Protection One, respectively; (iii) analyzed certain financial projections relating to the Western Resources Security Business prepared by the managements of Western Resources and Protection One; (iv) analyzed certain financial projections relating to Protection One prepared by the management of Protection One; (v) discussed the past and current operations and financial condition and the prospects of Protection One and the Western Resources Security Business, including information relating to certain strategic, financial and operational benefits anticipated from the Stock Acquisition Transaction, with senior executives of Protection One and Western Resources; (vi) reviewed the reported prices and trading activity for the Common Stock; (vii) compared the financial performance of Protection One and the prices and trading activity of the Common Stock with that of certain other comparable publicly-traded companies and their securities;
(viii) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions; (ix) reviewed and discussed with the senior managements of Protection One and Western Resources the strategic rationale for the Stock Acquisition Transaction and certain alternatives to the Stock Acquisition Transaction; (x) participated in discussions and negotiations among representatives of Western Resources and Protection One and their financial and legal advisors; (xi) reviewed the Contribution Agreement and certain related agreements; and (xii) considered such other factors and performed such other analyses as Morgan Stanley has deemed appropriate.

     Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the internal financial statements for the Western Resources Security Business reviewed by Morgan Stanley in connection with the preparation of its opinion, Morgan Stanley assumed that such statements were reasonably prepared and would not differ materially from the audited financial statements conforming to U.S. Generally Accepted Accounting Principles ultimately prepared for purposes of the consummation of the Stock Acquisition Transaction. With respect to the financial projections, Morgan Stanley assumed that such projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Protection One and the Western Resources Security Business. Morgan Stanley also relied upon, without independent verification, the assessment by the managements of Protection One and Western Resources of the strategic, financial and other operational benefits expected to result from the Stock Acquisition Transaction and the timing and risks associated with the integration of the Western Resources Security Business and Protection One, including the conversion of the Western Resources Security Business to a business model consistent with that of Protection One. Morgan Stanley also assumed that the Stock Acquisition Transaction would be consummated on the terms set forth in the Contribution Agreement and relied upon, without independent verification, the assessment by the management of Protection One and its advisors of the tax treatment of the Special Dividend to be paid to Protection One stockholders in connection with the Stock Acquisition Transaction. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Protection One or the Western Resources Security Business, nor was it furnished with any such appraisals. Morgan Stanley's opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. In arriving at its opinion, Morgan Stanley had certain limited discussions with certain third parties but was not authorized to solicit interest generally from other parties with respect to an acquisition or other transaction involving Protection One, other than Western Resources.

     The following is a brief summary of the analysis performed by Morgan Stanley in preparation of its opinion letter dated July 30, 1997.

  Stock Price Performance

     As part of its analysis, Morgan Stanley reviewed the recent stock price performance of Protection One and compared such performance with that of an index of a group of six security companies (the "Security Companies") and Western Resources. Morgan Stanley observed that over the period from January 1, 1997 to July 25, 1997, the market price of the Common Stock appreciated approximately 52%, compared with an approximate appreciation of 20% for an index of the Security Companies and 10% for Western Resources.

  Peer Group Comparison

     Morgan Stanley compared certain financial information of Protection One with that of the Security Companies and Western Resources. Such financial information included, among other things, market value, aggregate value and the ratio of aggregate value to latest twelve months earnings before depreciation, amortization, interest and taxes ("EBITDA"), latest quarter annualized ("LQA") EBITDA and calendar year 1997 estimated EBITDA, respectively. Such analysis showed that as of July 25, 1997, the Common Stock traded at a multiple of 12.1 times latest twelve months EBITDA, 10.6 times LQA EBITDA (reflecting the quarter ending September 30, 1997 based on Protection One's management estimates) and
10.7 times calendar year 1997 estimated EBITDA based on Protection One's management estimates, compared to average multiples of 9.4 times, 9.3 times and
7.8 times, respectively, for the Security Companies based on research analyst estimates and 7.2 times, 7.6 times and 7.1 times, respectively, for Western Resources based on research analyst estimates. Morgan Stanley also examined latest quarter annualized multiples of EBITDA for a group of nine cellular companies (the "Cellular Companies") and six cable companies (the "Cable Companies"). Such analysis showed that the Cellular Companies and the Cable Companies traded at average multiples of 13.2 times and 10.0 times EBITDA, respectively. Based on multiples ranging from 10.0 times to 12.0 times latest twelve months EBITDA, 9.0 times to 11.0 times LQA EBITDA and 9.0 times to 11.0 times calendar year 1997 estimated EBITDA, the implied value per share of the Common Stock ranged from $9.62 to $16.05.

  Analysis of Selected Precedent Transactions

     As part of its analysis, Morgan Stanley reviewed eight security transactions (collectively, the "Security Transactions"), a group of five cellular transactions (the "Cellular Transactions") and a group of seven cable transactions (the "Cable Transactions"). Morgan Stanley compared certain statistics for the Security Transactions to the relevant financial statistics for Protection One. The analysis showed that based on multiples of latest twelve months EBITDA ranging from 10 times to 13 times and multiples of calendar year 1997 estimated EBITDA based on Protection One's management estimates ranging from 10 times to 12 times, the implied value per share of the Common Stock ranged from $9.62 per share to $18.64 per share. The analysis also showed that based on premiums ranging from 15% to 30% over the closing price of Common Stock as of June 30, 1997 (the "Normalized Stock Price") and premiums ranging from 20% to 35% over the closing price of Common Stock as of 30 trading days prior to June 30, 1997, the implied value per share of the Common Stock ranged from $12.30 per share to $17.55 per share.

  Discounted Equity Value

     Morgan Stanley performed an analysis of the present value per share of the Common Stock's future trading price based on a range of EBITDA assumptions for Protection One for the calendar years 2001 and 2002, illustrative multiples of EBITDA ranging from 7.0 times to 10.2 times (Protection One's then current multiple of calendar year 1997 estimated EBITDA) and illustrative discount rates ranging from 15% to 25%. Based on this analysis, Morgan Stanley estimated a present value of the potential future trading price per share ranging from $5.95 to $8.72 based on slower growth financial projections provided by Protection One management, EBITDA multiples ranging from 7.0 times to 8.0 times and discount rates ranging from 20% to 25%. Morgan Stanley also estimated a present value of the potential future trading price per share ranging from $12.13 to $18.49 based on base case financial projections provided by Protection One's management, EBITDA multiples ranging from 9.0 times to 10.2 times and discount rates ranging from 20% to 25%.

  Pro Forma Analysis

     Morgan Stanley analyzed the pro forma impact of the Stock Acquisition Transaction on Protection One's EBITDA in projected calendar years 2001 and 2002. Based on this analysis and including the value of the Special Dividend and the 19.9% Option granted to Western Resources, Morgan Stanley estimated a pro forma present value of the potential future trading price per share ranging from $14.54 to $20.98 based on pro forma financial projections provided by Protection One's management, EBITDA multiples ranging from 9.0 times to 10.2 times and discount rates ranging from 15% to 25%.

     Morgan Stanley also analyzed the pro forma trading price per share based on Protection One's then current multiple of latest quarter annualized EBITDA, a range of LQA EBITDA values for the Western Resources Security Business of approximately $30 million to $50 million and a range of LQA EBITDA multiples for the Western Resources Security Business of 7.0 times to 11.0 times. Based on this analysis, Morgan Stanley estimated a pro forma trading value per share ranging from $7.60 per share to $11.89 per share.

     Morgan Stanley also analyzed the implied precedent price paid for the Western Resources Security Business based on a valuation of $394.4 million as of December 31, 1996 (based on the purchase price paid for the Western Resources Security Business by Western Resources) and a range of present values of such purchase price paid ranging from 80% to 120% of the value as of December 31, 1996. Such analysis showed a range of implied equity values of $315.5 to $473.3 million for the Western Resources Security Business and an implied pro forma value per share for Protection One of $9.38 per share to $11.25 per share based on the aggregate value of Protection One based on the Normalized Stock Price.

     No company or transaction used in the peer group analysis and selected precedent transactions analysis is identical to Protection One or the Stock Acquisition Transaction. Accordingly, an analysis of the results of the foregoing necessarily involved complex considerations and judgments concerning financial and operating characteristics of Protection One and other factors that could affect the public trading value of the companies to which Protection One is being compared.

     In connection with the review of the Stock Acquisition Transaction by the Protection One Board of Directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of its opinion given in connection therewith. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Protection One or the Western Resources Security Business. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic condition and other matters, many of which are beyond the control of Protection One. Any estimates contained in the fairness opinion are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness from a financial point of view of the Transaction to the holders of shares of Common Stock and were conducted in connection with the delivery of Morgan Stanley's opinion. The analyses do not purport to be appraisals or to reflect the prices at which the Common Stock might actually trade. The terms of the Stock Acquisition Transaction were determined through arm's-length negotiations between Protection One and Western Resources and were approved by the Protection One Board.

     The Protection One Board of Directors retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Morgan Stanley makes a market in the Common Stock. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, may trade or otherwise effect transactions, for its own account or for the accounts of customers, in the equity securities of Protection One or Western Resources.


     Pursuant to the Engagement Letter, Morgan Stanley provided advisory services and a financial opinion in connection with the Stock Acquisition Transaction and Protection One agreed to pay to Morgan Stanley, if the Stock Acquisition Transaction is consummated, a fee based on the aggregate value of the Stock Acquisition Transaction and estimated by Protection One at approximately $3.7 million. In addition, Protection One has also agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to Morgan Stanley's engagement. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for Protection One and have received fees for the rendering of these services.


CONTROL BY WESTERN RESOURCES; CERTAIN RESTRICTIONS

     Immediately following the Share Issuance, Western Resources will own shares of Common Stock constituting in the aggregate approximately 82.5% of the outstanding shares of Common Stock, based on the number of shares of Common Stock outstanding as of the Record Date. As a result, Western Resources will have the ability to elect the entire Board of Directors of Protection One and to approve any matter requiring the approval of Protection One's stockholders, including the merger of Protection One, the sale of all or substantially all of Protection One's assets and the adoption of amendments to Protection One's certificate of incorporation.

     The Contribution Agreement provides that at the Closing, Protection One will increase the size of its Board of Directors from four to 12, and that eight persons selected by Western Resources will be added to such Boards. The names of the persons who have been nominated by Western Resources to serve on the

Protection One Board of Directors pursuant to this arrangement, and certain information with respect to their respective backgrounds, is included in the section of this Proxy Statement captioned "Management of Protection One After the Stock Acquisition Transaction -- Directors and Executive Officers." The Contribution Agreement further provides that (i) until the second anniversary of the Closing, Western Resources will vote all shares of Common Stock beneficially owned by Western Resources to elect as directors of Protection One the four current directors of Protection One and eight individuals nominated by Western Resources (some or all of whom may be, at Western Resources' sole discretion, "independent persons" as defined in the Contribution Agreement); and (ii) thereafter, for so long as Western Resources directly or indirectly owns more than 50% of the outstanding shares of Common Stock, Western Resources will vote all such shares to elect as directors of Protection One one individual selected by Western Resources from the executive officers of Protection One, at least three "Independent Directors" and eight additional individuals nominated by Western Resources. See "The Contribution Agreement -- Protection One's Board of Directors and Headquarters."

     As used in the Contribution Agreement, an "independent person" is a person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in Western Resources, Protection One or any entity or individual that beneficially owns greater than two percent of the outstanding Common Stock or any affiliate of any such entity or individual, and (iii) is not connected with Western Resources, Protection One or any entity or individual that beneficially owns greater than two percent of the outstanding Common Stock or any affiliate of such entity or individual as an officer, employee, consultant, agent, representative, trustee, partner, director (other than of Protection One) or a person performing similar functions.

     Protection One is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law. Pursuant to Section 203, certain "business combinations" (as defined) between a Delaware corporation and an "interested stockholder" (defined generally as a stockholder who becomes the beneficial owner of 15% or more of a Delaware corporation's outstanding voting stock) are prohibited for three years following the date such stockholder became an "interested stockholder," unless the business combination is approved by the board of directors of the corporation and by the holders of two-thirds of the outstanding voting stock of the corporation not owned by the "interested stockholder." The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions that increase an interested stockholder's percentage ownership of stock. Because the Share Issuance has been approved by Protection One's Board of Directors, the provisions of Section 203 requiring a "supermajority" vote to approve certain corporate transactions will not apply to transactions between Western Resources and Protection One. However, the Contribution Agreement provides that during the 10-year period following the Closing, a merger or a sale of all or substantially all of the assets of Protection One involving Western Resources or any affiliate of Western Resources generally will, under the terms of the Contribution Agreement, require the prior approval of a majority of the Independent Directors, and Western Resources may acquire more than 85% of the outstanding shares of Common Stock or other voting securities of Protection One only under specified circumstances and subject to specified limitations. See "The Contribution Agreement -- Standstill." In addition, certain fiduciary obligations will be imposed by law on Western Resources in its capacity as majority stockholder of Protection One.

PLANS FOR PROTECTION ONE FOLLOWING THE STOCK ACQUISITION TRANSACTION

     Western Resources presently intends to cause Protection One to retain, and to operate Protection One's business (including the Western Resources Security Business) under the direction of, Protection One's current management. (See "Management of Protection One After the Stock Acquisition Transaction" for a description of the new employment agreements to be entered into between Protection One and four of Protection One's current executive officers upon consummation of the Stock Acquisition Transaction and certain performance bonuses to be paid to such officers.) Steven A. Millstein, currently President of each of WestSec and Westar Security, will become an Executive Vice
President -- New Market Development of Protection One; and Protection One's directors and executive officers immediately after the Closing will become the directors and executive officers of the Western Resources Security Business.

     Pursuant to the Contribution Agreement, Western Resources has agreed that, subject to certain exceptions, Western Resources will not engage in selling and servicing residential or commercial monitoring and response security systems, access control systems, closed-circuit television and video monitoring systems, vehicle location and monitoring systems or security guard services other than through Protection One. See "The Contribution Agreement -- Entire Security Business."

     Protection One and Western Resources also have provided in the Contribution Agreement that for three years following the Stock Acquisition Transaction, the principal executive offices of Protection One will continue to be located in Los Angeles, California and Protection One's financial headquarters will be located in Dallas, Texas.

     If the Stock Acquisition Transaction occurs, management of Protection One currently intends to retain all of the monitoring centers of Protection One and the Western Resources Security Business, including facilities in Arizona, Florida, Kansas, Oregon and Texas, and substantially all of the infrastructure and employees of the Western Resources Security Business in support of Protection One's growth objectives. Immediately following the Closing, management will conduct a review of branch operations and locations with the goal of combining duplicative branches in markets that were common to Protection One and the Western Resources Security Business while enhancing field service capabilities. In addition, certain corporate staff areas will be streamlined. In addition, Protection One's finance, accounting and management information services staffs will be combined with those of WRSB as a part of the relocation to Dallas, Texas. Staffs in other areas also may be combined where management determines doing so would contribute to enhanced efficiencies and lower costs.

     Protection One's management expects that following the Stock Acquisition Transaction, a majority of Protection One's new subscriber growth will continue to be generated through a dealer program (which is expected to be substantially expanded from Protection One's current program) and acquisitions of subscriber account portfolios. Management will prioritize and target geographic areas for additional growth.

PAYMENTS TO OPTIONHOLDERS AND ACCELERATION OF OPTIONS

     In connection with the Stock Acquisition Transaction, Protection One will pay to those directors, officers, employees and consultants of Protection One who hold options to purchase shares of Common Stock, $7.00 in cash with respect to each share issuable upon the exercise of such options, or an aggregate of up to $8.2 million, of which an aggregate of up to $5.0 million will be paid to directors, executive officers and other affiliates of Protection One, based upon the number of shares of Common Stock issuable upon exercise of options outstanding as of the Record Date. In addition, all outstanding options to acquire Common Stock will become exercisable in full, including options to purchase an aggregate of 712,000 shares of Common Stock held by directors, executive officers and other affiliates of Protection One as of the Record Date, some of which options otherwise would have vested over periods of up to five years. Such payments to holders of outstanding options will be made at or about the same time the Special Dividend is paid. For information with respect to the options beneficially owned by each of Protection One's directors and executive officers, see "Management of Protection One after the Stock Acquisition Transaction -- Option Grants in Last Fiscal Year" and "Management of Protection One after the Stock Acquisition Transaction -- Option Values."

WARRANT ADJUSTMENTS AND PAYMENTS; ADJUSTMENTS TO CONVERTIBLE NOTES; OFFER TO REPURCHASE DISCOUNT NOTES

     As of the Record Date, Protection One had outstanding (i) an Amended and Restated Stock Purchase Warrant dated as of September 16, 1991 (the "Bank Warrant"), issued to a bank as a former lender to Protection One and exercisable for up to 103,697 shares of Common Stock at an exercise price of $3.633 per share, (ii) 770,000 warrants (the "1993 Warrants") issued pursuant to a Warrant Agreement dated as of November 3, 1993, between Protection One and United States Trust Company of New York as Warrant Agent, each of which warrants entitles the holder thereof to purchase from the Company six-tenths of a share of Common Stock at a price of $.167 per share, (iii) 469,600 warrants (the "1995 Warrants") issued pursuant to a Warrant Agreement dated as of May 17, 1995 (the "1995 Warrant Agreement"), between Protection

One and State Street Bank and Trust Company as Warrant Agent, each of which warrants entitles the holder thereof to purchase one share of Common Stock at a price of $6.60 per share, and (iv) $103.5 million aggregate principal amount of Convertible Notes. The 1993 Warrants and the 1995 Warrants were issued by Protection One in private offerings to purchasers of two series of senior subordinated notes; for additional information with respect to the terms of such warrants, see note 10 of the notes to the consolidated financial statements of Protection One for the fiscal years ended September 30, 1996 and 1995 included in this Proxy Statement. The Convertible Notes were issued in 1996 in a registered public offering.

     Pursuant to the terms of the Bank Warrant, the 1993 Warrants, the 1995 Warrants and the Convertible Notes, as a result of the transactions provided for in the Contribution Agreement, certain adjustments will be made to the exercise or conversion prices of these securities and/or certain payments will be made in lieu of such adjustments, including, but not limited to, the following:

          (a) As a result of the Special Dividend, the holder of the Bank Warrant will be entitled to receive, at such holder's election, either a cash payment of $725,879 or an increase in the number of shares of Common Stock subject to such warrant and a decrease in the warrant's exercise price, in accordance with the terms and conditions of the Bank Warrant;

          (b) Protection One will pay to the holders of the 1993 Warrants cash in an aggregate amount equal to $7.00 multiplied by the number of shares of Common Stock issuable upon exercise of the 1993 Warrants, or an aggregate of $3,234,000, in lieu of adjustments to the exercise price and numbers of shares of Common Stock subject to such warrants;

          (c) The exercise price of the 1995 Warrants will be decreased, and the number of shares of Common Stock issuable upon exercise of the 1995 Warrants will be increased; and

          (d) The conversion price of the Convertible Notes will be decreased.

     The $7.00 per share payments to holders of the 1993 Warrants and, if such holder so elects, the holder of the Bank Warrant will be made at or about the same time as the Special Dividend is paid. The amounts of the anti-dilution adjustments made to the 1995 Warrants and the Convertible Notes will be determined in accordance with formulas set forth in the instruments governing those securities, will depend upon the trading prices of the Common Stock during specified periods prior to the record date for the Special Dividend, and will be effective as of such date.

     As a result of the Stock Acquisition Transaction, holders of the 13 5/8% Senior Subordinated Discount Notes due 2003 issued by Monitoring (the "Discount Notes") will have the right to require Monitoring to repurchase, as of a date selected by Monitoring that is not less than 60 days nor more than 90 days after notice of the repurchase offer is mailed, to purchase some or all of such holders' Discount Notes at a price equal to 101% of the Discount Notes' "Accreted Value" (as defined in the indenture governing the Discount Notes), or approximately $950.47 per $1,000 principal amount at maturity of the Discount Notes.

ACCOUNTING TREATMENT

     The Stock Acquisition Transaction will be accounted for under the purchase method of accounting. Although Protection One will be the acquirer of the Western Resource Security Business, after such transaction Western Resources will hold a controlling interest in Protection One. Accordingly, for accounting purposes, the Stock Acquisition Transaction will be a "reverse acquisition" and WRSB will be the "accounting acquirer". As WRSB will be the accounting acquirer, its accounts will be recorded at historical cost, and the assets and liabilities of Protection One will be recorded at their estimated fair value as of the date of the Share Issuance.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion addresses certain federal income tax considerations of the Stock Acquisition Transaction that are applicable to Protection One and to holders of the Common Stock generally. The discussion is based on provisions of the United States Internal Revenue Code of 1986, as amended (the

"Code"), the final, temporary and proposed Treasury Regulations promulgated thereunder and judicial and administrative interpretations thereof, all as in effect on the date of this Proxy Statement. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view as to any of the matters discussed below. In addition, there can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the statements and conclusions set forth herein. Any such change or interpretation could be applied retroactively and could affect the tax consequences of the Stock Acquisition Transaction to Protection One and its stockholders.

     Stockholders should be aware that the following discussion does not deal with all federal income tax consequences that may result from the Stock Acquisition Transaction or the tax consequences of transactions effected prior to or after the Stock Acquisition Transaction (whether or not such transactions are in connection with the Stock Acquisition Transaction), including, without limitation, the exercise of the 19.9% Option. In addition, no foreign, state or local tax considerations are addressed herein. Furthermore, this discussion applies only to a stockholder in whose hands the shares of Common Stock are a capital asset, and does not address the considerations that may apply to stockholders who are subject to special treatment for federal income tax purposes (such as financial institutions, tax-exempt entities and foreign persons) or who acquired their shares of Common Stock through the exercise of employee stock options or otherwise as compensation. The consequences to any particular stockholder may differ from those described below by reason of the particular circumstances and income tax situation of that stockholder.

     Subject to the limitations and qualifications referred to herein, Protection One believes that the material federal income tax consequences of the Stock Acquisition Transaction to Protection One and its stockholders generally will be as follows:

     No Recognition of Gain or Loss. Protection One will not recognize gain or loss on the issuance of the Shares to Western Resources in exchange for the Western Resources Contribution.

     Special Dividend. Each stockholder who receives the Special Dividend will be required to recognize dividend income (to the extent of such stockholder's pro rata share of the current or accumulated earnings and profits of Protection
One) of up to the amount received. To the extent that the amount of the Special Dividend received by any stockholder exceeds his or her pro rata share of such current or accumulated earnings and profits, the excess will reduce the stockholder's tax basis for his or her shares of Common Stock until such basis has been reduced to zero. Any remaining portion of the Special Dividend will be taxed as a capital gain. In the event that the stockholder's holding period for his or her shares of Common Stock is more than 18 months, the maximum federal capital gains rate is 20%. In the event the stockholder's holding period for his or her shares of Common Stock is more than one year and not more than 18 months, the maximum federal capital gains rate is 28%.

     It is not known at this time what portion, if any, of the Special Dividend will be treated as dividend income, and that portion cannot be determined until after the close of the tax year of Protection One in which the Special Dividend is paid. However, it is presently anticipated that if the Closing occurs prior to December 31, 1997, and the Special Dividend is paid on or before December 31, 1997, Protection One will not have any significant current or accumulated earnings and profits. Protection One will be required to report to each stockholder and the IRS the total amount of the Special Dividend and the portion of the amount so distributed to each stockholder to be treated as a dividend.

     Although unlikely, it is possible that for federal income tax purposes, the transfer of cash by Western Resources to Protection One in connection with the Stock Acquisition Transaction followed by the distribution of cash by Protection One to its stockholders would be treated as a direct transfer of cash by Western Resources to the Protection One stockholders in exchange for a portion of the shares of Common Stock held by each Protection One stockholder, followed by a non-taxable stock split. In such event, each Protection One stockholder would be treated as required to recognize taxable gain or loss from the deemed sale of a portion of his or her shares of Common Stock, and no portion of the Special Dividend would be treated as generating dividend income or as reducing the tax basis of such stockholder's stock.

     Payments to Holders of Options. Amounts paid in connection with the Stock Acquisition Transaction to those directors, officers and employees of Protection One who hold options issued pursuant to Protection One's 1994 Stock Option Plan, as amended (the "1994 Stock Option Plan") or Protection One's 1996 Non-Qualified Stock Option Plan that are calculated with respect to the shares of Common Stock subject to such options will be taxable income to the recipients. Generally, such payments are deductible by the payor under Section 162 of the Code. However, Section 162(m) of the Code disallows any deduction for otherwise deductible compensation payable to certain executive officers to the extent that compensation paid to such officers for such year exceeds $1 million. There is an exception to this disallowance for certain "performance-based compensation." Protection One believes that the entire amount paid to option holders would be deductible under this exception. However, the IRS may take a contrary view and seek to treat a portion of the amount paid as non-deductible.

     It is possible that the IRS will take the position that a portion of the compensation paid to holders of options may constitute an "excess parachute payment" under the Code. Very generally, excess parachute payments arise from certain payments made to disqualified individuals that are in the nature of compensation, that are not reasonable in amount and that are contingent on certain changes in ownership or control of the Company. Disqualified individuals for this purpose include certain employees and independent contractors who are officers, shareholders or highly-compensated individuals. To the extent that any payment constitutes an excess parachute payment, Protection One would not obtain a deduction for the amount of such payment, and the recipient of the payment would be subject to a 20% excise tax in addition to regular income taxes. Protection One believes that the payments to be made to holders of options in connection with the Stock Acquisition Transaction represent reasonable compensation for services previously rendered, and that accordingly no portion of such payments constitutes "excess parachute payments."

     Acceleration of Vesting Period of Certain Options. As described in "The Stock Acquisition Transaction -- Payments to Optionholders and Acceleration of Options," upon consummation of the Stock Acquisition Transaction all outstanding options to acquire shares of Common Stock will become exercisable in full. The acceleration of the exercisability of any such option will not result in any taxable income being required to be recognized by the optionholder or in any deduction to Protection One. However, in some instances the acceleration of exercisability of an option that qualified as an "incentive stock option" under
Section 422 of the Code could cause such option be converted into a nonqualified option. For a description of the different tax consequences to Protection One of the exercise of incentive and nonqualified stock options, see "Approval of the 1997 Long-Term Incentive Plan -- Tax Aspects -- Stock Options." In addition, the acceleration of exercisability of options must be taken into account making any required "excess parachute payments" computation at the time of the option in question is exercised.

     Payments to Holders of Warrants. Amounts paid in connection with the Stock Acquisition Transaction to holders of warrants issued by Protection One will not be deductible by Protection One.

REGULATORY REQUIREMENTS

     Antitrust. Pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules issued thereunder by the Federal Trade Commission (the "FTC", and such statute and rules together the "HSR Act"), the Stock Acquisition Transaction may not be consummated until certain information has been provided to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. Protection One and Western Resources filed Notification and Report Forms under the HSR Act relating to the Stock Acquisition Transaction on August 13, 1997. The waiting period under the HSR Act with respect to the Stock Acquisition Transaction expired on September 14, 1997. At any time before or after the Stock Acquisition Transaction is consummated, the FTC or the Antitrust Division could take such action under the antitrust laws as such agency deems necessary or desirable in the public interest, including seeking to enjoin consummation of the Share Issuance or seeking divestiture of assets of Protection One or Western Resources. At any time before or after the Share Issuance, any state could take such action under the antitrust laws as that state deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Stock Acquisition Transaction or seeking divestiture of assets of Protection One or Western Resources. Private parties also may seek to take legal action under the antitrust laws under certain circumstances.

     Protection One and Western Resources believe that the Stock Acquisition Transaction is in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Stock Acquisition Transaction will not be made or that if such a challenge were made, Protection One and Western Resources would prevail or would not be required to accept certain conditions, possibly including certain divestitures, in order to consummate the Stock Acquisition Transaction.

     Licensing. The Western Resources Security Business has subscribers in a number of states as to which regulatory filings or approvals may be required in connection with the contribution to Protection One of the shares of WestSec and Westar Security.

CHARTER AMENDMENT

     In order for Protection One to have sufficient authorized capital to issue the Shares to Western Resources, the Fifth Restated Certificate of Incorporation, as previously amended, of Protection One (the "Certificate of Incorporation") must be further amended to increase the number of shares of Common Stock that Protection One is authorized to issue. The Board of Directors of Protection One has approved an amendment to Article Four of the Certificate of Incorporation increasing the number of authorized shares of Common Stock from 40,000,000 shares to 150,000,000 shares. A copy of Article Four of the Certificate of Incorporation as proposed to be amended is attached to this Proxy Statement as Appendix E. By voting in favor of the Stock Acquisition Proposal, stockholders will be voting in favor of the Charter Amendment.

     As of the Record Date, of the currently authorized shares of Common Stock, 14,493,722 shares were outstanding, 2,224,444 unissued shares were reserved for issuance under Protection One's stock option and other employee benefit plans, 1,035,297 shares were reserved for issuance pursuant to the exercise of other outstanding options and warrants, 5,766,017 shares were reserved for issuance upon conversion of the Convertible Notes and 2,750,238 shares were reserved for issuance upon exercise of the 19.9% Option. It is anticipated that approximately 68,500,000 shares of Common Stock will be issued in the Share Issuance, that up to 4,000,000 additional shares may need to be reserved for issuance pursuant to the exercise of outstanding warrants and the Convertible Notes as a result of adjustments that may be required in connection with the Stock Acquisition Transaction (see "-- Warrant Adjustments and Payments; Adjustments to Convertible Notes; Offer to Repurchase Discount Notes") and that 4,200,000 shares will need to be reserved following the Stock Acquisition Transaction for issuance upon exercise of options and other awards to be granted under the 1997 Long-Term Incentive Plan. See "Approval of 1997 Long-Term Incentive Plan."

     Although only approximately additional 88,476,000 shares of Common Stock would need to be authorized in order to meet all currently known needs, the Board of Directors of Protection One believes that it is in the best interests of Protection One to increase the authorized but unissued shares of Common Stock in order to provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares for issuance from time to time in the discretion of the Board of Directors in connection with possible acquisitions of the assets or stock of other companies, other investment opportunities, or other corporate purposes is desirable in order to avoid repeated separate amendments to the Certificate of Incorporation.

     Except as described above, Protection One has no present understanding or commitment, nor has Protection One taken any formal action, to issue currently authorized but unissued shares or the additional shares to be authorized pursuant to the Charter Amendment.

     No further authorization by vote of Protection One's stockholders will be solicited for the issuance of additional shares of Common Stock proposed to be authorized, except as might be required by law, regulatory authority or the rules of the Nasdaq Stock Market or any stock exchange on which Protection One's securities then may be listed. Shares of Common Stock could be issued in one or more transactions. The issuance of additional shares of Common Stock could have an effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in Protection One's book value and earnings, if any, an increase in the aggregate number of outstanding shares of Common Stock caused by the issuance of additional shares would dilute the book value and earnings per share, if any, of all outstanding shares of Common Stock.

If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder's investment could be adversely affected.

     Holders of shares of Common Stock do not have any preemptive or other rights to subscribe for or purchase additional securities that may be issued by Protection One. Pursuant to the Delaware General Corporation Law, holders of the Common Stock are not entitled to dissenter's rights of appraisal with respect to the Charter Amendment.

                           THE CONTRIBUTION AGREEMENT

     The following description of certain terms of the Contribution Agreement is only a summary and does not purport to be complete. This discussion is qualified in its entirety by reference to the complete text of the Contribution Agreement, a copy of which is attached to this Proxy Statement as Appendix A.

THE SHARE ISSUANCE AND THE WESTERN RESOURCES CONTRIBUTION

     The Contribution Agreement provides that Western Resources will contribute to Protection One:

          (i) all of the issued and outstanding common stock of WestSec;

          (ii) all of the issued and outstanding common stock of Westar
     Security;

          (iii) $250 million in cash (except that up to $10 million of such amount may be contributed in the form of securities issued by one or more entities engaged in the business of selling and servicing residential or commercial monitoring and response security systems which securities are listed for trading on a national securities exchange or quoted on an interdealer quotation system, with such securities (the "Investment Shares") valued at the higher of (a) the closing sale price thereof on a national securities exchange or an interdealer quotation system two business days prior to the date on which the Closing occurs and (b) the historical price at which Western Resources purchased such securities); and

          (iv) approximately $116.9 million in additional cash, such amount constituting $7.00 multiplied by the aggregate number of shares of Common Stock outstanding, or issuable upon exercise of options and warrants of Protection One (other than the 19.9% Option) outstanding, immediately prior to the Share Issuance, after giving effect to any and all adjustments in the terms of such options and warrants resulting from the transactions provided for in the Contribution Agreement.

     In consideration of the Western Resources Contribution, Protection One will issue to Western Resources approximately 68,500,000 shares of Common Stock, such number being equal to the product of (i) .801 and (ii) the sum of (x) the aggregate number of shares of Common Stock outstanding as of the Closing (including the shares to be issued pursuant to the Contribution Agreement, but excluding any shares issued pursuant to the Stock Option Agreement at or prior to the Closing) and (y) the aggregate number of shares of Common Stock issuable as of the Closing pursuant to outstanding options and warrants of Protection One (other than the 19.9% Option) after giving effect to the adjustments required as a result of the Special Dividend and the Option/Warrant Payments). Not later than two business days prior to the date of the Closing (the "Closing Date"), Protection One is required to deliver to Western Resources a schedule setting forth (i) the cash payments to be paid with respect to, the reduction in the exercise price of, and/or the increase in the number of shares of Common Stock issuable upon exercise of, each option, warrant and Convertible Note as a result of the payment to the record holders of Common Stock of the Special Dividend and
(ii) the number of the Shares, after giving effect to all payments, reductions and increases referred to in clause(i) immediately above. If, following the Closing, Western Resources notifies Protection One that any calculation on such schedule was incorrect and that as a result thereof either Western Resources was not issued as of the Closing the correct number of Shares or Protection One has been required to make distributions or adjustments not contemplated by such schedule, then as promptly as practicable after Western Resources and the Independent Directors have agreed thereto, such agreement not to be unreasonably withheld, Protection One will issue additional shares of Common Stock to Western Resources at no cost to Western Resources to correct such incorrect calculation. With respect to distributions or adjustments to exercise prices that Protection One is required to make that were not contemplated by such schedule, Western Resources will be entitled to receive for each $1 million of such payments or adjustments that number of shares of Common Stock equal to .1% of the number of Shares.

THE SPECIAL DIVIDEND

     The Contribution Agreement provides that prior to the Closing Protection One will declare a dividend of $7.00 in cash on each share of Common Stock issued and outstanding on the date the Closing occurs, except that the Special Dividend will not be payable on any shares of Common Stock held by Western Resources. The Special Dividend will be payable to holders of record of Common Stock as of the date of, and immediately prior to, the Closing occurs, and will be paid only if the Closing in fact takes place. The Special Dividend will be paid (i) after the date on which the Closing occurs and on or before December 31, 1997 if the Closing occurs before December 31, 1997, and (ii) on the date on which the Closing occurs if the Closing occurs on or after December 31, 1997.

TREATMENT OF PROTECTION ONE STOCK OPTIONS AND WARRANTS

     Pursuant to the Contribution Agreement, Protection One will pay a cash bonus to each of its directors, officers, employees and consultants who is a holder of record on the Closing Date of an option or to purchase Common Stock. Such cash bonus will be in the amount of $7.00 per share of Common Stock issuable on exercise of such option. Holders of record of warrants to purchase Common Stock (other than the 19.9% Option) will receive a reduction in the exercise price of, and/or an increase in the number of shares of Common Stock issuable on exercise of, such warrants or a $7.00 per share cash payment, in each case pursuant to the terms of such holders' warrants. See "The Stock Acquisition Transaction -- Warrant Adjustments and Payments; Adjustments to Convertible Notes; Offer to Repurchase Discount Notes."

STOCKHOLDERS MEETING; RECOMMENDATION

     The Contribution Agreement requires Protection One to take all action necessary to convene a meeting of the holders of the Common Stock as promptly as practicable to consider and vote on the approval of the Stock Acquisition Proposal and the 1997 Long-Term Incentive Plan. Protection One has agreed that, subject to fiduciary obligations under applicable law, Protection One's Board of Directors will recommend, and take all reasonable action to solicit, such approval.

THE CLOSING

     The Contribution Agreement provides that the Closing will take place as promptly as practicable after the satisfaction or waiver of the conditions set forth in the Contribution Agreement, assuming that the Contribution Agreement has not theretofore been terminated in accordance with its terms.

ACQUISITION PROPOSALS

     In the Contribution Agreement, Protection One agrees that neither it nor any of its officers and directors will, and that Protection One will direct and use its best efforts to cause its employees, agents and representatives (including any investment banker, attorney or accountant) not to, directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate any inquiry or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, Protection One (any such proposal or offer an "Acquisition Proposal"), or (ii) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort to make or implement an Acquisition Proposal; provided, however that nothing in the Contribution Agreement will prevent Protection One or its Board of Directors from (i) complying with Rule 14e-2 under the Exchange Act with regard to an Acquisition Proposal; (ii) providing information in response to a request therefor by a party who has made an unsolicited Acquisition Proposal, if the Board of Directors of Protection One receives from the party requesting the information an executed confidentiality agreement on terms substantially similar to the confidentiality agreement entered into between Protection One and Western Resources (the "Confidentiality Agreement") in connection with the transactions contemplated by the Contribution Agreement (except that such confidentiality agreement need not prohibit the making or amendment of an Acquisition Proposal), (iii) engaging in any negotiations or discussions with a party who has made an unsolicited bona fide written Acquisition Proposal, or

(iv) recommending such an Acquisition Proposal to the stockholders of Protection One, if and only to the extent that, in each case referred to in clauses (ii),
(iii) or (iv), immediately above, the Board of Directors of Protection One determines in good faith after consultation with outside legal counsel that such action is necessary for the directors to comply with their fiduciary duties under applicable law.

     Protection One also has agreed (i) immediately to cease and cause to be terminated any existing activities, discussions or negotiations with any party conducted prior to entering into the Contribution Agreement with respect to any of the foregoing, (ii) to promptly inform the individuals or entities referred to in the first sentence of the immediately preceding paragraph of the obligations undertaken in connection with the Contribution Agreement and the Confidentiality Agreement with regard to Acquisition Proposals, (iii) to notify Western Resources immediately if any such inquiry, proposal or offer is received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of Protection One's representatives, indicating the name of such person, (iv) to notify Western Resources of the material terms and conditions of any Acquisition Proposal at least 72 hours prior to Protection One's execution of any letter of intent or agreement with respect thereto, and (v) to promptly request each person who has executed a confidentiality agreement in connection with its consideration of acquiring Protection One to return all confidential information furnished to such person.

ENTIRE SECURITY BUSINESS

     The Contribution Agreement provides that, from and after the Closing, for so long as Western Resources owns, directly or indirectly, more than 50% of the outstanding Common Stock, neither Western Resources, Inc. nor any of its subsidiaries other than Protection One will engage in, or invest in, acquire any equity securities of, or enter into any material business relationship with any person engaged in the business of selling and servicing residential (other than multi-family residential) or commercial monitoring and response security systems, access control systems, closed-circuit television and video monitoring systems, vehicle location and monitoring systems or security guard services (the "Business"). Notwithstanding this prohibition, Western Resources may (i) engage in the business of selling and servicing multi-family residential monitoring and response security systems (the "Multi-Family Monitoring Business"), (ii) invest in, acquire equity securities of or enter into any material business relationship with any person engaged in the Business provided such person derives at least 75% of its revenues from the Multi-Family Monitoring Business and/or any other business other than the Business, and (iii) engage in the Business to the extent such business is acquired pursuant to the foregoing clause (ii). However, Western Resources may not invest in, acquire equity securities of, or enter into any material business relationship with any person engaged in the Business if, following such investment, acquisition or entrance into, Western Resources would derive aggregate annual revenues from the Business in an amount equal to 7.5% or greater of the aggregate annual revenues at such time of Protection One.

     Notwithstanding the foregoing provisions of the Contribution Agreement, Western Resources had the right, prior to the Closing and with the prior written consent of Protection One, to enter into one or more agreements to acquire some or all of the equity securities of each of Centennial Security Holdings, Inc., Network Holdings, Inc. and Guardian International, Inc.

     Prior to entering into any acquisition agreement with Centennial, Network or Guardian, Western Resources was required to (i) ensure that Protection One was entitled to enter into a confidentiality agreement entered into between Western Resources and such party, and to Protection One and its representatives a period of no less than five days to review all of the same financial and other information made available to or generated by Western Resources or any of its representatives or advisors in connection with Western Resources's review of such party; (ii) provide Protection One with a substantially final draft of the acquisition agreement with respect to the acquired securities at least five days prior to execution thereof; and (iii) not enter into such acquisition agreement unless Protection One consented in writing to Western Resources entering into such agreement.

     Immediately or as soon as practicable following the Closing, Western Resources is required to transfer to Protection One, without recourse to Western Resources or any of its subsidiaries or affiliates, all of Western Resources's right, title and interest, if any, in all of the equity securities of Centennial and all of the equity securities of Guardian acquired by Western Resources after the Closing, as well as all rights and obligations of Western Resources under the acquisition agreements entered into with respect to Centennial and/or Guardian, as the case may be. (Western Resources has advised Protection One that Western Resources intends to contribute to Protection One, as a part of the Investment Shares, the common stock of Guardian owned by Western Resources as of the signing of the Contribution Agreement.) For a period of 180 days following the Closing Date, Protection One will have the right, exercisable by the vote of a majority of the Protection One Board of Directors, to require Western Resources to transfer to Protection One, without recourse to Western Resources or any of its subsidiaries or affiliates, all of Western Resources's right, title and interest in the equity securities of Network, as well as all rights and obligations of Western Resources under the acquisition agreement entered into with respect to Network.

     In consideration of the transfer of all of Western Resources's right, title and interest, if any, in each of Centennial and Network and the equity securities of Guardian acquired by Western Resources after the Closing, and the respective acquisition agreements with respect thereto, Protection One will pay in cash to Western Resources an amount equal to the sum of (x) the purchase price paid by Western Resources to acquire Centennial, Network or Guardian, as the case may be (the "Purchase Price"), (y) any and all fees and expenses incurred by Western Resources to third parties (including, without limitation, investment bankers, attorneys and accountants) in connection with Western Resources's acquisition of Centennial, Network or Guardian, as the case may be, and (z) a carrying charge equal to the product of (A) the Purchase Price, (B)
0.1 and (C) the number of days from and including the date of the consummation of the acquisition of Centennial, Network or Guardian, as the case may be, by Western Resources up to but not including the date of transfer, divided by 365; and (ii) Protection One will pay to Western Resources the higher of (x) the amount determined by the foregoing formula and (y) the closing sales price of the securities of Guardian purchased by Western Resources on a national securities exchange or interdealer quotation system two business days prior to the consummation of the transfer of such securities to Protection One.

     Notwithstanding anything to the contrary contained in the Contribution Agreement, in the event that the aggregate amount paid by Protection One to Western Resources for such securities of Centennial, Network and Guardian as are transferred to Protection One in accordance with the terms of the Contribution Agreement (the "Aggregate Amount") exceeds the Base Amount (as defined below), then Protection One will pay to Western Resources cash in an aggregate amount equal to the Base Amount and Protection One will issue to Western Resources (or any subsidiary of Western Resources designated by Western Resources) an unsecured note or notes in any aggregate principal amount equal to the difference between the Aggregate Amount and the Base Amount. Such note or notes will bear interest at an annual rate of 10%, and the principal amount of the note or notes and all accrued interest thereon will be payable in full on the first anniversary of the date of issuance of each such note or notes. Protection One's obligations under such note or notes shall be subordinated to any other outstanding debt obligations of Protection One to the extent that such subordination is required by the instruments governing such debt obligations. For purposes of the Contribution Agreement, "Base Amount" means an amount equal to the aggregate amount of cash and marketable securities contributed to Protection One by Western Resources at the Closing minus the sum of (i) the aggregate principal amount and accrued interest outstanding under Protection One's Amended and Restated Credit Agreement as of the Closing Date and (ii) the aggregate amount of the cash dividends and the distributions payable to holders of Common Stock and Protection One options and warrants following the Closing Date as contemplated by the Contribution Agreement.

     For additional information with respect to the businesses of Centennial, Network and Guardian and the acquisition or proposed acquisition by Western Resources of equity securities of such companies, see "Business of Protection One -- Potential Acquisitions." At the time the Contribution Agreement was entered into, the Multi-Family Monitoring Business was excluded from the business in which Western Resources agree to engage only through Protection One due to the status at that time of the negotiations between Western Resources and Network for the Network Acquisition, which negotiations had commenced prior to the negotiation and structuring of the Stock Acquisition Transaction. However, as described above, as of the date of this Proxy Statement Western Resources has granted Protection One an option to acquire the equity securities of Network, and has advised Protection One that although Western Resources reserves the right to engage in the Multi-Family Monitoring Business other than through Protection One, Western Resources has no present plans to do so.

STANDSTILL

     Until the 10th anniversary of the Closing Date (unless earlier terminated pursuant to the provisions of the Contribution Agreement), the Contribution Agreement prohibits Western Resources, its affiliates and any person acting on their behalf from directly or indirectly (i) acquiring, agreeing to acquire or proposing, or announcing or disclosing any intention to propose, to acquire any shares of Common Stock or any other securities of Protection One generally entitled to vote for the election of directors of Protection One and on other matters for which the holders of Common Stock are entitled to vote ("Voting Securities"), and (ii) proposing, or announcing or disclosing any intention to propose, any merger or business combination involving Protection One or the purchase of all or substantially all of the assets of Protection One. Notwithstanding this prohibition:

          (a) Western Resources and its affiliates, and any person acting on their behalf, may acquire Voting Securities pursuant to the Share Issuance, the Stock Option Agreement and the Option and Voting Agreement;

          (b) Between the Closing Date and the six-month anniversary of the Closing Date, Western Resources may in any manner acquire Voting Securities representing in the aggregate up to but not exceeding 85% of the Voting Securities issued and outstanding at such time;

          (c) After the six-month anniversary of the Closing Date, at any time when Convertible Notes representing more than $51,750,000 in aggregate principal amount remain outstanding, Western Resources may in any manner acquire Voting Securities representing in the aggregate up to but not exceeding 88.5% of the Voting Securities issued and outstanding at such time;

          (d) After the six-month anniversary of the Closing Date, at any time when Convertible Notes representing less than $51,750,000 in aggregate principal amount remain outstanding, Western Resources may in any manner acquire Voting Securities representing in the aggregate up to but not exceeding 85% of the Voting Securities issued and outstanding at such time; and

          (e) Following the Closing Date Western Resources may make a tender offer or exchange offer for all outstanding shares of Common Stock or Voting Securities, and may propose a merger or business combination involving Protection One or the purchase of all or substantially all of the assets of Protection One, but only if (x) any tender offer constitutes a "tender offer" for purposes of, and is made in compliance with, Rules 14d-1 and 13e-3 under the Exchange Act, and (y) any such action is approved by a majority of the Independent Directors, and is at a price and on terms that are fair to the stockholders of Protection One as determined by a majority of such Independent Directors after receipt of a fairness opinion from a nationally recognized investment banking firm selected by a majority of such Independent Directors and reasonably acceptable to Western Resources.

PROTECTION ONE'S BOARD OF DIRECTORS AND HEADQUARTERS

     The Contribution Agreement provides that at the Closing Protection One will increase the size of its Board of Directors from four to 12 to permit eight persons named by Western Resources to be added to such Board. Until the second anniversary of the Closing, Western Resources will vote all shares of Common Stock beneficially owned by Western Resources to elect the four current directors of Protection One and eight individuals selected by Western Resources (some or all of whom, at Western Resources's sole discretion, may be "independent persons" as defined in the Contribution Agreement). Thereafter, for so long as Western Resources directly or indirectly owns more than 50% of the outstanding shares of Common Stock, Western Resources will vote all such shares to elect as directors of Protection One (i) one individual selected from the executive officers of Protection One, (ii) at least three Independent Directors, and (iii) eight individuals selected by Western Resources. The Contribution Agreement also provides that, until the third anniversary of the Closing, the corporate headquarters of Protection One will be in Los Angeles, California and Protection One's finance headquarters will be in the Dallas, Texas metropolitan area.

STOCK OPTION PLAN

     The Contribution Agreement requires that, subject to obtaining stockholder approval, upon or promptly following the Closing Date Protection One will establish a new stock option plan (the "New Option Plan") for the benefit of officers and key employees of Protection One (including the Western Resources Security Business). The New Option Plan is to include such terms and conditions as are determined by the Board of Directors of Protection One and approved by Western Resources; provided, however, that the New Option Plan will provide for issuance of a total of up to 4,200,000 shares of Common Stock. Options with respect to 1,600,000 shares of Common Stock will be granted to officers and key employees of Protection One (including WRSB) on or immediately after the Closing Date. The 1997 Long-Term Incentive Plan will constitute the New Option Plan. See "Approval of 1997 Long-Term Incentive Plan" and the form of the 1997 Long-Term Incentive Plan attached hereto as Appendix F.

CONDITIONS TO THE SHARE ISSUANCE

     The Contribution Agreement provides that the respective obligations of Protection One and Western Resources to effect the Share Issuance are subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions: (i) the Stock Acquisition Proposal and the New Option Plan shall have been approved by the requisite votes of the holders of the Common Stock;
(ii) the shares of Common Stock issuable pursuant to the Share Issuance shall have been authorized for quotation on the Nasdaq National Market; (iii) the applicable waiting period under the HSR Act shall have expired or been terminated, and all consents, registrations, approvals, permits and authorizations from any Governmental Entity required prior to the Closing shall have been made or obtained (except for those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a "Transferred Subsidiary Material Adverse Effect" or a "Protection One Material Adverse Effect" (each as defined in the Contribution Agreement) or to provide a reasonable basis to conclude that the parties or their affiliates or respective directors, officers or other representatives would be subject to the risk of criminal liability); and (iv) no court or governmental entity of competent jurisdiction shall have enacted, entered or enforced any law, rule, regulation, judgment or other order that is in effect and restrains, enjoins or otherwise prohibits consummation of the Share Issuance.

     The obligation of Protection One to effect the Share Issuance is also subject to the satisfaction or waiver by Protection One at or prior to the Closing of the following conditions: (i) the representations and warranties of Western Resources in the Contribution Agreement shall be true and correct as of the date of the Contribution Agreement and as of the Closing as though made on and as of the Closing (except to the extent any representation or warranty expressly speaks as of an earlier date), and Protection One shall have received certificates of Western Resources to such effect, provided that this condition shall be deemed satisfied unless the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Transferred Subsidiary Material Adverse Effect or is reasonably likely to prevent or materially burden or impair the ability of Western Resources to consummate the Share Issuance and the other transactions contemplated by the Contribution Agreement; (ii) Western Resources shall have performed in all material respects all of Western Resources' obligations under the Contribution Agreement at or prior to the Closing Date, and Protection One shall have received certificates of Western Resources to such effect; (iii) Western Resources and WRSB shall have obtained the consent or approval of each person whose consent or approval is required under any agreement or instrument to which Western Resources is a party, except those for which the failure to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a Transferred Subsidiary Material Adverse Effect or to prevent or materially burden or impair the ability of Western Resources to consummate the Share Issuance and the other transactions contemplated by the Contribution Agreement; (iv) Protection One shall have received the cash and stock certificates evidencing the Investment Shares required to be delivered to Protection One at the Closing; (v) Protection One shall have received stock certificates evidencing the shares of the Western Resources Security Business, in form satisfactory to Protection One; and (vi) no event or events shall have occurred, or be reasonably likely to occur, which, individually or in the aggregate, have had, or could reasonably be expected to have, a Transferred Subsidiary Material Adverse Effect.

     The obligation of Western Resources to effect the Share Issuance is also subject to the satisfaction or waiver by Western Resources at or prior to the Closing of the following conditions: (i) the representations and warranties of Protection One in the Contribution Agreement shall be true and correct as of the date of the Contribution Agreement and as of the Closing as though made on and as of the Closing Date (except to the extent any representation or warranty expressly speaks as of an earlier date), and Western Resources shall have received a certificate of Protection One to such effect, provided that this condition shall be deemed satisfied unless the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Protection One Material Adverse Effect or is reasonably likely to prevent or materially burden or impair the ability of Protection One to consummate the transactions contemplated by the Contribution Agreement; (ii) Protection One shall have performed in all material respects all of Protection One's obligations under the Contribution Agreement at or prior to the Closing Date, and Western Resources shall have received a certificate of Protection One to such effect; (iii) Protection One shall have obtained the consent or approval of each person whose consent or approval is required under any contract to which Protection One is a party, except for those for which the failure to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a Protection One Material Adverse Effect or to prevent or materially burden or impair the ability of Protection One to consummate the Share Issuance and the other transactions contemplated by the Contribution Agreement; (iv) Western Resources shall have received the opinion of Sullivan & Cromwell, dated the Closing Date, to the effect that the contribution of the shares of WestSec and Westar Security and the Investment Shares will be treated for Federal income tax purposes as a "contribution to a controlled corporation" within the meaning of Section 351 of the Code; (v) Protection One shall have entered into employment and non-competition agreements with each of Messrs. Mackenzie, Hesse, Mack and Rankin; (vi) Western Resources shall have received stock certificates representing the duly authorized, validly issued, fully paid and nonassessable Shares; and (vii) no event or events shall have occurred, or be reasonably likely to occur, which, individually or in the aggregate, have had, or could reasonably be expected to have, a Protection One Material Adverse Effect.

     As used in the Contribution Agreement,

          (a) "Transferred Subsidiary Material Adverse Effect" means any change or effect that is materially adverse to the financial condition, properties, business or results of operations of the Western Resources Security Business taken as a whole; provided, however, that any such effect resulting from any change (i) in any law, rule, or regulation that applies to both Protection One and the Western Resources Security Business or (ii) in economic or business conditions generally or in the security monitoring industry specifically shall not be considered when determining if a Transferred Subsidiary Material Adverse Effect has occurred; and

          (b) "Protection One Material Adverse Effect" means any change or effect that is materially adverse to the financial condition, properties, business or results of operations of Protection One taken as a whole; provided, however, that any such effect resulting from any change (i) in any law, rule or regulation that applies to both Protection One and WRSB or
     (ii) in economic or business conditions generally or in the security monitoring specifically shall not be considered when determining if a Protection One Material Adverse Effect has occurred,

     The conditions to each party's obligations to consummate the Share Issuance are for the sole benefit of such party, and may be waived by that party to the extent permitted by applicable law.

REPRESENTATIONS AND WARRANTIES

     The Contribution Agreement contains various representations and warranties of Protection One and Western Resources relating to, among other things: (i) the organization of each of Protection One, Inc. and Western Resources, Inc. and similar corporate matters; (ii) the identities and capitalization of WRSB and Protection One, and related matters; (iii) corporate authority and approval;
(iv) governmental filings and the absence of certain conflicts; (v) financial statements and Protection One's filings with the Commission; (vi) the absence of certain changes; (vii) litigation and liabilities; (viii) employee benefits;
(ix) permits and
compliance with laws; (x) environmental matters; (xi) absence of actions that would prevent qualification under Section 351 of the Code; (xii) taxes; (xiii) labor matters; (xiv) insurance; (xv) intellectual property; (xvi) brokers and finders; (xvii) real property; (xviii) WestSec's and Westar Security's ownership of all properties and assets material to Western Resources's entire security monitoring business; (xix) the agreement with Westinghouse Electric Corporation ("Westinghouse") pursuant to which WestSec acquired WSS; and (xx) the fairness opinion of Protection One's financial advisor.

CONDUCT OF BUSINESSES PRIOR TO CLOSING; CERTAIN COVENANTS; INDEMNIFICATION

     Western Resources has agreed that, except as otherwise expressly contemplated by the Contribution Agreement, the Stock Option Agreement or the Option and Voting Agreement or approved by Protection One in writing, prior to the Closing:

          (i) The businesses of WRSB will be conducted in the ordinary and usual course, and Western Resources will cause WestSec and Westar Security to use all reasonable efforts consistent therewith to preserve their business organizations and maintain their relations and goodwill with customers, employees and certain other persons;

          (ii) Western Resources will not: (a) issue, sell, pledge, dispose of, encumber or accelerate, modify, or amend any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of WestSec or Westar Security (b) amend the certificate of incorporation or by-laws of WestSec or Westar Security, (c) split, combine or reclassify the outstanding shares of capital stock of WestSec or Westar Security, (d) declare, set aside or pay any dividend in respect of any shares of WestSec or Westar Security, (e) repurchase, redeem or otherwise acquire any shares of capital stock of WestSec or Westar Security or any securities convertible into or exchangeable or exercisable for any shares of WestSec or Westar Security, (f) other than in the ordinary and usual course of business, transfer, lease, license, guarantee, sell, mortgage, pledge, encumber or dispose of any other property or assets of WestSec or Westar Security or permit WestSec or Westar Security to incur or modify any material indebtedness or other liability, or (g) permit WestSec or Westar Security to make or authorize or commit for any capital expenditures or, by any means, permit WestSec or Westar Security to make any acquisition of, or investment in, assets or stock of any other person or entity, except for
     (A) acquisitions of security monitoring accounts in the ordinary course of business consistent with past practice, (B) other acquisitions of security monitoring accounts not to exceed $5,000,000 in the aggregate, and (C) other capital expenditures not to exceed $500,000 in the aggregate;

          (iii) Western Resources will not terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify any employee compensation agreement or arrangement or any employee benefit plan or increase the salary, wage, bonus or other compensation of any employees of WestSec or Westar Security except grants, awards and increases occurring in the ordinary and usual course of business;

          (iv) Western Resources will not settle or compromise any material claims or litigation involving WestSec or Westar Security or, except in the ordinary and usual course of business, modify, amend or terminate any material agreement to which WestSec or Westar Security is a party or waive, release or assign any material rights or claims of WestSec or Westar Security;

          (v) Western Resources will not make any tax election with respect to taxes payable by WestSec or Westar Security or permit any insurance policy naming WestSec or Westar Security as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business;

          (vi) Western Resources will not take or omit to take any action that would cause any of its representations and warranties in the Contribution Agreement to become untrue in any material respect; and

          (vii) Western Resources will not authorize or enter into an agreement to do any of the foregoing.

     Protection One has agreed that, except as otherwise expressly contemplated by the Contribution Agreement, the Stock Option Agreement or the Option and Voting Agreement or approved by Western Resources in writing, prior to the
Closing:

          (i) the business of Protection One will be conducted in the ordinary and usual course and, to the extent consistent therewith, Protection One will use all reasonable efforts to preserve its business organization and maintain its relations and goodwill with customers, employees and certain other persons;

          (ii) Protection One will not (a) issue, sell, pledge, dispose of, encumber or accelerate, modify, or amend any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any capital stock of Protection One, (b) amend the certificate of incorporation or by-laws of Protection One, (c) split, combine or reclassify the outstanding shares of capital stock of Protection One, (d) declare, set aside or pay any dividend, in respect of any capital stock other than dividends from Protection One's direct or indirect wholly-owned subsidiaries and the dividend and other distributions referred to in the recitals to the Contribution Agreement, (e) repurchase, redeem or otherwise acquire any shares of capital stock or any securities convertible into or exchangeable or exercisable for any shares of capital stock of Protection One, (f) other than in the ordinary and usual course of business, transfer, lease, license, guarantee, sell, mortgage, pledge, encumber or dispose of any other property or assets of Protection One or incur or modify any material indebtedness or other liability, or (g) make or authorize or commit for any capital expenditures or, by any means, make any acquisition of, or investment in, assets or stock of any other party, except for (A) acquisitions of security monitoring accounts in the ordinary course of business consistent with past practice, (B) other acquisitions of security monitoring accounts not to exceed $5,000,000 in the aggregate and (C) other capital expenditures not to exceed $500,000 in the aggregate;

          (iii) Protection One will not terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify any employee compensation agreement or arrangement or any employee benefit plan or increase the salary, wage, bonus or other compensation of any employees except grants, awards and increases occurring in the ordinary and usual course of business;

          (iv) Protection One will not settle or compromise any material claims or litigation or, except in the ordinary and usual course of business, modify, amend or terminate any material agreement or waive, release or assign any material rights or claims;

          (v) Protection One will not make any tax election or permit any insurance policy naming Protection One as a beneficiary or loss-payable payee to be cancelled or terminated except in the ordinary and usual course of business;

          (vi) Protection One will not take any action or omit to take any action that would cause any of its representations and warranties in the Contribution Agreement to become untrue in any material respect; and

          (vii) Protection One will not authorize or enter into an agreement to do any of the foregoing.

     The Contribution Agreement also includes agreements of Protection One and Western Resources with respect to various other matters, including, but not limited to, the following: (i) preparation and accuracy of the information to be supplied by each of them for inclusion or incorporation by reference in this Proxy Statement; (ii) prompt preparation and mailing of this Proxy Statement;
(iii) mutual cooperation and use of reasonable efforts to do everything necessary, proper or advisable under the Contribution Agreement and applicable law to consummate and make effective the Share Issuance and the other transactions contemplated by the Contribution Agreement, the Stock Option Agreement and the Option and Voting Agreement; (iv) mutual consultation on, and a right to review in advance, all information relating to Protection One or

Western Resources, as the case may be, that appears in certain filings or written materials submitted to any third party or governmental entity; (v) furnishing the other with all information concerning such party, its directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with this Proxy Statement or any other statement, filing, notice or application made to any third party and/or governmental entity in connection with the Share Issuance and the other transactions contemplated by the Contribution Agreement, the Stock Option Agreement and the Option and Voting Agreement; (vi) keeping the other apprized of the status of matters relating to completion of the transactions contemplated by the Contribution Agreement, including promptly furnishing copies of notices and other communications received with respect to the Share Issuance and the other transactions contemplated by the Contribution Agreement, the Stock Option Agreement and the Option and Voting Agreement; (vii) giving prompt notice to the other of any change that is reasonably likely to result in a Transferred Subsidiary Material Adverse Effect or Protection One Material Adverse Effect, as the case may be;
(viii) providing promptly to each government antitrust entity information and documents it may request or that may be necessary, proper or advisable to permit consummation of the Share Issuance and the other transactions contemplated by the Contribution Agreement, the Stock Option Agreement and the Option and Voting Agreement; (ix) in the event any injunction or other order is entered or becomes reasonably foreseeable that would make consummation of the Share Issuance unlawful or would prevent or delay such consummation or the other transactions contemplated by the Contribution Agreement, the Stock Option Agreement and the Option and Voting Agreement, taking promptly any and all steps necessary to vacate, modify or suspend such injunction or order so as to permit such consummation on a schedule as close as possible to that contemplated by the Contribution Agreement, the Stock Option Agreement and the Option and Voting Agreement; (x) using their respective reasonable best efforts until the Closing to cooperate in developing plans and timetables for, and completing commercially reasonable preparatory work in connection with, the integration and coordination of the operations, systems, information technology and personnel of Protection One and the Western Resource Security Business, in order that such integration and coordination can be effected as soon after the Closing as reasonably practicable; (xi) Protection One's becoming a party, at or prior to the Closing, to Western Resources' existing tax sharing arrangements; (xii) provision of access and the furnishing of certain additional information pending the Closing;
(xiii) causing the Shares to be accepted for quotation on the Nasdaq National Market; and (xiv) issuing a joint press release to announce the transactions contemplated by the Contribution Agreement and the Stock Option Agreement, and mutual consultation prior to certain other press releases, public announcements and filings with third parties and/or governmental entities.

     The Contribution Agreement requires Western Resources to indemnify Protection One and its affiliates, and their respective officers, directors, employees, agents, successors and assigns, with respect to, and hold each of them harmless from and against, any and all costs, expenses, damages and other losses ("Losses") resulting from, arising out of or relating to (i) United States federal, state and local and foreign income taxes of WRSB attributable to taxable periods (or portions thereof) ending on or prior to the Closing Date, and all United States federal, state and local taxes of Western Resources and any entity, other than WRSB, which has been affiliated with Western Resources as a result of Treasury Regulation Section 1.1502-6(a) or similar state or local tax provisions; (ii) any increase in the purchase price payable by Western Resources under the Westinghouse Acquisition Agreement (it being agreed that any increase, reduction or other adjustment in such purchase price is solely for the account of Western Resources); and (iii) certain litigation questioning the right of WRSB to use the trademark "Westar." The Contribution Agreement further provides that Protection One will pay and/or indemnify Western Resources for the first $1,000,000 of Losses, if any, suffered by Western Resources, the Western Resources Security Business or Protection One relating to the IBS Litigation (as defined below), and that Western Resources will pay and/or indemnify the Western Resources Security Business and Protection One for all such Losses in excess of $1,000,000. The Contribution Agreement also includes certain provisions relating to procedures to be followed in connection with matters indemnified against, and provides that Western Resources' obligation to indemnify Protection One with respect to such tax liabilities terminates on expiration of the applicable statutes of limitations with respect to the tax liabilities in question (giving effect to any waiver, mitigation or extension thereof). In consideration of such indemnification for federal income taxes, the Contribution Agreement provides that the Western Resources Security Business will pay to Western Resources, as soon as practicable, an amount in respect to the Western

Resources Security Business' federal income tax liability of the Western Resources Security Business for the period from January 1, 1997 to the Closing Date computed on a stand-alone basis (to the extent not paid under previous tax-sharing arrangements).

     On January 8, 1997, Innovative Business Systems, Ltd. ("IBS") filed suit against Westinghouse, Western Resources, Inc., WestSec and Westar in Dallas County, Texas district court alleging, among other things, breach of contract by Westinghouse and interference with contract by Western Resources, WestSec and Westar in connection with the sale by Westinghouse of the assets of WSS to WestSec. IBS alleges in the suit that Westinghouse improperly transferred to WestSec certain computer software owned by IBS and used to support certain monitoring and operational functions and that WestSec is not entitled to use such software. Westinghouse and Western Resources have denied IBS's allegations and are vigorously defending against them, and Western Resources has demanded that Westinghouse indemnify and defend Western Resources in connection with the claim. As set forth above, if the Stock Acquisition Transaction occurs, the first $1,000,000 of costs, expenses, damages and other losses incurred by WestSec in connection with the IBS Litigation will be borne by Protection One, and Western Resources will indemnify Protection One against all Losses in excess of such amount. Accordingly, management of Protection One does not believe that the IBS Litigation will have a material adverse effect on Protection One's results of operations or financial condition.

TERMINATION; EXPENSES; AMENDMENT

     The Contribution Agreement provides that it may be terminated and the Share Issuance may be abandoned at any time before the Closing, as follows:

          (i) by mutual written consent of Western Resources and Protection One by action of their respective Boards of Directors, whether before or after the approval by stockholders of Protection One;

          (ii) by action of the Board of Directors of either Western Resources or Protection One if (a) the Share Issuance has not been consummated by January 31, 1998 (provided that neither party can terminate under this clause (a) if that party has breached in any material respect its obligations under the Contribution Agreement in any manner that has proximately contributed to the failure of the Share Issuance to be consummated), (b) approval by Protection One's stockholders of the Stock Acquisition Proposal and the New Option Plan is not obtained at the Special Meeting, or (c) any order permanently restraining, enjoining or otherwise prohibiting consummation of the Share Issuance becomes final and non-appealable, whether before or after the approval by stockholders of Protection One;

          (iii) by action of the Board of Directors of Western Resources, whether before or after the approval by stockholders of Protection One, if
     (a) the Board of Directors of Protection One withdraws or adversely modifies its approval or recommendation of the Contribution Agreement, or
     (b) there has been a material breach by Protection One of any representation, warranty, covenant or agreement in the Contribution Agreement that is not curable or, if curable, is not cured within 30 days after written notice is given by Western Resources to Protection One (provided that Western Resources may not terminate under this provision if such breach, individually or in the aggregate with any other such breaches, has not had, or is not reasonably likely to have, a Protection One Material Adverse Effect, and is not reasonably likely to prevent or materially burden or impair the ability of Protection One and Western Resources to consummate the transactions contemplated by the Contribution Agreement and the Stock Option Agreement); or

          (iv) by action of the Board of Directors of Protection One, whether before or after the approval by stockholders of Protection One, if (a) there has been a material breach by Western Resources of any representation, warranty, covenant or agreement in the Contribution Agreement that is not curable or, if curable, is not cured within 30 days after written notice is given by Protection One to Western Resources (provided that Protection One may not terminate under this provision if such breach, individually or in the aggregate with any other such breaches, has not had, or is not reasonably likely to have, a Transferred Subsidiary Material Adverse Effect, and is not reasonably likely to prevent or materially burden or impair the ability of Protection One and Western Resources to consummate the transactions contemplated by the Contribution Agreement and the Stock Option Agreement), or (b) the Board of Directors of Protection One withdraws or adversely modifies its approval or recommendation of the Contribution Agreement.

     If the Contribution Agreement is terminated and the Share Issuance is abandoned, the Contribution Agreement (except for certain sections) will become void without liability on the part of either party or any of the parties' respective directors, officers, employees, agents, legal and financial advisors or other representatives; provided, however, that no such termination will relieve any party of any liability resulting solely from any wilful breach of the Contribution Agreement.

     If the Contribution Agreement is terminated as provided above by either party because of the material breach by the other party of any representation, warranty, covenant or agreement in the Contribution Agreement, the non-terminating party is obligated to pay all of the charges and expenses incurred by the terminating party in connection with the Contribution Agreement, the Stock Option Agreement, the Option and Voting Agreement and the transactions contemplated thereby, up to a maximum of $5,000,000. Except in the event of such termination, each party will pay all costs and expenses incurred by it in connection with the Contribution Agreement, the Share Issuance and the other transactions contemplated by the Contribution Agreement.

     The Contribution Agreement provides that certain of the agreements of Western Resources and Protection One contained therein will survive the consummation of the Share Issuance, that certain of such agreements will survive the termination of the Contribution Agreement, and that all other representations, warranties, covenants and agreements will not survive the consummation of the Share Issuance or the termination of the Contribution Agreement.

     Subject to the provisions of applicable law, the parties may modify or amend the Contribution Agreement at any time prior to the Closing by a written agreement executed and delivered by their duly authorized officers. From and after the Closing, neither the Contribution Agreement nor any other agreement entered into by Protection One in connection with the Contribution Agreement may be supplemented or modified, and Protection One may not waive any provision of the Contribution Agreement, unless such supplement, modification or waiver is approved by a majority of the directors of Protection One immediately prior to the Closing other than Mr. Chefitz or such directors' successors (the "Continuing Directors").

DIRECTOR AND OFFICER LIABILITY

     The Contribution Agreement requires Protection One, from and after the Closing, to indemnify, to the fullest extent permitted under Delaware law, each present and former director and officer of Protection One (determined as of the Closing) when acting in such capacity against certain costs and expenses incurred or paid by them in connection with any claim, action, suit proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing, to the fullest extent that Protection One is permitted under Delaware law; and to advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification. Any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under Delaware law will be made by independent counsel selected by Protection One. Any such director or officer wishing to claim indemnification under the Contribution Agreement, upon learning of any such claim, action, suit, proceeding or investigation, will promptly notify Protection One thereof, but the failure to so notify will not relieve Protection One of any liability it may have to such officer or director if such failure does not materially prejudice Protection One. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Closing), Protection One will have the right to assume the defense thereof and will not be liable to such officer or director for any legal expenses of other counsel or any other expenses subsequently incurred by such person, subject to certain exceptions. Under the Contribution Agreement, such directors and officers must cooperate in the defense of any such matter and Protection One will not be liable for any settlement effected without Protection One's prior written consent or have any obligation under the indemnity provision of the Contribution Agreement to any such officer or director if and when a court of competent jurisdiction ultimately determines, and such determination becomes final, that the indemnification of such officer or director in the manner contemplated is prohibited by applicable law. The Contribution Agreement prohibits for six years any amendment of the existing provisions dealing with indemnification in Protection One's certificate of incorporation and by-laws in any manner adverse to the rights of the individuals who are directors and officers of Protection One at the Closing. The Contribution Agreement also requires Protection One to maintain its existing officers' and directors' insurance policy for six years after the Closing, as long as the annual premium is not more than 150% of the last annual premium paid prior to the date of the Contribution Agreement (the "current premium"), and further provides that if the existing insurance expires, is terminated or canceled during such six-year period, Protection One will use reasonable efforts to obtain officers' and directors' insurance providing coverage in as large an amount as Protection One can obtain upon payment of a premium that is not more than 150% of the current premium.

                           THE STOCK OPTION AGREEMENT

     The following description of certain terms of the Stock Option Agreement is only a summary and does not purport to be complete. This discussion is qualified in its entirety by reference to the complete text of the Stock Option Agreement, a copy of which is attached to this Proxy Statement as Appendix B.

THE 19.9% OPTION

     In order to induce Western Resources to enter into the Contribution Agreement and as a condition to Western Resources' willingness to do so, Protection One and Western Resources entered into the Stock Option Agreement. The Stock Option Agreement grants to Western Resources the 19.9% Option, which gives Western Resources' the irrevocable right to purchase (i) if the Closing occurs, up to 2,750,238 additional shares of Common Stock at a price of $15.50 per share, or (ii) upon the occurrence of an Exercise Event (as defined in the Stock Option Agreement), up to the same number of shares at a price of $13.50 per share. However, any purchase of shares on exercise of the 19.9% Option is subject (i) to compliance with applicable law, (ii) in the case of shares purchased prior to the Closing, to certain limitations on Western Resources' profits on such purchase, and (iii) in the case of shares purchased after the Closing, to certain limitations on Western Resources' profits from such purchase. See "-- Certain Conditions and Limitations" and "-- Profit Limitations."

     An "Exercise Event" will have occurred if:

          (i) Any person other than Western Resources has commenced (as defined in Rule 14d-2 under the Exchange Act), or has filed a registration statement under the Securities Act, with respect to, a tender offer or exchange offer to purchase any shares of Common Stock such that, upon consummation of such offer, such person or a "group" (as defined under the Exchange Act) of which such person is a member shall have acquired "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, of 20% or more of the then outstanding Common Stock;

          (ii) Protection One has authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement with any person other than Western Resources to (a) effect a merger, consolidation or other business combination involving Protection One, (b) sell, lease or otherwise dispose of assets of Protection One aggregating 20% or more of the consolidated assets of Protection One, or
     (c) issue, sell or otherwise dispose of (including by merger, share exchange or any similar transaction) securities representing 20% or more of the voting power of Protection One;

          (iii) Any person other than Western Resources has acquired beneficial ownership or the right to acquire beneficial ownership of, or any group has been formed which beneficially owns or has the right to acquire beneficial ownership of Common Stock (other than trust account shares) aggregating 20% or more of the then outstanding Common Stock; or

          (iv) The Charter Amendment and the Share Issuance are not approved at the Special Meeting, the Special Meeting is not held or is canceled prior to termination of the Contribution Agreement or the Board of Directors of Protection One has withdrawn or modified in a manner adverse to Western Resources (or to Western Resources' ability to consummate the transactions contemplated by the Contribution Agreement) the recommendation of the Board of Directors with respect to the Stock Acquisition Proposal, in each case after any person other than Western Resources has publicly announced or delivered to Protection One a proposal, or disclosed publicly or to Protection One an intention to make a proposal, to engage in an Acquisition Transaction.

As of the date of this Proxy Statement, no Exercise Event has occurred, and the 19.9% Option is not currently exercisable.

CERTAIN CONDITIONS AND LIMITATIONS

     Protection One's obligation to issue shares of Common Stock on exercise of the 19.9% Option is subject only to the conditions that (i) no preliminary or permanent injunction or other order issued by any court of competent jurisdiction in the United States prohibiting delivery of such Common Stock shall be in effect, and (ii) any applicable waiting period under the HSR Act shall have expired or been terminated. However, Western Resources may not purchase any shares under the 19.9% Option after the Closing if, upon the issuance of the shares, Western Resources would be in violation of the provisions of the Contribution Agreement described in "The Contribution Agreement -- Standstill."

EXERCISE FOR CASH

     At any time prior to the Closing when the 19.9% Option may be exercised, Western Resources may elect, in lieu of exercising such option, to send a written notice (a "Cash Exercise Notice") to Protection One specifying a date on which Protection One must pay Western Resources cash in an amount equal to the "Spread" multiplied by the number of the shares subject to the 19.9% Option specified by Western Resources. "Spread" means the excess, if any over $13.50 of the higher of (i) if applicable, the highest price per share of Common Stock (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by any person pursuant to an Acquisition Proposal (the "Alternative Purchase Price"), or (ii) the closing price of the Common Stock on the Nasdaq National Market on the last trading day immediately prior to the date of the Cash Exercise Notice (the "Closing Price"). The Stock Option Agreement also includes provisions for determining the amount in cash to be paid pursuant to the Cash Exercise Notice if the Alternative Purchase Price includes property other than cash. Upon exercise by Western Resources of its right to be paid the Spread with respect to some or all of the shares subject to the 19.9% Option, the obligations of Protection One to deliver shares pursuant to the 19.9% Option is terminated with respect to such shares.

PROFIT LIMITATION

     Notwithstanding any other provision of the Stock Option Agreement, in no event may Western Resources' "Total Profit" exceed $25 million and, if it otherwise would do so, Western Resources, at its sole election, must either (i) deliver to Protection One for cancellation shares previously purchased by Western Resources, (ii) pay cash or other consideration to Protection One, or
(iii) a combination thereof, so that Western Resources' Total Profit does not exceed $25 million after taking such actions into account. In addition, the 19.9% Option may not be exercised for a number of shares of Common Stock that would, as of the date of the notice of exercise, result in a "Notional Total Profit" of more than $25 million and, if exercise of the Option would otherwise exceed such amount, Western Resources, at its discretion, may increase the purchase price for the number of shares it elects to purchase so that the Notional Total Profit shall not exceed $25 million. However, this limitation does not restrict any later exercise of the 19.9% Option at the purchase price originally specified in the Stock Option Agreement.

     As used in the Stock Option Agreement, "Total Profit" means the aggregate amount (before taxes) of (i) the amount of cash received by Western Resources pursuant to Cash Exercise Notices, plus (ii) (a) the net cash amounts received by Western Resources pursuant to the sale of shares of Common Stock (or other securities into which such shares are converted or exchanged) to any unaffiliated third party, less (b) Western Resources' purchase price for such shares. "Notional Total Profit" with respect to any number of shares as to which Western Resources may propose to exercise the 19.9% Option shall be the Total Profit determined as of the date of the notice of such exercise assuming the 19.9% Option were exercised on such date for such number of shares and assuming that such shares, together with all other shares purchased on exercise of the 19.9% Option held by Western Resources and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day, less customary brokerage commissions.

     The limitations on Western Resources' Total Profit and Notional Total Profit do not apply with respect to Common Stock purchased pursuant to the 19.9% Option following the Closing.

TERMINATION

     The right to exercise the 19.9% Option terminates upon the earliest of (i) if the Contribution Agreement is terminated before any Exercise Event occurs, the termination date of the Contribution Agreement; (ii) if the Closing under the Contribution Agreement has not occurred and an Exercise Event has occurred, 12 months after the first occurrence of the Exercise Event; and (iii) if such Closing has occurred, the earlier of (a) 45 days following the last date on which any Convertible Notes remain outstanding, and (b) October 31, 1999. However, if the 19.9% Option cannot be exercised or the shares purchased on such exercise cannot be delivered to Western Resources by reason of any applicable judgment, decree or order or because any applicable waiting period under the HSR Act has not expired or been terminated, the expiration date of the 19.9% Option is extended until 30 days after such impediment to exercise has been removed. Notwithstanding termination of the 19.9% Option, Western Resources can purchase the shares with respect to which Western Resources duly exercised the option prior to its termination. The waiting period under the HSR Act with respect to Western Resources' exercise of the 19.9% Option expired on September 14, 1997.

ADDITIONAL PROVISIONS

     The Stock Option Agreement also contains provisions relating to, among other things, procedures for exercise of the 19.9% Option and the issuance of shares of Common Stock, adjustment in the number of shares subject to the 19.9% Option and the purchase price per share in the event of stock splits and certain other changes, representations and warranties by Protection One and Western Resources, making any filings and obtaining any approvals necessary to consummate the transactions contemplated by the Stock Option Agreement, registration under the Securities Act of the shares of Common Stock purchased under the 19.9% Option if Western Resources desires to sell any of such shares within three years after purchase, payment by each party of its own expenses in connection with the Stock Option Agreement, and specific performance of the Stock Option Agreement.

PURPOSE OF OPTION; POSSIBLE DILUTIVE EFFECT

     The 19.9% Option was granted to induce Western Resources to enter into the Contribution Agreement by providing a means for Western Resources (i) to maintain ownership of not less than 80.1% of the shares of Common Stock outstanding notwithstanding the conversion into Common Stock of some or all of the Convertible Notes and (ii) to be compensated for the costs and expenses incurred by Western Resources in pursuing a business combination with Protection One in the event that, prior to the Stock Acquisition Transaction, an unsolicited offer is made by a third party to acquire the assets or a substantial part of the Common Stock. If the 19.9% Option is exercised by Western Resources at a time when the market price of the Common Stock is less than $15.50, issuance of shares of Common Stock to Western Resources pursuant to such exercise could have a dilutive effect on the other stockholders of Protection One. The exercise prices of the 19.9% Option were determined in arm's length negotiations between the managements of Protection One and Western Resources and reflect Protection One's desire to limit such stockholder dilution and Western Resources' desire to limit the dilution to its investment in the Shares that would result from the conversion of the Convertible Notes.

REGISTRATION RIGHTS

     The Stock Option Agreement provides that if Western Resources desires to sell any shares of Common Stock purchased by exercising the 19.9% Option within three years after the date of purchase and such sale requires, in the opinion of counsel to Western Resources, registration of such shares under the Securities Act, Protection One will, at its cost, cooperate with Western Resources and any underwriter in registering such shares for resale, including without limitation by filing up to two registration statements and entering into an underwriting agreement.

                        THE OPTION AND VOTING AGREEMENT

     The following description of certain terms of the Option and Voting Agreement is only a summary and does not purport to be complete. This discussion is qualified in its entirety by reference to the complete text of the Option and Voting Agreement, a copy of which is attached to this Proxy Statement as Appendix C.

THE OPTIONS

     In order to induce Western Resources to enter into the Contribution Agreement, each of the directors of Protection One, Messrs. Hesse, Mack and Rankin and the Patricof Partnerships (collectively, the "Stockholders") entered into the Option and Voting Agreement with Western Resources. Pursuant thereto, each of the Stockholders granted Western Resources or its designee (the "Holder") an unconditional, irrevocable option (collectively, the "Stockholder Options") to purchase all (but no fewer than all) of the shares of Common Stock owned by such Stockholder (collectively, the "Stockholder Shares") and all shares of Common Stock, if any, subsequently acquired by such Stockholder (the "New Shares"), if a Takeover Proposal has been made. "Takeover Proposal" means any proposal or offer, other than by Western Resources or any affiliate thereof, for (i) any tender or exchange offer for 20% or more of the equity of Protection One, (ii) any merger, consolidation or other business combination involving Protection One, (iii) any acquisition in any manner of 20% or more of the equity of, or 20% or more of the assets of Protection One or Monitoring, or (iv) any solicitation of proxies or consents from Protection One's stockholders relating to directors or an acquisition of control of Protection One. Following the occurrence of a Takeover Proposal contemplated by clauses (i) or (ii) above, the Holder may purchase the Stockholder Shares and New Shares for a price per share equal to the price proposed or offered pursuant to the Takeover Proposal. Following the occurrence of a Takeover Proposal contemplated by clauses (iii) or
(iv) above, the Holder may purchase the Stockholder Shares and New Shares for a price per share equal to the closing price of a share of Common Stock on the Nasdaq National Market on the last trading day immediately preceding the date on which the Holder gives notice of its exercise of the particular Stockholder Option.

     Notwithstanding the foregoing, however, if within 12 months after the closing of any purchase of Common Stock pursuant to the Stockholder Options, Protection One enters into a definitive agreement with any person, including Western Resources, for implementation of a Takeover Proposal (a "Takeover Transaction") and such Takeover Transaction is thereafter consummated, the Holder has agreed to pay each of the Stockholders an amount equal to the product of (i) the number of shares of Common Stock the Holder acquired from such Stockholder upon exercise of the Stockholder Options, multiplied by (ii) the excess, if any, of the Takeover Transaction Price over the price paid by the Holder on such exercise of the Stockholder Option.

VOTING AGREEMENT; PROXIES

     During the term of the Option and Voting Agreement, each of the Stockholders has agreed to vote all of such Stockholder's Stockholder Shares and New Shares, and to cause any holder of record of such Stockholder Shares and New Shares to vote, (i) in favor of adoption and approval of the Contribution Agreement and the Share Issuance at every meeting of the stockholders of Protection One at which such matters are considered and at every adjournment or postponement thereof, (ii) against any action or agreement that could reasonably be expected to impede, interfere with or otherwise materially adversely affect the Share Issuance or inhibit the timely consummation of the Share Issuance,
(iii) against any action or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation of Protection One under the Contribution Agreement, and (iv) except for the Share Issuance and the Contribution Agreement, against any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of Protection One or its subsidiaries. Pursuant to the Option and Voting Agreement, the Stockholders also appointed Messrs. John K. Rosenberg and Richard D. Terrill, representatives of Western Resources, the Stockholders' proxies to vote all such Stockholder Shares and New Shares in accordance with the foregoing agreement. The proxy is agreed to be coupled with an interest, and to revoke all prior proxies and to be irrevocable during the term of the Option and Voting Agreement to the extent permitted under Delaware law.

     Each of the Stockholders also agrees that it will not, and will not permit any entity under such Stockholder's control to, (i) solicit proxies or become a "participant" in a "solicitation" (as defined in Regulation 14A under the Exchange Act) in opposition to or competition with the consummation of the Share Issuance or otherwise encourage or assist any party in taking or planning any action which could reasonably be expected to impede, interfere with or otherwise materially adversely affect the Share Issuance or inhibit its timely consummation in accordance with the Contribution Agreement, (ii) directly or indirectly initiate or cooperate in a stockholders' vote or action by consent of Protection One's stockholders in opposition to or in competition with the consummation of the Share Issuance, or (iii) become a member of a "group" (as used in Section 13(d) of the Exchange Act) with respect to any voting securities of Protection One for the purpose of opposing or competing with the consummation of the Share Issuance. However, this agreement does not restrict any director or officer of Protection One from taking any action such director or officer reasonably believes after consultation with outside counsel is necessary to satisfy such director's or officer's fiduciary duty as a director or officer to Protection One or its stockholders.

TRANSFER

     During the term of the Option and Voting Agreement, each of the Stockholders has agreed not to sell, offer, assign, exchange, pledge or otherwise transfer or dispose of or encumber any of such Stockholder's Stockholder Shares and New Shares, or to enter into any contract, option or other arrangement with respect thereto. However, a Stockholder may transfer such Stockholder Shares and New Shares to any partner of such Stockholder, so long as the transferee agrees to be bound by the Option and Voting Agreement.

NEW SHARES

     The Option and Voting Agreement prohibits the Stockholders from purchasing or otherwise acquiring beneficial ownership of any Common Stock after the execution of the Option and Voting Agreement, and from voluntarily acquiring the right to vote or share in the voting of any Common Stock other than those shares of Common Stock which such Stockholder owned at the time the Option and Voting Agreement was executed, unless such Stockholder agrees to deliver to Western Resources immediately after such purchase or acquisition an irrevocable proxy with respect to such New Shares in the form attached to the Option and Voting Agreement. All New Shares, if any, are subject to the Option and Voting Agreement to the same extent as if they had been owned by the Stockholder acquiring or purchasing them at the time the Option and Voting Agreement was executed.

TERMINATION

     The Option and Voting Agreement terminates on the earliest to occur of (i) the date the Closing occurs, (ii) if the Contribution Agreement is terminated prior to any Takeover Proposal having been made, the date the Contribution Agreement is terminated, (iii) if the Closing has not occurred and a Takeover Proposal has been made, 15 days after the first notice to Western Resources or publication of a Takeover Proposal, and (iv) the date specified in a written agreement duly executed and delivered by Western Resources and each of the Stockholders.

ADDITIONAL PROVISIONS

     The Option and Voting Agreement also contains provisions relating to, among other things, representations and warranties by the Stockholders, procedures for exercise of the Stockholder Options, adjustment in the securities and other property subject to the Stockholder Options in the event of dividends, stock splits and certain other changes in the Common Stock, the avoidance of voting trusts, specific performance of the Option and Voting Agreement, absence or publicity or filings without Western Resources' consent (except as may be required by law), and payment by each party of its own expenses in connection with the Option and Voting Agreement.

                     MARKET PRICE AND DIVIDEND INFORMATION

     The following table sets forth the range of high and low sales prices reported on the Nasdaq National Market for the Common Stock for the fiscal periods indicated:


                                                                                HIGH     LOW
                                                                               -------  ------
Fiscal Year Ended September 30, 1996
  First Quarter..............................................................  $10 1/2  $ 7 9/32
  Second Quarter.............................................................  14 9/16  9
  Third Quarter..............................................................  17 5/16  13 3/8
  Fourth Quarter.............................................................  16 7/8   11 3/4
Fiscal Year Ended September 30, 1997
  First Quarter..............................................................  $15      $ 8 3/4
  Second Quarter.............................................................  11 1/8   7 3/8
  Third Quarter..............................................................  14 1/8   9 1/4
  Fourth Quarter.............................................................  21 3/4   13 3/8
Fiscal Year Ending September 30, 1998
  First Quarter (through November 6, 1997)...................................  $20 1/8  $16 7/8



     On November 6, 1997, the last sale price for the Common Stock was $17.875, as reported on the Nasdaq National Market.


     Protection One has not ever paid a cash dividend on the Common Stock. Whether or not the Stock Acquisition Transaction is consummated, Protection One's Board of Directors presently intends to continue the policy of not paying dividends in order to retain future earnings, if any, for reinvestment in the business of Protection One. In addition, the agreement governing Protection One's revolving credit facility (the "Credit Agreement") and the indenture (the "Discount Notes Indenture") governing the Discount Notes restrict the payment of cash dividends on the Common Stock.

                              PROTECTION ONE, INC.

          SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following pro forma financial information reflects the pro forma effects of the Stock Acquisition Transaction, the Centennial Acquisition and the Network Acquisition. The Stock Acquisition Transaction will be accounted for under the purchase method of accounting. Although Protection One will be acquiring WRSB, Western Resources will hold a controlling interest in Protection One as a result of the Stock Acquisition Transaction. Accordingly, the Stock Acquisition Transaction is considered, for accounting purposes, to be a "reverse acquisition," in which WRSB is considered the "accounting acquirer." The Centennial Acquisition and the Network Acquisition will each be accounted for under the purchase method of accounting. Accordingly, the unaudited pro forma combined balance sheet at June 30, 1997 includes the accounts of WRSB on a historical cost basis and the assets and liabilities of Protection One, Centennial and Network Multi-Family at acquisition cost, allocated by relative estimated fair value as of the date of the Share Issuance. The estimated purchase price allocations have been made on a preliminary basis and may change as additional information becomes known. The unaudited pro forma combined statements of operations have been presented as if the Stock Acquisition Transaction, the Centennial Acquisition and the Network Acquisition took place on January 1, 1996 and combine (i) Protection One's consolidated statements of operations for the six months ended June 30, 1997 (unaudited) and for the fiscal year ended September 30, 1996, (ii) WRSB's combined statements of operations for the six months ended June 25, 1997 (unaudited) and for the year ended December 31, 1996, (iii) the statement of operations of Westinghouse Security Systems ("WSS") for the 53 weeks ended December 30, 1996, (iv) Centennial's consolidated statements of operations for the six months ended June 30, 1997 (unaudited) and for the fiscal year ended December 31, 1996, and (v) Network Multi-Family's statements of operations for the six months ended June 30, 1997 (unaudited) and for the fiscal year ended December 31, 1996. The operations of WSS were acquired by WRSB on December 30, 1996.

     The unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of operations for future periods or the results that actually would have been realized had the Stock Acquisition Transaction, the Centennial Acquisition and the Network Acquisition occurred on the dates specified above. The unaudited pro forma combined financial information is derived from the unaudited pro forma combined condensed financial statements included elsewhere herein and should be read in conjunction with those statements and the notes thereto and (i) the separate audited historical consolidated financial statements of Protection One and the notes thereto, (ii) the separate audited historical combined financial statements of WRSB and the notes thereto, (iii) the separate audited historical financial statements of WSS and the notes thereto, (iv) the separate audited historical financial statements of Centennial and the notes thereto, and (v) the separate audited historical financial statements of Network Multi-Family and the notes thereto, all of which are included elsewhere in this Proxy Statement.


                                                                                    NETWORK MULTI-
                           PROTECTION ONE     WRSB AT OR FOR    CENTENNIAL AT OR   FAMILY AT OR FOR
                           AT OR FOR THE      THE SIX MONTHS      FOR THE SIX       THE SIX MONTHS                  PRO FORMA
                          SIX MONTHS ENDED        ENDED           MONTHS ENDED      ENDED JUNE 30,     PRO FORMA        AS
                           JUNE 30, 1997      JUNE 25, 1997      JUNE 30, 1997         1997(5)        ADJUSTMENTS    ADJUSTED
                          ----------------   ----------------   ----------------   ----------------   -----------   ----------
OPERATIONS DATA:
  Revenues...............     $ 49,293           $ 63,506           $  9,727           $ 18,482        $    (700)   $  140,308
  Operating income
     (loss)..............        3,198             (2,403)            (2,295)             4,283           (1,306)        1,477
  Net income (loss)......      (11,932)            (4,746)            (3,387)             1,506             (141)      (18,700)
  Net loss per common
     share...............        (0.87)                                                                                  (0.23)
  EBITDA(1)(3)...........       22,508             14,655                349              5,204             (836)       41,880
  Adjusted EBITDA(2)(3)..       22,508             22,977              1,655              5,204             (836)       51,508
BALANCE SHEET DATA:
  Cash and cash
     equivalents.........     $  1,105           $  1,049           $    910           $    106                     $    3,170
  Total assets...........      357,567            519,005             59,220             72,468        $ 353,824     1,362,084
  Long-term debt.........      279,750             42,967             21,127             38,200          (24,613)      357,431
  Total shareholders'
     equity (deficit)....       24,360            413,622             (9,169)            19,999          426,810       875,622
  Book value per common
     share(4)............         1.68                                                                                   10.56

                                      PROTECTION      PRO FORMA                      NETWORK
                                        ONE FOR        WRSB(6)       CENTENNIAL    MULTI-FAMILY
                                       THE YEAR        FOR THE      FOR THE YEAR   FOR THE YEAR
                                         ENDED        YEAR ENDED       ENDED          ENDED
                                     SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    PRO FORMA     PRO FORMA
                                         1996            1996           1996         1996(5)      ADJUSTMENTS   AS ADJUSTED
                                     -------------   ------------   ------------   ------------   -----------   -----------
OPERATIONS DATA:
  Revenues.........................    $  73,457       $118,978       $ 17,276       $ 35,281      $  (2,000)    $ 242,992
  Operating income (loss)..........        7,061         (8,261)        (2,202)         9,570         (8,761)       (2,593)
  Net income (loss)................      (15,497)       (11,876)        (5,050)         4,043         (5,511)      (33,891)
  Net loss per common share........        (1.40)                                                                    (0.43)
  EBITDA(1)(3).....................       32,182         24,313          2,289         11,188         (2,273)       67,699
  Adjusted EBITDA(2)(3)............       32,182         36,986          3,292         11,188         (2,273)       81,375


---------------

(1) EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles, should not be construed as an alternative to net income and is indicative neither of a company's operating performance nor of cash flows available to fund the company's cash needs. Items excluded from EBITDA are significant components in understanding and assessing a company's financial performance. Management believes presentation of EBITDA enhances an understanding of Protection One's financial position, results of operations and cash flows because EBITDA is used by Protection One to satisfy its debt service obligations and its capital expenditure and other operational needs as well as to provide funds for growth. EBITDA has been used by senior lenders and subordinated creditors and the investment community to determine the current borrowing capacity and to estimate the long-term value of companies with recurring cash flows from operations and net losses. EBITDA is derived by adding to the loss before income taxes, the sum of (i) loss on sales of assets, (ii) interest expense, and (iii) amortization of intangibles and depreciation expense.

(2) Adjusted EBITDA is derived by adding to EBITDA selling and marketing expenses, net of revenues, arising from installation activities during the period. Adjusted EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles, should not be construed as an alternative to net income and is indicative neither of a company's operating performance nor of cash flows available to fund a company's cash needs. Protection One presents adjusted EBITDA as a measure which Protection One believes provides as to WRSB a more appropriate comparison to EBITDA as presented by companies such as Protection One that grow through a dealer program or acquisitions.

(3) The following table provides a calculation of pro forma EBITDA and pro forma Adjusted EBITDA for each of the periods presented above:

                                                                                 PRO FORMA         PRO FORMA
                                                                                FOR THE SIX         FOR THE
                                                                               MONTHS ENDED       YEAR ENDED
                                                                               JUNE 30, 1997     DEC. 31, 1996
                                                                               -------------     -------------
        Loss before income taxes.............................................    $ (17,774)        $ (36,971)
        Plus:
          Loss on sales of assets............................................          107               105
          Interest expense...................................................       19,144            34,273
          Amortization of intangibles and depreciation expense...............       40,403            70,292
                                                                               -------------     -------------
                EBITDA.......................................................       41,880            67,699
                                                                               -------------     -------------
        Plus:
          Selling and marketing expenses related to installations............       17,277            30,970
        Less:
          Installation revenues..............................................       (7,649)          (17,294)
                                                                               -------------     -------------
                Adjusted EBITDA..............................................    $  51,508         $  81,375
                                                                               ============      ============


(4) Based on 14,494 shares and 82,944 shares of Common Stock outstanding at October 24, 1997 pre- and post-Stock Acquisition Transaction, respectively.



(5) The pro forma financial information reflects the financial position and results of operations of Network Multi-Family, the wholly-owned subsidiary and principal operations of Network. The assets, results of operations and stockholders' equity of Network Multi-Family comprises substantially all of the assets, results of operations and stockholders' equity of Network. For the periods presented there are no material differences between the financial position and results of operations of Network and Network Multi-Family.



(6) WRSB purchased the operations of WSS on December 30, 1996. The WRSB pro forma operations data reflects the operations of WRSB for the year ended December 31, 1996, as if the acquisition of the operations of WSS had occurred on January 1, 1996.

             SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION
                               OF PROTECTION ONE

     The selected consolidated historical financial information of Protection One as of and for the fiscal years ended September 30, 1992 through 1996 have been derived from Protection One's audited historical consolidated financial statements and the notes thereto, which are incorporated by reference herein, and should be read in conjunction with such financial statements and notes thereto. The selected historical consolidated information of Protection One as of June 30, 1997 and for the nine months ended June 30, 1996 and 1997 have been derived from Protection One's unaudited historical consolidated financial statements and notes thereto, which are incorporated by reference in this Proxy Statement, and should be read in conjunction with such financial statements and notes thereto. In the opinion of the management of Protection One, such unaudited financial information reflects all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of operation for such period. These interim operating results are not necessarily indicative of the results that may be expected for the entire fiscal year ending September 30, 1997.

                                                    AT OR FOR THE NINE
                                                       MONTHS ENDED
                                                         JUNE 30,               AT OR FOR THE YEAR ENDED SEPTEMBER 30,
                                                    -------------------   --------------------------------------------------
                                                      1997       1996       1996       1995       1994      1993      1992
                                                    --------   --------   --------   --------   --------   -------   -------
                                                        (UNAUDITED)
                                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATIONS DATA:
  Total revenues..................................  $ 71,954   $ 51,795   $ 73,457   $ 55,882   $ 34,480   $21,890   $17,598
  Operating income (loss).........................     5,095      5,221      7,061      5,496     (1,526)     (777)   (1,963)
  Loss attributable to common stock before
    extraordinary items and cumulative effect of
    change in accounting method(1)................   (15,109)   (11,347)   (15,745)    (7,592)    (7,987)   (4,354)   (5,033)
  Net loss per common share before extraordinary
    items and cumulative effect of change in
    accounting method(1)..........................     (1.11)     (1.06)     (1.40)     (0.87)    (27.11)   (41.86)   (48.40)
  EBITDA(2)(3)....................................    32,723     22,579     32,182     22,247     12,294     3,609     1,043

BALANCE SHEET DATA:
  Cash and cash equivalents.......................  $  1,105              $  1,782   $  1,256   $  1,057   $ 1,345   $ 3,427
  Total assets....................................   357,567               297,636    178,669    126,085    44,472    39,071
  Long-term debt..................................   279,750               225,650    146,023     86,508    23,585    18,036
  Total stockholders' equity (accumulated
    deficit)......................................    24,360                28,827      6,347     (6,084)   (8,796)   (4,195)

---------------

(1) Excludes losses on early extinguishment of debt of $8.9 million, $1.2 million and $0.3 million in each of fiscal 1995, 1994 and 1993, respectively, and loss from cumulative effect of change in accounting method of $2.0 million in fiscal 1995.

(2) EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles, should not be construed as an alternative to net income and is indicative neither of Protection One's operating performance nor of cash flows available to fund Protection One's cash needs. Items excluded from EBITDA are significant components in understanding and assessing Protection One's financial performance. Management believes presentation of EBITDA enhances an understanding of Protection One's financial condition, results of operations and cash flows because EBITDA is used by Protection One to satisfy its debt service obligations and its capital expenditure and other operational needs as well as to provide funds for growth. In addition, EBITDA has been used by senior lenders and subordinated creditors and the investment community to determine the current borrowing capacity and to estimate the long-term value of companies with recurring cash flows from operations and net losses. EBITDA is derived by adding to the loss before income taxes, extraordinary items and cumulative effect of change in accounting method-net of taxes, the sum of (i) loss on sales of assets, (ii) loss on assets held for sale, (iii) amortization of debt issuance costs and OID, (iv) interest expense, net, (v) amortization of intangibles and depreciation expense, (vi) performance warrants compensation expense and (vii) loss on acquisition terminations.

    The following table provides a calculation of EBITDA for each of the periods presented above:

                                                           FOR THE NINE MONTHS
                                                             ENDED JUNE 30,              FOR THE YEAR ENDED SEPTEMBER 30,
                                                           -------------------   ------------------------------------------------
                                                             1997       1996       1996      1995      1994      1993      1992
                                                           --------   --------   --------   -------   -------   -------   -------
Loss before income taxes, extraordinary items and
 cumulative items and cumulative effect of change in
 accounting method-net of taxes(a).......................  $(16,853)  $(11,009)  $(15,744)  $(9,432)  $(9,349)  $(2,526)  $(3,953)
Plus:
 Loss on sales of assets.................................        --         19         19       505        --        --        --
 Loss on assets held for sale............................       231         --         89        --        --        --        --
 Amortization of debt issuance costs and OID.............    15,267     13,159     17,812     6,797       891       185        49
 Interest expense, net...................................     6,450      3,052      4,885     7,626     6,932     1,564     1,941
 Amortization of intangibles and depreciation expense....    27,628     17,358     25,121    16,543     9,290     4,386     3,006
 Performance warrants compensation expense...............        --         --         --        --     4,504        --        --
 Loss on acquisition terminations........................        --         --         --       208        26        --        --
                                                           --------   --------   --------   -------   -------   -------   -------
       EBITDA............................................  $ 32,723   $ 22,579   $ 32,182   $22,247   $12,294   $ 3,609   $ 1,043
                                                           =========  =========  =========  ========  ========  ========  ========

---------------

(a) Fiscal 1993 loss reflects a reduction of $0.7 million for adjustment of purchase accounting accruals, net.

(3) Protection One's installation activities were immaterial for each of the periods presented. As a result, EBITDA and Adjusted EBITDA are approximately the same.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                       FINANCIAL CONDITION AND RESULTS OF
                          OPERATIONS OF PROTECTION ONE

     This Management's Discussion and Analysis of Financial Condition and Results of Operations of Protection One is based on Protection One's own historical financial results of operations and financial condition, and includes certain forward-looking statements based on that information. Consummation of the Stock Acquisition Transaction is subject to the approval of Protection One's stockholders at the Special Meeting and various other conditions. Stockholders should be aware that the discussion below does not, in general, reflect the impact that the Stock Acquisition Transaction will have on the future revenues, expenses and net income or loss, or the future liquidity and capital resources, of the post-acquisition Protection One, and that the results of operations and financial condition of the post-acquisition Protection One may not follow the same historical trends or be subject to or reflect the same dependence on the economic and competitive factors described below.

OVERVIEW

     A majority of Protection One's revenues are derived from recurring payments for the monitoring and servicing of security systems and additional security services, pursuant to contracts with initial terms ranging from one to five years. Service revenues are derived from payments under extended service contracts and for service calls performed on a time and materials basis. The remainder of Protection One's revenues are derived from revenues from the sale and installation of security systems, add-ons and upgrades. Payment for monitoring services is typically required in advance. Monitoring and service revenues are recognized as the service is provided. Installation, add-on and upgrade revenue is recognized when the required work is completed. All direct installation costs, which include materials, labor and installation overhead, and selling and marketing costs are expensed in the period incurred.

     Alarm monitoring services generate a significantly higher gross margin than do the other services provided by Protection One. In fact, the cost of providing patrol and alarm response services exceeds the revenues generated by patrol services, and although sales and installation services contribute to Protection One's gross profits, the total expenses associated with alarm system installations (including not only the direct costs of providing such services but also the expenses associated with the sales and marketing of alarm systems) also exceed the revenues generated by such services. Protection One's strategy, however, is to provide patrol and alarm response services and to invest in system sales and installation because Protection One believes that such services and products contribute to the generation and retention of alarm monitoring subscribers.

     Accounting Differences for Account Purchases and New Installations. A difference between the accounting treatment of the purchase of subscriber accounts and the accounting treatment of the generation of subscriber accounts through direct sales by Protection One's sales force has a significant impact on Protection One's results of operations. All direct external costs associated with purchases of subscriber accounts (either through the Dealer Program or through acquisitions of subscriber account portfolios) are capitalized and amortized over 10 years on a straight-line basis. Protection One personnel and related support and duplicate costs incurred solely in connection with subscriber account acquisitions and transitions are expensed as incurred. Other acquisition transition costs that reflect Protection One's estimate of costs associated with incorporating the purchased subscriber accounts into Protection One's operations, including costs incurred by Protection One in fulfilling the seller's pre-acquisition warranty repair service and other obligations to the acquired subscribers, are capitalized and amortized as described above. In contrast, all of Protection One's costs related to the sales, marketing and installation of new alarm monitoring systems generated by Protection One's sales force are expensed in the period in which incurred.

     Protection One's purchase activity increased significantly in fiscal 1995 and 1996. In addition, beginning in fiscal 1994, Protection One adopted a strategy of reducing its sales of new systems and related marketing expenditures. As a result of the difference in the methods by which such activities are accounted for, the combined effect of these two factors was to improve operating results during fiscal 1995 and 1996. Protection

One does not expect to further reduce sales of new systems by Protection One personnel and related marketing expenditures.

     Change in Accounting Method. In the third quarter of fiscal 1995, Protection One changed its method of accounting for certain subscriber account acquisition and transition costs, effective as of October 1, 1994. The acquisition and transition costs previously capitalized, which under the new method are expensed as incurred, are Protection One personnel and related support and duplicate costs incurred solely in connection with acquisitions and transitions.

     The new method is consistent with the guidelines published on July 21, 1995 by the Emerging Issues Task Force of the Financial Accounting Standards Board. See "-- Accounting for Account Purchases and New Installations" and Note 2 of the notes to the consolidated financial statements of Protection One included in this Proxy Statement.

     As a result of the change in accounting method: (i) in the quarter ended December 31, 1994, Protection One recorded a non-cash, nonrecurring charge of approximately $2.0 million, which amount represents the cumulative effect (net of income tax benefit of approximately $1.2 million) of the accounting change on prior years' results of operations; and (ii) Protection One's statements of operations include an expense item captioned "acquisition and transition expenses." The expense was approximately $3.1 million for fiscal 1995 and $4.2 million for fiscal 1996 (in each case before associated tax benefit). The foregoing non-recurring charge and expenses are reflected in the Protection One financial information presented in this Proxy Statement. Such expenses will fluctuate from quarter to quarter based primarily on the amount of Protection One's acquisition activity and its ability to require sellers to bear certain of such acquisition-related expenses.

     Acquisition and Dealer Program Activity. A significant portion of Protection One's growth has been generated by the purchase of subscriber accounts through Protection One's Dealer Program and through the acquisition of portfolios of subscriber accounts from other alarm companies. Protection One's Dealer Program consists of exclusive purchase agreement with independent alarm companies specializing in the sale and installation of new alarm systems. Dealer Program participants install alarm systems (which have a Protection One logo on the keypad), arrange for subscribers to enter into Protection One alarm monitoring agreements, and install Protection One yard signs and window decals. Substantially all of these subscribers are contacted individually by Protection One personnel, at the time of purchase of the accounts from the dealer, to facilitate customer satisfaction and quality control. In addition, Protection One requires dealers to evaluate the credit history of prospective new subscribers.

     Protection One also purchases portfolios of subscriber accounts. Because Protection One typically acquires only the subscriber accounts (and not the accounts receivable or similar assets) of the sellers, Protection One focuses its pre-acquisition review and analysis on the quality and stability of the subscriber accounts to verify the monthly recurring revenue ("MRR") represented by such accounts. If the subscriber accounts to be purchased pass such due diligence scrutiny, Protection One then applies its monitoring and other servicing costs to such MRR as a basis for determining the purchase price to be paid by Protection One. To protect Protection One against the loss of acquired accounts, Protection One typically seeks to obtain from the seller a guarantee against the subscriber account cancellation for a period following the acquisition and the right to retain a portion of the acquisition price (a "purchase price holdback") against the MRR lost due to subscriber account cancellations during the specified period. Protection One obtains a similar purchase price holdback in its purchases through the Dealer Program.

     During the nine months ended June 30, 1997, Protection One added (through its Dealer Program and acquisitions of nine portfolios of subscriber accounts) an aggregate of approximately 66,700 subscriber accounts for a total purchase price of approximately $79.1 million. The MRR of the acquired accounts ranged from approximately $15.00 to $60.00, with an average MRR of $28.87. Of the nine acquisitions completed during the first nine months of fiscal 1997 by Protection One, purchase price holdbacks ranged from 0% to 20% of the initial purchase price (and averaged 12.4% of the initial purchase price) and attrition guarantee periods ranged from 0 months to 12 months (and averaged 11.9 months).

     Subscriber Attrition. Subscriber attrition has a direct impact on Protection One's results of operations, because it affects both Protection One's revenues and its amortization expense. Attrition can be measured in terms of canceled subscriber accounts and in terms of decreased MRR resulting from canceled subscriber accounts. Gross subscriber attrition is defined by Protection One for a particular period as a quotient, the numerator of which is equal to the number of subscribers who disconnect service during such period and the denominator of which is the average of the number of subscribers at each month end during such period. Net MRR attrition is defined by Protection One for a particular period as a quotient, the numerator of which is an amount equal to gross MRR lost as the result of canceled subscriber accounts or services during such period, net of (i) MRR generated during such period by the sale of additional services and increases in rates to existing subscribers, (ii) MRR generated during such period from the connection of subscribers who move into premises previously occupied by subscribers and in which existing systems are installed and from conversion of accounts that were previously monitored by other companies to Protection One's monitoring service (i.e., "reconnects" and "conversions"); and (iii) MRR attributable to canceled accounts that, by virtue of a purchase holdback are "put" back to the seller of such accounts during such period (i.e., "guaranteed accounts"); and the denominator of which is the average month-end MRR in effect during such period. While Protection One reduces the gross MRR lost during a period by the amount of guaranteed accounts provided for in purchase agreements with sellers, in some cases Protection One may not collect all or any of the reimbursement due from the sellers.

     The following table sets forth Protection One's gross subscriber attrition and net MRR attrition for the periods indicated:

                                                             TWELVE MONTHS ENDED
                                                 -------------------------------------------
                                                 9/30/94     9/30/95     9/30/96     6/30/97
                                                 -------     -------     -------     -------
        Gross subscriber attrition.............    19.6%       19.3%       18.3%       16.5%
        Net MRR attrition......................     5.3         6.6         7.0         6.7

     Management has established target ranges for gross subscriber attrition and net MRR attrition of 16%-18% and 6%-8%, respectively. Fluctuations in gross subscriber attrition reflect changes in levels of acquisition activity, the rate at which subscribers move, the number of subscribers that Protection One disconnects for non-payment and customer satisfaction with Protection One's customer service and field repair functions. Changes in net MRR attrition are caused by the factors impacting gross subscriber attrition, as well as changes in Protection One's ability to generate reconnects and conversions, to create MRR through the sale of additional services and price increases and to obtain purchase holdbacks covering the loss of acquired subscribers. In each of fiscal years 1995 and 1996, gross subscriber attrition declined and net MRR attrition increased. For each such period, while the gross number of subscriber disconnects as a percentage of the average subscriber balance decreased, such disconnects covered by purchase holdbacks declined, thereby causing net MRR attrition to increase. Gross subscriber and net MRR attrition declined during the 12 months ended June 30, 1997 from the 12 months ended March 31, 1997 due to fewer cancellations arising from acquired customer assimilation and better customer service performance. Protection One anticipates a slight increase in net MRR attrition for the 12-month period ending September 30, 1997 due to a decrease in the level of acquired customers covered by purchase holdbacks. Although Protection One's management believes net MRR attrition for the period will fall within the 6%-8% target range discussed above, there can be no assurance that such target range will be met.

     MRR represents the monthly recurring revenue Protection One is entitled to receive under subscriber contracts in effect at the end of the period. Included in MRR and the number of subscribers are amounts associated with subscribers with past due balances. It is the policy and practice of Protection One that every effort be made to preserve the revenue stream associated with these contractual obligations. To this end, Protection One actively works to both collect amounts owed and to retain the subscriber. In certain instances, this collection and evaluation period may exceed six months in length. When, in the judgment of Protection One's collection personnel, all reasonable efforts have been made to collect balances due, subscribers are disconnected from Protection One's monitoring center and are included in the calculation of gross subscriber and net MRR attrition.

     Because Protection One determines payments to sellers under purchase price holdbacks subsequent to the periods to which such holdbacks apply, and because holdbacks are not allocated to specific guaranteed accounts or specific fiscal periods, Protection One reduces gross MRR lost during a period by the amount of guaranteed accounts provided for in purchase agreements with sellers. However, in some cases, Protection One has not retained the full amount of such holdback to which Protection One is contractually entitled. If guaranteed accounts for which Protection One was not compensated by the seller were taken into account in calculating net MRR attrition, net MRR attrition would have been higher in each period presented in the table above.

     Generally, net MRR attrition is less than actual "net account attrition," which Protection One defines as canceled subscriber accounts net of reconnects, conversions and guaranteed accounts. Estimated net account attrition is the basis upon which Protection One determines the period over which it amortizes its investment in subscriber accounts. Protection One amortizes such investment over 10 years based on current estimates. If actual subscriber account attrition were to exceed such estimated attrition, Protection One could be required to amortize its investment in subscriber accounts over a shorter period, thus increasing amortization expense in the period in which such adjustment is made and in future periods. There can be no assurance that the actual attrition rates for such accounts will not be greater than the rate assumed by Protection One. See "-- Results of Operations -- Fiscal 1996 Compared to Fiscal
1995 -- Amortization of subscriber accounts and goodwill" and Note 7 of the notes to the consolidated financial statements of Protection One included in this Proxy Statement.

     The table below sets forth the change in Protection One's subscriber base over the periods indicated:

                                               YEAR ENDED SEPTEMBER 30,       TWELVE MONTHS
                                             -----------------------------    ENDED JUNE 30,
                                              1994       1995       1996           1997
                                             -------    -------    -------    --------------
        Number of subscribers:
          Beginning of period..............   39,527     85,269    129,420        184,352
          Additions through portfolio
             acquisitions and Dealer
             Program, net of sales of
             subscriber accounts...........   54,211     60,909     91,325         81,886
          Installations by Company
             personnel.....................    1,646      1,502        881            391
          Reconnects and conversions.......    3,060      3,585      4,633          4,938
          Gross subscriber attrition.......  (13,175)   (21,845)   (29,728)       (35,326)
                                             -------    -------    -------    --------------
             End of period.................   85,269    129,420    196,531        236,241
                                             =======    =======    =======    ===========

     Changes in Presentation Format. Beginning with its Quarterly Report on Form 10-Q for the first quarter of fiscal 1997, Protection One made changes to its presentation of income statement information. First, Protection One has reclassified revenues and cost of revenues associated with its alarm response and patrol operations from the "other" category to "monitoring and related services." The "other" category now reflects solely results from Protection One's installation, lock and other operations. Protection One made this change to better reflect its efforts to sell a bundle of monitoring, field service and alarm response services to both existing and new subscribers. Second, Protection One has reclassified depreciation expense from monitoring and service cost of revenues, other cost of revenues and the selling, general and administrative expenses category, and included depreciation expense in a line item entitled "amortization of intangibles and depreciation expense." Protection One made this change to allow readers to more easily calculate the aggregate amount of non-cash charges in the income statement. Finally, Protection One has reclassified customer service expense from monitoring and service cost of revenues to selling, general and administrative expenses. This change reflects Protection One's move to centralize all customer service functions into a single facility in Chatsworth, California. Customer service personnel formerly dedicated to the support of monitoring and related services are responsible for Protection One's entire customer service efforts. Results reported in this Proxy Statement for nine months ended June 30, 1996 have been modified to reflect these changes and make the information for such periods comparable to information for the nine months ended June 30, 1997. Amounts in the audited financial statements as of September 30, 1995 and 1996 and for the three years ended September 30, 1996 included in this Proxy Statement have also been reclassified to reflect these changes.

     Impact of SFAS 121. In March 1995, the Financial Accounting Standards Board issued SFAS 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," effective for financial statements for fiscal years beginning after December 15, 1995. This statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Protection One determines the value of its "Subscriber Accounts and Intangibles, net" based on the undiscounted cash flows from the MRR stream using the most recent historical attrition rate and aggregate MRR. At September 30, 1996, the undiscounted cash flows from the MRR stream were significantly in excess of the carrying value of "Subscriber Accounts and Intangibles, net." Protection One does not anticipate a material impact on its financial statements resulting from the adoption of this standard.

     Restrictions on Dividends. Protection One has never paid any cash dividends on the Common Stock and does not intend to pay any cash dividends in the foreseeable future. The Credit Agreement and the Discount Notes Indenture restrict Protection One's ability to declare or pay any dividend on, or make any other distribution in respect of, Protection One's capital stock.

RESULTS OF OPERATIONS

     The following table sets forth certain operating data as a percentage of total revenues for the periods indicated.

                                                                                    NINE MONTHS
                                                                                       ENDED
                                                      YEAR ENDED SEPTEMBER 30,        JUNE 30,
                                                     --------------------------   ----------------
                                                      1994      1995      1996     1996      1997
                                                     ------    ------    ------   ------    ------
Revenues:
  Monitoring and related services.................     85.0%     87.5%     93.6%    93.7%     96.4%
  Other...........................................     15.0      12.5       6.4      6.3       3.6
                                                     ------    ------    ------   ------    ------
     Total revenues...............................    100.0%    100.0%    100.0%   100.0%    100.0%
                                                     ------    ------    ------   ------    ------
Cost of revenues:
  Monitoring and related services.................     24.2%     24.4%     26.0%    26.2%     26.5%
  Other...........................................      9.4       7.0       3.4      3.9       2.4
                                                     ------    ------    ------   ------    ------
     Total cost of revenues.......................     33.6      31.3      29.4     30.1      28.9
                                                     ------    ------    ------   ------    ------
     Gross profit.................................     66.4%     68.7%     70.6%    69.9%     71.1%
Selling, general and administrative expense.......     30.8      23.3      21.1     20.5      19.8
Acquisition and transition expenses...............       --       5.5       5.7      5.8       5.8
Amortization of intangibles and depreciation
  expense.........................................     26.9      29.6      34.2     33.5      38.4
                                                     ------    ------    ------   ------    ------
     Operating income.............................     (4.4)%     9.8%      9.6%    10.1%      7.1%
                                                     ======    ======    ======   ======    ======

NINE MONTHS ENDED JUNE 30, 1997 COMPARED TO NINE MONTHS ENDED JUNE 30, 1996

     Revenues for the nine months ended June 30, 1997 increased by approximately $20.2 million, or 38.9%, to $72.0 million from $51.8 million for the comparable period in 1996. Monitoring and related services revenues increased by approximately $20.8 million, or 42.9%, a substantial majority of which increase resulted from the addition of subscribers through the Dealer Program and the acquisition of portfolios of subscriber accounts. Protection One's subscriber base increased by 28.1% to 236,241 subscribers at June 30, 1997 as compared to 184,352 subscribers at June 30, 1996. The sale of enhanced services and new subscribers generated by Protection One personnel comprised the remainder of revenue growth. Other revenues, consisting primarily of revenues generated by Protection One's installation and lock businesses, decreased by $0.7 million, or 21.0% to $2.6 million. Such decrease was caused primarily by a decline in installation revenues of 30.3%, or approximately $0.6 million. The decline in installation revenues resulted from Protection One's continued emphasis on growth through the Dealer Program and acquisitions, rather than through the sale of new alarm systems by Protection One personnel.

     Cost of revenues for the nine months ended June 30, 1997 increased by approximately $5.2 million, or 33.4%, to $20.8 million. Cost of revenues as a percentage of total revenues declined to 28.9% for the nine

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

months ended June 30, 1997 from 30.1% for the comparable period in fiscal 1996. This decline reflects improved performance in Protection One's monitoring and related services, as well as an increase in monitoring and related services revenues as a percentage of total revenues. Monitoring and related services expenses increased by approximately $5.5 million, or 40.3%, reflecting increased activity at Protection One's central monitoring station and field service branches due to a substantially larger subscriber base. Monitoring and related services expenses as a percentage of monitoring and related services revenues decreased to 27.5% for the nine months ended June 30, 1997 from 28.0% during the comparable period in fiscal 1996. Such decrease was generated by efficiencies realized in the monitoring center and by greater service technician productivity. Other expenses decreased by approximately $0.3 million, or 13.8%, to $1.7 million for the nine months ended June 30, 1997 from $2.0 million for the nine months ended June 30, 1996. The decrease primarily was caused by a 17.4% decrease ($0.2 million) in installation expense associated with reduced installation activities.

     Gross profit for the nine months ended June 30, 1997 was approximately $51.2 million, representing an increase of approximately $15.0 million, or 41.3%, over the $36.2 million of gross profit recognized in the comparable period in fiscal 1996. Such increase was caused primarily by an increase in monitoring and related services activities, which paralleled the increase in Protection One's subscriber base noted above. Gross profit as a percentage of total revenues was 71.1% for the nine months ended June 30, 1997 compared to 69.9% for the comparable period in fiscal 1996. This increase was caused by both an improvement in the gross profit margin for monitoring and related services and an increase in monitoring and related services revenues as a percentage of total revenues (96.4% for the nine months ended June 30, 1997 compared to 93.7% for the nine months ended June 30, 1996). Gross profit from other revenues declined to approximately $0.8 million for the nine months ended June 30, 1997 from $1.3 million for the comparable period in fiscal 1996. Such decline was caused primarily by a decrease in the gross profit from reduced installation activities.

     Selling, general and administrative expenses rose to approximately $14.3 million in the nine months ended June 30, 1997, which represents an increase of approximately $3.7 million, or 34.6%, over selling, general and administrative expenses in the comparable period in fiscal 1996. The majority of the increase reflects higher general and administrative expenses arising from Protection One's growth, including the addition of two branch offices and the implementation of a 24-hour, 7-day-a-week customer service call center. Such figure as a percentage of total revenues decreased from 20.5% in the nine months ended June 30, 1996 to 19.8% in the nine months ended June 30, 1997. Advertising and marketing expenses, net of reimbursements, comprised less than 1% of revenues in each of the nine-month periods ended June 30, 1996 and 1997. The provision for doubtful accounts increased to approximately $2.4 million for the nine months ended June 30, 1997 from $1.5 million for the comparable period in fiscal 1996, reflecting a corresponding increase of $4 million in accounts receivable.

     Acquisition and transition expenses for the nine months ended June 30, 1997 totaled $4.2 million compared to $3.0 million for the comparable period in fiscal 1996. Such expenses will fluctuate from quarter to quarter based primarily on the amount of Protection One's acquisition and Dealer Program activity and its ability to require sellers to bear certain of such acquisition-related expenses.

     Amortization of intangibles and depreciation expense for the nine months ended June 30, 1997 increased by approximately $10.3 million, or 59.2%, to $27.6 million. This increase is primarily the result of the addition of subscriber accounts through the acquisition of portfolios of subscriber accounts and through the Dealer Program, as well as increases in depreciation expense associated with Protection One's new software implementation.

     Operating income for the nine months ended June 30, 1997 was $5.1 million, compared to $5.2 million in the comparable period in fiscal 1996. Operating income as a percentage of total revenues was 7.1% in the nine months ended June 30, 1997, compared to 10.1% in the comparable period in fiscal 1996. The decrease in such figure over the comparable period in fiscal 1996 reflects substantial increases in operating expenses and amortization and depreciation expense, offset by improvement in Protection One's gross profit and higher revenues.

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

     Interest expense, net and amortization of debt issuance costs and OID increased by $5.5 million, or 34.0%, to $21.7 million in the nine months ended June 30, 1997, reflecting Protection One's use of debt to finance a substantial portion of its subscriber account growth.

     Balance Sheet Data. At June 30, 1997, Protection One's working capital deficit was $10.5 million as compared to a working capital deficit of $5.6 million at September 30, 1996. This increase of $4.9 million in the working capital deficit was caused primarily by an increase in purchase holdbacks of $3.7 million, deferred revenues of $2.6 million, acquisition transition costs of $1.8 million, other accruals of $1.3 million and capital leases payable of $0.5 million, offset by increases in accounts receivable of $2.4 million and deferred tax assets of $1.9 million. Subscriber accounts and intangibles, net increased to $308.9 million at June 30, 1997 from $257.4 million at September 30, 1996. This increase of $51.5 million, or 20.0%, was caused by the addition of new subscribers, net of amortization expense. Total stockholders' equity decreased by $4.4 million to approximately $24.4 million at June 30, 1997 from $28.8 million at September 30, 1996. The decrease in such figure reflects Protection One's net loss of $15.1 million for the nine months ended June 30, 1997 offset by the issuance of shares of Common Stock as a portion of the purchase price of Security Holdings, Inc. (approximately $7.3 million), Phillips Electronics, Inc. (approximately $2.0 million), Able Alarms of Arizona, Inc. (approximately $0.8 million) and pursuant to the exercise of options (approximately $0.3 million).

FISCAL 1996 COMPARED TO FISCAL 1995

     Revenues for fiscal 1996 increased by $17.6 million, or 31.5%, to $73.5 million from $55.9 million for fiscal 1995. Monitoring and related services revenues increased by $19.9 million, or 40.6%, substantially all of which resulted from the addition of approximately 55,000 subscribers from the acquisition of portfolios of subscriber accounts and approximately 36,000 subscribers from the Dealer Program. Other revenues declined by 32.9% to $4.7 million in fiscal 1996 from $7.0 million in fiscal 1995. The decline in other revenues reflects a decrease in installation revenues of $1.4 million and a decrease in lock revenues of $0.4 million. The decline in installation revenues resulted from Protection One's continued emphasis on growth through acquisitions and the Dealer Program, rather than through sales of new alarm systems by Protection One personnel. In addition, during fiscal 1995, Protection One recognized $1.6 million of other revenue arising from the sales of security alarm equipment received from a vendor.

     Cost of revenues for fiscal 1996 increased by $4.1 million, or 23.2%, to $21.6 million. Cost of revenues as a percentage of total revenues declined to 29.4% during fiscal 1996 from 31.3% during fiscal 1995. Monitoring and related services expenses increased by $5.4 million, or 39.9%, primarily due to increased activity at Protection One's central monitoring station and field service branches due to a substantially larger subscriber base. Monitoring and related services expenses as a percentage of monitoring and related services revenues decreased slightly to 27.7% from 27.9% during fiscal 1995. Such decrease reflects efficiencies achieved in patrol and alarm response operations, offset by increased expenses in the monitoring and field service areas noted above. See "-- Overview -- Acquisition and Dealer Program Activity." Other expenses declined by $1.4 million to $2.5 million in fiscal 1996 from $3.9 million in fiscal 1995, reflecting the decline in installation activities.

     Gross profit for fiscal 1996 was $51.9 million, which represents an increase of $13.5 million, or 35.2%, over the $38.4 million of gross profit recognized in fiscal 1995. Such increase was caused primarily by an increase in monitoring and service activities, which reflected the increase in Protection One's subscriber base from 129,420 at September 30, 1995 to 196,531 at September 30, 1996. Gross profit as a percentage of total revenues was 70.6% for fiscal 1996 compared to 68.7% for fiscal 1995. This increase was caused primarily by an increase in monitoring and related services revenues as a percentage of total revenues.

     Selling, general and administrative expenses rose to $15.5 million in fiscal 1996, an increase of $2.4 million, or 18.8%, over such expenses in fiscal 1995, but declined as a percentage of total revenues from 23.3% in fiscal 1995 to 21.1% in fiscal 1996. Sales and marketing expenses declined due to Protection One's continued emphasis on growth through acquisitions and the Dealer Program, rather than through sales of new alarm systems by Protection One personnel. An increase in general and administrative expenses was caused by

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

increases in corporate and branch overhead expenses incurred to supervise a larger employee base associated with a larger subscriber base. Advertising and marketing expenses comprised 1% of revenues in each of fiscal 1995 and 1996. The provision for doubtful accounts increased to $2.6 million in fiscal 1996 from $1.8 million in fiscal 1995, reflecting the 51.8% increase in Protection One's average subscriber base from fiscal 1995 to fiscal 1996.

     Acquisition and transition expenses for fiscal 1996 totaled $4.2 million compared to $3.1 million for fiscal 1995. Such expenses will fluctuate from quarter to quarter based primarily on Protection One's acquisition activity and the extent sellers bear certain of the related expenses.

     Amortization of intangibles and depreciation expense for fiscal 1996 increased by $8.6 million, or 51.9%, to $25.1 million. This increase is the result of Protection One's purchase of approximately 91,000 subscriber accounts through the acquisition of portfolios of subscriber accounts and the Dealer Program in fiscal 1996.

     Operating income for fiscal 1996 was $7.1 million, compared to operating income of $5.5 million in fiscal 1995. Operating income as a percentage of revenue was 9.6% in fiscal 1996, compared to 9.8% in fiscal 1995.

     Interest expense, net and amortization of debt issuance costs and OID increased by $8.3 million, or 57.4%, to $22.7 million in fiscal 1996. This increase reflects Protection One's continued use of debt to finance a substantial portion of its subscriber account growth, including the issuance of the Discount Notes in May 1995. See "-- Liquidity and Capital Resources."

     Balance sheet data. At September 30, 1996, Protection One's working capital deficit was $13.2 million, as compared to a working capital deficit of $9.2 million at September 30, 1995. Significant changes in working capital items include a $6.9 million increase in accounts receivable offset by increases in purchase holdbacks ($5.0 million), acquisition and transition costs ($3.4 million) and deferred revenue ($4.7 million). Subscriber accounts and intangibles, net increased to $257.4 million at September 30, 1996 from $162.2 million at September 30, 1995. This increase of $95.2 million, or 58.6%, was caused by the acquisition of new subscribers, net of amortization expense. Total stockholders' equity increased to $28.8 million at September 30, 1996 from $6.3 million at September 30, 1995 reflecting the conversion of redeemable preferred stock to common stock, the issuance of Common Stock in the Protection One's February 1996 public offering, the issuance of $6.0 million of Common Stock in the acquisition of Metrol Security Services and a loss of $15.7 million for fiscal 1996.

FISCAL 1995 COMPARED TO FISCAL 1994

     Revenues for fiscal 1995 increased by $21.4 million, or 62.1%, to $55.9 million from $34.5 million for fiscal 1994. Monitoring and related services revenues increased by $19.6 million, or 66.9%, a substantial majority of which resulted from the addition of approximately 53,000 subscribers from the acquisition of portfolios of subscriber accounts and approximately 10,000 subscribers from the Dealer Program. The sale of enhanced services and new subscribers generated by Protection One personnel comprised the remainder of revenue growth. Other revenue increased by 34.5% to approximately $7.0 million in fiscal 1995 from $5.2 million in fiscal 1994. The increase in other revenue was generated by an increase in lock revenue of $1.4 million, as fiscal 1995 included twelve months of lock revenues and fiscal 1994 included two months of such revenues, offset by a decline in installation revenues of $1.1 million. The decline in installation revenues resulted from Protection One's increased emphasis on growth through acquisitions and the Dealer Program, rather than through sales of new alarm systems by Protection One personnel. In addition, Protection One recognized $1.6 million of other revenue arising from the sales of security alarm equipment received from a vendor.

     Cost of revenues for fiscal 1995 increased by $5.9 million, or 51.3%, to $17.5 million. Cost of revenues as a percentage of total revenues declined to 31.3% during fiscal 1995 from 33.6% during fiscal 1994. Monitoring and related services expenses increased by $5.3 million, or 63.1%, primarily due to increased activity at Protection One's central monitoring station and field service branches due to a substantially larger subscriber base. Monitoring and related services expenses as a percentage of monitoring and related services revenues decreased slightly to 27.9% from 28.5% during fiscal 1994. Such decrease reflects efficiencies in Protection

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

One's monitoring and field service functions, offset by an increased loss in Protection One patrol and alarm response business. MRR per subscriber was lower in fiscal 1995, due primarily to the acquisition of portfolios of subscriber accounts that had a lower average MRR per subscriber than Protection One's average. See "-- Overview -- Acquisition and Dealer Program Activity." Other expenses increased by $0.7 million, or 20.6%, to $3.9 million in fiscal 1995 from $3.2 million in fiscal 1994. The increase primarily was caused by an increase in lock expenses of approximately $0.8 million.

     Gross profit for fiscal 1995 was $38.4 million, an increase of $15.5 million, or 67.5%, over the $22.9 million of gross profit in fiscal 1994. Such increase was caused primarily by an increase in monitoring and service activities, which paralleled the increase in Protection One's subscriber base from 85,269 at September 30, 1994 to 129,420 at September 30, 1995. Gross profit as a percentage of total revenues was 68.7% for fiscal 1995 compared to 66.4% for fiscal 1994. This increase was caused primarily by an increase in monitoring and related services revenues as a percentage of total revenues.

     Selling, general and administrative expenses rose to $13.0 million in fiscal 1995, which represents an increase of $2.4 million, or 22.9%, over selling, general and administrative expenses in fiscal 1994. Such figure as a percentage of total revenues declined from 30.8% in fiscal 1994 to 23.3% in fiscal 1995, due primarily to a decline in sales and marketing expense of 34.0% (or $1.3 million) offset by an increase in general and administrative expenses. Sales and marketing expenses declined due to Protection One's increased emphasis on growth through acquisitions and the Dealer Program, rather than through sales of new alarm systems by Protection One personnel. The increase in general and administrative expenses was caused by increases in corporate and branch overhead expenses incurred to supervise a larger employee base associated with a larger subscriber base. The percentage increase in general and administrative expenses from fiscal 1994 to fiscal 1995 was lower than the 62.1% increase in total revenues between the comparable periods, reflecting economies of scale and efficiencies realized in Protection One's branch and corporate offices. Advertising and marketing expenses are expensed as incurred and comprised 1% of revenues in each of fiscal 1994 and 1995. The provision for doubtful accounts increased to approximately $1.8 million in fiscal 1995 from $0.8 million in fiscal 1994, reflecting an increase in Protection One's average subscriber base of approximately 72.1% and Protection One's willingness to work with subscribers experiencing credit difficulties in order to maintain long-term subscriber relationships.

     Acquisition and transition expenses for fiscal 1995 totaled $3.1 million, reflecting Protection One's change in its method of accounting for certain expenses, effective as of October 1, 1994. See "-- Overview -- Recent Change in Accounting Method." Had Protection One enacted the change in accounting method on October 1, 1993, acquisition and transition expenses would have been $2.4 million for fiscal 1994. Such expenses will fluctuate from quarter to quarter based primarily on the amount of Protection One's acquisition activity and its ability to require sellers to bear certain of such acquisition-related expenses.

     Amortization of intangibles and depreciation expense for fiscal 1995 increased by $7.3 million, or 78.1%, to $16.5 million. This increase is the result of Protection One's purchase of approximately 63,000 subscriber accounts through the acquisition of portfolios of subscriber accounts and through the Dealer Program in fiscal 1995.

     Operating income for fiscal 1995 was $5.5 million, compared to an operating loss of $1.5 million in fiscal 1994. The operating loss in fiscal 1994 included a non-recurring charge for performance warrants compensation expense of $4.5 million. Operating income as a percentage of revenue was 9.8% in fiscal 1995, compared to 8.6% in fiscal 1994 (excluding the non-recurring charge). Comparisons of this figure for fiscal 1995 and 1994 are impacted by the change in accounting method adopted by Protection One effective as of the beginning of fiscal 1995. The increase in such figure over fiscal 1994 reflects the increase in gross profit and efficiencies realized in branch office and corporate general and administrative expenses noted above.

     Interest expense, net and amortization of debt issuance costs and OID increased by $6.6 million, or 84.4%, to $14.4 million in fiscal 1995, reflecting Protection One's use of debt to finance a substantial portion of its subscriber account growth.

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

     Extraordinary item. During fiscal 1995, Protection One recorded an extraordinary charge of $8.9 million (net of a tax benefit of $0.9 million) due to the loss on early extinguishment of debt. The loss, which arose from the purchase of Protection One's $50.0 million principal amount of 12% senior subordinated notes issued in November 1993, included the write-off of the remaining unamortized portions of the OID ($4.1 million) and the capitalized fees and expenses associated with the November 1993 note offering ($3.0 million), a 5% premium paid in the tender offer for the notes ($2.5 million) and certain fees incurred in the tender offer.

     Balance sheet data. At September 30, 1995, Protection One's working capital deficit was $9.2 million, as compared to a working capital deficit of $11.5 million at September 30, 1994. The decline in the working capital deficit was caused primarily by an increase in accounts receivable and inventory and a decline in accrued interest. Subscriber accounts and intangibles, net increased to $162.2 million at September 30, 1995 from $114.6 million at September 30, 1994. This increase of $47.6 million, or 41.6%, was caused by the addition of new subscribers, net of amortization expense. Total stockholders' equity (deficit) increased to $6.3 million at September 30, 1995 from a deficit of $6.1 million at September 30, 1994. The increase in such figure reflects the conversion of redeemable preferred stock to common stock and the issuance of common stock in Protection One's initial public offering completed in October 1994, offset by a loss of $18.5 million for fiscal 1995.

LIQUIDITY AND CAPITAL RESOURCES

     General. Since Protection One's formation in September 1991, Protection One has financed its operations and growth from a combination of capital raised through debt and equity offerings and, to a lesser extent, cash flow from operations. During the fiscal 1994-1996 period, Protection One completed three long-term debt offerings, including the issuances of $50.0 million principal amount of senior subordinated notes issued in November 1993 (which notes were retired in fiscal 1995), $166.0 million principal amount ($105.2 million net proceeds) of Discount Notes issued in May 1995 and $103.5 million principal amount of Convertible Notes issued in September and October 1996. Protection One also has utilized borrowings under its revolving credit facility to fund acquisitions and the Dealer Program. For additional information with respect to this indebtedness, see Note 8 of the notes to the consolidated financial statements of Protection One included in this Proxy Statement. In September 1994, Protection One raised $18.3 million in net proceeds from its initial public offering of Common Stock and in February 1996, Protection One raised $23.1 million in net proceeds from another public offering of Common Stock. Protection One intends to use cash flows from operations, together with borrowings under the revolving credit facility, to finance the addition of subscriber accounts and capital expenditures. Although Protection One anticipates that it will continue to acquire portfolios of subscriber accounts, Protection One cannot estimate the number, size or timing of such acquisitions. Depending on such factors, additional funds beyond those currently available to Protection One may be required to continue the acquisition program and to finance the Dealer Program, and there can be no assurance that Protection One will be able to obtain such financing on acceptable terms or at all.

     On a long-term basis, Protection One has several material commitments. Borrowings under the revolving credit facility were approximately $31.9 million at June 30, 1997 and could be as high as $100.0 million through the period ended January 3, 2000, the current maturity date of the revolving credit facility. While Protection One believes it will be able to obtain further extensions of the maturity date of the revolving credit facility from time to time, or will be able to refinance the revolving credit facility prior to its maturity date, there can be no assurance that Protection One will be able to do so. The Convertible Notes require Protection One to make semi-annual cash interest payments of $3.5 million, the first of which was made on March 15, 1997. The Discount Notes require Protection One to begin to make interest payments on such obligations on December 31, 1998. Based on an interest rate of 13 5/8%, such payment will be approximately $11.3 million semiannually, or approximately $22.6 million on an annual basis. As a result, a substantial portion of Protection One's operating cash flows will be required to make interest payments on the Convertible Notes and the Discount Notes, and there can be no assurance that Protection One's cash flow from operations will be sufficient to meet such obligations, or that there will be sufficient funds available to Protection One after such interest payments to meet other debt, capital expenditure and operational obligations. The $103.5 million principal amount of the Convertible Notes matures on September 15, 2003, although these notes may be

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

converted into shares of Common Stock at any time prior to such date. The $166.0 million principal amount of the Discount Notes matures on September 30, 2005. There can be no assurance that Protection One will have the cash necessary to repay either the Convertible Notes or the Discount Notes at maturity or will be able to refinance such obligations. Protection One maintains a $2.0 million letter of credit sub-facility under its revolving credit facility, and has extended an approximately $0.8 million letter of credit to a seller, scheduled payments under which are approximately $0.4 million during each of fiscal 1998 and fiscal 1999.

     Protection One has had, and expects to continue to have, a working capital deficit. For fiscal 1994, 1995 and 1996, Protection One had a working capital deficit of $11.5 million, $9.2 million and $13.2 million, respectively; at June 30, 1997, Protection One's working capital deficit was $10.5 million. There are two principal categories of current liabilities that cause Protection One to have a working capital deficit: (i) "purchase holdbacks," which represent the portion of the aggregate acquisition cost of subscriber accounts retained by Protection One to offset lost MRR arising from the cancellation of acquired accounts; and (ii) "deferred revenue," which represents billings and cash collections received by Protection One from its subscriber base in advance of performance of services. Both purchase holdbacks and deferred revenues are recorded as a current liability on Protection One's balance sheet.

     Protection One generated $26.1 million of net cash provided by operating activities in the nine months ended June 30, 1997, compared to $16.6 million net cash provided by operating activities for the comparable period in fiscal 1996. The increase in net cash provided by operating activities reflects Protection One's substantial growth in MRR and number of subscribers. For fiscal 1996, Protection One's net cash provided by operating activities was $24.1 million, compared to $8.5 million net cash provided by operating activities for fiscal 1995. During fiscal 1994, Protection One's net cash provided by operating activities was $7.4 million.

     In the nine months ended June 30, 1997, Protection One's net cash used in investing activities was $66.3 million, compared to $80.8 million during the nine months ended June 30, 1996. Investing activities during the nine months ended June 30, 1997 included purchases through the Dealer Program, as well as the acquisition of portfolios of subscriber accounts, including the purchase of Security Holdings, Inc., Phillips Electronics, Inc. and Able Alarms of Arizona, Inc. For fiscal 1996, Protection One's net cash used in investing activities was $107.1 million, compared to $63.5 million during fiscal 1995, primarily as a result of the acquisition of subscriber accounts, including the purchases of subscriber accounts from InterCap Funds Joint Venture and Metrol Security Services, as well as the Dealer Program. During fiscal 1994, Protection One's net cash used in investing activities was $66.8 million, primarily as a result of acquisitions.

     During the nine months ended June 30, 1997, Protection One's net cash provided by financing activities was $39.5 million, compared to $71.4 million for the nine months ended June 30, 1996. Protection One's primary financing activities during the nine months ended June 30, 1997 were the issuance of $13.5 million of Convertible Notes pursuant to the underwriters' exercise of an over-allotment option and $9.3 million of Common Stock in connection with the acquisitions of Security Holdings, Inc. ($7.3 million), Phillips Electronics, Inc. ($2.0 million) and Able Alarms of Arizona, Inc. ($0.8 million). During fiscal 1996, the Company's net cash provided by financing activities was $83.6 million, compared to $55.2 million in fiscal 1995. During fiscal 1994, Protection One's net cash provided by financing activities was $59.1 million. Financing activities are comprised of those debt and equity issuances discussed above.

     The Discount Notes Indenture, the Convertible Notes Indenture and the Credit Agreement contain certain restrictions on transfers of funds, such as dividends, loans and advances, by Protection One. Protection One believes that such restrictions have not had and will not have a significant impact on Protection One's ability to meet its cash obligations. Protection One does not anticipate payment of dividends on Common Stock, except as disclosed in Note 10 in the notes to the consolidated financial statements of Protection One included in this Proxy Statement, and such dividends are currently prohibited by the Credit Agreement and the Discount Notes Indenture.

     Capital Expenditures. Protection One anticipates making capital expenditures during the remainder of fiscal 1997 of approximately $1.0 million for routine replacement and upgrading of vehicles, computers and other capital items. In addition, Protection One anticipates making capital expenditures of approximately $0.5 million to complete a project to upgrade Protection One's monitoring and administrative software.

Protection One believes that complete implementation of the new software will not occur until fiscal 1998. Protection One believes cash flows from operations, together with borrowing under the Revolving Credit Facility, will be sufficient to fund Protection One's capital expenditures in the remainder of fiscal 1997 and in fiscal 1998.

PRO FORMA

     If the Stock Acquisition Transaction occurs, as a result of the combination of the Western Resources Security Business with Protection One and the cash to be contributed by Western Resources, Protection One, on an ongoing basis, will have substantially more financial resources than was previously the case. This will enable Protection One to pursue, among other things, opportunities afforded by its increased geographic presence, expansion of the Dealer Program, and more and larger acquisitions of subscriber alarm portfolios. See "Business of Protection One -- Potential Acquisitions" and "The Stock Acquisition
Transaction -- Plans for Protection One Following the Stock Acquisition Transaction." Protection One believes that its enhanced financial position, together with anticipated increases in available credit, will be sufficient to finance its operations, growth and capital expenditures and to make required interest and principal payments on outstanding indebtedness and any required repurchase of the Discount Notes.

     Based on an initial evaluation of costs Protection One expects to incur to integrate the operations and customers of WRSB, Centennial and (if the option is exercised) Network with those of Protection One, management anticipates that Protection One will incur a non-recurring charge of approximately $15-$25 million during the three months ended December 31, 1997. Management intends for this charge to cover extraordinary and non-recurring costs arising from converting customers to the Protection One brand, retaining employees by paying bonuses, integrating branch, business development and information systems operations and covering other costs typical to the combination of businesses. There can be no assurance that the amount or timing of such charge will not change.

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

                           BUSINESS OF PROTECTION ONE

     Protection One provides security alarm monitoring services for residential and small business subscribers. Based on its approximately 236,000 subscribers as of June 30, 1997 (approximately 80% of which are residential), Protection One believes it is the fourth largest residential security alarm monitoring company in the United States and the largest in the seven western states of Arizona, California, Nevada, New Mexico, Oregon, Utah and Washington.

     Protection One's revenues consist primarily of recurring payments under written contracts for the monitoring and servicing of security systems and the provision of additional enhanced security services. For the nine months ended June 30, 1997, monitoring and related services revenues represented 96.4% of total revenues. Protection One monitors digital signals arising from burglaries, fires and other events through security systems installed at subscribers' premises. Most of these signals are received and processed at Protection One's state-of-the-art central monitoring station located in Portland, Oregon, which, as currently configured, has the capacity to support up to 500,000 subscribers. Protection One also sells enhanced security services, patrol and alarm response services and alarm systems and provides local field repair services through 13 branch offices. Enhanced security services provided by Protection One include, among others, two-way voice communication, supervised monitoring services, pager service, wireless backup service and extended service protection.

     From Protection One's inception, Protection One's growth has come primarily through the acquisition of portfolios of subscriber accounts. Between September 30, 1991 and June 30, 1997, Protection One acquired 128 subscriber portfolios, representing an aggregate of approximately 197,000 subscribers. Management believes that numerous acquisition opportunities are available, and Protection One is pursuing, and intends to continue to pursue, acquisitions of portfolios of subscriber accounts, some of which may be significant. (See "The Contribution Agreement -- Entire Security Business.") Since the beginning of fiscal 1995, Protection One has increased its emphasis on the Dealer Program, which became a more significant source of growth than in prior years. For the nine months ended June 30, 1997, subscribers generated by the Dealer Program accounted for 56.7% of Protection One's total subscriber additions during that period, as compared with 35.6% of the subscribers added during the nine months ended June 30, 1996. Protection One plans to continue its emphasis on the Dealer Program because of the greater predictability and relatively lower cost of adding subscribers through Protection One's dealers as compared with acquisitions of larger portfolios of subscriber accounts. In addition, the Dealer Program generates a comparatively steady flow of new subscribers spread more evenly over Protection One's 13 branch offices, making it easier for Protection One's branch operations to successfully assimilate these accounts. See "-- The Dealer Program."

POTENTIAL ACQUISITIONS

     In September 1997, Western Resources purchased all of the equity securities of Network Holdings, Inc. for approximately $171.0 million in cash and assumed debt; in October 1997, Western Resources entered into agreements to acquire all of the equity securities of Centennial Security Holdings, Inc. for a cash purchase price of approximately $92.0 million and to acquire, for approximately $7.5 million in cash, certain cumulative convertible preferred stock and additional shares of common stock of Guardian International, Inc. representing in the aggregate 37.5% of the equity of Guardian. As of the signing of the Contribution Agreement, Western Resources already owned an additional 290,300 shares (representing approximately 4.5% of the outstanding shares) of Guardian common stock, which securities Western Resources has advised Protection One will be contributed to Protection One at the Closing as a part of the Western Resources Contribution. See "The Contribution Agreement -- The Share Issuance and the Western Resources Contribution."

     The Contribution Agreement provides that if the Closing occurs, such securities of Centennial as are acquired by Western Resources and such securities of Guardian as are acquired by Western Resources after the signing of the Contribution Agreement also will be transferred to Protection One and Protection One will have an option, exercisable by vote of a majority of the Protection One Board of Directors as constituted after the Closing, to acquire from Western Resources all of the equity securities of Network. For a description of the terms and conditions of such transfers, including the price to be paid by Protection One, see "The Contribution Agreement -- Entire Security Business."

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     Network is the parent company of Network Multi-Family Corporation.
Headquartered in Dallas, Texas, Network Multi-Family provides security alarm monitoring services from its central monitoring station in such city to subscribers who live in apartment complexes in 38 states and as of September 30, 1997 had MRR of approximately $1.9 million. Based on its approximately 200,000 subscribers at September 30, 1997, Network Multi-Family is the largest provider of monitored security systems to apartment complexes in the United States. For the year ended December 31, 1996, Network had total revenues of $35.3 million and annual earnings of $4.0 million; as of December 31, 1996, Network had total assets of $69.6 million.

     Centennial, based in Madison, New Jersey provides security alarm monitoring services to residential and commercial subscribers located principally in Ohio, Michigan, New Jersey, New York and Pennsylvania. As of September 30, 1997, Centennial had approximately 47,000 subscribers (approximately 50% of which were residential) and MRR of approximately $1.4 million. As of December 31, 1996, Centennial had total assets of $47.8 million; for the year ended December 31, 1996, Centennial had total revenues of $17.3 million and a net loss of $5.0 million. Consummation of Western Resources' purchase of Centennial is expected to occur in November 1997 and is subject to customary closing conditions.

     For additional information with respect to the business, results of operations and financial condition of Network and Centennial, see the consolidated financial statements of Network and the consolidated financial statements of Centennial included in this Proxy Statement.

     Guardian provides security alarm monitoring services to approximately 12,000 subscribers in Florida (approximately 70% of which are residential) from Guardian's central monitoring station in Hollywood, Florida. Guardian also monitors approximately 16,000 additional subscribers on a "wholesale" basis for certain third-party security alarm companies, sells high-grade and standard alarm systems and provides field repair services principally to commercial accounts and, to a more limited extent, provides installation services to third-party security alarm companies. For the year ended December 31, 1996, Guardian had total revenues of $3.6 million and a net loss of $590,000; as of that date, Guardian had total assets of $9.0 million. Guardian's common stock trades on the OTC Bulletin Board under the symbol "GIIS." As of the date of this Proxy Statement, Western Resources has acquired the Guardian common stock described above; Western Resources' purchase of the Guardian preferred stock (which is convertible into shares of Guardian common stock on a share-for-share basis) is expected to occur in November 1997, and is subject to customary closing conditions.

     As a result of Western Resources' acquisitions of Centennial and Network and certain equity securities of Guardian, Protection One will pay to Western Resources, if the Stock Acquisition Transaction is consummated, (i) approximately $92.0 million for the transfer of such securities of Centennial,
(ii) approximately $7.5 million for the transfer of such securities of Guardian as were acquired by Western Resources after the signing of the Contribution Agreement, and (iii) if Protection One's Board of Directors votes to exercise Protection One's option to acquire the equity securities of Network, approximately $171.0 million, together in each case with Western Resources' expenses incurred in connection with such acquisition and agreed upon finance charge. Such aggregate purchase price (approximately $270.5 million plus reimbursement of expenses and any applicable finance charge) will exceed the amount of the cash included in the Western Resources Contribution and retained by Protection One after the Special Dividend is paid and the Option/Warrants Payments are made, and will be financed by Protection One by issuing to Western Resources the promissory note described in "The Contribution Agreement -- Entire Security Business."

MARKET OVERVIEW AND TRENDS

     Protection One's target market consists of owners of single family residences and small businesses. According to the most recent U.S. Census Bureau data, there are over 10 million single-family residences and over 800,000 businesses with 100 or fewer employees in the seven states in which Protection One principally operates.

     The security alarm industry is characterized by the following attributes:

     - HIGH DEGREE OF FRAGMENTATION; INCREASING NEED FOR CAPITAL. The security alarm industry is currently comprised mostly of a large number of small providers of alarm systems and services.

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

        According to data prepared in December 1995 by the J.P. Freeman Co. (the "Freeman Data"), there are approximately 12,700 security alarm companies nationally, and Protection One estimates that approximately 3,000 operate in the seven states Protection One principally currently serves. A survey published by SDM magazine (formerly Security Distributing and Marketing) in May 1996 reported that in 1995, based upon information provided by the respondents, the 100 largest companies in the industry accounted for approximately 23% of alarm industry revenues. Based on its acquisition experience, Protection One believes that many smaller alarm service companies, because of their size, have higher overhead expenses as a percentage of revenues than Protection One and lack access to capital on terms as attractive as those available to Protection One. Due to a decline in security system installation prices since 1995, security alarm monitoring companies participating in market growth are required today to make a substantial investment in each new subscriber. As a result, access to capital has become an increasingly important factor in a security alarm company's success.

     - RAPID GROWTH AND LOW PENETRATION. The residential security alarm market is growing rapidly but is still characterized by a low level of market penetration. The Freeman Data indicate that residential security alarm monitoring revenues grew at a compounded annual rate of 9.9% between 1989 and 1995. Protection One believes that several factors, including increased concern about crime and favorable demographic trends, have contributed to the increased demand for residential security alarm monitoring services. In addition, based on the Freeman Data, Protection One estimates that at November 1995, the percentage of total households in the United States with monitored security alarm systems was approximately 10.9%.

     - ADVANCES IN DIGITAL COMMUNICATIONS TECHNOLOGY. Prior to the development of digital communications technology, alarm monitoring required a dedicated telephone line, which made long-distance monitoring uneconomic. Consequently, in order to achieve a national or regional presence, alarm monitoring companies were required to maintain a large number of geographically dispersed monitoring stations. The development of digital communications technology eliminated the need for dedicated telephone lines, reducing the cost of monitoring services to the subscriber and permitting the monitoring of subscriber accounts over a wide geographic area from a central monitoring station. The elimination of local monitoring stations has decreased the cost of providing alarm monitoring services and has substantially increased the economies of scale for larger alarm service companies. In addition, the concurrent development of microprocessor-based control panels has substantially reduced the cost of the equipment available to subscribers in the residential and small business markets. Digital technology also has enabled equipment manufacturers to build more features into security alarm systems (e.g., remote user interfaces, lighting and heating controls and user programming features).

     - INCREASING FALSE ALARMS. According to American City & County magazine, police officers respond to more than 13.7 million alarm activations annually, 94% to 98% of which are false. The magazine reports that although alarm ownership is increasing by 11% annually, police department budgets are rising by 3% annually. Municipalities have responded to increasing false alarms by implementing alarm permit and fine systems and by limiting police response to private alarms until further verified by another response entity. Protection One believes this trend will continue in the future.

     - ENTRANCE OF TELECOMMUNICATIONS COMPANIES AND UTILITIES. Large, consumer-oriented companies and industries facing deregulation, including long distance and local telephone companies and electric and gas utilities, have demonstrated an increased interest in the security alarm industry over the last several years. Protection One believes telecommunications and utility companies are interested in offering their customers additional services, including security services, as a means of enhancing customer loyalty and reducing future risk of losing customers in a fully competitive environment.

     Protection One believes that several factors contribute to a favorable market for security alarm monitoring services both generally in the United States and specifically in the western portion of the country:

     - INCREASE IN CRIME RATES. According to the Uniform Crime Report published by the Federal Bureau of Investigation in 1996 (the "UCR"), between 1986 and 1995 the number of violent crimes reported

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

        in the United States increased by 20.8% and the total number of reported criminal offenses increased by 5.0%. The UCR also reported that although the number of reported criminal offenses decreased on a nationwide basis from 1994 to 1995 by .9%, a property crime was committed in the United States in 1995 once every three seconds. In the states in which Protection One operates, the property crime rate in 1995 was 28.1% higher than the nation as a whole, averaging approximately 5,885 property crimes per 100,000 residents. In California, Protection One's largest market, the 1995 property crime and overall crimes rates were 5.9% and 10.5%, respectively, above the national averages.

     - HIGH LEVEL OF CONCERN ABOUT CRIME. As violent crime and the reporting of crime by the news media has increased, the perception by Americans that crime is a significant problem has also grown. In a December 1996 poll conducted by The Wall Street Journal, survey participants ranked reducing crime as one of the two highest priorities for Congress.

     - PER CAPITA POLICE PROTECTION. The UCR reported that urban areas in the western region of the United States had the lowest ratio of law enforcement employees per capita of the four reporting regions in 1995, the most recent period for which a UCR has been published. According to population and law enforcement employee data presented in the UCR, in 1995 Los Angeles had 3.2 law enforcement employees per 1,000 citizens, while New York had 6.4 and Chicago had 5.7. The number of law enforcement employees per 1,000 citizens was 3.0 for Las Vegas, 2.8 for Phoenix, 2.8 for Portland, 3.0 for Salt Lake City, 2.3 for San Diego,
        3.3 for San Francisco, 3.3 for Seattle and 2.4 for Tucson.

     - DEMOGRAPHIC TRENDS. According to the United States Census Bureau, from 1989 to 1994 the rate of population growth in the states in which Protection One operates was approximately twice the national average. According to the United States Department of Commerce, median income in California has been above the national average since 1989. Other recent trends that are favorable to the residential security alarm monitoring business include: the increase in women in the workforce resulting in more children being left at home alone and creating increased demand for security alarm monitoring services; the aging of the population in general, as older people tend to be more concerned about security; and the increase in people working at home, resulting in increasing demand for security services to protect home office equipment.

     - INSURANCE DISCOUNTS. The increase in demand for security systems may also be attributable in part to the granting by insurance companies of discounts to homeowners who purchase alarm systems, and such discounts are typically greater when systems are monitored by a central station. In addition, insurance companies may require that businesses install an alarm system as a condition of insurance coverage.

OVERVIEW

     Protection One's strategy has been to enhance its position as the largest residential security alarm monitoring company in the seven western states in which Protection One principally operates by pursuing a balanced growth plan incorporating the Dealer Program, acquisitions of portfolios of subscribers, the sale of enhanced services and new alarm systems and possible joint ventures and other strategic alliances. After the consummation of the Stock Acquisition Transaction, Protection One's strategy will be re-evaluated in light of the combined strengths of Protection One and WRSB.

     Protection One's historical growth has enabled Protection One to realize economies of scale in its central monitoring station, branch operations and corporate offices. As the number of subscribers monitored by Protection One has increased, the fixed costs of the central monitoring station have been spread over a larger base, improving monitoring gross margins. Additionally, subscribers have been added in areas surrounding Protection One's branch offices, increasing the density of Protection One's subscriber base, allowing Protection One to spread the branch office fixed costs over a larger base and increasing the productivity of field service technicians through more efficient scheduling and dispatching. Based on Protection One's subscriber base at June 30, 1997, Protection One services an average of over 18,000 subscribers per branch, which Protection One believes to be among the highest averages in the security alarm industry. Finally, Protection One's

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

revenue growth has exceeded the growth of its selling, general and administrative expenses, as Protection One has realized management efficiencies and has spread additional revenue over its fixed corporate expenses. Such economies of scale have allowed Protection One to add subscriber accounts at attractive purchase prices.

     The principal components of Protection One's business as conducted to date are as follows:

     - THE DEALER PROGRAM. Protection One participates in the growth of the residential security alarm market by providing monitoring and field repair services to subscriber accounts generated on a monthly basis through exclusive purchase agreements with independent alarm companies specializing in the sale and installation of security alarm systems. Protection One added approximately 38,000 subscriber accounts through its Dealer Program in the nine months ended June 30, 1997, an increase of 48.2% over the approximately 25,500 subscribers added through the Dealer Program in the nine months ended June 30, 1996. As of June 30, 1997, Protection One had 68 active participants in the Dealer Program. Protection One believes that participation in the Dealer Program will expand due to: (i) Protection One's concentrated presence in areas surrounding its branch offices, which enhances Protection One's name recognition and therefore the marketability of the Company's services;
        (ii) Protection One's ability to obtain volume purchase discounts on security system equipment on behalf of its dealers; (iii) Protection One's support services provided to dealers in the areas of administration, marketing and employee training; and (iv) Protection One's ability to generate new customer leads through affinity programs and strategic alliances.

     - ACQUISITIONS OF PORTFOLIOS OF SUBSCRIBER ACCOUNTS. Protection One also has grown by acquiring portfolios of subscriber accounts, primarily from smaller alarm companies. These acquisitions represented approximately 51,000 subscribers in fiscal 1994, approximately 53,000 additional subscribers in fiscal 1995, 55,000 additional subscribers in fiscal 1996 and approximately 66,700 additional subscribers in the nine months ended June 30, 1997. Protection One typically has acquired only the subscriber accounts, and not the facilities or liabilities, of such companies. As a result, Protection One is able to obtain gross margins on the monitoring of acquired subscriber accounts that are similar to those Protection One currently generates on the monitoring of its existing subscriber base. In addition, Protection One has instituted price increases over time for acquired subscriber accounts where Protection One has determined that the charges previously paid by those subscribers do not appropriately reflect the higher quality of services provided by Protection One.

     - JOINT VENTURES AND OTHER STRATEGIC ALLIANCES. To evaluate other potential sources of subscriber growth, Protection One has analyzed companies in other industries that may have an interest in entering the residential security alarm market. In addition, certain companies in industries facing deregulation (such as the telecommunications and electric utility industries) have expressed to Protection One an interest in offering security alarm services to develop more comprehensive relationships with their customers. Protection One has entered into a co-branding and marketing agreements with PacifiCorp, a Portland, Oregon-based utility holding company, and Salt River Project, a multipurpose reclamation project that provides electricity and water in the Phoenix area, and an affinity marketing relationship with Kaufman & Broad Home Corporation, the largest home builder in Protection One's current market. In addition, Protection One has an agreement with Southwestern Bell Telephone Company pursuant to which that company markets, sells, installs and maintains alarm systems monitored by Protection One, and acts as Protection One's sales and billing agent for purposes of alarm monitoring services provided by Protection One in Arkansas, Kansas, Missouri, Oklahoma and Texas. As of the date of this Proxy Statement, Protection One intends to continue to explore additional joint ventures, co-marketing arrangements and other strategic alliances as a method of enhancing Protection One's subscriber growth and reducing its costs of generating new subscribers. However, Protection One does not currently believe that any such additional joint venture or other strategic alliance is probable.

     -  SALE OF ENHANCED SERVICES; PATROL AND ALARM RESPONSE
        SERVICES. Protection One currently seeks to increase revenues from current and newly added subscribers by actively marketing enhanced services to such subscribers. Such services include extended service protection, two-way voice communication,

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        supervised monitoring services, pager service, remote video verification and wireless back-up. Protection One also offers patrol and alarm response services, principally in southern California and Las Vegas.

     - CONVERSIONS, NEW OWNERS AND NEW ALARM SYSTEMS. Protection One currently seeks to convert subscribers from competitors' services to Protection One's services, particularly in areas in which Protection One's patrol and alarm response services enhance Protection One's presence and name recognition. Protection One also generates new subscriber accounts by signing monitoring contracts with new owners of residences previously occupied by Protection One subscribers and through sales of alarm systems by Protection One personnel.

     Protection One believes the successful execution of its growth strategy has led to increases in subscribers and high margin monitoring revenues in excess of the growth in selling, general and administrative expenses. By way of example, in fiscal 1996, monitoring and service revenues increased by 42.2% while selling, general and administrative expenses increased by 19.3%, over comparable revenues and expenses for fiscal 1995. In addition, Protection One intends to continue to grow primarily in the areas surrounding its branch offices. As the density of its subscriber account base in such areas increases, Protection One expects to achieve further economies of scale in the scheduling and dispatching of field service technicians and alarm response officers.

THE DEALER PROGRAM

     The dealers that Protection One has selected for the Dealer Program are typically small alarm companies that specialize in selling and installing alarm systems for residential or small business subscribers in a specified geographic area. Such companies often cannot profitably provide monitoring and repair services because they lack a sufficient number of subscribers to support the fixed operating expenses. Also, many dealers do not have access to capital on attractive terms, a key factor that Protection One believes is necessary to finance the investment required to grow rapidly. Protection One has entered into exclusive contracts with such dealers that provide for the purchase by Protection One of the dealers' subscriber accounts on an ongoing basis. Under these agreements, the dealers install alarm systems (which have a Protection One logo on the keypad), arrange for subscribers to enter into Protection One alarm monitoring agreements, and install Protection One yard signs and window decals. All of these subscribers are contacted individually by Protection One personnel, at the time of the purchase of the accounts from the dealers, to facilitate subscriber satisfaction and quality control. In addition, Protection One requires dealers to evaluate the credit history of prospective new subscribers. Protection One strives to provide quality, responsive field service to accounts purchased from dealers; many of Protection One's principal competitors typically subcontract the field service of subscriber accounts they purchase, which Protection One believes increases attrition rates and may dissuade dealers from selling their subscriber accounts to such competitors.

     Protection One believes that its increased market share in the areas surrounding its branch offices has enhanced both Protection One's ability to attract dealers and the ability of such dealers to attract new subscribers. To further attract high quality dealers, Protection One has enabled them to obtain volume purchase discounts on security systems, coordinates cooperative dealer advertising, and has provided administrative, marketing and employee training support services.

     Protection One's dealers employ a variety of marketing methods to identify and create sales leads, including telemarketing, direct mail and door-to-door solicitation. The majority of Protection One's dealers sell and install a hard-wired, low-cost security system manufactured by Ademco, a subsidiary of Pittway Corporation. The typical system includes protection of the front and back doors of a home, one interior motion detection device, a central processing unit with the ability to communicate signals to Protection One's central monitoring station, a siren, window decals and a lawn sign. This basic system often will be offered for little or no up-front price, but will be sold to a subscriber with additional equipment customized to a subscriber's specific needs. Such equipment add-ons encompass additional perimeter protection, fire protection devices (heat and smoke detectors), environmental protection devices (freeze sensors and water detectors), panic buttons and home automation devices (lighting or appliance controls). Typically, dealers sign subscribers to alarm monitoring contracts that include a bundled monthly charge for monitoring and extended service

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protection. Extended service protection covers the normal costs of repair of the security system by Protection One's service technicians at the subscriber's premises during normal business hours after the expiration of the security system's initial warranty period. Protection One believes the bundling of monitoring and extended service protection has provided additional value to subscribers and has allowed Protection One to more efficiently provide field repair services. Dealers also sell Protection One's enhanced security services.

THE ACQUISITION PROGRAM

  Overview

     Protection One also has grown by acquiring portfolios of subscriber accounts from other alarm companies. Protection One has focused on acquisitions that allow it to "infill" areas surrounding branch operations, which in turn leads to greater field maintenance, repair and patrol efficiencies. Protection One estimates there are approximately 3,000 alarm companies in its markets, substantially all of which are independently owned and could, from time to time, become acquisition targets. Protection One believes that it has been an effective competitor in the acquisition market because of the substantial experience of its management in acquiring alarm companies and subscriber accounts, both as a result of the 128 acquisitions made by Protection One between September 30, 1991 and June 30, 1997 and acquisitions made by members of management when they were employed by other alarm service companies. Protection One also believes that, through its acquisition activities, it has developed a reputation in the alarm service industry as an active purchaser of subscriber accounts. Protection One historically has offered sellers cash, Common Stock or a combination thereof as determined by the requirements of both the sellers and Protection One.

     Because Protection One's primary consideration in making an acquisition is the amount of cash flow that can be derived from the monthly recurring revenue associated with the purchased accounts, the price paid by Protection One customarily has been based upon such MRR. To protect Protection One against the loss of acquired accounts and to encourage the seller of such accounts to facilitate the transfer of subscribers, Protection One typically has required the seller to provide guarantees against account cancellations for a period following the acquisition. Protection One usually has held back from the seller a portion of the acquisition price, and has had the contractual right to utilize such holdback to recapture a portion of the purchase price based on the lost MRR arising from the cancellation of acquired accounts.

     In evaluating the quality of the accounts acquired, Protection One has relied primarily on management's knowledge of the industry, its due diligence procedures, its experience integrating accounts into Protection One's operations, its assumptions as to attrition rates for the acquired accounts, and the representations and warranties of the sellers.

  The Acquisition Management System

     Protection One has employed a comprehensive acquisition management system to identify, evaluate and assimilate acquisitions of new subscriber accounts that includes three components: the identification and negotiation stage, the due diligence stage and the assimilation stage.

     Protection One has actively sought to identify prospective companies and dealers with targeted direct mail, trade magazine advertising, trade show participation, membership in key alarm industry trade organizations, and contacts through various prominent vendors and other industry participants. Management's extensive experience in identifying and negotiating previous acquisitions, and Protection One's use of standard form agreements, has helped to facilitate the successful negotiation and execution of acquisitions in a timely manner.

     In a typical acquisition, Protection One conducts an extensive pre-closing review and analysis of all facets of the seller's operations. The process includes a combination of selective field equipment inspections, individual review of substantially all of the subscriber contracts, an analysis of the rights and obligations under such contracts and other types of verification of the seller's operations.

     Protection One has developed a specific assimilation program, in conjunction with the seller, for each acquisition. Assimilation efforts typically include a letter, approved by Protection One, from the seller to its

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subscribers, explaining the sale and transition, followed by one or more letters and packages that include Protection One's subscriber service brochures, field service and monitoring phone number stickers, yard signs and window decals. Thereafter, each new subscriber is contacted individually by telephone by a member of Protection One's customer service group for the purpose of soliciting certain information and addressing the subscriber's questions or concerns. Finally, the subscriber receives a follow-up telephone call after six months and periodically thereafter. The acquisition management system's goal has been to enhance new subscriber identification with Protection One as the service provider and to maintain subscriber satisfaction, and thus realize a higher portion of the potential value of the MRR generated by purchased subscriber accounts.

DESCRIPTION OF OPERATIONS

     Protection One's operations consist principally of alarm monitoring services, enhanced security services, field repair services and patrol and alarm response services.

  Alarm Monitoring Services

     Subscriber Security Alarm Systems. Security alarm systems include devices installed at the subscribers' premises designed to detect or react to various occurrences or conditions, such as intrusion or the presence of fire or smoke. These devices are connected to a computerized control panel that communicates through telephone lines to a central monitoring station. Subscribers may also initiate an emergency signal from a device such as a "panic button." In most systems, control panels can identify the nature of the alarm and the areas within a building where the sensor was activated, and can transmit that information to the central monitoring station.

     The Central Monitoring Station. Protection One monitors substantially all of its subscriber accounts at its central monitoring station in Portland, Oregon. In addition, in connection with certain acquisitions, the monitoring of certain subscriber accounts is subcontracted to the seller or to independent monitoring companies to provide for the orderly transition of the subscriber accounts or to comply with certain state regulations. However, it is Protection One's policy to transfer all monitoring services for its acquired subscriber accounts to its central monitoring station as soon as practicable.

     The central monitoring station incorporates the use of advanced communications and computer systems that route incoming alarm signals and telephone calls to operators. Each operator sits before a computer monitor that provides immediate information concerning the nature of the alarm signal, the subscriber whose alarm has been activated, and the premises on which such alarm is located. All telephone conversations are automatically recorded.

     The central monitoring station has the capacity to monitor up to 500,000 subscribers. The equipment at the central monitoring station includes: sophisticated phone switching equipment; digital receivers that process the incoming signals; two computers with built-in redundancy; a network of "smart" computer terminals; a multichannel, voice-activated recording system; uninterruptible power supply; and dual backup generators supplied by different fuel sources.

     Protection One's central monitoring station is listed by Underwriters Laboratories Inc. ("UL") as a protective signaling services station. UL specifications for central monitoring stations include building integrity, back-up systems, staffing and standard operating procedures. In many jurisdictions, applicable law requires that security alarms for certain buildings be monitored by UL-listed facilities. In addition, such listing is required by certain commercial subscribers' insurance companies as a condition to insurance coverage.

     Operation of the Central Monitoring Station. Depending upon the type of service for which the subscriber has contracted, central monitoring station personnel respond to alarms by relaying information to the local fire or police departments, notifying the subscriber, or taking other appropriate action, such as dispatching alarm response personnel to the subscriber's premises where this service is available. Protection One also provides a substantial number of subscribers with remote audio verification capability that enables the central monitoring station to listen and speak directly into the subscriber's premises in the event of an alarm activation. This feature allows Protection One's personnel to verify that an emergency exists, to reassure

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the subscriber, and to expedite emergency response, even if the subscriber is unable to reach a telephone. Remote audio verification capability also assists Protection One in quickly determining if the alarm was activated inadvertently, and thus whether a response is required.

     Protection One's central monitoring station operates 24 hours per day, seven days a week, including all holidays. Each operator receives training that includes familiarization with substantially every type of alarm system in Protection One's subscriber base. This enables the operator to tell subscribers how to turn off their systems in the event of a false alarm, thus reducing the instances in which a field service person must be dispatched. Other non-emergency administrative signals are generated by low battery status, deactivation and reactivation of the alarm monitoring system, and test signals, and are processed automatically by computer.

     Subscriber Contracts. Protection One's alarm monitoring subscriber contracts generally have initial terms ranging from one to five years in duration, and provide for automatic renewal for a fixed period (typically one year) unless Protection One or the subscriber elects to cancel the contract at the end of its term. Protection One maintains an individual file with a signed copy of the contract for each of its subscribers and a computerized customer data base.

     Substantially all of Protection One's alarm monitoring agreements for Protection One's residential subscribers (which constitute approximately 80% of Protection One's total accounts) provide for subscriber payments of between $20 and $40 per month. Protection One's commercial subscribers typically pay from $25 to $45 per month.

     In the normal course of its business, Protection One experiences customer cancellations of monitoring and related services as a result of subscribers relocating, the cancellation of purchased accounts in the process of assimilation into Protection One's operations, unfavorable economic conditions, dissatisfaction with field maintenance services and other reasons. This attrition is offset to a certain extent by revenues from the sale of additional services to existing subscribers, price increases, the reconnection of premises previously occupied by subscribers, conversions of accounts previously monitored by other alarm companies and guarantees provided by the sellers of such accounts. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview -- Subscriber Attrition."

  Enhanced Security Services

     Additional MRR is generated by the provision of enhanced security services that Protection One offers to both its existing subscribers and in conjunction with the sales of new systems. These enhanced security services include:

     - Extended Service Protection, which covers the normal costs of repair of the system during normal business hours, after the expiration of the initial warranty period.

     - Two-Way Voice Communication (Remote Audio Verification), which consists of the ability, in the event of an alarm activation, to listen and talk to persons at the monitored premises from the central monitoring station through speakers and microphones located within the premises. Among other things, such remote audio verification helps Protection One to determine whether an alarm activation is a false alarm.

     - Supervised Monitoring Service, which allows the alarm system to send various types of signals containing information on the use of the system, such as what users armed or disarmed the system and at what time of the day. This information is supplied to subscribers for use in connection with the management of their households or businesses. Supervised monitoring service can also include a daily automatic test feature.

     - Pager Service, which provides the subscriber, at discounted rates, with standard pager services that also enable Protection One to reach the subscriber in the event of an alarm activation.

     - Medical Identification Card, which enables medical personnel in the event of a medical emergency to access a subscriber's medical information (e.g., allergies, medications and family history), emergency contacts and doctors by calling Protection One's central station.

     - Wireless Back-Up, which permits the alarm system to send signals over a cellular telephone or dedicated radio system, in the event that regular telephone service is interrupted.

  Field Repair Services

     Protection One believes one of the most effective ways of improving customer retention is the provision of quality, responsive field repair service by Protection One employees. Field service personnel are trained by Protection One to provide repair services for the various types of security systems owned by Protection One's subscribers. Field service personnel also inspect installations performed by Protection One's installation subcontractors.

     Repair services generate revenues primarily through billable field service calls and contractual payments under Protection One's extended service program. The increasing density of Protection One's subscriber base, as a result of Protection One's effort to infill areas surrounding its branch operations with new subscribers, permits more efficient scheduling and routing of field service technicians, and results in economies of scale at the branch level. The increased efficiency in scheduling and routing also allows Protection One to provide faster field service response and support, which leads to a higher level of subscriber satisfaction.

  Alarm Response and Patrol Services

     Protection One offers its subscribers in southern California and Las Vegas a patrol and alarm response enhanced service in addition to Protection One's other services, and employs over 100 patrol officers operating in 25 regular patrol "beats," or designated neighborhoods, to provide such services. These armed officers supplement Protection One's alarm monitoring service by providing "alarm response service" to alarm system activations, "patrol service" consisting of routine patrol of subscribers' premises and neighborhoods and, in a few cases, "special watch" services, such as picking up mail and newspapers and increased surveillance when the subscriber is travelling. Alarm response service requires Protection One's patrol officers to observe and report to police or other emergency agencies any potential criminal activity at a subscriber's home.

     Protection One has begun to offer a new bundle of services in Las Vegas. The bundle of services consists of alarm monitoring, field repair and alarm response services billed to the subscriber as a flat monthly charge regardless of the number of service calls or responses to alarm activations. Protection One believes this service package is attractive to current and prospective subscribers because the package (i) enables Protection One to offer a reliable and timely alarm response service, and (ii) eliminate subscriber uncertainty arising from "per response" charges. Protection One intends to expand the offering of this service's package to other areas within its markets over the next several years.

     Patrol officers are dispatched by a 24-hour central radio dispatch office located in the local dispatch office. An alarm activation signal from a subscriber to alarm response service is automatically processed by computer at the central monitoring station and sent electronically to the local dispatch office. If the patrol officer dispatched observes potential criminal activity, the officer will report the activity to the dispatch office, which will in turn notify local law enforcement. The patrol officer will then maintain surveillance until law enforcement officers arrive. If a patrol officer does not detect criminal activity, the officer will report that conclusion to the dispatch office, which will cancel police response and thereby reduce the potential for a false alarm fine.

     Protection One also offers "dedicated" patrol service to homeowners' associations in selected markets, for which Protection One provides a Protection One-marked car for patrol exclusively in such association's neighborhood. A significant percentage of the homeowners in such associations purchase Protection One's alarm monitoring services.

     Protection One's patrol officers are subject to extensive pre-employment screening. Officers are subject to background checks and drug screening before being hired, and are required to have gun and baton permits and state and city guard licenses. Officers also must be licensed by the state to carry firearms and to provide patrol services. Protection One's training program includes arrest procedures, criminal law, weaponless defense, firearms and baton usage, patrol tactics, and first-aid and CPR. This training program exceeds state-mandated training requirements. However, the provision of patrol and alarm response services subjects Protection One to greater risks, relating to accidents or employee behavior, than other types of businesses.

     The cost of providing patrol and alarm response services presently exceeds the revenues generated by such services. However, Protection One believes that its ability to provide these services gives Protection One a competitive advantage in marketing its monitoring services over alarm service companies that do not have these capabilities. Additionally, Protection One believes such services are an effective impediment to subscriber attrition.

     Protection One believes that demand for alarm response and patrol services may increase as a result of a trend on the part of local police departments to limit their response to alarm activations and other factors that may lead to a decrease of police presence. Although Protection One currently incurs a loss in its patrol and alarm response operations, Protection One believes further demand for such services would allow Protection One to increase subscriber density in its patrol routes, thereby reducing losses. In addition, Protection One's provision of alarm response and patrol services is a sales method used to convert subscribers of other alarm monitoring companies that do not provide such services. To the extent that further demand developed for patrol and alarm response services, Protection One believes its current presence would enable it to increase its conversions of competitors' subscribers to Protection One's services.

SALES AND MARKETING

     Each of Protection One's 13 branch offices includes sales representatives who sell new systems, equipment add-ons and upgrades and enhanced services to subscribers. Although Protection One does not actively use outbound marketing methods to sell new security alarm systems, Protection One receives in-bound telephone requests for such systems, primarily as a result of subscriber referrals, local crime activity and responses to yellow pages advertising. Such leads are pursued by one of Protection One's sales representatives. Alarm sales are made at the subscriber's home, typically in a single visit by a sales representative. Protection One markets additional services through both its account sales representatives and through a centralized telephone sales force in Protection One's corporate offices.

     Protection One believes that the increasing density of Protection One's subscriber base (i.e., the increasing concentration of subscribers in certain areas) has increased the overall presence and visibility of Protection One. Both in the Dealer Program and in Protection One sales, new subscribers are provided with highly visible reflective yard signs placed prominently in front of their homes or businesses. The presence of these signs develops greater awareness in a neighborhood and leads to more inbound and referral business. Protection One has encouraged referrals from existing subscribers through an incentive program promoted through newsletters, billing inserts and employee contacts. Alarm response service, which uses marked patrol cars, also increases Protection One's visibility.

COMPETITION

     The security alarm industry is highly competitive and, despite ongoing consolidation, highly fragmented. Protection One competes with major firms with substantial financial resources, including ADT Operations Inc., a subsidiary of Tyco International, Inc.; the Protection Securities Division of Honeywell, Inc.; The National Guardian Corporation, a subsidiary of Ameritech Corporation; and Brinks Home Security, a subsidiary of The Pittston Company. Other alarm service companies have adopted a strategy similar to Protection One's that entails the aggressive purchase of alarm monitoring accounts both through acquisitions of account portfolios and through dealer programs. Some of such competitors have greater financial resources than Protection One, or may be willing to offer higher prices than Protection One is prepared to offer to purchase subscriber accounts.

     Competition in the security alarm industry is based primarily on reliability of equipment, market visibility, services offered, reputation for quality of service and price. Protection One believes it competes effectively with other national, regional and local security alarm companies in the western United States because of Protection One's reputation for reliable equipment and services, its concentrated presence in the areas surrounding its branch offices, its ability to bundle monitoring, maintenance and repair and enhanced services and its low cost structure.

REGULATORY MATTERS

     A number of local governmental authorities have adopted or are considering various measures aimed at reducing the number of false alarms. Such measures include: (i) subjecting alarm monitoring companies to fines or penalties for transmitting false alarms, (ii) licensing individual alarm systems and the revocation of such licenses following a specified number of false alarms, (iii) imposing fines on alarm subscribers for false alarms, (iv) imposing limitations on the number of times the police will respond to alarms at a particular location after a specified number of false alarms, and (v) requiring further verification of an alarm signal before the police will respond.

     Protection One's operations are subject to a variety of other laws, regulations and licensing requirements of federal, state, and local authorities. In certain jurisdictions, Protection One is required to obtain licenses or permits, to comply with standards governing employee selection and training, and to meet certain standards in the conduct of its business. Many jurisdictions also require certain of Protection One's employees to obtain licenses or permits. Those employees who serve as patrol officers are often subject to additional licensing requirements, including firearm licensing and training requirements in jurisdictions in which they carry firearms.

     The alarm industry is also subject to requirements imposed by various insurance, approval, listing, and standards organizations. Depending upon the type of subscriber served, the type of security service provided, and the requirements of the applicable local governmental jurisdiction, adherence to the requirements and standards of such organizations is mandatory in some instances and voluntary in others.

     Protection One's advertising and sales practices are regulated by both the FCC and state consumer protection laws. Such laws and regulations include restrictions on-the manner in which Protection One promotes the sale of its security alarm systems and the obligation of Protection One to provide purchasers of its alarm systems with certain recision rights. From time to time subscribers have submitted complaints to state and local authorities regarding Protection One's sales and billing practices. Such complaints can result in regulatory action against Protection One, including civil complaints seeking monetary and injunctive remedies.

     Protection One's alarm monitoring business utilizes telephone lines and radio frequencies to transmit alarm signals. The cost of telephone lines, and the type of equipment which may be used in telephone line transmission, are currently regulated by both federal and state governments. The operation and utilization of radio and cellular frequencies are regulated by the Federal Communications Commission and state public utilities commissions.

LEGAL PROCEEDINGS

     Protection One experiences routine litigation in the normal course of its business. Protection One does not believe that any of such pending litigation will have a material adverse effect on the financial condition or results of operations of Protection One.

RISK MANAGEMENT

     The nature of the services provided by Protection One potentially exposes it to greater risks of liability for employee acts or omissions, or system failure, than may be inherent in other businesses. Substantially all of Protection One's alarm monitoring agreements, and other agreements pursuant to which Protection One sells its products and services contain provisions limiting liability to subscribers in an attempt to reduce this risk.

     Protection One's alarm response and patrol services require Protection One personnel to respond to emergencies that may entail risk of harm to such employees and to others. In most cities in which Protection One provides such services, Protection One's patrol officers carry firearms, which may increase such risk. Although Protection One conducts extensive screening and training of its employees, the provision of alarm response and patrol service subjects Protection One to greater risks related to accidents or employee behavior than other types of businesses.

     Protection One carries insurance of various types, including general liability and errors and omissions insurance. The loss experience of Protection One, and other security service companies, may affect the availability and cost of such insurance. Certain of Protection One's insurance policies, and the laws of some states, may limit or prohibit insurance coverage for punitive or certain other types of damages, or liability arising from gross negligence.

EMPLOYEES

     At September 30, 1997, Protection One employed 852 individuals on a full-time basis. Currently, none of Protection One's employees is represented by a labor union or covered by a collective bargaining agreement. Protection One believes that its relations with its employees are good.

FACILITIES

     Protection One's executive offices are located at 6011 Bristol Parkway, Culver City, California, and its central monitoring station and administrative office are located in the Portland, Oregon metropolitan area at 3900 S.W. Murray Boulevard, Beaverton, Oregon. The offices at both locations are leased by Protection One. The Culver City lease expires in 1998, but can be renewed by Protection One for an additional term of five years. The Beaverton lease expires in 2005, but can be renewed by Protection One for two additional terms of five years each. Protection One also leases office space in Bullhead City, Arizona; Tempe, Arizona; Las Vegas, Nevada; Albuquerque, New Mexico; Salt Lake City, Utah; Kent, Washington; Riverside, California; Irvine, California; Bakersfield, California; San Leandro, California; San Diego, California; Santa Clara, California; and Van Nuys, California. The leases for these properties expire on various dates through 2005, and in some cases are renewable at the option of Protection One.

               SELECTED COMBINED HISTORICAL FINANCIAL INFORMATION
               OF THE WESTERN RESOURCES SECURITY BUSINESS AND WSS
                                 (IN THOUSANDS)

     The selected combined historical financial information of WRSB as of and for the year ended December 31, 1996 have been derived from their audited historical combined financial statements and the notes thereto, which are included elsewhere herein, and should be read in conjunction with such financial statements and notes thereto. The selected historical financial information of the Western Resources Security Business as of December 20, 1992 through 1995 and for the 52 weeks ended December 20, 1992 through 1995 and as of December 30, 1996 and the 53 weeks ended December 30, 1996 have been derived from the unaudited and audited historical financial statements and the notes thereto of Westinghouse Security, as a predecessor of WestSec, which are included elsewhere herein, and should be read in conjunction with such financial statements and notes thereto. The selected historical combined data of WRSB as of June 25, 1997 and for the six months ended June 25, 1996 and 1997 have been derived from their unaudited historical combined financial statements and notes thereto, which are included elsewhere in this Proxy Statement and should be read in conjunction with such financial statements and notes thereto. In the opinion of the management of WRSB, such unaudited financial data reflects all adjustments, consisting only of normal recurring accrual, adjustments necessary for the fair presentation of the results of operation for such period. These interim operating results are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1997.

                                                                                        AT OR
                                                                                       FOR THE
                                                                                         YEAR
                                                                   AT OR FOR THE SIX    ENDED
                                                                     MONTHS ENDED      DECEMBER
                                                                       JUNE 25,          31,
                                                                   -----------------   --------
                                                                     1997      1996      1996
                                                                   --------   ------   --------
                                                                      (UNAUDITED)
THE WESTERN RESOURCES SECURITY BUSINESS:
OPERATIONS DATA:
  Total revenues.................................................  $ 63,506   $1,120   $  8,097
  Operating loss.................................................    (2,403)    (270)      (952)
  Net loss.......................................................    (4,746)    (163)      (656)
EBITDA(1)(3).....................................................    14,655     (114)      (342)
Adjusted EBITDA(2)(3)............................................    22,977     (244)      (342)
BALANCE SHEET DATA:
  Cash and cash equivalents......................................  $  1,049   $   70   $    169
  Total assets...................................................   519,005    5,475    506,647
  Long-term debt.................................................    42,967       20     60,505
  Total stockholder's equity.....................................   413,622    4,860    410,430

                                            AT OR FOR THE           AT OR FOR THE 52 WEEKS ENDED
                                              53 WEEKS                      DECEMBER 20,
                                                ENDED         ----------------------------------------
                                          DECEMBER 30, 1996     1995       1994     1993(5)    1992(5)
                                          -----------------   --------   --------   --------   -------
                                                                                       (UNAUDITED)
WESTINGHOUSE SECURITY:
OPERATIONS DATA:
  Total revenues........................      $ 110,881       $ 88,710   $ 67,253   $ 47,985   $28,666
  Operating income (loss)...............          3,042          2,606     10,622     (7,313)    4,881
  Net income (loss).....................         (4,859)        (5,923)    (1,764)    (9,191)    3,026
  EBITDA(1)(4)..........................         24,655         20,410     24,581      5,696     8,810
BALANCE SHEET DATA:
  Cash and cash equivalents.............      $     137       $    134   $     26   $  1,942   $    48
  Total assets..........................        187,456        170,907    145,062    109,593    67,536
  Long-term debt........................         47,931         52,511     58,475     35,883    29,014
  Total stockholder's equity............        106,140         89,120     60,108     55,803    19,683

---------------

(1) EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles, should not be construed as an alternative to net income and is indicative neither of WRSB's operating performance nor of cash flows available to fund WRSB's cash needs. Items excluded from EBITDA are significant components in understanding and assessing WRSB's financial performance. Management of WRSB believes presentation of EBITDA enhances an understanding of WRSB's financial condition, results of operations and cash flows because EBITDA is used by WRSB to satisfy its debt service obligations and its capital expenditure and other operational needs as well as to provide funds for growth. In addition, EBITDA has been used by senior lenders and subordinated creditors and the investment community to determine the current borrowing capacity and to estimate the long-term value of companies with recurring cash flows from operations and net losses. EBITDA is derived by adding to the loss before income taxes the sum of (i) other,
    (ii) interest expense and (iii) depreciation and amortization. See tables below.

(2) Adjusted EBITDA is derived by adding to EBITDA selling and marketing expenses, net of revenues, arising from installation activities during the period. Adjusted EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles, should not be construed as an alternative to net income and is indicative neither of WRSB's operating performance nor of cash flows available to fund WRSB's cash needs. WRSB presents Adjusted EBITDA as a measure which WRSB believes provides a more appropriate comparison to EBITDA as presented by companies such as Protection One that grow through a dealer program or acquisitions. See table below.

(3) The following table provides a calculation of EBITDA and adjusted EBITDA for each of the periods presented above as it relates to WRSB:

                                                                                                              FOR THE
                                                                                   FOR THE SIX MONTHS       YEAR ENDED
                                                                                     ENDED JUNE 25,        DECEMBER 31,
                                                                                   -------------------     -------------
                                                                                    1997        1996           1996
                                                                                   -------     -------     -------------
                                                                                       (UNAUDITED)
THE WESTERN RESOURCES SECURITY BUSINESS:
Loss before income taxes.........................................................  $(7,499)    $  (270)        $(966)
Plus:
    Interest expense.............................................................    5,096          --            14
    Amortization of intangibles and depreciation expense.........................   17,058         156           610
                                                                                   -------     -------       -------
        EBITDA...................................................................  $14,655     $  (114)        $(342)
                                                                                   =======     =======       =======
Plus:
    Selling and marketing expenses related to installations......................   15,257         111            --
Less:
    Installation revenues........................................................   (6,935)       (241)           --
                                                                                   -------     -------       -------
        Adjusted EBITDA..........................................................  $22,977     $  (244)        $(342)
                                                                                   =======     =======       =======

(4) The following table provides a calculation of EBITDA for each of the periods presented above as it relates to WSS.

                                                                   FOR THE
                                                                   53 WEEKS
                                                                    ENDED          FOR THE 52 WEEKS ENDED DECEMBER 20,
                                                                 DECEMBER 30,    ----------------------------------------
                                                                     1996         1995       1994        1993       1992
                                                                 ------------    -------    -------    --------    ------
                                                                                                          (UNAUDITED)
WESTINGHOUSE SECURITY:
Income (loss) before income taxes..............................    $ (7,837)     $(9,553)   $(2,845)   $(14,824)   $4,881
Plus:
    Interest expense...........................................      10,879       12,159     13,467       7,511        --
    Amortization of intangibles and depreciation expense.......      21,613       17,804     13,959      13,009     3,929
                                                                 ------------    -------    -------    --------    ------
      EBITDA...................................................    $ 24,655      $20,410    $24,581    $  5,696    $8,810
                                                                 ============    =======    =======    ========    ======

(5) Unaudited operations data and balance sheet data for the 52 weeks ended December 20, 1993 and 1992 as it relates to WSS are prepared on a consistent basis with the subsequent audited periods presented above.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                       FINANCIAL CONDITION AND RESULTS OF
             OPERATIONS OF THE WESTERN RESOURCES SECURITY BUSINESS

     Certain matters discussed in this section are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements address future plans, objectives, expectations and events or conditions concerning various matters such as capital expenditures, earnings, litigation, pending transactions, liquidity and capital resources, and accounting matters. Actual results in each case could differ materially from those currently anticipated in such statements, by reasons of factors including ongoing state and federal activities; future economic conditions; legislation; competition; and other circumstances affecting anticipated revenues and costs.

OVERVIEW

     The Western Resources Security Business is composed of WestSec, Westar Security and their respective subsidiaries. WestSec and Westar are indirect and direct wholly owned subsidiaries of Western Resources. On December 30, 1996, WestSec purchased the assets comprising the security business, and assumed certain liabilities, of Westinghouse Security from Westinghouse Electric Company ("WEC") for $358 million in cash, subject to adjustments, and the assumption of certain obligations. Approximately 310,000 subscribers were added as a result of the Westinghouse Security Acquisition. WRSB recorded approximately $196 million of goodwill as a result of this transaction. Westar, formed in 1995, built its security business from six small acquisitions from November 1995 through September 1996, representing approximately 100,000 subscribers, for an aggregate of $25.1 million in cash and Western Resources stock. Goodwill recorded by WRSB related to these acquisitions totaled approximately $23 million.

     For the six months ended June 30, 1997, approximately 86% of WRSB's revenues were derived from monitoring and servicing of security alarm systems. Recurring monitoring revenues, generally derived from contracts for an initial non-cancelable term, are recognized monthly as services are provided. Amounts billed in advance are deferred and recognized in the month service occurs. Service revenues are derived from recurring payments under extended service contracts and for service calls performed on a time and materials basis. Service revenue is recognized in the period that the services are provided.

     Other revenues are derived primarily from the sale and installation of security alarm systems, equipment add-ons and upgrades. Installation revenues are recognized in the period of installation of the alarm system.

     Security alarm monitoring services generate a significantly higher gross margin than other services provided by WRSB. In fact, even though direct installation expenses are capitalized, the installation revenue realized is generally less than the non-capitalized expenses associated with sales and marketing of alarm systems. Also, the service business generally does not contribute positively to the operating profit of WRSB. WRSB's strategy, however, is to invest in alarm system sales and installation and to provide quality service because WRSB believes such products and services contribute to the generation and retention of alarm monitoring subscribers.

  Accounting For New Installations and Subscriber Acquisitions

     Subscriber accounts generated through direct sales by WRSB's internal sales force are stated at cost. WRSB's policy is to capitalize direct costs of installed accounts. These direct costs include materials and equipment on subscriber premises, installation labor, and other direct installation costs. Account portfolio acquisitions are capitalized at amounts paid. Such capitalized costs are amortized on a straight-line basis over the average estimated subscriber life of ten years.

     The mix of recent account growth by WRSB's predecessor companies through internally generated installations has been increasing over the past three years. In 1994, WSS, a predecessor to WestSec, implemented a strategy which increased internally generated sales through the acquisition of a dealer who had historically sold a significant number of accounts to WSS. This acquisition substantially increased the internal sales force. In 1994, 1995 and 1996, the percentage of accounts placed through the internal sales and installation efforts compared to total subscriber accounts added were 48%, 86% and 92% respectively. As the cost associated with maintaining an internal sales force are expensed, this increased activity from 1994 to 1996 has contributed to operating losses before interest and taxes. However, WRSB does not currently expect the internal mix of account additions to grow and it may consider expansion of its dealer program activity in the future.

  Subscriber Attrition

     Subscriber attrition has a direct impact on WRSB's results of operations, since it affects both WRSB's revenues and its amortization expense. WRSB measures attrition in terms of canceled subscriber accounts. Gross subscriber attrition is defined by WRSB for a particular period as a quotient; the numerator of which is equal to the number of subscribers who disconnect service during such period and the denominator of which is the average of the number of subscribers at each month end during such period. When a customer moves from one location to another and has a new system installed, both the new account and the old account are excluded from the attrition calculation. Gross subscriber attrition was 10.1%, 11.6% and 12.1% for each of the years ended December 31, 1994, 1995 and 1996, respectively. Gradual increases in gross subscriber attrition are primarily attributable to the following factors: (a) actual retention of customers beyond their initial contract terms (generally three years), which did not meet management's expectations; (b) actual growth rates incurred, which impact the denominator of the gross subscriber attrition calculation generally and which did not meet management's expectations; (c) the absence of credit evaluations of all new account applications for internal installations coupled with marketing programs that required little, if any, investment by new subscribers; and (d) the increase in internally generated account acquisitions as a percentage of total account installations, whereas prior to the 1994-1996 period, dealer acquisitions that allowed WSS to charge the sellers for non-performing or attrited accounts were more significant.

     Included in the number of subscribers are amounts associated with subscribers who have past due balances. It is the policy and practice of WRSB to make every effort to preserve the revenue stream associated with these contractual obligations. To this end, WRSB actively works to both collect amounts owed and to retain the subscriber. In certain instances, this collection and evaluation period may exceed six months in length. When, in the judgment of WRSB's collection personnel, all reasonable efforts have been made to collect balances due, subscribers are disconnected from WRSB's monitoring center and are included in the calculation of gross subscriber attrition.

     The table below sets forth the change in subscriber base from 1994 through 1996, for WSS as predecessor of WestSec;

                                                             FOR YEARS ENDED DECEMBER 31,
                                                            -------------------------------
                                                             1994        1995        1996
                                                            -------     -------     -------
    Number of Accounts:
      Beginning of Period.................................  166,089     211,211     263,087
      Internal Installations..............................   28,917      69,866      75,232
      Dealer Account Acquisitions.........................   31,594      11,086       6,955
      Account Attrition...................................  (15,389)    (29,076)    (36,416)
                                                            -------     -------     -------
      End of Period.......................................  211,211     263,087     308,858
                                                            =======     =======     =======

1997 YEAR TO DATE WRSB OPERATING RESULTS

     Western Resources purchased the assets comprising WSS on December 30, 1996; such acquisition represents approximately 94% of WRSB's total investment in its security services business and is included in the six month period ended June 25, 1997 subsequent to the acquisition, but not in prior periods. As a result, a year to year comparison of operating results for the six-month period is not meaningful.

     Revenues totaled $63.5 million for the six months ended June 25, 1997 (the "first half of fiscal 1997"), of which $54.5 million, or 85.9%, were monitoring and service revenues arising primarily from contractually

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

recurring subscriber payments. The remaining $9.0 million of revenues arose primarily from the sale and installation of new security alarm systems by WRSB's sales force.

     Costs and expenses equaled $18.1 million, or 28.5% of revenues during the first half of fiscal 1997. Monitoring and service costs and expenses were $14.9 million, or 27.3% of monitoring and service revenues. Other costs and expenses were $3.2 million or 35.5% of installation and other revenues.

     Gross profit totaled $45.4 million for the first half of fiscal 1997. Taken as a percentage of revenues, gross profit equaled 71.5%; monitoring and service gross profit as a percentage of monitoring and service revenues was 72.7%, while installation and other gross profit as a percentage of installation and other revenues was 64.5%.

     Selling, general and administrative expenses totaled $30.8 million during the first half of fiscal 1997. Approximately $15.3 million of such amount are selling and marketing expenses associated with WRSB's installation activities. The remaining $15.5 million are general and administrative expenses reflecting corporate and branch management and overhead. Selling, general and administrative expenses as a percentage of revenues was 48.5% during the first half of fiscal 1997.

     Amortization of intangibles and depreciation expense was $17.1 million during the first half of fiscal 1997. Amortization of intangible assets arising from the WSS acquisition represented the majority of such expenses. Amortization of intangibles and depreciation expense was 26.0% of total revenues.

     Gross Subscriber Attrition. WRSB's actual experience incurred to date for gross subscriber attrition is consistent with increasing attrition percentages historically experienced in the prior three years. Factors contributing to this trend are believed by WRSB to be those listed above under the caption "Subscriber Attrition" and the transition of management in 1997.

     Operating loss was $2.4 million during the first half of fiscal 1997, and includes a loss from the internal creation of new subscribers of approximately $8.3 million.

     Interest expense, net totaled $5.1 million for the first half of fiscal 1997 and was predominantly related to the long-term obligation discussed in the notes to the financial statements of WRSB for 1996.

     Balance Sheet Data. WRSB's most significant assets are net subscriber accounts and goodwill. The majority of the net subscriber accounts and all of the goodwill arose from recent security company acquisitions. The recorded value of the subscriber accounts was adjusted to fair market value at the time of the individual security company acquisitions. Internally placed subscriber accounts represent direct installation costs and acquired account portfolios are valued at amounts paid for the subscriber contracts. WRSB amortizes subscriber accounts over their estimated life of ten years.

     Accounts receivable are net of a bad debt allowance of approximately $5.0 million. WRSB does not have a significant concentration of credit risk. Most subscribers are residential and small commercial customers. The states with the highest concentration of customers are Texas, Florida, California and Georgia.

     The combined balance sheet at December 31, 1996 reflects the allocated purchase price for each acquisition based upon the estimated fair values of the net assets acquired. Certain allocations have been made on a preliminary basis and may change.

CONTINGENCIES

     See Note 8 of the notes to the audited combined financial statements of WRSB included in this Proxy Statement for information concerning certain significant contingencies.

1996 COMPARED TO 1995 -- WESTINGHOUSE SECURITY (PREDECESSOR TO WESTSEC)

     WSS revenues for 1996 increased by $22.2 million, or 25.0%, to $110.9 million from $88.7 million for 1995. Monitoring and service revenues increased by $18.9 million, or 25.2%, substantially all of which resulted from the addition of approximately 75,000 subscribers from internal sales and installations of subscriber accounts and approximately 7,000 subscribers purchased from dealers. Other revenues increased by 24.0% to

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

$17.1 million in 1996 from $13.8 million in 1995. The increase in other revenues reflects an increase in installation revenues as a result of additional installed accounts and the sale of equipment upgrades.

     Costs and expenses for 1996 increased by $8.7 million, or 33.4%, to $26.0 million. Costs and expenses as a percentage of total revenues increased to 23.4% during 1996 from 19.5% during 1995. Monitoring and service expenses increased by $8.1 million, or 48.4% from 1995 to 1996, primarily due to increased activity at WRSB's central monitoring station and an expansion in service activities in the field branches. Monitoring and service expenses as a percentage of monitoring and service revenues increased to 26.6% in 1996 from 22.5% during 1995. Such increase reflects a higher level of staffing at WRSB's central monitoring station.

     Gross profit for 1996 was $84.9 million, which represents an increase of $13.5 million, or 18.9%, over the $71.4 million of gross profit recognized in 1995. Such increase was due primarily to an increase in monitoring activities, which reflected the increase in WSS's subscriber base from approximately 263,000 at December 20, 1995 to 310,000 at December 30, 1996.

     Selling, general and administrative expenses ("SG&A") rose to $60.3 million in 1996, an increase of $9.2 million, or 18.1%, over such expenses in 1995, but declined as a percentage of total revenues from 57.5% in 1995 to 54.4% in 1996. The increase in general and administrative expenses was caused by increases in corporate and branch overhead expenses. Advertising and marketing expenses comprised approximately 2% of revenues in both 1995 and 1996.

     Amortization of intangibles and depreciation expense for 1996 increased by $3.8 million, or 21.4%, to $21.6 million. This increase was partially due to the 75,000 new internally placed accounts and 7,000 dealer program accounts purchased during 1996. Additionally, it is WRSB's policy to evaluate subscriber account attrition on a quarterly basis utilizing actual historical attrition rates for subscriber accounts and, when necessary, adjust the estimated remaining lives accordingly. Currently, subscriber accounts are being amortized over ten years.

     Increases in both SG&A and amortization expenses contributed to the operating income recognized for 1996 of $3.0 million, compared to operating income of $2.6 million in fiscal 1995. Operating income as a percentage of revenue was 2.7% in 1996, compared to 2.9% in 1995.

     The effective income tax benefit for 1996, 1995, and 1994 has been estimated at 38%. The historical net operating income or losses prior to the WestSec purchase were included in WEC's consolidated federal income tax return.

BALANCE SHEET DATA -- DECEMBER 20, 1995 -- WESTINGHOUSE SECURITY (PREDECESSOR TO WESTSEC)

     Net subscriber accounts of $139 million include the addition of approximately 70,000 subscribers from internal sales and installations and approximately 11,000 additional subscribers from the addition of account portfolios in 1995.

1995 COMPARED TO 1994 -- WESTINGHOUSE SECURITY (PREDECESSOR TO WESTSEC)

     WSS's revenues for 1995 increased by $21.5 million, or 31.9%, to $88.7 million from $67.2 million for 1994. Monitoring and service revenues increased by $14.8 million, or 24.7%, substantially all of which resulted from the addition of approximately 70,000 subscribers from internal sales and installations of subscriber accounts and approximately 11,000 subscribers purchased. Other revenues increased by 92.8% to $13.8 million in 1995 from $7.2 million in 1994. The increase in other revenues reflects a substantial increase in installation revenues as a result of additional internally installed accounts.

     Costs and expenses for 1995 increased by $2.1 million over 1994, or 11.9%, to $17.3 million. Costs and expenses as a percentage of total revenues decreased to 19.5% during 1995 from 22.6% during 1994. Monitoring and service expenses increased by $2.7 million, or 18.7% from 1994 to 1995, primarily due to increased activity at WSS's central monitoring station due to a substantially larger subscriber base and the expansion of the number of field branches. This activity reflects a higher level of staffing at the central monitoring station as well as at its branch locations. WSS's acquisition of one of its primary dealers in 1994

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

significantly increased its employee base at its field branches and in its internal sales force. Monitoring & service expenses as a percent of revenue decreased from 21.1% to 19.0% from 1994 to 1995.

     Gross profit for 1995 was $71.4 million, which represents an increase of $19.4 million, or 37.3%, over the $52 million of gross profit recognized in 1994. Such increase was due primarily to an increase in monitoring and service activities, which reflected the increase in WSS's ending subscriber base from 211,211 at December 20, 1994 to 263,087 at December 20, 1995.

     SG&A expenses rose to $51.0 million in 1995, an increase of $23.6 million, or 85.9%, over such expenses in 1994, and increased as a percentage of total revenues from 40.8% in 1994 to 57.5% in 1995. The increase in general and administrative expenses was caused by increases in corporate and branch overhead expenses incurred to supervise a larger employee base associated with a larger subscriber base. Also, the July 1994 acquisition of one of WSS's primary dealers increased the number of field branches and shifted new account growth from external to internal. For internal placements, sales commissions and marketing costs to generate those sales leads were expensed for only five months of 1994 as compared to a full year in 1995, contributing to the SG&A expense growth as a percentage of revenues.

     Amortization of intangible and depreciation expense for 1995 increased by $3.8 million, or 27.5%, to $17.8 million. This increase was partially due to the 70,000 new internally placed accounts and 11,000 dealer program accounts purchased during 1995. With the acquisition of the primary dealer in July of 1994, WSS recorded goodwill and accordingly recognized a full year's provision of amortization related to the goodwill in 1995.

     Increases in both SG&A and amortization expenses contributed to the $8.0 million decrease in operating income recognized for 1995, from $10.6 million in 1994 to $2.6 million in 1995. Operating income as a percentage of revenue was 2.9% in 1995, compared to 15.8% in 1994.

CAPITAL RESOURCES AND LIQUIDITY

     In general, WRSB has financed its operations and growth primarily from operating cash flows and supplemented by advances from its parent, Western Resources.

     WSS entered into a series of agreements ("Agreements") to transfer certain rights in certain security alarm monitoring contracts ("Contracts") to an investor for approximately $76.9 million in cash during 1992 through 1994. WSS continues to monitor and service these accounts and accounted for this transaction as a financing arrangement and accordingly reflected the proceeds as long-term debt.

     The investor financed the purchase through the issuance of three series of secured promissory notes having a five-year term (the "Investor Notes"). Under the Agreements, WSS had the right but not the obligation, exercisable not more than 15 months or less than 12 months prior to the stated maturity of any series of Investor Notes, to repurchase the Contracts or cause the disposition of Contracts securing a particular series of Investor Notes, for an amount equal to the then fair market value of such Contracts, provided such fair market value will not be less than the amount necessary to satisfy all obligations of the investor related to such series of Investor Notes plus certain taxes, if any (the "Minimum Purchase Price"). In the event of an unsolicited third party offer in excess of the then Minimum Purchase Price to purchase such Contracts prior to 12 months before the stated maturity of any series of Investor Notes, the Agreements provided WSS a right of first refusal to buy such Contracts. In addition, the Agreements provided that WSS would receive 60% of the excess of the fair market value over the Minimum Purchase Price, if any, if WSS repurchases or arranges the sale of such Contracts.

     On December 30, 1996, Westinghouse assigned to WestSec all of Westinghouse's rights, title and interest, and WestSec agreed to assume all of Westinghouse's liabilities and obligations under the Agreements in connection with the purchase. This assumption of liabilities requires WestSec to purchase the Contracts on the respective stated maturity date of the Investor Notes. The purchase price payable by WestSec shall be equal to the greater of (i) Minimum Purchase Price plus 40% of the excess of the fair market value over the Minimum Purchase Price or (ii) 30 times total monthly recurring revenue related to the Contracts. As a condition of assuming the obligations, WestSec issued a letter of credit for $85 million to ensure the debt holder the obligation would be repaid. In the event the fair market value changes at the stated maturity date, a gain or loss would be recorded for the difference between the actual amount paid and the recorded obligation. Approximately $26.2 million is expected to be repaid in 1998 and approximately $34.3 million is expected to be repaid in 1999.

     WRSB and its predecessors had, and expect to have, working capital deficits. At June 25, 1997, WRSB had a working capital deficit of $43.6 million. For the 52- and 53-week periods ended December 20, 1995 and December 30, 1996, WSS, a predecessor of WestSec, experienced working capital deficits of $11.7 million and $19.5 million, respectively. One of the primary reasons for working capital deficits result from WRSB's recognition of a current liability for deferred revenues which represents advance billings.

     Net cash flows used in investing activities of WRSB reflect the acquisition of WSS and the smaller security companies by WRSB throughout 1996. For the six months ended June 30, 1997, investing activities of WRSB reflect the acquisition of subscriber accounts through both its internal sales force and purchases from dealers.

     WRSB generated $16.6 million of net cash provided by operating activities for the six months ended June 25, 1997. Net cash flows from operating activities of WSS for the 52 and 53 weeks ended December 20, 1995 and December 30, 1996, were $15.1 million and $23.7 million. The increase was primarily due to the growing subscriber account base.

  Capital expenditures

     WRSB anticipates making routine capital expenditures during the remainder of 1997 to replace and upgrade vehicles, computers and other capital items. WRSB anticipates it will continue to grow its existing subscriber account base and utilize capital to acquire and install these new customers. Capital requirements given expected growth forecasts are expected to exceed operating cash flows for the foreseeable future.

     Western Resources, as parent, has historically funded internal growth and provided financing for acquisitions. WRSB anticipates that capital requirements in excess of operating cash flows throughout the remainder of 1997 will be funded by Western Resources.

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

                    THE WESTERN RESOURCES SECURITY BUSINESS

GENERAL

     The Western Resources Security Business is comprised of WestSec and Westar Security and their respective subsidiaries. WestSec and Westar Security are indirect and direct wholly owned subsidiaries of Western Resources.

     WRSB, formed in 1995, executed its planned growth in the security alarm industry through acquisitions. From November 1995 to September 1996, WRSB acquired the following security companies comprising at the time of their respective acquisitions an aggregate of approximately 100,000 subscribers.

        Communications & Signaling, Inc.............................  November 1995
        Mobilfone Security..........................................  December 1995
        Security Monitoring Services ("CMS")........................  June 1996
        Sentry Protective Alarms....................................  July 1996
        SecureAmerica Alarm Systems.................................  July 1996
        Safeguard Alarms............................................  September 1996

     At June 30, 1997, these companies had a combined subscriber base of approximately 114,000 customers, of which approximately 78% were wholesale or managed accounts concentrated primarily in Florida, Kansas and Missouri. WRSB also acquired central monitoring facilities in these states. The largest of these acquisitions was CMS. At June 1997, CMS monitored approximately 81,000 accounts. CMS provides wholesale monitoring services for accounts owned by independent dealers.

     On December 30, 1996, WRSB significantly expanded its security operations when it acquired the assets and assumed certain liabilities of WSS from Westinghouse Electric Corporation. WRSB believes the addition of WSS's 310,000 subscribers made WRSB one of the largest residential security monitoring companies in the United States.

HISTORY OF WSS AS A PREDECESSOR OF WESTSEC

     WSS began its operations in March 1990, when WSS opened for business in seven Texas cities. By the end of 1990, WSS had installed and was monitoring over 12,000 owned accounts, located primarily in Texas, Florida, Georgia, North Carolina, Colorado and the West Coast, through its centralized National Support Center ("NSC"), its monitoring station. In 1990, WSS began to establish relationships with other companies in the security services business whereby WSS provided monitoring services on behalf of such companies for their customer accounts. In September and October of 1990, WSS began providing monitoring services for approximately 78,000 such accounts. With this sizable base of accounts, WSS began to realize lower marginal costs for its operations.

     WSS provided marketing, installation, monitoring and servicing in the security alarm industry for residential and commercial customers for a periodic fee. WSS's services ranged from protection of subscriber premises, including detection of intrusion, fire, temperature and moisture anomalies and lightning control, to protection of the subscriber's person, including monitoring for medical and other personal emergencies. Although WSS's operations were primarily concentrated in the monitoring of residential and small commercial security systems, through joint development efforts with automotive and technological partners WSS developed a product to be used for remote roadside assistance and emergency mobile notification. This new technology combined cellular communications, a global positioning satellite system and WSS's 24-hour monitoring services to provide a new personal protection and vehicle security service.

     From 1990 to 1996, WSS continued to grow through an internally managed field installation network as well as through the acquisition of subscriber accounts. WSS entered into agreements during 1992 through 1994 to transfer certain blocks of subscriber accounts to a third party. Under these agreements, WSS continued to manage the accounts for the third party. Under an operating services agreement, WSS guaranteed that the customer attrition would not exceed certain agreed upon amounts or WSS would replace

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

or repurchase the accounts from the investor. WSS also retained the right of first refusal to repurchase the accounts in the future.

     In 1995, WSS opened a new monitoring center in Irving, Texas. This facility was the primary monitoring facility for the residential, small commercial and mobile customers and is now the primary monitoring facility for WRSB. Over 150 monitoring and customer service representatives are currently employed to respond to customer emergencies and inquiries on a 24-hour, seven-day-a-week basis. The systems handle over 40,000 alarm signals, 10,000 inbound calls and 10,000 outbound calls per day.

     WSS's monitoring system architecture was designed to route calls automatically based on different skills (including bilingual capabilities) of the operators, customer equipment or a variety of other variables. The customer service emergency response operators are also cross-trained to handle calls outside of their primary skill areas in the event of unusually high demand.

     In addition to cross-training its operators, WRSB has replicated its monitoring, customer service and billing systems at a back-up site to ensure continuing customer service in the event of a primary and secondary system failure. The back-up site, located within 10 miles of the primary center, undergoes live testing on a monthly basis. WSS's central station facility is listed with Underwriter Laboratories.

BUSINESS DESCRIPTION

     WRSB is engaged in the sale, installation, continuous monitoring and maintenance of electronic security alarm systems. WRSB provides security alarm monitoring services for residential and small business subscribers. WRSB currently has subscribers in the 46 states and has a high concentration of subscribers in the states of California, Texas, Georgia and Florida.

     WRSB's revenues consist primarily of recurring payments under written contracts for the monitoring and servicing of security alarm systems. WRSB monitors digital signals arising from burglaries, fires and other events through security alarm systems installed at subscribers' premises. Most of these signals are received and processed at WRSB's monitoring station located in Irving, Texas.

  Business Strategy

     In an effort to create nationwide recognition of a name identified with Western Resources' reputation for stability and quality, Western Resources developed the "Westar" name for use in its non-regulated business ventures. Due to minimal name recognition in the security area, WRSB began an advertising campaign to increase public awareness of WRSB. WRSB has experimented with several advertising techniques during the first half of 1997 . In addition, an extensive subscriber orientation campaign was launched to inform WSS's subscribers of the change in ownership from WSS to WRSB and to provide assurances that the quality of services could be expected to remain constant, and may improve, in the future. Management of WRSB believes attrition resulting from the ownership changes in connection with WRSB's acquisitions is minimal.

     With a greater national presence, WRSB management has begun to develop marketing alliances and affinity programs with compatible businesses in other industries. WRSB also believes that its existing subscriber base is a resource for ongoing referral leads and is developing plans to build improved relationships with its valued subscribers though future mailings, newsletters, outbound calling, and other programs to enhance subscribers' perception of value.

     WRSB has introduced its SafetyNet program available to new subscribers and its existing customer base that will reimburse subscribers for the amount of their insurance deductibles in the event of a loss due to theft or fire. WRSB believes that this is a critical component of its marketing approach, and will reduce subscribers attrition compared to those of its competitors which do not offer similarly valued services.

     In an effort to minimize operating costs, WRSB has began to consolidate locations in operating markets where (i) elimination of the additional locations does not impair customer service, and (ii) the existence of multiple locations does not incrementally increase revenues. WRSB has also increased performance incentives for its field employees, including a bonus program for its installation technicians based on installation and service call-back rates. Other quality control measures include WSRB's new "surprise" field audit and inspection program and post-installation customer satisfaction surveys.

     WRSB management believes that a substantial portion of the historical attrition rate of its predecessors was a result of insufficient subscriber credit risk assessment practices. In an effort to minimize future attrition from subscribers unwilling or unable to meet their contractual obligations to pay monthly service fees, WRSB recently has taken steps to increase the credit testing and scoring thresholds required for subscribers before such subscribers are approved for an installation program involving little customer investment at the time of installation. If credit scores fall below certain pre-established levels, the amount of subscriber investment required upon installation is increased to minimize the risk of loss to WRSB.

     WRSB has also established subscriber retention practices to minimize the rate at which subscribers cancel their service contracts. These policies include offering certain allowances to be granted to subscribers who have had a dissatisfying experience with their system's operation or with interaction with WRSB personnel. The retention process also attempts to determine the possible reasons for dissatisfaction and conveys any recurring problems to the appropriate customer service area to facilitate improvements in operation policies.

     WRSB also has the flexibility to provide individual security dealers with a wide range of account management services, including third-party monitoring of dealers' accounts on behalf of such dealers, and full account management, including billing, debt collection and data processing capabilities.

     WRSB believes that its broad subscriber base, its unique national distribution system and its highly skilled workforce provide it with the ability to exploit new technologies. Given the rapid pace of technological change, WRSB anticipates that it will explore partnering opportunities with premier companies in a variety of industries.

  Product Sourcing

     WRSB does not manufacture any of the components used in its security alarm services business, although it provides its own specifications to manufacturers for certain security system components. This policy allows WRSB to obtain the components of its systems from a number of different sources and, by so doing, to supply its subscribers with the latest technology generally available in the industry. WRSB is not dependent on any single source for its supplies and components, and its predecessors historically have not experienced any material shortages of components.

COMPETITION

     The security alarm industry is highly competitive and highly fragmented. New competitors, who have not necessarily had any previous involvement in the security alarm industry, are continually entering the field. The central monitoring stations utilized by the security alarm industry are characterized by high fixed costs but generally incur low incremental costs associated with monitoring additional subscribers. Opportunities exist within the industry to achieve economies of scale by consolidation of monitoring and administrative functions. Consequently, an increasing amount of industry consolidation is currently taking place.

     WRSB competes with major firms with substantial financial resources, including ADT Operations Inc.; the Protection Securities Division of Honeywell, Inc.; the National Guardian Corporation and Security Link, both of which are subsidiaries of the Ameritech Corporation; and Brinks Home Security Inc., a subsidiary of The Pittston Company. WRSB also competes with approximately 13,000 smaller regional and local companies. Strategies employed by WRSB's competitors include purchasing subscriber accounts both through acquisitions of account portfolios and through dealer programs.

     Management believes that competition in the security alarm industry is based primarily on reliability of equipment, market visibility, services offered, reputation for quality of service and price. WRSB has sought to differentiate itself through the development of value-added services, which are responsive to changing lifestyles as well as continuing to offer competitive pricing in the acquisition of new subscribers.

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

REGULATORY MATTERS

     A number of local governmental authorities have adopted or are considering various measures aimed at reducing the number of false alarms. Such measures include (i) subjecting alarm monitoring companies to fines or penalties for transmitting false alarms, (ii) licensing individual alarm systems and the revocation of such licenses following a specified number of false alarms, (iii) imposing fines on alarm subscribers for false alarms, (iv) imposing limitations on the number of times the police will respond to alarms at a particular location after a specified number of false alarms, and (v) requiring further verification of an alarm signal before the police will respond.

     WRSB's operations are subject to a variety of other laws, regulations and licensing requirements of federal, state, and local authorities. In certain jurisdictions, WRSB is required to obtain licenses or permits, to comply with standards governing employee selection and training, and to meet certain standards in the conduct of its business. Many jurisdictions also require certain of WRSB's employees to obtain licenses or permits. The security alarm industry is also subject to requirements imposed by various insurance, approval, listing and standards organizations. Depending upon the type of subscriber served, the type of security service provided, and the requirements of the applicable local governmental jurisdiction, adherence to the requirements and standards of such organizations is mandatory in some instances and voluntary in others.

     WRSB's advertising and sales practices are regulated by both the Federal Trade Commission and state consumer protection laws. Such laws and regulations include restrictions on the manner in which WRSB promotes the sale of its security alarm systems and the obligation of WRSB to provide purchasers of its alarm systems with certain recision rights.

     WRSB's security alarm monitoring business utilizes telephone lines and radio frequencies to transmit alarm signals. The cost of telephone lines, and the type of equipment that may be used in telephone line transmission, are currently regulated by both federal and state governments. The operation and utilization of radio frequencies are regulated by the Federal Communications Commission and state public utilities commissions.

RISK MANAGEMENT

     The nature of the services provided by WRSB potentially exposes it to greater risks of liability for employee acts or omissions, or system failure, than may be inherent in other businesses. Substantially all of the WRSB security alarm monitoring agreements, including those assumed as a result of its acquisitions, and other agreements pursuant to which it sells its products and services contain provisions limiting its liability to subscribers in an attempt to reduce this risk.

     WRSB carries insurance of various types, including general liability and errors and omissions insurance. The loss experience of the predecessors of WRSB, and other security service companies, may affect the availability and cost of such insurance. Certain of WRSB's insurance policies, and the laws of some states, may limit or prohibit insurance coverage for punitive or certain other types of damages, or liability arising from gross negligence.

PRINCIPAL EXECUTIVE OFFICES

     The principal executive offices of Westar Security and WestSec are located at 4221 West John Carpenter Freeway, Irving, Texas 75063. Their shared telephone number is 972-916-6100.

EMPLOYEES

     As of September 30, 1997, WRSB had approximately 1,790 employees. None of these employees is represented by unions or covered by collective bargaining agreements. WRSB believes its relations with employees are generally good.

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

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

     The following pro forma financial information reflects the pro forma effects of the Stock Acquisition Transaction, the Centennial Acquisition and the Network Acquisition. The Stock Acquisition Transaction will be accounted for under the purchase method of accounting. Although Protection One will be acquiring WRSB, Western Resources will hold a controlling interest in Protection One as a result of the Stock Acquisition Transaction. Accordingly, the Stock Acquisition Transaction is considered, for accounting purposes, to be a "reverse acquisition" in which WRSB is the "accounting acquirer". The Centennial Acquisition and Network Acquisition will each be accounted for under the purchase method of accounting. Accordingly, the unaudited pro forma combined balance sheet at June 30, 1997 includes the accounts of WRSB on a historical cost basis and the assets and liabilities of Protection One, Centennial and Network Multi-Family at acquisition cost, allocated by relative estimated fair value as of the date of the Share Issuance. The estimated purchase price allocations have been made on a preliminary basis and may change as additional information becomes known. The unaudited pro forma combined statements of operations have been presented as if the Stock Acquisition Transaction, the Centennial Acquisition and the Network Acquisition took place at January 1, 1996 and combine (i) Protection One's consolidated statements of operations for the six months ended June 30, 1997 (unaudited) and for the fiscal year ended September 30, 1996, (ii) WRSB's combined statements of operations for the six months ended June 25, 1997 (unaudited) and for the year ended December 31, 1996,
(iii) WSS's statement of operations for the 53 weeks ended December 30, 1996,
(iv) Centennial's consolidated statements of operations for the six months ended June 30, 1997 (unaudited) and for the fiscal year ended December 31, 1996, and
(v) Network Multi-Family's statements of operations for the six months ended June 30, 1997 (unaudited) and for the fiscal year ended December 31, 1996. The operations of WSS were acquired by WRSB on December 30, 1996.

     The unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of operations for future periods or the results that actually would have been realized had the Stock Acquisition Transaction, the Centennial Acquisition and the Network Acquisition occurred on the dates specified above. The unaudited pro forma combined financial information should be read in conjunction with (i) the separate audited historical consolidated financial statements of Protection One and the notes thereto, (ii) the separate audited historical combined financial statements of WRSB and the notes thereto,
(iii) the separate audited historical financial statements of WSS and the notes thereto, (iv) the separate audited historical financial statements of Centennial and the notes thereto, and (v) the separate audited historical financial statements of Network Multi-Family and the notes thereto, all of which are included elsewhere in this Proxy Statement.

                              PROTECTION ONE, INC.
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              AS OF JUNE 30, 1997
                                 (IN THOUSANDS)

                                     ASSETS

                                                                  NETWORK                            PRO FORMA
                     PROTECTION ONE       WRSB     CENTENNIAL   MULTI-FAMILY       PRO FORMA        AS ADJUSTED
                        6/30/97          6/25/97    6/30/97       6/30/97        ADJUSTMENTS(A)       6/30/97
                     --------------     ---------  ----------   ------------     --------------     -----------
Cash and cash
  equivalents......     $  1,105        $   1,049   $    910      $    106                          $     3,170
Other current
  assets...........       32,243           17,892      7,322        25,411                               82,868
Subscriber
  accounts.........      305,685          272,646     31,548            --          $  6,724            616,603
Goodwill...........        3,240          216,724      9,956            --           343,824            573,744
Investment in
  finance
  receivables......           --               --         --        38,921            10,000             48,921
Other assets.......       15,294           10,694      9,484         8,030            (6,724)            36,778
                        --------        ---------   --------      --------         ---------        -----------
                        $357,567        $ 519,005   $ 59,220      $ 72,468          $353,824        $ 1,362,084
                        ========        =========   ========      ========         =========        ===========

                                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current
  liabilities......     $ 43,902        $  62,416   $  5,192      $  3,272                          $   114,782
Debt...............      279,750           42,967     21,127        38,200          $(24,613)           357,431
Deferred taxes.....        8,180                                    10,997            (6,303)            12,874
Other
  liabilities......        1,375                      42,070                         (42,070)             1,375
                        --------        ---------   --------      --------         ---------        -----------
                         333,207          105,383     68,389        52,469           (72,986)           486,462
Stockholders'
  equity
  (deficit)........       24,360          413,622     (9,169)       19,999           426,810            875,622
                        --------        ---------   --------      --------         ---------        -----------
                        $357,567        $ 519,005   $ 59,220      $ 72,468          $353,824        $ 1,362,084
                        ========        =========   ========      ========         =========        ===========

   See accompanying notes to unaudited pro forma combined condensed financial information.

                              PROTECTION ONE, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                SIX MONTHS ENDED
                                 JUNE 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                NETWORK                              PRO FORMA
                    PROTECTION ONE          WRSB            CENTENNIAL        MULTI-FAMILY                          AS ADJUSTED
                    SIX MOS. ENDED     SIX MOS. ENDED     SIX MOS. ENDED     SIX MOS. ENDED       PRO FORMA        SIX MOS. ENDED
                       6/30/97            6/25/97            6/30/97           6/30/97(B)       ADJUSTMENTS(C)        6/30/97
                    --------------     --------------     --------------     --------------     --------------     --------------
Revenues..........     $ 49,293           $ 63,506           $  9,727           $ 18,482               (700)(d)       $140,308
Cost of
  revenues........       14,075             18,079              3,785              8,624                                44,563
                       --------            -------            -------            -------           --------           --------
     Gross
       profit.....       35,218             45,427              5,942              9,858               (700)            95,745
Selling, general
  and
  administrative
  expense.........        9,757             30,772              5,593              4,654                136(e)          50,912
Acquisition and
  transition
  expense.........        2,953                                                                                          2,953
Amortization of
  intangibles and
  depreciation
  expense.........       19,310             17,058              2,644                921                470(f)          40,403
                       --------            -------            -------            -------           --------           --------
     Operating
       income
       (loss).....        3,198             (2,403)            (2,295)             4,283             (1,306)             1,477

Other expenses:
  Interest
     expense......       14,911              5,096              1,092              1,758             (3,713)(g)         19,144
  Loss on sales of
     assets.......          107                                    --                 --                                   107
                       --------            -------            -------            -------           --------           --------
  Loss before
     income
     taxes........      (11,820)            (7,499)            (3,387)             2,525              2,407            (17,774)
Income tax benefit
  (expense).......         (112)             2,753                 --             (1,019)            (2,548)(h)           (926)
                       --------            -------            -------            -------           --------           --------
  Net income
     (loss).......     $(11,932)          $ (4,746)          $ (3,387)          $  1,506           $   (141)          $(18,700)
                       ========            =======            =======            =======           ========           ========
Weighted average
  number of common
  shares (in
  thousands)......       13,726                                                                                         82,177
                       ========                                                                                       ========
Loss per common
  share...........     $  (0.87)                                                                                      $   (.23)
                       ========                                                                                       ========

   See accompanying notes to unaudited pro forma combined condensed financial information.

                              PROTECTION ONE, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     TWELVE MONTHS ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                              WRSB(I)                       NETWORK MULTI-                     PRO FORMA
                         PROTECTION ONE      PRO FORMA       CENTENNIAL        FAMILY 12                      AS ADJUSTED
                         12 MONTHS ENDED  12 MONTHS ENDED  12 MONTHS ENDED   MONTHS ENDED     PRO FORMA       YEAR ENDED
                             9/30/96         12/31/96         12/31/96        12/31/96(B)    ADJUSTMENTS(C)    12/31/96
                         ---------------  ---------------  ---------------  ---------------  -----------      -----------
Revenues................    $  73,457        $ 118,978         $17,276          $35,281        $(2,000)(d)     $ 242,992
Cost of revenues........       21,578           29,307           7,243           14,973                           73,101
                         ---------------  ---------------  ---------------  ---------------  -----------      -----------
  Gross profit..........       51,879           89,671          10,033           20,308         (2,000)          169,891
Selling, general and
  administrative
  expense...............       15,478           65,358           7,744            9,120            273(e)         97,973
Acquisition and
  transition expense....        4,219                                                                              4,219
Amortization of
  intangibles and
  depreciation expense..       25,121           32,574           4,491            1,618          6,488(f)         70,292
                         ---------------  ---------------  ---------------  ---------------  -----------      -----------
  Operating income
     (loss).............        7,061           (8,261)         (2,202)           9,570         (8,761)           (2,593)
Other expenses:
  Interest expense......       22,697           10,893           2,851            2,972         (5,140)(g)        34,273
  Loss on sale of
     assets.............          108                               (3)                                              105
                         ---------------  ---------------  ---------------  ---------------  -----------      -----------
  Loss before income
     taxes..............      (15,744)         (19,154)         (5,050)           6,598         (3,621)          (36,971)
Income tax benefit
  (expense).............          247            7,278                           (2,555)        (1,890)(h)         3,080
                         ---------------  ---------------  ---------------  ---------------  -----------      -----------
  Net loss..............      (15,497)         (11,876)         (5,050)           4,043         (5,511)          (33,891)
Preferred stock
  dividends.............          248                                                                                248
                         ---------------  ---------------  ---------------  ---------------  -----------      -----------
Income (loss)
  attributable to
  common................    $ (15,745)       $ (11,876)        $(5,050)         $ 4,043        $(5,511)        $ (34,139)
                         ============     ============     ============     ============     =========          ========
Weighted average number
  of common shares (in
  thousands)............       11,250                                                                             79,701
                         ============                                                                           ========
Loss per common share...    $   (1.40)                                                                         $    (.43)
                         ============                                                                           ========

   See accompanying notes to unaudited pro forma combined condensed financial information.

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

(a) The Stock Acquisition Transaction will be accounted for as a reverse acquisition, wherein WRSB is considered the accounting acquirer of Protection One for an assumed acquisition cost of $212 million. This assumption is based on the number of Protection One's outstanding common shares and the closing stock price on July 30, 1997, one day prior to the announcement of the proposed transaction. The pro forma combined condensed financial information also includes the Centennial Acquisition and the Network Acquisition. In September of 1997 WRSB purchased the equity securities of Network for approximately $171 million. In October of 1997, WRSB agreed to acquire all of the equity securities of Centennial for $92 million; such acquisition is expected to be consummated in November of 1997. The Contribution Agreement provides that if some or all of such securities are acquired by WRSB and the Stock Acquisition occurs, such securities of Centennial as are acquired by WRSB will be transferred to Protection One. Protection One will have an option, exercisable by vote of a majority of the Protection One Board of Directors as constituted after the Closing, to acquire from WRSB all of the equity securities of Network. If the Centennial and Network acquisitions occur, an aggregate of approximately $263 million, plus expenses, will be paid by Protection One to WRSB. To the extent that such amount exceeds the cash transferred in the Contribution Agreement, such amount, which is expected to be approximately $13 million, will be loaned by WRSB to Protection One. At this time both transactions are considered to be probable. The table below displays the assumed allocation of acquisition cost in excess of book value for each transaction:

                                STOCK ACQUISITION     CENTENNIAL        NETWORK
                                   TRANSACTION        ACQUISITION     ACQUISITION      OTHER          TOTAL
                                -----------------     -----------     -----------     --------      ---------
Acquisition cost in excess
  of book value.............        $ 187,640           $59,099(2)     $ 151,001      $(13,000)(4)  $ 384,740
                                      =======            ======         ========      ========       ========
Allocation of adjustments:
  Goodwill..................        $ 204,124           $33,099        $ 106,601                    $ 343,824
  Investment in finance
     receivables............                                              10,000                       10,000
  Debt......................          (26,587)(1)        26,000(3)        38,200(3)   $(13,000)(4)     24,613
  Deferred tax liability....           10,103                             (3,800)                       6,303
                                      -------            ------         --------      --------       --------
          Total
            adjustments.....        $ 187,640           $59,099        $ 151,001      $(13,000)     $ 384,740
                                      =======            ======         ========      ========       ========

---------------

     (1) Adjustment to reflect the market value of Protection One's senior subordinated discount notes as of June 30, 1997.

     (2) Such amount reflects the conversion of $42.1 million of mandatory redeemable preferred stock to common stock prior to the consummation of the acquisition.

     (3) Adjustment to reflect the repayment of Centennial's and Network's long-term debt prior to the contribution of these entities to Protection One.

     (4) Adjustment to reflect debt to Western Resources in connection with contributions of Network and Centennial.

(b) The pro forma financial information reflects the financial position and results of operations of Network Multi-Family, the wholly-owned subsidiary of Network. The assets, results of operations and stockholders' equity of Network Multi-Family comprises substantially all of the assets, results of operations and stockholders' equity of Network. For the periods presented there are no material differences between the financial position and results of operations of Network and Network Multi-Family.

(c) Certain non recurring charges that are anticipated to be incurred, but that are not included in the pro forma condensed statement of operations include non-recurring costs discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations of Protection One -- Pro Forma," executive bonuses of approximately $2 million and a cash payment to holders of certain options and warrants of $7.00 per share. To the extent that such options are not exercised prior to the date of the close of the Stock Acquisition Transaction a charge to operations will be made for such payment. The maximum amount of that charge would be approximately $8.2 million.

(d) Adjustment to revenues reflects the reduction in interest income that results from the adjustment to fair value of the finance receivables.

(e) Adjustment reflects the additional compensation expenses resulting from new employment contracts between Protection One and each of Messrs. Mackenzie, Hesse, Mack and Rankin.

(f) Adjustment reflects increased amortization expense arising from goodwill amortization (40 year life) offset by reductions in amortization of subscriber accounts and depreciation expense.

(g) Adjustment reflects repayment of Centennial and Network indebtedness, and reduced interest expense associated with Protection One's senior subordinated discount notes, offset by increased borrowings by Protection One to fund such acquisitions.

(h) Pro forma income tax expense reflects an assumed federal and state 38% combined tax rate applied to all pro forma adjustments except additional goodwill amortization.

(i) WRSB purchased the operations of WSS on December 30, 1996. The unaudited pro forma combined condensed operating data for WRSB for the year ended December 31, 1996 includes the accounts of WRSB and WSS, as if the acquisition of WSS's operations by WRSB had occurred on January 1, 1996. The following data reflects the respective historical operating results of WRSB and WSS, adjusted for the additional amortization resulting from the application of purchase accounting, and the related income tax effect.

                                                              WSS FOR THE
                                            WSRB FOR THE       53 WEEKS
                                             YEAR ENDED       ENDED DEC.       PRO FORMA      PRO FORMA
                                            DEC. 31, 1996      30, 1996       ADJUSTMENTS    AS ADJUSTED
                                            -------------    -------------    -----------    -----------
    Revenues..............................     $ 8,097         $ 110,881                      $ 118,978
    Cost of revenues......................       3,348            25,959                         29,307
                                            -------------    -------------                   -----------
              Gross profit................       4,749            84,922                         89,671
    Selling, general and administrative
      expense.............................       5,091            60,267                         65,358
    Amortization of subscriber accounts,
      goodwill and depreciation expense...         610            21,613       $  10,351         32,574
                                            -------------    -------------    -----------    -----------
              Operating profit (loss).....        (952)            3,042         (10,351)        (8,261)
    Interest expense......................          14            10,879                         10,893
                                            -------------    -------------    -----------    -----------
              Loss before income taxes....        (966)           (7,837)        (10,351)       (19,154)
    Income tax benefit (expense)..........         310             2,978           3,990          7,278
                                            -------------    -------------    -----------    -----------
              Net loss....................     $  (656)        $  (4,859)      $  (6,361)     $ (11,876)
                                            ==========        ==========       =========       ========

                       MANAGEMENT OF PROTECTION ONE AFTER
                       THE STOCK ACQUISITION TRANSACTION

DIRECTORS AND EXECUTIVE OFFICERS


     The Board of Directors of Protection One presently consists of four persons, all of whom are elected annually. As provided in the Contribution Agreement, at the time of the Share Issuance, the Board of Directors of Protection One will amend Protection One's By-laws to increase the size of the Board of Directors from four to 12, and eight persons nominated by Western Resources will be added to the Board. The nominees of Western Resources are Peter C. Brown, Howard A. Christensen, Joseph J. Gardner, William J. Gremp, Steven L. Kitchen, Carl M. Koupal, Jr., John C. Nettels, Jr. and Jane Dresner Sadaka.


     Certain information concerning the current directors of Protection One and each of the persons nominated by Western Resources for election as a director is set forth below:

     Current Directors:

             NAME                 AGE           POSITION(S) WITH PROTECTION ONE
------------------------------    ---     --------------------------------------------
James M. Mackenzie, Jr.           50      President, Chief Executive Officer and
                                          Director
Robert M. Chefitz                 38      Director
Dr. Ben Enis                      55      Director
James Q. Wilson                   66      Director

     James M. Mackenzie, Jr. has been President and Chief Executive Officer and a director of Protection One since September 1991.

     Robert M. Chefitz has been a director of Protection One since September 1991. Mr. Chefitz joined Patricof & Co. Ventures, Inc., an investment management firm, in 1987, where he currently serves as a Managing Director; Mr. Chefitz also serves as General Partner to various venture capital partnerships Patricof manages. Mr. Chefitz currently serves on the Board of Directors of Xpedite Systems, Inc. and is also a director of several private companies.

     Dr. Ben Enis has been a director of Protection One since October 1994. He has been an independent investor and marketing consultant since 1996. Prior to that time, he was a Professor of Marketing at the University of Southern California. Dr. Enis currently serves on the Board of Directors of Countrywide Credit Industries, Inc.

     James Q. Wilson has been a Director of Protection One since June 1996. Mr. Wilson has recently retired from his position as a Professor of Management at the University of California at Los Angeles. Mr. Wilson is currently a director of New England Electric System and State Farm Mutual Life Insurance Company.

     Nominees of Western Resources:


             NAME                 AGE           POSITION(S) WITH PROTECTION ONE
------------------------------    ---     --------------------------------------------
Peter C. Brown                    39                        Director
Howard A. Christensen             64                        Director
Joseph J. Gardner                 60                        Director
William J. Gremp                  54                        Director
Steven L. Kitchen                 52                        Director
Carl M. Koupal, Jr.               44                        Director
John C. Nettels, Jr.              41                        Director
Jane Dresner Sadaka               43                        Director



     Peter C. Brown has served as President of AMC Entertainment Inc., an entertainment company ("AMCE"), since January 1997. He served as Executive Vice President of AMCE from August 1994 to January 1997, and has served as AMCE's Chief Financial Officer since November 1991. Mr. Brown currently serves as a director of AMC and is Chairman of the Board of Trustees of Entertainment Properties Trust, a recently formed real estate investment trust.

     Howard A. Christensen is President and Chief Executive Officer of Christensen & Associates, an investor relations and strategic planning firm.


     Joseph J. Gardner is the President of Condev Properties, a real estate development company.



     William J. Gremp has been Senior Vice President and Managing Director of the Utilities and Strategic Finance Group of First Union Capital Markets Group, a banking firm, since April 1996. Prior to that time, he was a Managing Director in the Global Power Group at Chase Manhattan Bank. Mr. Gremp is also a director of St. Joseph Light & Power Company.


     Steven L. Kitchen is an Executive Vice President and the Chief Financial Officer of Western Resources. He is also a director of Central National Bank.

     Carl M. Koupal, Jr. has been Executive Vice President and the Chief Administrative Officer for Western Resources since July 1995. From January 1995 to July 1995, Mr. Koupal was Executive Vice President of Corporate Communications, Marketing and Economic Development for Western Resources. Prior to that time, he served as Western Resources' Vice President, Corporate Marketing, and Economic Development. Mr. Koupal also currently serves as a director of Hanover Compressor Co.


     John C. Nettels, Jr. is a partner in the law firm of Morrison & Hecker
L.L.P.


     Jane Dresner Sadaka is an Advisory Board Member of DLJ Merchant Banking Fund II. She served as a Special Limited Partner of Kellner, DiLeo & Co. from 1992 until 1997, and prior to that time was a General Partner, Head of Research, for Kellner, DiLeo & Co. Ms. Sadaka is also Executive Vice President of the New York University School of Business Alumni Association.

     All directors of Protection One are elected annually. For a description of certain agreements made by Western Resources in the Contribution Agreement as how the shares of Common Stock owned by Western Resources will be voted with respect to future elections of the directors of Protection One, see "The Contribution Agreement -- Control by Western Resources; Certain Restrictions."

     Each current director of Protection One has been and each person selected by Western Resources to be a director will be, elected to hold office until his successor has been duly elected or he sooner dies, resigns or is removed in accordance with applicable law. There is no family relationship between any two directors, nominees for director or executive officers of Protection One.

DIRECTOR COMPENSATION; MEETINGS AND COMMITTEES

     Director Compensation. Each of Dr. Enis and Mr. Wilson currently receives a fee of $10,000 per year as compensation for his services as a director. All directors are reimbursed for travel and other out-of-pocket expenses incurred in attending meetings of the Board of Directors.

     On March 20, 1997, Mr. Enis was granted an option to acquire 18,000 shares of Common Stock, Mr. Wilson was granted an option to acquire 14,000 shares of Common Stock and Patricof was granted an option to acquire 30,000 shares of Common Stock. Each of such options has an exercise price of $9.50 per share, and a 10-year-term and becomes exercisable (i) with respect to 20% of the shares subject thereto beginning December 6, 1997; and (ii) as to an additional 20% of such shares on each subsequent anniversary of such date. However, if the Stock Acquisition Transaction is consummated, all of such options will be exercisable in full.

     If the Stock Transaction Acquisition is consummated, non-employee directors of Protection One other than Mr. Chefitz will thereafter receive for their services as directors an annual fee of $15,000 and an additional fee of $750 per in-person meeting (or $500 per telephonic meeting) attended. In addition, each non-employee director who is a director immediately after the Closing (including the persons selected by Western Resources) will receive an option to acquire 2,500 shares of Common Stock. Each such option will have a term of 10 years, will vest in full on the third anniversary of the grant date and will have an exercise price equal to the closing price of the Common Stock on the date granted. Any option that would otherwise be granted to Mr. Chefitz will be granted to Patricof.

     Committees. The Protection One Board of Directors has a Compensation Committee and an Audit Committee, each of which is currently comprised of Mr. Chefitz and Dr. Enis. The Compensation Committee establishes, subject to approval by the Board of Directors, the salaries and bonuses for executive officers of Protection One, and together with the Board of Directors administers Protection One's employee stock option, stock purchase and 401(k) plans. The Audit Committee selects, subject to approval by the Board of Directors, independent public accountants to audit the consolidated financial statements of Protection One and reviews the results and scope of the audits and other services provided by Protection One's independent auditors. The Board of Directors does not currently have a nominating committee. The membership of each committee of the Board of Directors may be changed following consummation of the Stock Acquisition Transaction.

     Meetings. During the year ended September 30, 1997, the Board of Directors of Protection One held 14 meetings and each of the Audit Committee and the Compensation Committee held two meetings. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and of the committees of the Board of Directors of which he was a member.

     Consulting Agreement with Dr. Enis. In February 1996, Protection One entered into a consulting agreement with Dr. Enis pursuant to which Dr. Enis advised and assisted Protection One in formulating and implementing advertising and marketing objectives and strategies, and was compensated for such services at a rate of $7,500 per month. The consulting agreement expired in March 1997; however, Dr. Enis continues to provide such consulting services and is currently compensated therefor at a rate of $3,750 per month.

EXECUTIVE OFFICERS

     The name, age and current position(s) with Protection One of each executive officer of Protection One are as set forth below. Each individual other than Mr. Weinstock also serves in the same capacities for Monitoring.

             NAME                 AGE                     POSITION(S)
------------------------------    ---     --------------------------------------------
James M. Mackenzie, Jr.           50      President and Chief Executive Officer and
                                          Director
John W. Hesse                     47      Executive Vice President, Chief Financial
                                          Officer and Secretary
John E. Mack, III                 38      Executive Vice President -- Business
                                          Development and Assistant Secretary
Thomas K. Rankin                  39      Executive Vice President -- Branch
                                          Management and Assistant Secretary
George A. Weinstock               60      Executive Vice President and Assistant
                                          Secretary

     For information with respect to the business experience of Mr. Mackenzie, see "Directors and Executive Officers" above.

     John W. Hesse has been Executive Vice President, Chief Financial Officer and Secretary of Protection One since September 1991.

     John E. Mack, III was Vice President -- Business Development of Protection One from September 1991 until August 1996, and has been Protection One's Executive Vice President -- Business Development since August 1996 and Assistant Secretary of Protection One since October 1994.

     Thomas K. Rankin was Vice President -- Branch Management of Protection One from September 1991 to August 1996, and has been Protection One's Executive Vice President -- Branch Management since August 1996 and Assistant Secretary of Protection One since October 1994.

     George A. Weinstock has been Executive Vice President of Monitoring since November 1993 and Executive Vice President of Protection One since June 1994, and was a director of Protection One from November 1993 to May 1994. Prior to November 1993, Mr. Weinstock served as President of American Home Security, Inc.

     At the Closing, Steven A. Millstein, 45, will become Executive Vice President -- New Market Development of Protection One and Monitoring. Mr. Millstein has been President of WestSec since its formation in December 1996 and President of Westar Security since May 1995. Prior to that time he was Vice President, Marketing and Sales for Acoustics Development Corporation, a manufacturer of telephone booths and interactive media enclosures.


     All officers of Protection One are appointed by Protection One's Board of Directors and hold such officers' respective offices until their respective successors have been appointed, or their earlier death, resignation or removal by the Board of Directors.

EXECUTIVE COMPENSATION

     Employment Agreements, including Termination of Employment and Change-of-Control Arrangements

     Protection One currently has employment agreements with each of its executive officers.

     The existing employment agreements with Messrs. James M. Mackenzie, Jr., John W. Hesse, John E. Mack III and Thomas K. Rankin provide for minimum annual base salaries in the current amounts of $301,000 (Mr. Mackenzie), $265,000 (Mr. Hesse) and $200,000 (Messrs. Mack and Rankin). The term of each agreement is continually extended so as to cause each such agreement to have a remaining term of three years. Each executive officer may terminate his employment by Protection One for any reason at any time after May 24, 1999 upon not less than six months' prior notice to Protection One. Protection One may terminate the employment of Messrs. Mackenzie, Hesse, Mack and Rankin for cause, including:
(i) unauthorized prolonged or repeated absence from duty (for reasons other than health); (ii) habitual neglect of duties; (iii) engagement in any activity that is in conflict with or adverse to Protection One's business interests; (iv) violation in any material respect of any provision of such employment agreement;
(v) willful or serious misconduct by such officer relating to the performance of duties or otherwise injurious to Protection One; or (vi) conviction of a felony or crime involving moral turpitude. Each executive officer has agreed not to compete with Protection One and not to solicit any Protection One employee, or hire any Protection One employee whose annual base salary and fixed or guaranteed bonus would be more than $50,000, prior to the later of the first anniversary of the date on which such officer's employment by Protection One terminates and May 24, 1999 (with respect to the restrictions on competition) or May 24, 2000 (as to the solicitation of employees). Each of Messrs. Mackenzie, Hesse, Mack and Rankin will be compensated for such covenants in an amount equal to his compensation earned while employed by Protection One during the 12-month period immediately preceding termination of his employment, net of any termination payment he may receive.

     Protection One's employment agreement with Mr. Weinstock has an initial term that expires in November 1998; thereafter, the agreement will be automatically extended for successive one-year periods unless prior notice of cancellation is given. The agreement provides for annual compensation to Mr. Weinstock in the amount of $150,000 per year, subject to cost of living adjustments, and an annual bonus in the amount of $50,000 in the first year and thereafter as determined by Protection One's Board of Directors. Protection One may terminate Mr. Weinstock's employment for cause, including: (i) his disability for a period in excess of one year; (ii) his conviction of a felony involving moral turpitude; or (iii) material breach of or default under his related non-competition agreement. If Mr. Weinstock's employment agreement is terminated (a) by Protection One without cause, (b) due to a material breach of the employment agreement by Protection One, or (c) as a result of a change of control of Protection One, then Protection One will be required to pay Mr. Weinstock an amount equal to 50% of all compensation and benefits that would have been due to Mr. Weinstock under his employment agreement for the remainder of the unexpired term, discounted to its present value. Mr. Weinstock has also agreed not to compete with Protection One until November 1998 and is compensated for his covenant not to compete in the amount of $2,500 per month for a period of 60 months.

     At the Closing, Messrs. Mackenzie, Hesse, Mack and Rankin will enter into new employment agreements with Protection One. Under the new employment agreements, the minimum base salaries of these executive officers will be increased to $379,000 (Mr. Mackenzie), $315,000 (Mr. Hesse), and $270,800 (Messrs. Mack and Rankin). Each of these employment agreements provides for participation by the executive officer in the 1997 Long-Term Incentive Plan, Protection One's bonus plan for senior executives and all other employee benefit plans of Protection One. Each executive officer may terminate his employment by Protection One for any reason at any time upon not less than 60 days' prior notice to Protection One. If an employment agreement is terminated (i) by Protection One other than for Cause (as defined) or as a result of the executive officer's death or disability or (ii) by an executive officer for Good Reason (as defined), the executive officer will be entitled to receive severance payments (the "Termination Amount") equal in the aggregate to three times the executive officer's then annual base salary plus the last annual bonus paid or payable to such officer, and all options and other awards previously granted to such officer will become exercisable and will remain exercisable for three years. "Cause" is defined in the new employment agreements to mean: (i) an act of fraud, embezzlement or similar conduct by the executive officer involving Protection One, (ii) conviction of a felony involving moral turpitude, (iii) a continuing, repeated willful failure or refusal by the executive officer to perform his duties, (iv) willful or serious misconduct on the part of the executive officer that continues and is demonstrably injurious to Protection One, or (iv) an activity by the executive officer that is in conflict with or adverse to the business interests of Protection One. "Good Reason" is defined by the new employment agreements to mean an uncured breach of Protection One's obligations under the new employment agreements or a material diminution in the executive officer's current position, responsibilities or authority. Each executive officer has agreed in his new employment agreement not to compete with Protection One and not to solicit any Protection One employee, or hire any Protection One employee whose annual base salary and fixed or guaranteed bonus would be more than $50,000, prior to the later of the first anniversary of the date on which the officer's employment by Protection One terminates and the date on which the Termination Amount is paid in full.

     Summary of Executive Compensation

     The following table summarizes the compensation for the fiscal years ended September 30, 1997, 1996 and 1995 of Protection One's Chief Executive Officer and the four other executive officers of Protection One.

                                                                    LONG-TERM COMPENSATION
                                                                   ------------------------
                                                                   RESTRICTED    SECURITIES
                                          ANNUAL COMPENSATION        STOCK       UNDERLYING     ALL OTHER
                                         ---------------------      AWARD(S)      OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION(S)   YEAR    SALARY($)    BONUS($)       ($)(1)      GRANTED(#)       ($)(2)
-------------------------------  ----    ---------    --------     ----------    ----------    ------------
James M. Mackenzie, Jr.          1997     300,155     615,232 (3)        --         25,000         1,727
  President and                  1996     298,104      60,000        40,000(4)     100,000         1,818
  Chief Executive Officer        1995     267,347      80,000        20,000(5)          --            --
John W. Hesse                    1997     264,155     561,233 (3)        --         25,000         1,524
  Executive Vice President,      1996     250,728      60,000        40,000(4)     100,000         1,706
  Chief Financial Officer        1995     226,600      80,000        20,000(5)          --            --
  and Secretary
John E. Mack, III                1997     199,172     463,758 (3)        --         25,000         1,159
  Executive Vice President --    1996     186,128      60,000        40,000(4)     100,000           263
  Business Development and       1995     162,000      80,000        20,000(5)          --            --
  Assistant Secretary(6)
Thomas K. Rankin                 1997     199,172     463,758 (3)        --         25,000            --
  Executive Vice President --    1996     186,128      60,000        40,000(4)     100,000         2,288
  Branch Management and          1995     162,000      80,000        20,000(5)          --            --
  Assistant Secretary(7)
George A. Weinstock              1997     157,500       (8)              --             --         1,699
  Executive Vice President and   1996     163,500      25,000            --             --         2,096
  Assistant Secretary            1995     157,500      25,000            --             --            --

---------------

(1) Restricted stock is fully vested when awarded. The executive officer owning such shares will receive the same dividends on these shares (including, but not limited to, the Special Dividend) as are received by all other holders of the Common Stock.

(2) Amounts stated reflect contributions made by Protection One to such executive officer's account under Protection One's 401(k) plan.

(3) This performance bonus will be payable only if the Stock Acquisition Transaction is consummated and in such event will be paid in fiscal 1998.

(4) Awarded and paid in fiscal 1997 in the form of 4,156 shares of Common Stock. As no consideration was paid for these shares, the value set forth in the chart is calculated by multiplying the closing price of the Common Stock as reported on the Nasdaq National Market on the date awarded ($9.625) by the number of shares awarded.

(5) Awarded and paid in fiscal 1996 in the form of 2,500 shares of Common Stock. As no consideration was paid for these shares, the value set forth in the chart is calculated by multiplying the closing price of the Common Stock as reported on the Nasdaq National Market on the date of award ($8.00) by the number of shares awarded.

(6) As described in "-- Executive Officers" above, prior to August 1996 Mr. Mack was Vice President -- Business Development of Protection One.

(7) As described in "-- Executive Officers" above, prior to August 1996 Mr. Rankin was Vice President -- Branch Management of Protection One.

(8) To be determined.

     Other compensation in the form of perquisites and other personal benefits has been omitted from the above table as the aggregate amount of such perquisites and other personal benefits constituted the lesser of $50,000 or 10% of the total annual salary and bonus of the named executive officer for such year.

     During the year ended September 30, 1997, Mr. Hesse borrowed an aggregate of $100,000 from Protection One pursuant to unsecured promissory notes. Such borrowings bear interest at an annual rate of 8% and are payable on demand.

     Performance Warrants

     On September 16, 1991, Protection One granted to each of the following executive officers a Common Stock Performance Warrant (collectively, the "Performance Warrants") to purchase the following number of shares of Common Stock, in each case at a price of $.167 per share: Mr. Mackenzie (180,621), Mr. Hesse (131,703), Mr. Mack (94,074) and Mr. Rankin (94,074). The Performance Warrants originally were to become exercisable over a five-year period upon Protection One's attainment of certain return on investment objectives. On June 29, 1994, the Board of Directors of Protection One modified the performance and vesting criteria to provide that the Performance Warrants would be immediately exercisable in full. However, each of Messrs. Mackenzie, Hesse, Mack and Rankin agreed in connection with such modifications that such officer would not exercise his Performance Warrant (i) prior to September 16, 1995, for more than 40% of the shares subject to such warrant, and (ii) prior to September 16, 1996, for more than 70% of such shares, subject to earlier termination of such restrictions on exercise in the event Protection One engaged in a merger, sale of assets or other business combination in which the other party to the transaction was the survivor or purchaser and consideration was distributed to holders of the Common Stock. In the event the holder of a Performance Warrant ceased to be an employee of Protection One, the Performance Warrant became exercisable in whole or in part by the holder or his estate during the 90 days following Protection One's receipt of notice of the termination, and to the extent not exercised would have terminated on such 90th day. The Performance Warrants expired on September 16, 2002.

     During the year ended September 30, 1997, all of the Performance Warrants were exercised in full. The following table sets forth certain information concerning such exercises:

          AGGREGATED PERFORMANCE WARRANT EXERCISES IN LAST FISCAL YEAR

                                                                  SHARES           VALUE
                                                               ACQUIRED ON      REALIZED(1)
                                NAME                           EXERCISE(#)          ($)
        -----------------------------------------------------  ------------     -----------
        James M. Mackenzie, Jr...............................     180,621        3,249,914
        John W. Hesse........................................     130,412(2)     2,346,503
        John E. Mack, III....................................      28,222          507,798
        Thomas K. Rankin.....................................      94,074        1,692,673

---------------

(1) Value is calculated by subtracting the exercise price from the fair market value of the Common Stock at September 30, 1997 and multiplying the result by the number of shares acquired. Fair market value is calculated based upon the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on September 30, 1997 ($18.16).

(2) An additional 1,291 shares of Common Stock otherwise issuable by Protection One on exercise of this warrant were retained by Protection One in payment of the exercise price.

     Stock Option Grants

     The following table sets forth certain information concerning grants of stock options made during the fiscal year ended September 30, 1997 to the executive officers named in the Summary Compensation Table.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                               POTENTIAL
                                                                                            REALIZABLE VALUE
                                                                                               AT ASSUMED
                                      INDIVIDUAL GRANTS                                     ANNUAL RATES OF
                                ------------------------------                                STOCK PRICE
                                 NUMBER OF       PERCENT OF                                   APPRECIATION
                                 SECURITIES    TOTAL OPTIONS/                                  FOR OPTION
                                 UNDERLYING    SARS GRANTED TO   EXERCISE OR                    TERM(4)
                                OPTIONS/SARS      EMPLOYEES      BASE PRICE    EXPIRATION   ----------------
             NAME                GRANTED(1)    IN FISCAL YEAR     ($/SH)(3)       DATE      5%($)    10%($)
------------------------------  ------------   ---------------   -----------   ----------   ------   -------
James M. Mackenzie, Jr........     12,500             3.3%           9.50        03/20/07   74,681   189,257
James M. Mackenzie, Jr........     12,500             3.3%          15.00        03/20/07    5,931   120,507
John W. Hesse.................     12,500             3.3%           9.50        03/20/07   74,681   189,257
John W. Hesse.................     12,500             3.3%          15.00        03/20/07    5,931   120,507
John E. Mack, III.............     12,500             3.3%           9.50        03/20/07   74,681   189,257
John E. Mack, III.............     12,500             3.3%          15.00        03/20/07    5,931   120,507
Thomas K. Rankin..............     12,500             3.3%           9.50        03/20/07   74,681   189,257
Thomas K. Rankin..............     12,500             3.3%          15.00        03/20/07    5,931   120,507

---------------

(1) Options were granted on March 20, 1997.

(2) All stock options granted have 10-year terms and will become exercisable with respect to 20% of the shares subject thereto beginning one year after the date of grant and an additional 20% on each anniversary date thereafter, with full vesting occurring on the fifth anniversary of the date of grant. If the Stock Acquisition Transaction is consummated, all of such options will become exercisable in full.

(3) The exercise price was determined by reference to the closing price of the Common Stock reported on the Nasdaq National Market on the date of grant ($9.50).

(4) The amounts shown for potential realizable values are based upon the arbitrary assumption that the Common Stock appreciates at the annual rates shown (compounded annually) from the date of grant until the expiration of the option term. These numbers are calculated based upon the requirements promulgated by the Commission, and do not represent an estimate by Protection One of future stock price growth.

    Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values; Certain Additional Grants

     The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, certain information regarding the value of stock options held at fiscal year end. No stock option was exercised by any such executive officer during the fiscal year ended September 30, 1997.

     AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUES

                                               NUMBER OF SHARES
                                             OF STOCK UNDERLYING          VALUE OF UNEXERCISED
                                                 UNEXERCISED            IN-THE-MONEY OPTIONS/SARS
                                           OPTIONS/SARS AT 9/30/97          AT 9/30/97($)(2)
                                         ----------------------------   -------------------------
                     NAME                EXERCISABLE/UNEXERCISABLE(1)   EXERCISABLE/UNEXERCISABLE
        -------------------------------  ----------------------------   -------------------------
        James M. Mackenzie, Jr.........     34,400/108,600                329,104/726,276
        John W. Hesse..................     44,000/111,000                441,040/754,260
        John E. Mack, III..............     48,800/112,200                497,008/768,252
        Thomas K. Rankin...............     48,800/112,200                497,008/768,252
        George A. Weinstock............       9,600/2,400                  111,936/27,984

---------------

(1) If the Stock Acquisition Transaction is consummated, all of such options will become exercisable in full.

(2) Value is calculated by subtracting the exercise price from the assumed fair market value of the securities underlying the option at fiscal year end and multiplying the result by the number of shares for which the option is in the money. Fair market value was calculated based upon the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on September 30, 1997 ($18.16). There is no guarantee that if and when any such option is exercised, the option will have this value.

     401(k) Plan

     Protection One maintains a tax-qualified, defined contribution plan that meets the requirements of Section 401(k) of the Code (the "401(k) Plan"). Each employee who is at least 21 years old and who has provided services to Protection One or any of its subsidiaries for at least six months may elect to contribute to the 401(k) Plan each year, on a pre-tax basis, up to the lesser of 16% of that employee's salary or $9,500 (the current federal limit). Protection One at its election also may make contributions to the 401(k) Plan, which contributions will be allocated among participants based upon the respective contributions made by the participants through salary reductions during the applicable plan year. Protection One's matching contribution may be made in shares of Common Stock, in cash or in a combination of both stock and cash. Amounts contributed to the 401(k) Plan for the benefit of the participants are invested by the plan trustee in one or more of various investment alternatives selected by the participants, and vest at the rate of 20% after two years of service and an additional 20% after each additional year of service. Plan contributions generally are not available to plan participants until their employment with Protection One terminates. The amount ultimately received by a participant or by a participant's beneficiary may be more or less than the amount contributed by the participant to the 401(k) Plan, depending upon the investment experience of the fund chosen by the participant, and the amount of Protection One contributions, if any, made on behalf of the participant.

                        COMPENSATION COMMITTEE REPORT ON
             PROTECTION ONE EXECUTIVE COMPENSATION FOR FISCAL 1997

     The compensation of Protection One's executive officers is determined by the Compensation Committee of the Board of Directors based on the goals and policies established by the Board of Directors.

     Protection One has entered into employment agreements with each of the executive officers. The base salary for each of the executive officers is set forth in his employment agreement, subject to cost of living and other adjustments pursuant to the policies established by the Compensation Committee. Salaries for executive officers are supplemented by bonuses paid in cash and in common stock, as well as warrants and options.

     Since the inception of Protection One in September 1991, the Compensation Committee has used common stock, warrants and options as a means of providing performance-based compensation to all executive officers. Unregistered common stock comprised 20% and 40% of bonuses paid to executive officers in fiscal 1995 and 1996, respectively. Of the stock options issued to executive officers in fiscal 1996, 30% are exercisable at a price equal to a 87.5% premium to the common stock price at the grant date. Similarly, in fiscal 1997, 50% of executive officer stock options were granted with an exercise price equal to a 57.9% premium to the common stock price on the grant date. The Compensation Committee believes linking executive compensation to the performance of Protection One's common stock aligns the interests of the executive officers with those of shareholders.

     In determining the compensation of Protection One's executive officers, the Compensation Committee considers a combination of objective and subjective performance criteria, all of which the Compensation Committee believes contribute to shareholder value. Objective criteria include:

        - Revenue and EBITDA1 growth          - Margin expansion
        - Subscriber growth                   - Subscriber and MRR attrition

     The Compensation Committee, in conjunction with the Board of Directors, reviews the business plans and projections prepared by management and compares Protection One's actual performance to the objective criteria set forth in such plans and projections.

     Subjective criteria considered by the Compensation Committee in determining executive officer compensation include the consummation of acquisitions, growth in Protection One's dealer program, strategic alliance, joint venture and affinity program activities, management and Protection One's infrastructure enhancements and success in capital formation. Bonuses paid for fiscal year 1997 performance reflect Protection One's successful formation of relationships with PacifiCorp, Salt River Project (a Phoenix-based utility) and SBC Communications. In addition, such bonuses recognize the important role the executive officers have played in the proposed transaction with the security businesses of Western Resources, including their agreement to serve in similar capacities for the combined businesses post-merger. The Compensation Committee also considers compensation paid to other persons with comparable skills and experience in the security industry and other service industries, Protection One's performance in comparison to its competitors and performance in each officer's specific area of responsibility.
                                          Robert Chefitz
                                          Ben Enis

---------------

1 EBITDA is earnings before interest, taxes, depreciation and amortization.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, with respect to each of Protection One's directors, by each of Protection One's executive officers named in the Summary Compensation Table and all directors and executive officers of Protection One as a group: (i) the total number of shares of Common Stock beneficially owned as of October 24, 1997, (ii) the percent of the Common Stock so owned as of that date,
(iii) the total number of shares of Common Stock to be beneficially owned after the consummation of the Stock Acquisition Transaction, and (iv) the percent of Common Stock to be so owned after the consummation of the Stock Acquisition Transaction. Unless otherwise indicated below, each individual named in the table has sole voting power and sole investment power with respect to all the shares beneficially owned, subject to community property laws where applicable.

                        Security Ownership of Management

                                                   AMOUNT AND NATURE OF          AMOUNT AND NATURE OF
                                                   BENEFICIAL OWNERSHIP          BENEFICIAL OWNERSHIP
                                                     BEFORE THE STOCK              AFTER THE STOCK
                                                  ACQUISITION TRANSACTION      ACQUISITION TRANSACTION
                                                 -------------------------     ------------------------
                                                 NUMBER OF      PERCENT OF     NUMBER OF     PERCENT OF
                     NAME                        SHARES(1)       CLASS(2)      SHARES(3)      CLASS(4)
-----------------------------------------------  ----------     ----------     ---------     ----------
James M. Mackenzie, Jr. .......................     347,781         2.4          431,381           *
John W. Hesse..................................     262,255         1.8          348,255           *
John E. Mack, III..............................     184,640         1.3          271,840           *
Thomas K. Rankin...............................     187,389         1.3          274,589           *
George A. Weinstock............................      54,777           *           57,177           *
Robert M. Chefitz(5)...........................   2,521,444        17.4        2,545,444         3.1
Ben Enis.......................................       7,200           *           30,000           *
James Q. Wilson................................  4,100.....           *           20,100           *
All directors and executive officers as a group
  (8 individuals)..............................   3,569,586        24.1        3,978,786         4.8

---------------

 *  Less than one percent.

(1) Includes shares subject to options held that are currently exercisable or that become exercisable within 60 days after the date of this Proxy Statement as follows: Mr. Mackenzie, 59,400 shares; Mr. Hesse, 69,000 shares; Mr. Mack, 73,800 shares; Mr. Rankin, 73,800 shares; Mr. Weinstock, 9,600 shares; Mr. Chefitz, 6,000 shares and all directors and executive officers as a group, 302,800 shares. See "Executive Compensation -- Stock Option Grants" and note (5) below.

(2) Based upon shares of Common Stock outstanding on October 24, 1997, as adjusted for options that are currently exercisable or that become exercisable within 60 days after such date.

(3) Includes shares of Common Stock subject to options held that are currently exercisable or that will become exercisable in connection with the Stock Acquisition Transaction, as follows: Mr. Mackenzie, 143,000 shares; Mr. Hesse, 155,000 shares; Mr. Mack, 161,000 shares; Mr. Rankin, 161,000 shares; Mr. Weinstock, 12,000 shares; Mr. Chefitz, 30,000 shares; and all directors and executive officers as a group, 712,000 shares. See " Executive Compensation -- Stock Option Grants" and note (5) below. As described in "The Stock Acquisition Transaction -- Payments to Optionholders and Acceleration of Options," in connection with the Stock Acquisition Transaction, each director and executive officer (and each other holder of an outstanding option to acquire shares of Common Stock other than Western Resources) will receive a cash payment in the amount of $7.00 per share for each share issuable upon the exercise of such options.

(4) Based upon shares of Common Stock outstanding on October 24, 1997, as adjusted for an assumed issuance of 68,500,000 Shares in the Stock Acquisition Transaction. Includes shares of Common Stock subject to options that are currently exercisable or that will become exercisable in connection with the Stock Acquisition Transaction.

(5) Mr. Chefitz, a director of Protection One, is also General Partner of APA Excelsior III, L.P. and APA Excelsior III/Offshore, L.P. and an officer of Patricof, the manager of or investment adviser to such funds and to CIN Venture Nominees, Ltd. See "Security Ownership of Certain Beneficial Owners" below. Mr. Chefitz disclaims beneficial ownership of the shares listed in the table as owned by him, 2,515,444 of which shares are owned by APA Excelsior III L.P., APA Excelsior III/Offshore, LP. or CIN Ventures Nominees, Ltd. and the remainder of which are subject to an option held by Patricof.

     The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of October 24, 1997 by each person known to Protection One to beneficially own more than 5% of the outstanding Common Stock. Unless otherwise indicated below, each entity named in the table has sole voting power and sole investment power with respect to all the shares beneficially owned.

                Security Ownership of Certain Beneficial Owners

                                                                       AMOUNT AND NATURE OF BENEFICIAL
                                                                                  OWNERSHIP
                                                                    -------------------------------------
                                                                       PERCENT OF          PERCENT OF
                                                                      COMMON STOCK        COMMON STOCK
                                                                       BEFORE THE           AFTER THE
                                                   NUMBER OF        STOCK ACQUISITION   STOCK ACQUISITION
                NAME AND ADDRESS                  SHARES OWNED       TRANSACTION(1)      TRANSACTION(2)
------------------------------------------------  ------------      -----------------   -----------------
APA Excelsior III, L.P.                             1,756,008               12.1                 2.1
  c/o Patricof & Co. Ventures, Inc.(3)
  445 Park Avenue, 11th Floor
  New York, New York 10022
FMR Corp. 82 Devonshire Street                      1,747,510(4)            11.5                 2.1
  Boston, Massachusetts 02109
The Capital Group Companies, Inc. and Capital       1,148,550(5)             7.8                 1.4
  Research and Management Company
  333 South Hope Street
  Los Angeles, California 90071
Oppenheimer Funds, Inc.                               850,411(6)             5.9                 1.0
  Two World Trade Center, Suite 3400
  New York, New York 10048-0203
APA Excelsior III/Offshore, L.P.                      669,082                4.6                   *
  c/o Patricof & Co. Ventures, Inc.(3)
  445 Park Avenue, 11th Floor
  New York, New York 10022
CIN Venture Nominees, Ltd.                             90,354                  *                   *
  c/o Patricof & Co. Ventures, Inc.(3)
  445 Park Avenue, 11th Floor
  New York, New York 10022

---------------

 *  Less than one percent

(1) Based upon shares of Common Stock outstanding as of October 24, 1997 (14,493,722 shares), as adjusted for shares issuable upon the exercise of warrants or the conversion of Convertible Notes held.

(2) Based upon shares of Common Stock outstanding on October 24, 1997, as adjusted for an assumed issuance of 68,500,000 Shares in the Stock Acquisition Transaction. Although the number of shares of Common Stock issuable upon the exercise of warrants or the conversion of Convertible Notes will be adjusted in connection with the Stock Acquisition Transaction the amounts of such adjustments cannot be calculated at this time. See "The Stock Acquisition Transaction -- Warrant Adjustments and Payments; Adjustments to Convertible Notes; Offer to Repurchase Discount Notes."

(3) Patricof is the manager of or investment adviser to this stockholder and therefore may be deemed a beneficial owner of the shares owned by this stockholder. See also note (5) to the "Security Ownership of Management" table above.

(4) Based upon a Schedule 13G dated November 8, 1996, which states as follows:
    Various investment companies (the "Funds") for which Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, acts as adviser, beneficially own 1,512,901 shares of Common Stock, including 74,650 shares issuable at October 31, 1996 upon exercise of warrants and 395,541 shares issuable at such date upon conversion of Convertible Notes. Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp., serves as investment manager for certain institutional account(s) that beneficially owned at October 31, 1996 221,167 shares of Common Stock issuable upon conversion of Convertible Notes and 13,440 shares of Common Stock issuable upon exercise of warrants. FMR Corp. has sole voting power as to 181,318 shares of Common Stock and sole dispositive power as to 1,747,510 shares of Common Stock; FMR Corp. does not have shared voting or dispositive power as to any shares. Each of Edward C. Johnson, III, Chairman of FMR Corp., and Abigail P. Johnson, a Director of FMR Corp., has sole voting power as to 1,747,510 shares of Common Stock, and does not have sole or shared voting power or shared dispositive power as to any shares of Common Stock.

(5) Based on a Schedule 13G dated February 14, 1997, which states as follows:
    The Capital Group Companies, Inc. ("TCGCI") is the parent holding company of a group of investment management companies; Capital Research and Management Company ("CRMC") is an investment adviser registered under Section 203 of the Investment Advisers Act and a wholly owned subsidiary of TCGCI. Each of CRMC and (solely by virtue of the relationship described above) TCGCI has sole dispositive power, and neither CRMC or TCGCI has sole or shared voting power, with respect to the shares listed in the table above. Such shares include 278,550 shares of Common Stock issuable upon conversion of $5,000,000 aggregate principal amount of the Convertible Notes.

(6) Based on a Schedule 13G dated February 5, 1997, which states that Oppenheimer Funds, Inc. has neither shared nor sole voting power with respect to, and shared power to dispose of, such shares.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Pursuant to Section 16(a) of the Securities Exchange Act and the rules issued thereunder, Protection One's executive officers and directors are required to file with the Commission and the Nasdaq National Market reports of ownership and changes in ownership of shares of Common Stock. Copies of such reports are required to be furnished to Protection One. Based solely on Protection One's review of the copies of such reports furnished to Protection One or on written representations to Protection One that no such reports were required, Protection One believes that during the fiscal year ended September 30, 1997, all of Protection One's executive officers and directors and all beneficial owners of more than 10% of the Common Stock filed on a timely basis all reports, if any, required by Section 16(a) of the Exchange Act, except that one Form 4 disclosing the exercise of such officer's Performance Warrant was filed three business days after the due date by each of Messrs. Mackenzie, Hesse, Mack and Rankin.

                 APPROVAL OF THE 1997 LONG-TERM INCENTIVE PLAN

DESCRIPTION OF THE PLAN

     On October 24, 1997, the Protection One Board of Directors adopted, subject to the approval of the stockholders of the Company, the 1997 Long-Term Incentive Plan (the "LTIP"), which is intended to constitute the "New Option Plan" provided for in the Contribution Agreement and which is being submitted to the stockholders of Protection One for approval in order to satisfy certain requirements of the Code relating to deductibility of certain performance-based executive compensation. The LTIP is similar to Protection One's 1994 Stock Option Plan in that both plans provide for the granting of incentive and nonqualified stock options; however, the LTIP also provides for the granting of stock appreciation rights, restricted shares and restricted share units, performance awards, dividend equivalents and other equity-based awards. If the LTIP is approved at the Special Meeting, no further grants of options will be made under the 1994 Stock Option Plan.

     A copy of the LTIP is attached to this Proxy Statement as Appendix F. The following summary of the LTIP is qualified in its entirety by reference to such copy.

     Purposes

     The purposes of the LTIP are (i) to align the interests of Protection One's stockholders and the recipients of awards under the LTIP by increasing the proprietary interest of such recipients in Protection One's growth and success,
(ii) to advance the interests of Protection One by attracting and retaining for Protection One the services of directors, officers and other key employees, consultants and agents, and (iii) to motivate such persons to act in the long-term best interests of Protection One's stockholders.

     Administration.

     The LTIP will be administered by the Compensation Committee of the Board of Directors of Protection One or such other committee as may in the future be appointed by the Board (the "Committee"), provided that each member of the Committee must be both a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act and an "outside director" within the meaning of Treasury Regulation Section 1.162-27(e)(3) interpreting Section 162(m) of the Code.

     Among the powers granted to the Committee are the authority to interpret the LTIP, establish rules and regulations for its operation, select eligible persons to receive awards under the LTIP and determine the form and amount and other terms and conditions of such awards. The LTIP authorizes the Committee to delegate its authority under the LTIP in certain circumstances; provided, however, that only the Committee may select and grant awards to employees who are subject to Section 16 of the Exchange Act or who are "covered employees," as defined in Section 162(m) of the Code.

     Available Shares

     The LTIP provides for awards to be made in respect of a maximum of 4,200,000 shares of Common Stock. Shares of Common Stock that are the subject of awards that are forfeited or terminated, expire unexercised, are settled in cash in lieu of shares of Common Stock or in a manner such that all or some of the shares covered thereby are not issued or are exchanged for awards that do not involve Common Stock will again immediately become available for awards under the LTIP.

     In the event of certain changes affecting the outstanding shares of Common Stock (including, but not limited to, a stock split or reverse stock split, payment of a stock dividend, recapitalization, reorganization, merger, consolidation, combination, separation (including a spin-off or other distribution of stock or property), repurchase or share exchange or other relevant changes in Protection One's capitalization), outstanding awards under the LTIP will be subject to adjustment by the Committee at its discretion as to the number, price and kind of shares or other consideration subject to, and other terms and conditions of, such awards to reflect such changes in the outstanding Common Stock and to prevent dilution or enlargement of participants' rights under the LTIP. Also, in the event of any such changes in the outstanding Common Stock, the aggregate number of shares available for grant of awards under the LTIP also may be adjusted by the Committee.


     As of November 6, 1997, the closing sales price of the Common Stock as reported on the Nasdaq National Market was $17.875 per share.


     Eligibility for Participation.

     The individuals eligible to participate in the LTIP are the directors, officers and employees of, and other service providers to, Protection One whose performance can have an effect on the success of Protection One (approximately 250 persons) ; however, it is expected that awards will be limited to directors (or, in the case of any Award that would otherwise be granted to Mr. Chefitz, Patricof), executive officers and key employees. The selection of participants is within the discretion of the Committee.

     Types of Awards

     The LTIP provides for the grant of any or all of the following types of awards: (i) stock options, including options that qualify as "incentive stock options" under Section 422 of the Code and options that do not so qualify ("nonqualified options"); (ii) stock appreciation rights; (iii) restricted shares and restricted share units; (iv) performance awards; (v) dividend equivalents; and (vi) other equity-based awards. Such awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards also may be made in combination or in tandem with, as alternative to, or as the payment for, grants or rights under any other employee or compensation plan of Protection One or in substitution for, or by the assumption of, awards issued under plans of an acquired entity.

     All awards will be embodied in an agreement and will be subject to the terms and conditions of the LTIP; in addition, the Committee may, in its sole judgment, subject any award to such other terms or conditions as the Committee deems appropriate, provided that such additional terms and conditions are not inconsistent with the terms of the LTIP.

     Awards may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution. A participant may designate a beneficiary to exercise such person's rights and received distributions under the LTIP upon such person's death.

     Stock Options. Options are rights to purchase a specified number of shares of Common Stock at a specified price. Options granted under the LTIP may be incentive stock options, nonqualified stock options or a combination of both; provided, however, that only employees (including directors who are also employees) of Protection One will be eligible to receive incentive stock options. The Committee will, with regard to each stock option, determine the number of shares and the exercise price per share of Common Stock subject to the option, the date or dates on which the option becomes exercisable and the option's term, subject to the limitations described below.

     The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the effective date of the option's grant, and the aggregate fair market value of the shares of Common Stock for which incentive stock options may first be exercisable by an optionee during any one calendar year may not exceed $100,000. No incentive stock option may be granted after the 10th anniversary of adoption of the LTIP, and no incentive stock option may be granted to any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of Protection One.

     Upon exercise of an option, the exercise price must be paid in full in cash or if the participant so elects, by delivering previously acquired shares of Common Stock or surrendering another award or, in the case of nonqualified stock options, by withholding shares that otherwise would be acquired on exercise. The Committee will determine acceptable methods for tendering shares of Common Stock or other awards to exercise an option. The Committee also may provide for procedures to permit the exercise of options by use of proceeds to be received from the sale of shares of Common Stock issuable pursuant to an option.

     Stock Appreciation Rights. A stock appreciation right (an "SAR") is a right to receive a payment, in cash or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the right is exercised (or another specified valuation) over a specified exercise price. An SAR may be granted under the LTIP to the holder of an option with respect to all or a portion of the shares of Common Stock subject to such option or may be granted separately. For SARs granted in tandem with options, the exercise price will be the same as the exercise price of the option; for other SARs, the exercise price will be determined by the Committee. The terms and conditions applicable to any SAR, including the term and the date or dates on which the SARs becomes exercisable, will be determined by the Committee. Upon the exercise of an SAR granted in tandem with an option, the related option will be deemed to have terminated to the extent of the number of shares of Common Stock with respect to which such SAR is exercised. Upon the exercise or termination of an option, the related SAR, if any, will be deemed to have terminated to the extent of the number of shares of Common Stock with respect to which the option was exercised or terminated.

     Restricted Shares and Restricted Share Units. Restricted shares are shares of Common Stock that may not be sold, pledged or otherwise transferred or encumbered until the expiration of a specified period and that generally will be forfeited if the participant's employment by Protection One terminates prior to the end of such period; restricted share units are rights to receive shares of Common Stock or cash at the end of a specified period and that are subject to restrictions on transfer and/or conditions of forfeiture similar to those imposed on restricted shares. In addition to or in lieu of a specified period of time, the Committee may establish a performance goal that must be achieved as a condition of retention of the shares. Restrictions may be removed as to some or all of the shares or units upon the occurrence of events determined by the Committee in its sole discretion to justify such removal. The recipient of restricted shares generally is entitled to receive dividends paid on, and vote, the restricted shares, unless forfeited.

     Performance Awards. A performance award involves the grant of a right to receive cash, shares of Common Stock, other awards or other property upon the satisfaction of certain performance-related objectives specified in the granting instrument. A performance award will be paid, vested or otherwise deliverable solely upon the attainment during a specified period or periods of one or more pre-established, objective performance goals established by the Committee. A performance goal may be based upon one or more business criteria that apply to the participant, one or more subsidiaries of Protection One or Protection One as a whole. Subject to the foregoing, the terms and conditions applicable to any performance award will be determined by the Committee. Performance awards may be payable in a single payment or in installments, and at such time or times as the Committee may determine, and may be subject to such restrictions on transfer, forfeiture provisions and other limitations as the Committee may specify.

     Dividend Equivalents. Dividend equivalents may be granted to participants under the LTIP, either as a component of another award or as a separate award. In general, and subject to such terms and conditions as the Committee may establish, an award of dividend equivalents will entitle the holder to receive, in the event of a cash or stock dividend or other distribution paid or made on the Common Stock, an amount equal to the dividend or other distribution that would have been received by the participant had the shares of Common Stock covered by the award been issued and outstanding on the record date established for such dividend or other distribution. Dividend equivalents may be paid in cash, shares of Common Stock, other awards under the LTIP or other property, or a combination thereof, in a single payment or in installments, and at such time or times as the Committee may determine.

     Other Incentive Awards. The Committee may grant other awards under the LTIP based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock if the Committee determines that such other incentive awards are consistent with the purposes of the LTIP. Payment of other incentive awards shall be made at such times and in such forms, which may be cash, shares of Common Stock others awards under the LTIP, or other property, as established by the Committee.

     Tax Withholding

     To satisfy applicable withholding tax requirements, the Committee may require payment from an employee, may withhold from payments made under the LTIP, or may withhold from other compensation payable to the employee.

     Change in Control

     The LTIP provides that in the event of a "Change of Control" (defined in the LTIP to include generally any transaction that results in less than 50% of the total voting securities of Protection One outstanding immediately after such transaction, or less than 50% of the total assets owned by Protection One immediately prior to the transaction, being beneficially owned by a party other than Western Resources), unless otherwise provided in the related award agreement, (i) each option then outstanding under the LTIP will become exercisable in full; (ii) all restrictions and limitations applicable to restricted shares and restricted share units, dividend equivalents and other awards then outstanding under the LTIP will be deemed satisfied or waived; (iii) all performance criteria and objectives applicable to performance awards and other awards then outstanding under the LTIP will be deemed fully satisfied; and
(iv) at any time during the 60 days
immediately following the Change in Control, participants in the LTIP may elect to surrender outstanding awards and receive cash payments equal to the value of those awards as determined in accordance with the LTIP.

     Amendment; Term.

     No award may be granted under the LTIP after October 24, 2007. The Board of Directors of Protection One may at any time amend or otherwise modify, suspend or terminate the LTIP without the consent of LTIP participants or Protection One's stockholders for the purpose of addressing any change or changes in applicable law or for any other purpose permitted by law. Notwithstanding the foregoing, no such modification that would impair the rights of any LTIP participant under any award then outstanding will be binding on that award without the consent of such participant.

TAX ASPECTS

     Set forth below is a summary of the federal income tax consequences to Protection One and participants in the LTIP as a result of the grant and exercise or settlement of awards under the LTIP. The summary is based on applicable provisions of the Code and other existing laws, Treasury regulations thereunder, judicial decisions and IRS rulings in effect as of the date of this Proxy Statement, all of which are subject to change. Moreover, the following discussion is intended to provide only an overview of the U.S. federal income tax laws that are generally applicable to awards granted under the LTIP as of the date of this Proxy Statement. Persons in differing circumstances may have different tax consequences. This discussion is not be construed as tax advice.

     Stock Options

     Incentive Stock Options. No income will be recognized by an optionee for federal income tax purposes upon the grant or exercise of an incentive stock option. The basis of shares transferred to an optionee pursuant to the exercise of an incentive stock option is the price paid for the shares. If the optionee holds the shares for at least one year after transfer of the shares to the optionee and two years after the grant of the option, the optionee will recognize capital gain or loss upon sale of the shares received upon the exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for such shares, or if less, the gain on disposition. Any additional gain realized by the optionee upon such disposition will be a capital gain.

     The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is an item of adjustment for the optionee for purposes of the alternative minimum tax.

     Protection One is not entitled to a deduction upon the exercise of an incentive stock option by an optionee. If the optionee disposes of the shares received pursuant to such exercise prior to the expiration of one year following transfer of the shares to the optionee or two years after grant of the option, however, Protection One may, subject to the deduction limitations described below, deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares at the time such income is recognized by the optionee.

     Nonqualified Stock Options. No income will be recognized by an optionee for federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for such shares. Income recognized upon the exercise of nonqualified stock options will be considered compensation subject to withholding at the time the income is recognized and, therefore, Protection One must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment. Nonqualified stock options are designed to provide Protection One with a deduction equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee, subject to the deduction limitations described below.

     The basis of shares transferred to an optionee pursuant to exercise of a nonqualified stock option is the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of the option. If an optionee thereafter sells shares acquired upon exercise of a nonqualified stock option, any amount realized over the basis of the shares will constitute capital gain to the optionee for federal income tax purposes.

     Payment of Option Price with Previously Owned Shares. If an optionee transfers previously held shares (other than shares acquired pursuant to exercise of an incentive stock option that have not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an incentive stock option or nonqualified stock option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the exercise price. However, the optionee would still recognize ordinary compensation income upon exercise of a nonqualified stock option in the manner described above. In addition, if the previously held shares surrendered are incentive stock option shares which have not been held for the requisite holding period, the optionee will recognize taxable income in the manner described above. That number of shares received upon exercise which equals the number of shares surrendered therefor in satisfaction of the exercise price will have a tax basis that equals, and a holding period that includes, the tax basis and holding period of the previously held shares surrendered in satisfaction of the exercise price. Any additional shares received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the optionee, plus the amount of compensation income recognized by the optionee under the rules described above.

     Stock Appreciation Rights

     There will be no federal income tax consequences to either the participant or Protection One upon the grant of an SAR. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to an SAR in an amount equal to the aggregate amount of cash and the fair market value of any shares of Common Stock received. Subject to the deduction limitations described below, Protection One generally will be entitled to a corresponding tax deduction equal to the amount includable in the participant's income.

     Restricted Shares

     If the restrictions on an award of restricted shares are of a nature such that the award is both subject to a substantial risk of forfeiture and is not "freely transferable" within the meaning of Section 83 of the Code, the participant will not recognize income for federal income tax purposes at the time of the award unless such participant affirmatively elects to include the fair market value of the shares of restricted stock upon on the date of the award, less any amount paid therefor, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of such an election, the participant will be required to include in income for federal income tax purposes in the year in which occurs the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code, the fair market value of the shares of restricted stock on such date, less any amount paid therefor. The Company will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted shares are received, the participant will recognize ordinary income at the time of the receipt of the restricted shares and Protection One will be entitled to a corresponding deduction equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time less the amount paid, if any, by the participant for the restricted shares. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted shares, but, if the restricted shares are subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted shares. Dividends paid to a participant holding restricted shares before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant, unless the participant made an election under Section 83(b). Subject to the deduction limitations described below, Protection One generally will be entitled to a corresponding tax deduction equal to the dividends includable in the participant's income as compensation. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant.

     If the restrictions on an award of restricted shares are not of a nature that such shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income for federal income tax purposes at the time of the award in an amount equal to the fair market value of the shares of restricted stock on the date of the award, less any amount paid therefor. Protection One will be entitled to a deduction at such time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.

     Restricted Share Units

     There will be no federal income taxes consequences to either the participant or Protection One upon the grant of a restricted share unit. Upon the exercise of a restricted share unit, the tax consequences to both the participant and Protection One will be similar to the those described above for Restricted Shares.

     Dividend Equivalents and Performance Awards

     There will be no federal income tax consequences to either the participant or Protection One upon the grant of dividend equivalents or performance awards. Generally, unless dividend equivalents or performance awards are restricted in a manner that they are both subject to a substantial risk of forfeiture and are not freely transferable, the participant will recognize ordinary income upon the receipt of payment pursuant to dividend equivalents or performance awards in an amount equal to the fair market value of the Common Stock and the aggregate amount of cash received. Subject to the deduction limitations described below, Protection One generally will be entitled to a corresponding tax deduction equal to the amount includable in the participant's income. If dividend equivalents or performance awards are restricted in a manner such that they both are subject to a substantial risk of forfeiture and are not freely transferable, the participant's and Protection One's tax consequences will be similar to the consequences described above for restricted shares.

     Limitations on the Company's Compensation Deduction. In order for the amounts described above to be deductible by Protection One, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

     The ability of Protection One to obtain a deduction for future payments under the LTIP also could be eliminated by the "golden parachute" payment rules of Section 280G of the Code, which prevents the Company from deducting certain "excess parachute payments" made in connection with a change in control of an employer-corporation. Very generally, excess parachute payments arise from certain payments made to disqualified individuals that are in the nature of compensation and are contingent on certain changes in ownership or control of Protection One. Disqualified individuals for this purpose include certain employees and independent contractors who are officers, shareholders or highly-compensated individuals. Accelerated vesting or payment of awards under the LTIP upon a change in ownership or control of Protection One could result in excess parachute payments. In addition to the deduction limitation applicable to Protection One, a disqualified individual receiving an excess parachute payment is subject to a 20 percent excise tax on the amount thereof.

     Finally, Section 162(m) of the Code limits the deduction that Protection One may take for otherwise deductible compensation payable to certain executive officers of Protection One to the extent that compensation paid to such officers for such year exceeds $1 million. However, an exception to the limitations of
Section 162(m) applies in the case of certain compensation that is performance-based. It is intended that the description of the LTIP contained in this Proxy Statement and the approval of the LTIP by the holders of the Common Stock at the Special Meeting will satisfy certain requirements for the performance-based exception and that Protection One will endeavor to comply with the requirements of the Code and Treasury regulations Section 1.162-27 with respect to the grant and payment of performance based awards under the LTIP so as to be eligible for the performance-based exception. However, it may not be possible in all cases to satisfy the requirements for the exception and Protection One may, in its sole discretion, determine that in one or more cases it is in Protection One's best interests to not satisfy the requirements for the performance-based exception.

NEW PLAN BENEFITS

     The Contribution Agreement provides that options for an aggregate of 1,600,000 shares of Common Stock will be granted under the LTIP at or immediately after the Closing to Protection One's directors, executive officers, and employees. Subject to the foregoing, the amount of compensation that will accrue to Protection One's directors, executive officers and other employees pursuant to the 1997 Long-Term Incentive Plan can not be determined at this time. If the stockholders of Protection One do not approve the 1997 Long-Term Incentive Plan, the 1994 Stock Option Plan will continue in effect in its present form.

                                    EXPERTS

     The consolidated balance sheets of Protection One, Inc. and subsidiaries as of September 30, 1996 and 1995 and the related consolidated statements of operations, cash flows and changes in stockholders' equity (deficit) for each of the three years in the period ended September 30, 1996 included in this Proxy Statement are included herein in reliance on the report, which includes an explanatory paragraph with respect to a change in method of accounting for certain subscriber account acquisition and transition costs, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The combined balance sheet of the Western Resources Security Business as of December 31, 1996 and the related combined statements of operations and cash flows for the year ended December 31, 1996 and the balance sheet of Westinghouse Security, a predecessor of WestSec, an indirect wholly owned subsidiary of Western Resources, as of December 20, 1995 and the related statements of operations and cash flows for the 53 weeks ended December 30, 1996 and the 52 weeks ended December 20, 1995 and 1994 included in this Proxy Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.


     The consolidated financial statements of Centennial Security Holdings, Inc. at December 31, 1996 and 1995, and for each of the two years in the period ended December 31, 1996, appearing in this Proxy Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                              INDEPENDENT AUDITORS

     The financial statements of Network Multi-Family Security Corporation as of December 31, 1996 and 1995 and for each of the three years in the period then ended included in this Proxy Statement have been audited by Deloitte & Touche, independent auditors, as stated in their report appearing herein.

                                 LEGAL MATTERS

     Certain federal income tax matters respecting Protection One will be passed upon by Mitchell, Silberberg & Knupp LLP, Los Angeles, California, counsel to Protection One. Certain federal income tax matters respecting Western Resources and the Western Resources Security Business will be passed upon by Sullivan & Cromwell, New York, New York, counsel to Western Resources.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     If the Stock Acquisition Transaction is not consummated, proposals of stockholders of Protection One intended to be presented at the 1998 annual meeting of Protection One's stockholders were required to have been received at Protection One's executive offices at 6011 Bristol Parkway, Culver City, California 90230, addressed to the attention of the Secretary, on or before August 31, 1997 in order to be considered for inclusion in the proxy statement and form of proxy relating to such meeting. If the Stock Acquisition Transaction is consummated, the date of the 1998 annual meeting is expected to be advanced to the second calendar quarter of 1998. In such event, Protection One will notify stockholders of the new date by which proposals must be received in order to be included in the proxy statement for such meeting.

                                          By order of the Board of Directors,

                                          /s/ JOHN W. HESSE
                                          JOHN W. HESSE
                                          Executive Vice President and
                                          Secretary

Culver City, California

November 7, 1997

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
PROTECTION ONE, INC.
  Unaudited consolidated interim financial statements as of June 30, 1997 and for the nine month periods ended June 30, 1997 and 1996:
     Balance Sheets...................................................................   F-3
     Statements of Operations.........................................................   F-4
     Statements of Cash Flows.........................................................   F-5
     Notes to Financial Statements....................................................   F-6
  Audited consolidated financial statements as of September 30, 1996 and 1995 and for the years ended September 30, 1996, 1995 and 1994:
     Report of Independent Accountants................................................  F-13
     Balance Sheets...................................................................  F-14
     Statements of Operations.........................................................  F-15
     Statements of Cash Flows.........................................................  F-16
     Statements of Changes in Stockholders' Equity (Deficit)..........................  F-17
     Notes to Financial Statements....................................................  F-18
WESTERN RESOURCES SECURITY BUSINESS
  Unaudited combined interim financial statements as of and for the six months ended
     June 25, 1997:
     Balance Sheet....................................................................  F-35
     Statement of Operations..........................................................  F-36
     Statement of Cash Flows..........................................................  F-37
     Notes to Combined Interim Financial Statements...................................  F-38
  Audited combined financial statements as of and for the year ended December 31,
     1996:
     Report of Independent Public Accountants.........................................  F-40
     Balance Sheet....................................................................  F-41
     Statement of Operations..........................................................  F-42
     Statement of Cash Flows..........................................................  F-43
     Notes to Combined Financial Statements...........................................  F-44

WESTINGHOUSE SECURITY SYSTEMS, INC.
  Audited financial statements as of December 20, 1995 and for the 53 week period ended December 30, 1996 and the 52 week periods ended December 20, 1995 and 1994:
     Report of Independent Public Accountants.........................................  F-50
     Balance Sheet....................................................................  F-51
     Statements of Operations.........................................................  F-52
     Statements of Cash Flows.........................................................  F-53
     Notes to Financial Statements....................................................  F-54

                                                                                        PAGE
                                                                                        ----
CENTENNIAL SECURITY HOLDINGS, INC.
  Unaudited consolidated interim financial statements as of June 30, 1997 and for the six months ended June 30, 1997:
     Balance Sheet....................................................................  F-60
     Statement of Operations..........................................................  F-61
     Statement of Stockholders' Equity (Deficit)......................................  F-62
     Statement of Cash Flows..........................................................  F-63
     Notes to Consolidated Interim Financial Statements...............................  F-64
  Audited consolidated financial statements as of December 31, 1996 and 1995 and for the years ended December 31, 1996 and 1995:
     Report of Independent Auditors...................................................  F-67
     Balance Sheets...................................................................  F-68
     Statements of Operations.........................................................  F-69
     Statements of Stockholders' Equity (Deficit).....................................  F-70
     Statements of Cash Flows.........................................................  F-71
     Notes to Consolidated Financial Statements.......................................  F-72

NETWORK MULTI-FAMILY SECURITY CORPORATION
  Unaudited interim financial statements as of and for the six months ended June 30,
     1997:
     Balance Sheets...................................................................  F-80
     Income Statements................................................................  F-81
     Statements of Cash Flows.........................................................  F-82
     Statement of Stockholders' Equity................................................  F-83
     Notes to Interim Financial Statements............................................  F-84
  Audited financial statements as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994:
     Independent Auditors' Report.....................................................  F-85
     Balance Sheets...................................................................  F-86
     Statements of Operations.........................................................  F-87
     Statements of Cash Flows.........................................................  F-88
     Statements of Stockholders' Equity...............................................  F-89
     Notes to Financial Statements....................................................  F-90

FINANCIAL SCHEDULE
  Protection One, Inc., Schedule II -- Valuation and Qualifying Accounts..............   S-1

                     PROTECTION ONE, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)

                                                                       SEPTEMBER 30,     JUNE 30,
                                                                           1996            1997
                                                                       -------------    -----------
                                                                                        (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents..........................................    $   1,782       $   1,105
  Restricted cash....................................................        3,680           4,063
  Receivables, net...................................................       12,743          15,167
  Inventories........................................................        1,920           1,785
  Prepaid expenses...................................................        1,221           1,722
  Deferred tax asset.................................................        7,561           9,506
                                                                       -------------    -----------
          Total current assets.......................................       28,907          33,348
Property and equipment, net..........................................        9,952          14,747
Subscriber accounts and intangibles, net.............................      257,354         308,925
Assets held for sale.................................................          775              --
Deposits.............................................................          648             547
                                                                       -------------    -----------
                                                                         $ 297,636       $ 357,567
                                                                        ==========       =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...................................................    $   2,278       $   3,047
  Accrued salaries, wages and benefits...............................        1,495           1,377
  Other accruals.....................................................        1,048           2,317
  Purchase holdbacks.................................................        9,942          13,616
  Acquisition transition costs.......................................        4,326           6,137
  Other current liabilities..........................................        1,623             536
  Capital leases payable.............................................           --             481
  Deferred revenue...................................................       13,827          16,391
                                                                       -------------    -----------
          Total current liabilities..................................       34,539          43,902
Long-term debt, net of current portion...............................      225,650         279,750
Deferred tax liability...............................................        7,561           8,180
Other liabilities....................................................        1,059           1,375
                                                                       -------------    -----------
          Total liabilities..........................................      268,809         333,207
                                                                       -------------    -----------
Commitments and contingencies (Note 8)
Stockholders' equity:
  Common Stock, $0.01 par value, 40,000,000 shares authorized,
     12,914,783 and 13,810,039 shares issued and outstanding, at
     September 30, 1996 and June 30, 1997, respectively..............          129             138
  Additional paid-in capital.........................................       79,767          90,400
  Accumulated deficit................................................      (51,069)        (66,178)
                                                                       -------------    -----------
          Total stockholders' equity.................................       28,827          24,360
                                                                       -------------    -----------
                                                                         $ 297,636       $ 357,567
                                                                        ==========       =========


   The accompanying notes are an integral part of the consolidated financial statements.

                     PROTECTION ONE, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
          (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                                           NINE MONTHS ENDED
                                                                                JUNE 30,
                                                                          --------------------
                                                                            1996        1997
                                                                          --------    --------
                                                                              (UNAUDITED)
Revenues:
  Monitoring and related services.......................................  $ 48,550    $ 69,391
  Other.................................................................     3,245       2,563
                                                                          --------    --------
          Total revenues................................................    51,795      71,954
Cost of revenues:
  Monitoring and related services.......................................    13,583      19,054
  Other.................................................................     1,990       1,715
                                                                          --------    --------
          Total cost of revenues........................................    15,573      20,769
                                                                          --------    --------
          Gross profit..................................................    36,222      51,185
Selling, general and administrative expenses............................    10,594      14,255
Acquisition and transition expenses.....................................     3,049       4,207
Amortization of intangibles and depreciation expense....................    17,358      27,628
                                                                          --------    --------
          Operating income..............................................     5,221       5,095
Other expenses:
  Interest expense, net.................................................     3,052       6,450
  Amortization of OID and debt issuance costs...........................    13,159      15,267
  Loss on sales of assets...............................................        19          --
  Loss on assets held for sale..........................................        --         231
                                                                          --------    --------
          Loss before income taxes......................................   (11,009)    (16,853)
Income tax (benefit) expense............................................        90      (1,744)
                                                                          --------    --------
          Net loss......................................................   (11,099)    (15,109)
Preferred stock dividends...............................................       248          --
                                                                          --------    --------
          Loss attributable to common stock.............................  $(11,347)   $(15,109)
                                                                          ========    ========
          Net loss per common share.....................................  $  (1.06)   $  (1.11)

               The accompanying notes are an integral part of the

                       consolidated financial statements.

                     PROTECTION ONE, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                           NINE MONTHS ENDED
                                                                               JUNE 30,
                                                                         ---------------------
                                                                           1996         1997
                                                                         --------     --------
                                                                              (UNAUDITED)
Cash flow from operating activities:
  Net loss.............................................................  $(11,099)    $(15,109)
  Adjustments to reconcile net loss to net cash provided by operating activities:
     Depreciation......................................................     1,250        2,274
     Amortization of intangibles.......................................    16,108       25,353
     Amortization of OID and debt issuance costs.......................    13,159       15,267
     Deferred tax benefit..............................................        --       (1,326)
     Provision for doubtful accounts...................................     1,518        2,426
  Changes in assets and liabilities, net of effects of acquisitions:
     Receivables.......................................................    (5,359)      (4,666)
     Inventories.......................................................       528          174
     Prepaid expenses and deposits.....................................      (505)        (437)
     Accounts payable..................................................       681          769
     Accrued liabilities...............................................      (389)         707
     Deferred revenue..................................................       663          676
                                                                         --------     --------
          Net cash provided by operating activities....................    16,555       26,108
                                                                         --------     --------
  Cash flows from investing activities:
     Cash restricted for acquisitions..................................        --         (383)
     Purchases of property and equipment...............................    (4,706)      (5,744)
     Sales of assets previously held for sale..........................        --          205
     Acquisitions, net of cash received................................   (72,275)     (56,182)
     Payments on purchase holdbacks....................................      (133)      (1,099)
     Deferred acquisition payments.....................................    (1,438)      (1,470)
     Acquisition transition costs......................................    (2,272)      (1,632)
                                                                         --------     --------
          Net cash used in investing activities........................   (80,824)     (66,305)
                                                                         --------     --------
  Cash flows from financing activities:
     Payments on long-term debt........................................   (23,828)      (7,500)
     Proceeds from long-term debt......................................    72,619       47,579
     Debt and equity issuance costs....................................      (666)        (753)
     Issuance of preferred and common stock and warrants...............    23,483          194
     Cash dividends paid...............................................      (248)          --
                                                                         --------     --------
          Net cash provided by financing activities....................    71,360       39,520
                                                                         --------     --------
          Net increase (decrease) in cash and cash equivalents.........     7,091         (677)
  Cash and cash equivalents:
     Beginning of period...............................................     1,256        1,782
                                                                         --------     --------
     End of period.....................................................  $  8,347     $  1,105
                                                                         ========     ========
Interest paid during the period........................................  $  3,181     $  4,727
                                                                         ========     ========
Taxes paid during current year (see Note 6)............................  $     93     $  1,489
                                                                         ========     ========

               The accompanying notes are an integral part of the

                       consolidated financial statements.

                     PROTECTION ONE, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS
                         (DOLLAR AMOUNTS IN THOUSANDS)

1. BASIS OF CONSOLIDATION AND INTERIM FINANCIAL INFORMATION:

     The accompanying unaudited consolidated financial statements include the accounts of Protection One, Inc. ("POI") and its wholly owned subsidiary Protection One Alarm Monitoring, Inc. ("Monitoring" and together with POI, the "Company"). The assets, results of operations and stockholder's equity of Monitoring comprise substantially all the assets, results of operations and stockholders' equity of the Company on a consolidated basis. POI's principal assets and sole operations are in and through its investment in Monitoring. All significant intercompany balances and transactions have been eliminated in consolidation. Separate financial statements for Monitoring have not been provided because the Company does not believe such separate financial statements are material to investors. Summarized consolidated financial information of Monitoring is included in Note 9. The Company's unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with the instructions to Form 10-Q which mandate adherence to Rule 10-01 of Regulation S-X. Accordingly, certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. These financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended September 30, 1996 included in this Proxy Statement. In the opinion of management of the Company, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation have been included. The results of operations for the three and nine month periods ended June 30, 1997 are not necessarily indicative of the results to be expected for the full year.

     Certain items in the September 30, 1996 financial statements have been reclassified to conform to the June 30, 1997 presentation. See
"Overview -- Changes in Presentation Format" included in Item 2 hereof.

     Recent Accounting Pronouncements: In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 128 -- "Earnings per Share", which is required to be adopted in 1997. The unaudited pro forma "basic" and "diluted" earnings per share under the new standard do not differ from the earnings per share calculated under the existing standard.

     In June 1997, FASB issued SFAS No. 130 -- "Reporting Comprehensive Income", which is required to be adopted for fiscal years beginning after December 15, 1997. This statement requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid in capital in the equity section of a statement of financial position. As the required disclosures will be supplementary to the existing required financial information, the new pronouncement will not affect previously reported results of operations.

2. RECEIVABLES:


     Receivables, which consist primarily of trade accounts receivable, of $24,393 at June 30, 1997 and $18,284 at September 30, 1996, have been reduced by allowances for doubtful accounts of $9,226 and $5,541, respectively. Included in receivables and deferred revenue at June 30, 1997 and September 30, 1996 are invoices billed in advance of the periods in which services are provided totalling $8,645 and $7,309, respectively.

                     PROTECTION ONE, INC. AND SUBSIDIARIES

3. SUBSCRIBER ACCOUNTS AND INTANGIBLES:

     Subscriber accounts and intangibles (at cost) consist of the following:

                                                                  SEPTEMBER 30,     JUNE 30,
                                                                      1996            1997
                                                                  -------------     --------
    Acquired subscriber accounts................................    $ 298,767       $374,427
    Debt issuance costs.........................................       11,847         12,805
    Goodwill and other..........................................        2,497          4,049
                                                                  -------------     --------
                                                                      313,111        391,281
    Less accumulated amortization...............................      (55,757)       (82,356)
                                                                  -------------     --------
                                                                    $ 257,354       $308,925
                                                                   ==========       ========

     Reconciliation of acquired subscriber accounts:

                                                                                   NINE MONTHS
                                                                  YEAR ENDED          ENDED
                                                                 SEPTEMBER 30,      JUNE 30,
                                                                     1996             1997
                                                                 -------------     -----------
    Balance, beginning of period...............................    $ 184,463        $ 298,767
    Acquisition of subscriber accounts.........................      119,629           79,132
    Charges against purchase holdbacks.........................       (5,325)          (3,472)
                                                                 -------------     -----------
    Balance, end of period.....................................    $ 298,767        $ 374,427
                                                                  ==========        =========

     In conjunction with certain purchases of subscriber accounts, the Company holds back a portion of the purchase price to offset qualifying attrition of the acquired subscriber accounts for a specified period as provided for in the purchase agreements, and for purchase price settlements of assets acquired and liabilities assumed.

     Reconciliation of purchase holdbacks:

                                                                                   NINE MONTHS
                                                                  YEAR ENDED          ENDED
                                                                 SEPTEMBER 30,      JUNE 30,
                                                                     1996             1997
                                                                 -------------     -----------
    Balance, beginning of period...............................     $ 4,949          $ 9,942
    Purchase holdback additions................................      13,850            8,352
    Charges against subscriber accounts........................      (5,325)          (3,472)
    Cash paid to sellers.......................................      (3,532)          (1,054)
    Other......................................................          --             (152)
                                                                 -------------     -----------
    Balance, end of period.....................................     $ 9,942          $13,616
                                                                 ==========        =========

4. LOSS PER COMMON SHARE:


     The computation of fully diluted net loss per share for each of the periods presented was antidilutive; as such, no presentation of fully diluted earnings per share has been included in the consolidated statements of

                     PROTECTION ONE, INC. AND SUBSIDIARIES
operations. The weighted average shares outstanding used in the computation of the net loss attributable to common shares are as follows:

                                            NINE MONTHS ENDED            THREE MONTHS ENDED
                                                JUNE 30,                      JUNE 30,
                                        -------------------------     -------------------------
                                           1996           1997           1996           1997
                                        ----------     ----------     ----------     ----------
    Common Stock......................  10,749,983     13,632,675     12,330,317     13,744,869

5. DIVIDEND RESTRICTIONS:

     The Company's Amended and Restated Credit Agreement (the "Credit Agreement") governing its revolving credit facility (the "Revolving Credit Facility") and the Indenture governing Monitoring's 13 5/8% Senior Subordinated Discount Notes due 2005 (the "Discount Notes") place certain restrictions on POI's and Monitoring's ability to make dividend payments, distributions and other asset transfers in respect of such company's capital stock. At June 30, 1997, under provisions of the Credit Agreement (the most restrictive agreement), no amounts were available for such dividend payments, distributions or other transfers by POI or Monitoring.

6. INCOME TAXES:

     At June 30, 1997, the Company had $26.4 million in Federal net operating loss ("NOL") carryforwards for regular tax purposes and $27.5 million for alternative minimum tax ("AMT NOL") purposes, which expire in the years 2006-2010. These carryforwards are available, subject to certain restrictions, to reduce taxable income, alternative minimum taxable income and income taxes payable in future years. As a result of the issuance of warrants in conjunction with the Company's refinancing plan, as well as various prior issuances of preferred and common stock and stock warrants, there are annual limitations on the amount of regular tax NOL and AMT NOL carryforwards, that can be used to reduce taxable income, alternative minimum taxable income and income tax payable. Future substantial changes in the Company's ownership could create additional limitations. The Company has utilized $5.9 million in net operating loss carryforwards for the nine months ended June 30, 1997.

     The tax effect of temporary differences that give rise to significant portions of deferred tax assets and liabilities are presented below:

                                                                   SEPTEMBER 30,    JUNE 30,
                                                                       1996           1997
                                                                   -------------    --------
    Deferred tax assets:
      Allowances for doubtful accounts...........................    $   2,214      $  3,580
      Acquisition transition costs and purchase holdbacks........        5,701         7,666
      Performance warrants.......................................        1,662         1,685
      Net operating loss carryforwards...........................       12,814         9,607
      OID amortization...........................................        8,634        13,685
      Other......................................................          139            61
      Less valuation allowance...................................       (1,907)       (5,823)
                                                                   -------------    --------
              Total deferred tax assets..........................       29,257        30,461
      Deferred tax liabilities:
         Differences in depreciation, amortization and
           acquisition basis.....................................      (29,257)      (29,135)
                                                                   -------------    --------
              Net deferred tax asset.............................    $      --      $  1,326
                                                                    ==========      ========


     The valuation allowances at September 30, 1996 and June 30, 1997 reflect current estimates of limitations on utilization of NOL carryforwards for Federal and state income tax purposes. For the nine

                     PROTECTION ONE, INC. AND SUBSIDIARIES
months ended June 30, 1997, the Company increased its net deferred tax asset valuation allowance by $3.9 million.

     The balance sheet presentation of the net deferred tax asset is as follows:

                                                                     SEPTEMBER 30,    JUNE 30,
                                                                         1996           1997
                                                                     -------------    --------
    Current deferred tax asset.....................................     $ 7,561        $9,506
    Non-current deferred tax liability.............................       7,561         8,180
                                                                     -------------    --------
                                                                        $    --        $1,326
                                                                     ==========        ======

     In October, 1996, the Company acquired all of the outstanding shares of Security Holdings, Inc. (which was merged into Monitoring in March 1997). For financial reporting purposes, the assets acquired and the liabilities assumed were valued at fair market value as of the date of purchase. For income tax reporting purposes, the acquisition was treated as a non-taxable stock purchase with acquired assets and liabilities retaining their historical tax basis. The deferred tax liability resulting from the acquisition basis difference exceeded the Company's existing net deferred tax asset (before reduction for valuation allowance) at the date of acquisition. Consequently, the existing deferred tax asset valuation allowance as of the acquisition date was eliminated. This resulted in a reduction to the goodwill and deferred tax liability account balances that were recognized as a result of the acquisition. For the nine months ended June 30, 1997, the Company generated (subsequent to the acquisition) additional deferred tax assets which exceeded the Company's net deferred tax liability. To the extent these additional deferred tax assets offset the net deferred tax liability that was required to be recognized on the acquisition, a deferred income tax benefit was recognized on the Company's income statement.

7. SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

     Acquisitions:

                                                                       NINE MONTHS ENDED
                                                                            JUNE 30,
                                                                      --------------------
                                                                        1996        1997
                                                                      --------     -------
    Subscriber accounts acquired....................................  $ 95,506     $75,738
    Goodwill........................................................        --       1,523
    Inventories.....................................................       786          39
    Accounts receivable, net........................................     1,588         282
    Property and equipment..........................................     1,884          18
    Other assets acquired...........................................     1,674          61
                                                                      --------     -------
              Total assets acquired.................................  $101,438     $77,661
                                                                      ========     =======
    Cash paid to seller.............................................    72,757      54,489
    Stock issued to seller..........................................     6,843      10,448
    Acquisition expenses............................................       646         752
    Purchase holdbacks..............................................     8,682       3,674
    Acquisition transition reserves.................................     4,781       3,443
    Deferred revenue acquired.......................................     3,934       1,888
    Other liabilities assumed.......................................     3,795       2,967
                                                                      --------     -------
              Purchase price and assumed liabilities................  $101,438     $77,661
                                                                      ========     =======


     Cash paid to sellers, payments for acquisition expenses and payments on liabilities assumed in conjunction with acquisitions are included in cash used in investing activities in the period paid. Deferred

                     PROTECTION ONE, INC. AND SUBSIDIARIES
revenue, which represents advance billings to subscribers, is recognized as revenue in the period in which the related service is provided. Such amounts are considered a non-cash component of operations and are reflected as a reduction in cash provided by operating activities.

     The following reflects (decreases) in assets and decreases (increases) in liabilities and capital stock resulting from non-cash investing and financing activities which occurred in the nine months ended June 30, 1996:

                                                                                ADDITIONAL   SERIES H
                                                           PURCHASE    COMMON    PAID-IN     PREFERRED
                                             INTANGIBLES   HOLDBACKS   STOCK     CAPITAL       STOCK
                                             -----------   ---------   ------   ----------   ---------
    Charge off of purchase holdbacks.......    $(3,911)     $ 3,911     $ --     $      --    $    --
    Conversion of Series H Preferred.......         --           --       (7)       (6,120)     6,127
    Common shares issued for Metrol........      6,843           --       (4)       (6,839)        --
    Reclassification of stock offering
      costs................................       (539)          --       --           539         --
                                             -----------   ---------   ------   ----------   ---------
                                               $ 2,393      $ 3,911     $(11)    $ (12,420)   $ 6,127
                                              ========     ========    ======     ========    =======

     The following reflects increases (decreases) in assets and increases in liabilities and capital stock resulting from non-cash investing and financing activities which occurred in nine months ended June 30, 1997:

                                                                                                ADDITIONAL
                                    OTHER      ASSETS HELD                 PURCHASE    COMMON    PAID-IN
                                 RECEIVABLES    FOR SALE     INTANGIBLES   HOLDBACKS   STOCK     CAPITAL
                                 -----------   -----------   -----------   ---------   ------   ----------
    Chargeoff of purchase
      holdbacks................                                $(3,472)     $ 3,472
    Common shares issued for
      acquisitions.............                                 10,448                  $ (9)    $ (10,439)
    Sale of guard and patrol
      operations...............     $ 588         $(588)
                                 -----------   -----------   -----------   ---------   ------   ----------
                                    $ 588         $(588)       $ 6,976      $ 3,472     $ (9)    $ (10,439)
                                 ========      ========       ========     ========    ======     ========

8. COMMITMENTS AND CONTINGENCIES:

     The Company is a party to claims and other matters of litigation incidental to the normal course of business. The ultimate outcome of these matters cannot presently be determined; however, in the opinion of management of the Company, the resolution of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations and cash flows.

9. SUPPLEMENTAL SUBSIDIARY COMPANY SUMMARIZED FINANCIAL INFORMATION:


     POI has fully and unconditionally guaranteed the Discount Notes and the $103.5 million principal amount of Monitoring's 6 3/4% Convertible Senior Subordinated Notes due 2003 (the "Convertible Notes") on a joint and several basis. The assets, results of operations and stockholder's equity of Monitoring comprise substantially all of the assets, results of operations and assets and sole operations are in and through its investment in Monitoring. All significant intercompany balances and transactions have been eliminated in consolidation. Separate financial statements for Monitoring have not been provided because the Company

                     PROTECTION ONE, INC. AND SUBSIDIARIES
does not believe such separate financial statements and separate summarized financial information are material to investors. Summarized consolidated financial information of Monitoring is presented below:

                                                                                    JUNE 30,
                                                                                      1997
                                                                   SEPTEMBER 30,   -----------
                                                                       1996        (UNAUDITED)
                                                                   -------------
                                                                    (UNAUDITED)
    Summarized Balance Sheet
      Assets
         Current assets..........................................    $  28,907      $  33,348
         Subscriber accounts and intangibles, net................    $ 257,354      $ 308,925
         Other non-current assets................................    $  11,375      $  15,294
      Liabilities and Stockholders' Equity
         Deferred revenue........................................    $  13,827      $  16,391
         Other current liabilities...............................    $  20,712      $  27,511
         Long-term debt, net of current portion..................    $ 225,650      $ 279,750
         Other long-term liabilities.............................    $   8,620      $   9,555
         Stockholders' equity....................................    $  28,827      $  24,360

                                                THREE MONTHS ENDED        NINE MONTHS ENDED
                                                     JUNE 30,                 JUNE 30,
                                                -------------------     ---------------------
                                                 1996        1997         1996         1997
                                                -------     -------     --------     --------
    Summarized Statements of Operations
      Revenue.................................  $18,617     $24,879     $ 51,795     $ 71,954
      Gross profit............................  $ 5,346     $ 7,049     $ 36,222     $ 51,185
      Net loss................................  $(3,860)    $(6,287)    $(11,099)    $(15,109)

10. SUBSEQUENT EVENTS:

     On July 30, 1997, POI entered into a Contribution Agreement dated as of July 30, 1997 (the "Contribution Agreement"), with Western Resources, Inc., a Kansas corporation ("Western Resources"). Pursuant to, and on and subject to the terms and conditions of, the Contribution Agreement, Western Resources will contribute to POI all of the outstanding capital stock of WestSec, Inc and Westar Security, Inc., which provide security alarm monitoring services under the Westinghouse, Westar and other trade names, and an aggregate of approximately $370 million in cash, net; in consideration of such contribution, POI will issue to Western Resources (the "Share Issuance") that number of shares of the Common Stock, par value $.01 per share, of POI ("POI Common Stock") equal to the product of (x) .801 and (y) the sum of (A) the aggregate number of shares of POI Common Stock outstanding immediately following the issuance (including, for this purpose, shares issued pursuant to the Contribution Agreement, but excluding any shares issued pursuant to the Stock Option Agreement (as defined below) and (B) the aggregate number of shares of POI Common Stock issuable as of the closing under the Contribution Agreement (the "Closing") pursuant to then outstanding options and warrants of POI. Following the Closing Date, POI will
(i) pay to the holders of record of POI Common Stock on the Closing Date a dividend of $7.00 per share, (ii) pay a cash bonus to POI Common Stock option holders an amount equal to $7.00 per share of Common Stock issuable upon the exercise of options held by such persons, (iii) pay to the holders of record of certain warrants who are entitled, pursuant to the terms governing other warrants, to receive such payment, $7.00 with respect to each share of Common Stock issuable upon exercise of such warrants. In accordance with the agreements and other documents governing other warrants issued by POI, POI will reduce the exercise price of, and/or increase the number of shares of POI Common Stock issuable upon exercise of, such warrants.


     Consummation of the Share Issuance is subject to, among other things, the approval of the Share Issuance by the stockholders of POI and regulatory approvals, including expiration or termination of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

                     PROTECTION ONE, INC. AND SUBSIDIARIES

     Concurrently with entering into the Contribution Agreement, POI and Western Resources entered into a Stock Option Agreement dated as of July 30, 1997 (the "Stock Option Agreement"), pursuant to which POI granted Western Resources an option to purchase up to 2,750,238 shares (subject to adjustment) of POI Common Stock, which option is exercisable under certain circumstances (i) if the Contribution Agreement is terminated, at a price of $13.50 per share, and (ii) if the Share Issuance occurs, at a price of $15.50 per share. In addition, the directors and officers of POI and certain other POI stockholders (the "Stockholders") have entered into an Option and Voting Agreement dated as of July 30, 1997 (the "Option and Voting Agreement"), with Western Resources pursuant to which the Stockholders have agreed, among other things, (i) to grant Western Resources an option under certain circumstances to buy all shares of POI Common Stock owned by the Stockholders, and (ii) to grant Western Resources an irrevocable proxy to vote all shares of POI Common Stock owned by the Stockholders so as to facilitate consummation of the Share Issuance.


     Copies of the Contribution Agreement, Stock Option Agreement and the Option and Voting Agreements are attached as Exhibits 2.1, 10.1 and 10.2, respectively, to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 1, 1997.

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors
Protection One, Inc.
Culver City, California

     We have audited the accompanying consolidated balance sheets of Protection One, Inc. and Subsidiaries as of September 30, 1996 and 1995, the consolidated statements of operations, cash flows and changes in stockholders' equity (deficit) for each of the three years in the period ended September 30, 1996, and the financial statement schedule. These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Protection One, Inc. and Subsidiaries as of September 30, 1996 and 1995, and their consolidated results of operations and cash flows for each of the three years in the period ended September 30, 1996, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

     As discussed in Note 2, effective October 1, 1994, the Company changed its method of accounting for certain subscriber account acquisition and transition costs.

                                          COOPERS & LYBRAND L.L.P.

Portland, Oregon

December 10, 1996

                     PROTECTION ONE, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
          (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                     ASSETS

                                                                             SEPTEMBER 30,
                                                                         ---------------------
                                                                           1995         1996
                                                                         --------     --------
Current assets:
  Cash and cash equivalents............................................  $  1,256     $  1,782
  Restricted cash......................................................        --        3,680
  Receivables, net.....................................................     5,806       12,743
  Inventories..........................................................     3,125        1,920
  Prepaid expenses.....................................................       547        1,221
                                                                         --------     --------
          Total current assets.........................................    10,734       21,346
Property and equipment, net............................................     5,307        9,952
Subscriber accounts and intangibles, net...............................   162,239      257,354
Assets held for sale...................................................        --          775
Deposits...............................................................       389          648
                                                                         --------     --------
                                                                         $178,669     $290,075
                                                                         ========     ========

                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.....................................................  $  2,078     $  2,278
  Accrued salaries, wages and benefits.................................     1,401        1,495
  Other accruals.......................................................       529        1,048
  Purchase holdbacks...................................................     4,949        9,942
  Acquisition transition costs.........................................       970        4,326
  Other current liabilities............................................       800        1,623
  Deferred revenue.....................................................     9,166       13,827
                                                                         --------     --------
          Total current liabilities....................................    19,893       34,539
Long-term debt, net of current portion.................................   146,023      225,650
Other liabilities......................................................       279        1,059
                                                                         --------     --------
          Total liabilities............................................   166,195      261,248
                                                                         --------     --------
Commitments and contingencies (Note 14)
Series H cumulative convertible preferred stock, $.10 par value, 6,127
  shares authorized, issued and outstanding at September 30, 1995......     6,127           --
Stockholders' equity:
  Common Stock, $.01 par value, 24,000,000 shares authorized, 9,047,638 and 12,914,783 shares issued and outstanding at September 30, 1995
     and 1996 respectively.............................................        90          129
  Additional paid-in capital...........................................    41,829       79,767
  Accumulated deficit..................................................   (35,572)     (51,069)
                                                                         --------     --------
          Total stockholders' equity...................................     6,347       28,827
                                                                         --------     --------
                                                                         $178,669     $290,075
                                                                         ========     ========


   The accompanying notes are an integral part of the consolidated financial statements.

                     PROTECTION ONE, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
          (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                                  YEAR ENDED SEPTEMBER 30,
                                                             ----------------------------------
                                                               1994         1995         1996
                                                             --------     --------     --------
Revenues:
  Monitoring and related services..........................  $ 29,297     $ 48,909     $ 68,778
  Other....................................................     5,183        6,973        4,679
                                                             --------     --------     --------
          Total revenues...................................    34,480       55,882       73,457
                                                             --------     --------     --------
Cost of revenues:
  Monitoring and related services..........................     8,355       13,627       19,065
  Other....................................................     3,224        3,887        2,513
                                                             --------     --------     --------
          Total cost of revenues...........................    11,579       17,514       21,578
                                                             --------     --------     --------
          Gross profit.....................................    22,901       38,368       51,879
Selling, general and administrative expenses...............    10,607       13,031       15,478
Loss on acquisition terminations...........................        26          208           --
Performance warrants compensation expense..................     4,504           --           --
Acquisition and transition expenses........................        --        3,090        4,219
Amortization of intangibles and depreciation expense.......     9,290       16,543       25,121
                                                             --------     --------     --------
          Operating income (loss)..........................    (1,526)       5,496        7,061
Other expenses:
  Interest expense, net....................................     6,932        7,626        4,885
  Amortization of debt issuance costs and OID..............       891        6,797       17,812
  Loss on assets held for sale.............................        --           --           89
  Loss on sales of assets..................................        --          505           19
                                                             --------     --------     --------
          Loss before income taxes, extraordinary items and
            cumulative effect of change in accounting
            method -- net of taxes.........................    (9,349)      (9,432)     (15,744)
Income tax benefit.........................................     2,863        3,595          247
                                                             --------     --------     --------
          Loss before extraordinary items and cumulative
            effect of change in accounting method -- net of
            taxes..........................................    (6,486)      (5,837)     (15,497)
Extraordinary items -- losses on early extinguishment of
  debt -- net..............................................    (1,174)      (8,906)          --
Cumulative effect of change in accounting method -- net....        --       (1,955)          --
                                                             --------     --------     --------
          Net loss.........................................    (7,660)     (16,698)     (15,497)
Preferred stock dividends..................................       748          958          248
Accretion of redeemable preferred stock....................       753          797           --
                                                             --------     --------     --------
          Loss attributable to common stock................  $ (9,161)    $(18,453)    $(15,745)
                                                             ========     ========     ========
Loss per common share:
  Before extraordinary items and cumulative effect of
     change in accounting method...........................  $ (27.11)    $  (0.87)    $  (1.40)
  Net loss per share.......................................  $ (31.10)    $  (2.12)    $  (1.40)


   The accompanying notes are an integral part of the consolidated financial statements.

                     PROTECTION ONE, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                 YEAR ENDED SEPTEMBER 30,
                                                            -----------------------------------
                                                              1994         1995         1996
                                                            --------     --------     ---------
Cash flows from operating activities:
  Net loss................................................  $ (7,660)    $(16,698)    $ (15,497)
  Adjustments to reconcile net loss to net cash provided
     by operating activities:
     Depreciation.........................................       518        1,083         1,845
     Amortization of intangibles..........................     8,772       15,460        23,275
     Amortization of OID and debt issuance costs..........       891        6,797        17,812
     Performance warrants earned..........................     4,504           --            --
     Cumulative effect of change in accounting method.....        --        1,955            --
     Loss on sales and abandonments.......................        --          713            --
     Inventory received in settlements of claim...........        --       (1,562)           --
     Deferred income tax benefit..........................    (2,863)      (3,595)         (792)
     Extraordinary items..................................     1,174        8,906            --
     Provision for doubtful accounts......................       789        1,751         2,649
     Other................................................        --           --          (204)
     Receivables..........................................    (1,362)      (2,795)       (8,737)
     Inventories..........................................      (355)          89         2,002
     Prepaid expenses and deposits........................       383         (408)         (752)
     Accounts payable.....................................       621         (121)          199
     Accrued liabilities..................................     2,662       (2,247)        1,793
     Deferred revenue.....................................      (675)        (832)          470
                                                            --------     --------     ---------
          Net cash provided by operating activities.......     7,399        8,496        24,063
                                                            --------     --------     ---------
Cash flows from investing activities:
  Purchases of property and equipment.....................    (1,417)      (3,268)       (5,420)
  Acquisitions, net of cash received......................   (60,069)     (52,249)      (89,776)
  Acquisition payments held in escrow.....................      (456)         456        (3,680)
  Payments on purchase holdbacks..........................      (941)      (3,626)       (3,532)
  Deferred acquisition payments...........................      (469)      (2,167)       (1,613)
  Acquisition transition costs............................    (3,136)      (2,558)       (3,111)
  Payment of other liabilities............................      (322)        (109)           --
                                                            --------     --------     ---------
          Net cash used in investing activities...........   (66,810)     (63,521)     (107,132)
                                                            --------     --------     ---------
Cash flows from financing activities:
  Payments on long-term debt..............................   (25,805)    (118,699)     (111,222)
  Proceeds from long-term debt............................    88,328      168,005       174,248
  Debt and equity issuance costs..........................    (6,444)      (6,780)       (4,981)
  Payments on stockholders' notes receivable..............        15           47            --
  Issuance of preferred and common stock and warrants.....     5,494       20,219        25,798
  Redemption of preferred stock...........................    (1,500)      (2,125)           --
  Note redemption and premium costs.......................        --       (2,627)           --
  Cash dividends paid on preferred stock..................      (965)      (2,816)         (248)
                                                            --------     --------     ---------
          Net cash provided by financing activities.......    59,123       55,224        83,595
                                                            --------     --------     ---------
          Net increase (decrease) in cash and cash
            equivalents...................................      (288)         199           526
Cash and cash equivalents:
  Beginning of period.....................................     1,345        1,057         1,256
                                                            --------     --------     ---------
  End of period...........................................  $  1,057     $  1,256     $   1,782
                                                            ========     ========     =========
Interest paid during the period...........................  $  4,563     $  9,968     $   4,784
                                                            ========     ========     =========
Income taxes paid during the period.......................  $     --     $     --     $     160
                                                            ========     ========     =========
Supplemental disclosure (see Note 12)


   The accompanying notes are an integral part of the consolidated financial statements.

                     PROTECTION ONE, INC. AND SUBSIDIARIES

      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                CLASS B   SERIES A    ADDITIONAL   STOCKHOLDERS'
                                       COMMON   COMMON    PREFERRED    PAID-IN         NOTES       ACCUMULATED
                                       STOCK     STOCK      STOCK      CAPITAL      RECEIVABLE       DEFICIT      TOTAL
                                       ------   -------   ---------   ----------   -------------   -----------   --------
September 30, 1993...................   $ 10                $ 962      $      7        $ (62)       $  (9,713)   $ (8,796)
Net loss.............................                                                                  (7,660)     (7,660)
Restatement of par value.............     (9)                (895)          904
Issuance of preferred shares.........                                     2,358                                     2,358
Cancellation of preferred shares.....                                      (122)                                     (122)
Issuance of common shares............            $  18                      982                                     1,000
Issuance of common stock warrants....                                     4,494                                     4,494
Stock and warrant issuance costs.....                                      (376)                                     (376)
Accretion of Series C and E
  Redeemable Preferred Stock.........                                                                    (753)       (753)
Payments on stockholders' notes
  receivable.........................                                                     15                           15
Dividends on Series F Redeemable
  Preferred Stock....................                                                                    (748)       (748)
Exercise of stock purchase warrant...      1                                 (1)
Performance warrants.................                                     4,504                                     4,504
                                        ----      ----      -----       -------         ----         --------    --------
September 30, 1994...................      2        18         67        12,750          (47)         (18,874)     (6,084)
Net loss.............................                                                                 (16,698)    (16,698)
Issuance of common stock and
  warrants...........................     30                             20,120                                    20,150
Exercise of stock purchase
  warrants...........................      2                                 71                                        73
Stock and warrant issuance costs.....                                    (2,283)                                   (2,283)
Accretion of Series C and E
  Redeemable Preferred Stock.........                                      (797)                                     (797)
Dividends on Series A, F, and H
  Preferred Stock....................                                      (876)                                     (876)
Conversion to common stock...........     56       (18)       (67)       12,844                                    12,815
Payments on stockholders' notes
  receivable.........................                                                     47                           47
                                        ----      ----      -----       -------         ----         --------    --------
September 30, 1995...................     90        --         --        41,829           --          (35,572)      6,347
Net loss.............................                                                                 (15,497)    (15,497)
Issuance of common shares............     38                             38,913                                    38,951
Exercise of stock purchase
  warrants...........................      1                                 65                                        66
Stock issuance costs.................                                      (792)                                     (792)
Dividends on Series H Preferred
  Stock..............................                                      (248)                                     (248)
                                        ----      ----      -----       -------         ----         --------    --------
September 30, 1996...................   $129     $  --      $  --      $ 79,767        $  --        $ (51,069)   $ 28,827
                                        ====      ====      =====       =======         ====         ========    ========


   The accompanying notes are an integral part of the consolidated financial statements.

                     PROTECTION ONE, INC. AND SUBSIDIARIES

           (DOLLAR AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Consolidation and Business

     The consolidated financial statements include the accounts of Protection One, Inc. (POI) and its wholly-owned subsidiary, Protection One Alarm Monitoring, Inc. (Monitoring) (together with POI, the Company). Monitoring's former wholly-owned subsidiary, Protection One Alarm Services, Inc. was merged into Monitoring in May 1996. The assets, results of operations and stockholders' equity of Monitoring comprise substantially all of the assets, results of operations and stockholders' equity of the Company on a consolidated basis. POI's principal assets and sole operations are in and through its investment in Monitoring. All significant intercompany balances and transactions have been eliminated in consolidation. Separate audited financial statements for Monitoring have not been provided because the Company does not believe such separate financial statements are material to investors. Summarized financial information of Monitoring is included in Note 16.

     The Company provides security alarm monitoring services and sells, installs and services security alarm systems for residential and small business subscribers principally in the western United States.

  Revenues

     Revenues are recognized when installation of security alarm systems occurs and when monitoring, extended service protection, patrol and repair services are provided. The Company does not receive separate connection fees in any aspect of its business. Subscribers are billed for monitoring, extended service protection and patrol and alarm response services in advance of the period in which such services are provided, on a monthly, quarterly or annual basis. Deferred revenues result from billings in advance of performance of monitoring, extended service protection and patrol service. Deferred revenues relating to subscriber accounts acquired are recorded as part of the allocation of the purchase price and are amortized to income during the period in which service is provided. Costs of providing service and installations, including inventory, are charged to income in the period incurred and when the installation occurs. Losses on contracts for which future costs are anticipated to exceed revenues are accrued in the period such losses are identified. Costs of services provided to dealers are expensed as incurred and are included in acquisition and transition expenses. Contracts for services are generally for an initial non-cancellable term of one to five years with automatic renewal on an annual basis thereafter unless terminated by either party. A substantial number of contracts are now on an automatic renewal basis.

  Inventories

     Inventories, comprised of alarm systems and parts, are stated at the lower of average cost or market.

  Property and Equipment

     Property and equipment is stated at cost and depreciated using the straight-line method over its estimated useful life. Costs of property and equipment of purchased businesses are based on estimated replacement costs at the date of acquisition. When property and equipment is retired or sold, the cost and the related allowance for depreciation is eliminated from the property and allowance accounts. Gains or losses from retirements and dispositions of property and equipment are recognized in the period realized. Repair and maintenance costs are expensed as incurred.

  Income Taxes


     Deferred tax liabilities and assets reflect the tax effect of temporary differences between the financial statement and tax bases of assets and liabilities and the availability of net operating losses and tax credits.

                     PROTECTION ONE, INC. AND SUBSIDIARIES

           (DOLLAR AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

  Subscriber Accounts and Intangibles

     Subscriber accounts acquired and intangible assets are stated at cost. The cost of acquired subscriber accounts includes the cost of accounts purchased and the estimated fair value at the date of acquisition of the accounts acquired in business acquisitions, including an accrual for estimated acquisition transition costs. The Company's personnel and related support costs and duplicative costs incurred solely in support of acquiring and transitioning subscriber accounts are expensed as incurred. Direct and incremental external costs associated with the acquisition of subscriber accounts are capitalized. If the acquisition is terminated prior to completion of the purchase transaction the costs are recorded as a loss in the period of termination. The accrual for transition costs includes liabilities assumed and incremental external costs related to customer changeover and transition, warranty obligation costs, employee and lease termination costs and other related costs. Costs related to sales, marketing and installation of systems for accounts internally generated are expensed as incurred.

     The cost of subscriber accounts acquired is amortized on a straight-line basis over a 10 year period. It is the Company's policy to evaluate acquired subscriber account attrition on a quarterly basis utilizing historical attrition rates for the subscriber accounts in total and, when necessary, adjust the remaining useful lives.

     The Company periodically estimates future cash flows from the subscriber accounts. Because the expected cash flows have exceeded the unamortized cost of the subscriber accounts the Company has not recorded an impairment loss.

     Intangible assets include goodwill, which is amortized on a straight-line basis over the estimated life of 10 years, and debt issuance costs, which are amortized over the respective lives of associated debt using the interest method.

  Cash and Cash Equivalents

     All highly liquid investments purchased with a remaining maturity of three months or less at the date acquired are cash equivalents. These investments, consisting of money market funds, are stated at cost, which approximates market.

  Restricted Cash

     Restricted cash is held in escrow pursuant to an acquisition agreement pending final determination of the purchase price of the assets acquired by the Company.

  Concentration of Credit Risk

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables from a large number of customers, including both residential and commercial, dispersed across a wide geographic base. The Company extends credit to its customers in the normal course of business, performs periodic credit evaluations and maintains allowances for potential credit losses.

  Advertising Costs


     The Company expenses advertising costs based on the timing of the release of the advertising materials. Print materials, due to the short lead time between incurrence of cost and the release, are generally expensed as incurred, whereas broadcast advertising costs are generally recognized upon the first broadcast of the respective advertisement. Total advertising expense was $497, $411 and $374 during the years ended September 30, 1994, 1995 and 1996, respectively.

                     PROTECTION ONE, INC. AND SUBSIDIARIES

           (DOLLAR AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

NEW ACCOUNTING PRONOUNCEMENTS

     In March of 1995, the Financial Accounting Standards Board issued SFAS 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" effective for financial statements for fiscal years beginning after December 15, 1995. This statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company determines the value of its subscriber accounts and intangibles, net based on the undiscounted cash flows from the monthly recurring revenue (MRR) stream using the most recent historical attrition rate and aggregate MRR. Based on estimates made as of September 30, 1996, the Company does not anticipate a material impact on the financial statements of the registrant that will result from the adoption of the standard.

     In October of 1995, the Financial Standards Accounting Board issued SFAS 123 "Accounting for Stock Based Compensation," which is effective for fiscal years beginning after December 15, 1995. The Company has not made a decision with regard to adoption of the optional provisions of the new standard.

  Loss Per Common Share

     The computation of fully diluted net loss per share for the years ended September 30, 1994, 1995 and 1996 was antidilutive; as such, no presentation of fully diluted earnings per share has been included in the consolidated statements of operations. The weighted average shares outstanding used in the computation of net loss attributable to common shares are as follows:

                                                          YEAR ENDED SEPTEMBER 30,
                                                    ------------------------------------
                                                     1994         1995           1996
                                                    -------     ---------     ----------
        Common Stock..............................  129,705     8,695,395     11,250,185
        Class B Common Stock......................  164,880         2,792             --
                                                    -------     ---------     ----------
                                                    294,585     8,698,187     11,250,185
                                                    =======     =========     ==========

  Reclassifications

     Certain prior period amounts were reclassified to conform to the September 30, 1996 presentation. Such reclassifications did not affect previously reported net loss.

2. CHANGE IN ACCOUNTING METHOD:

     In the third quarter of fiscal 1995, the Company changed its method of accounting for certain subscriber account acquisition and transition costs, effective as of October 1, 1994. Under the new method, the Company's personnel and related support costs and duplicate costs incurred solely in support of acquiring and transitioning subscriber accounts are expensed as incurred. Capitalizable costs include the direct costs of accounts purchased and the estimated fair value at the date of acquisition of the accounts acquired in business acquisitions, including an accrual for estimated acquisition transition costs. Such capitalized transition costs include incremental external costs related to customer changeover and transition, warranty obligation costs, employee and lease termination costs and other related costs.

     The new method is consistent with the guidelines adopted by the Emerging Issues Task Force of the Financial Accounting Standards Board in Issue 95-3, Recognition of Liabilities in Conjunction with Purchase Business Combinations.


     The consolidated financial statements for the year ended September 30, 1995 reflect the change in accounting method as of October 1, 1994. The effect of the change on such year was to increase the loss before cumulative effect of the accounting change, net loss and loss attributable to Common Stock by approximately

                     PROTECTION ONE, INC. AND SUBSIDIARIES

           (DOLLAR AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

$1.5 million or $0.17 per share. The cumulative effect of the change as of October 1, 1994 was approximately $1.95 million or $0.22 per share, net of income taxes of $1.2 million, and is reported separately in the consolidated statement of operations for the year ended September 30, 1995.

     The following unaudited pro forma amounts reflect the results of operations as if the change in accounting method had been retroactively applied:

                                                                 YEAR ENDED SEPTEMBER
                                                                          30,
                                                                 ---------------------
                                                                   1994         1995
                                                                 --------     --------
        Pro forma:
          Loss before extraordinary items......................  $ (7,333)    $ (5,837)
          Net loss.............................................  $ (8,508)    $(14,743)
          Net loss attributable to common stock................  $(10,008)    $(16,498)
          Loss per common share:
             Before extraordinary item.........................  $ (29.99)    $   (.87)
             Net loss per share................................  $ (33.97)    $  (1.90)
        Actual:
          Net loss per share...................................  $ (31.10)    $  (2.12)

3. PUBLIC EQUITY OFFERINGS AND CONVERSION OF PREFERRED STOCK:

  Initial Public Offering and Borrowing Under Revolving Credit Facility

     On October 6, 1994, POI issued 2,700,000 shares of its common stock (Common Stock) at $6.50 per share in an initial public offering (IPO). On November 4, 1994, the Company's underwriters exercised their option to purchase an additional 330,000 shares of Common Stock at $6.50 per share. In conjunction with the issuance of shares on October 6, 1994, the Company borrowed $3 million under Monitoring's revolving credit facility to pay accumulated unpaid dividends, stock conversion inducements and accounts payable.

  Conversion of Shares

     In conjunction with the IPO, all outstanding shares of POI's Series A, B, C, E and G Preferred Stock and Class B Common Stock were converted into a total of 5,557,003 shares of Common Stock. At the time of conversion, the Company paid accumulated unpaid dividends totaling $2,104 to the holders of the Series A, C and E Preferred Stock and payments totaling $82 to the holders of the Series A Preferred Stock to induce conversion of the shares into Common Stock. As a result of the conversion, the Company recorded a charge to additional paid in capital of $1,043 which reflects: (i) the accrual of dividends on the Series C and E Redeemable Preferred Stock from September 30, 1994 through October 6, 1994 totaling $15, (ii) the acceleration of accretion to redemption value of the Series C and E Redeemable Preferred Stock totaling $782, (iii) payment of dividends to the holders of the Series A Preferred Stock totaling $164 and (iv) payments of conversion inducements to the holders of the Series A Preferred Stock totaling $82.

  Secondary Public Offering and Conversion of Shares

     On February 6, 1996, POI completed a public offering of 4.0 million shares of Common Stock (2.5 million shares of which was sold by POI), resulting in net proceeds to the Company of $23.1 million.


     In connection with the secondary public offering, all the outstanding shares of the Company's Series H preferred stock were converted into an aggregate of 680,777 shares of common stock.

                     PROTECTION ONE, INC. AND SUBSIDIARIES

           (DOLLAR AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

4. EXTRAORDINARY ITEMS:

     The extraordinary items all relate to losses on early extinguishment of debt and include the following components:

                                                                        YEAR ENDED
                                                                       SEPTEMBER 30,
                                                                     -----------------
                                                                      1994       1995
                                                                     ------     ------
        Unamortized debt issuance costs............................  $1,174     $3,044
        Unamortized OID............................................      --      4,138
        Conversion and tender fees and expenses....................      --      2,635
                                                                     ------     ------
                                                                      1,174      9,817
        Deferred tax benefit.......................................      --       (911)
                                                                     ------     ------
                                                                     $1,174     $8,906
                                                                     ======     ======

5. RECEIVABLES:

     Receivables, which consist primarily of trade accounts receivable of $8,309 at September 30, 1995 and $18,284 at September 30, 1996, have been reduced by allowances for doubtful accounts of $2,503 and $5,541, respectively. Included in receivables and deferred revenue at September 30, 1995 and 1996 are October invoices billed in advance of the periods in which the services are provided totaling $4,667 and $7,309, respectively. The provisions for doubtful accounts for the years ended September 30, 1994, 1995, and 1996 were $789, $1,751 and $2,649, respectively.

6. PROPERTY AND EQUIPMENT:

     Property and equipment are summarized as follows:

                                                                      SEPTEMBER 30,
                                                                   -------------------
                                                                    1995        1996
                                                                   -------     -------
        Furniture and fixtures...................................  $ 2,004     $ 2,668
        Data processing..........................................    2,563       6,361
        Vehicles.................................................    2,568       4,038
        Leasehold improvements...................................      634         927
                                                                   -------     -------
                                                                     7,769      13,994
        Less accumulated depreciation and amortization...........   (2,462)     (4,042)
                                                                   -------     -------
                                                                   $ 5,307     $ 9,952
                                                                   =======     =======

7. SUBSCRIBER ACCOUNTS AND INTANGIBLES:

     Subscriber accounts and intangibles (at cost) consist of the following:

                                                                     SEPTEMBER 30,
                                                                 ---------------------
                                                                   1995         1996
                                                                 --------     --------
        Acquired subscriber accounts...........................  $184,463     $298,767
        Debt issuance costs....................................     7,405       11,847
        Goodwill and other.....................................     1,641        2,497
                                                                 --------     --------
                                                                  193,509      313,111
        Less accumulated amortization..........................   (31,270)     (55,757)
                                                                 --------     --------
                                                                 $162,239     $257,354
                                                                 ========     ========

                     PROTECTION ONE, INC. AND SUBSIDIARIES

           (DOLLAR AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

     Reconciliation of acquired subscriber accounts:

                                                                     SEPTEMBER 30,
                                                                 ---------------------
                                                                   1995         1996
                                                                 --------     --------
        Balance, beginning of year.............................  $122,330     $184,463
        Cumulative effect of change in accounting method.......    (3,802)          --
        Acquisition of subscriber accounts.....................    70,105      119,629
        Charges against acquisition holdbacks..................    (2,025)      (5,325)
        Sale of subscriber accounts............................    (2,145)          --
                                                                 --------     --------
        Balance, end of year...................................  $184,463     $298,767
                                                                 ========     ========
        Number of subscriber accounts acquired during the
          year.................................................    63,611       91,325
                                                                 ========     ========

     In conjunction with certain purchases of subscriber accounts the Company withholds a portion of the purchase price as a reserve to offset qualifying attrition of the acquired subscriber accounts for a specified period as provided for in the purchase agreements, and as a reserve for purchase price settlements of assets acquired and liabilities assumed. During the year ended September 30, 1995, purchase holdbacks as a percentage of total purchase price ranged from 0% to 20% and extended for periods of up to 30 months. During the year ended September 30, 1996, purchase holdbacks as a percentage of total purchase price ranged from 0% to 20% and extended for periods of up to 12 months.

     Reconciliation of purchase holdbacks:

                                                                      SEPTEMBER 30,
                                                                   -------------------
                                                                    1995        1996
                                                                   -------     -------
        Balance, beginning of year...............................  $ 4,250     $ 4,949
        Purchase holdbacks additions.............................    6,349      13,850
        Charges against subscriber accounts......................   (2,025)     (5,325)
        Cash payments to sellers.................................   (3,625)     (3,532)
                                                                   -------     -------
        Balance, end of year.....................................  $ 4,949     $ 9,942
                                                                   =======     =======

8. LONG-TERM DEBT

     Long-term debt is comprised of the following:

                                                                     SEPTEMBER 30,
                                                                 ---------------------
                                                                   1995         1996
                                                                 --------     --------
        Notes payable under credit agreements:
          Senior Subordinated Discount Notes...................  $166,000     $166,000
          Unamortized original issue discount..................   (52,229)     (35,628)
          Convertible Senior Subordinated Notes................        --       90,000
          Revolving credit facility............................    32,252        5,278
                                                                 --------     --------
                                                                 $146,023     $225,650
                                                                 ========     ========

                     PROTECTION ONE, INC. AND SUBSIDIARIES

           (DOLLAR AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

  Senior Subordinated Discount Notes

     In May 1995, the Company completed a refinancing plan (the "Refinancing") to increase its operating and financial flexibility and provide additional funds to finance the acquisition of subscriber accounts. The principal components of the Refinancing were:

          1. The offering of $166 million principal amount of Monitoring's Senior Subordinated Discount Notes (the Senior Subordinated Discount Notes) and warrants to purchase 531,200 shares of Common Stock at $6.60 per share. The net proceeds of $105.2 million were used to (i) repurchase all $50 million principal amount of the Series B Notes for an aggregate $52.5 million; (ii) repay $51.1 million of the Company's borrowings under the Revolving Credit Facility; (iii) finance the repurchase of 25% of the outstanding shares of the Series F Preferred Stock from the holder thereof; and (iv) pay accrued interest on the Series B Notes to the date of repurchase, accrued dividends on the Series F Preferred Stock to the date of repurchase and certain fees relating to the extension of the maturity date of the Revolving Credit Facility.

          2. The execution of an amendment to the Revolving Credit Facility in order to permit the consummation of the Refinancing and to provide for the extension of the maturity date of the Revolving Credit Facility from November 1996 to November 1997.

          3. The repurchase by POI of 25% of the outstanding shares of Series F Preferred Stock from the holder thereof for consideration consisting of approximately $2.0 million in cash and the exchange of the remaining shares of Series F Preferred Stock for POI's Series H Cumulative Convertible Preferred Stock.

     The Senior Subordinated Discount Notes are unsecured subordinated obligations of Monitoring, limited to $166 million aggregate principal amount at maturity, and will mature on June 30, 2005. These notes were sold at a substantial discount from their principal amount, and will accrete to face value through June 30, 1998. Although for federal income tax purposes a significant amount of original issue discount, taxable as ordinary income, will be recognized by a holder as such discount accrues from the issue date, no interest will be payable prior to December 31, 1998. From and after June 30, 1998, cash interest on the notes will accrue at the rate of 13 5/8% per annum, payable in cash semiannually on June 30 and December 31, of each year, commencing December 31, 1998.

     The Senior Subordinated Discount Notes are redeemable, at Monitoring's option, in whole or in part, at any time or from time to time, on or after June 30, 2000 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice at certain specified redemption prices plus accrued and unpaid interest.

     The Senior Subordinated Discount Notes are fully, unconditionally and jointly and severally guaranteed on a senior subordinated basis by POI and a subsidiary of Monitoring, Security Holdings, Inc. (Security Holdings), purchased by Monitoring in November 1996. As of September 30, 1996, Monitoring had no subsidiaries.

     The Senior Subordinated Discount Notes contain covenants which, among other matters, limit the Company and its Subsidiaries' ability to incur indebtedness, pay dividends, sell assets, make stock distributions or sell shares of certain subsidiaries.

  Senior Subordinated Notes


     On November 3, 1993, the Company issued 50,000 units (the Units) with each Unit consisting of one, $1,000 face value, 12%, Series A Senior Subordinated Note (the Notes) of Monitoring and 28 detachable Warrants to purchase shares of Common Stock. The Notes had an aggregate principal amount of $50,000 and were scheduled to mature on November 1, 2003. Interest was payable semi-annually on May 1 and

                     PROTECTION ONE, INC. AND SUBSIDIARIES

           (DOLLAR AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

November 1, commencing in May 1994. The Notes had optional redemption provisions and mandatory redemption provisions in the event of change of control of the Company. A portion of the proceeds from the Units was assigned as the value attributable to the warrants resulting in a $4,494 original issue discount (OID) which was being amortized over the maturity period of the Notes using the effective interest method. The Company recorded discount amortization of $202 and $155 for the years ended September 30, 1994 and 1995, respectively; such amounts are included in the consolidated statement of operations as a component of interest expense. The Series B Notes were repaid with the proceeds from the issuance of the Senior Subordinated Discount Notes.

  Convertible Senior Subordinated Notes

     In September 1996, Monitoring issued $90.0 million principal amount of Convertible Senior Subordinated Notes (the "Convertible Notes"). In October 1996, the underwriters exercised an overallotment option, and Monitoring issued an additional $13.5 million of Convertible Notes. The Convertible Notes are unsecured subordinated obligations of Monitoring and rank pari passu with the Senior Subordinated Discount Notes. The Convertible Notes mature on September 15, 2003 and are convertible, at any time, into Common Stock at a price of $17.95 per share, subject to adjustment.

     Interest on the Convertible Notes accrues at the rate of 6.75% per annum, payable in cash semiannually on March 15 and September 15 of each year, commencing March 15, 1997. The Convertible Notes are redeemable, at Monitoring's option, in whole or in part, at any time or from time to time, on or after September 19, 1999 and prior to maturity, upon not less than 30 days prior notice at certain specified redemption prices plus accrued and unpaid interest.

     The Convertible Notes are fully, unconditionally and jointly and severally guaranteed on a senior subordinated basis by POI and Security Holdings.

     The indenture under which the Convertible Notes were issued contains covenants which limit the Company and its subsidiaries' ability to incur certain indebtedness.

  Revolving Credit Facility

     At September 30, 1996 Monitoring had a $100 million revolving credit facility (the Revolving Credit Facility) which matures in January 2000. Borrowings under the Revolving Credit Facility bear interest at the lesser of the bank's prime rate plus 1.00% (9.25% at September 30, 1996) or LIBOR plus 2.50% (7.93% at September 30, 1996). Borrowings made under the Revolving Credit Facility are collateralized by substantially all of the Company's assets, including the stock of Monitoring and the Company's rights and interests in subscriber contracts and agreements. Availability of funds under the agreement is subject to certain financial covenants including: (i) maximum senior debt to annualized earnings before interest, taxes, depreciation and amortization (EBITDA); (ii) maximum total debt to annualized EBITDA; and (iii) maximum senior debt to monthly recurring revenues (MRR). At September 30, 1996, borrowings under the Revolving Credit Facility amounted to $5,278, all of which bear interest at LIBOR plus 2.50%.

                     PROTECTION ONE, INC. AND SUBSIDIARIES

           (DOLLAR AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

     Annual scheduled maturities of long-term debt are as follows:

                         FISCAL YEAR ENDING SEPTEMBER 30,
            ----------------------------------------------------------
            1997......................................................  $     --
            1998......................................................        --
            1999......................................................        --
            2000......................................................     5,278
            2001......................................................        --
            Thereafter................................................   256,000
                                                                        --------
                                                                         261,278
            Less unamortized OID......................................   (35,628)
                                                                        --------
                                                                        $225,650
                                                                        ========

9. OTHER LIABILITIES:

     Other liabilities are comprised of the following:

                                                                       SEPTEMBER 30,
                                                                     -----------------
                                                                      1995       1996
                                                                     ------     ------
        Deferred acquisition payments..............................  $1,057     $2,297
        Other......................................................      22        385
                                                                     ------     ------
                                                                     $1,079     $2,682
                                                                     ======     ======
        Classified as follows:
          Other current liabilities................................  $  800     $1,623
          Other liabilities........................................     279      1,059
                                                                     ------     ------
                                                                     $1,079     $2,682
                                                                     ======     ======

     At September 30, 1996 deferred acquisition payments are due as follows:

                          FISCAL YEAR ENDING SEPTEMBER 30,
            ------------------------------------------------------------
            1997........................................................  $1,238
            1998........................................................     621
            1999........................................................     438
                                                                          ------
                                                                          $2,297
                                                                          ======

10. STOCK WARRANTS AND OPTIONS:

     Performance Warrants to purchase 500,472 shares of Common Stock at an exercise price of $0.167 per share were issued to certain officers of the Company on September 16, 1991 and were to be earned upon attainment of certain return on investment objectives and were to vest over a five year period of employment after the date of issuance. Such objectives were not achieved as of June 29, 1994, when the Board of Directors and the officers modified the earnings and vesting criteria such that vesting occurred on that date for all Performance Warrants. Accordingly, compensation expense in an amount equal to the excess of the fair market value of the Common Stock issuable on exercise of the Performance Warrants over the exercise price is reflected as a non-cash expense in the amount of $4,504 in the year ended September 30, 1994. The Performance Warrants expire in September 2002.

     On November 3, 1993, the Company issued 1,400,000 warrants to purchase 840,000 shares of Common Stock as a part of the Units offering. Each warrant, when exercised, entitles the holder to receive six-tenths

                     PROTECTION ONE, INC. AND SUBSIDIARIES

           (DOLLAR AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

(0.6) of one share of Common Stock at an exercise price of $.167 per share, subject to adjustment. The outstanding warrants are exercisable and expire on November 1, 2003.

     In June 1994, the Board of Directors adopted, and the stockholders of the Company approved, the 1994 Stock Option Plan (the Plan). The Plan provides for the award to directors, officers and key employees of qualified and nonqualified options under the Internal Revenue Code. Nine hundred forty-four thousand (944,000) shares are reserved for issuance under the Plan, subject to such adjustment as may be necessary to reflect changes in the Common Stock or other securities of POI.

     During the year ended September 30, 1995, the Company granted options to purchase an aggregate of 288,000 shares of Common Stock including 132,000 shares granted to officers of the Company. Each option has a term of 10 years and vests 20% on each of the third through seventh anniversaries of the commencement of the participant's employment with the Company. The purchase price of the shares issuable pursuant to the options is equal to fair market value of Common Stock at the date of option grant.

     In connection with the issuance of the Senior Subordinated Discount Notes in May 1995, the Company issued warrants to purchase 531,200 shares of Common Stock at an exercise price of $6.60 per share, subject to adjustment. The outstanding warrants are exercisable and expire in May of 2005.

     During the year ended September 30, 1996, the Company granted options to purchase an aggregate of 616,800 shares of Common Stock including 400,000 shares granted to officers of the Company. Each option has a term of 10 years and vests 20% on each of the first through fifth anniversaries of the later of November 15, 1995 or the commencement of the participant's employment with the Company. The purchase price of the shares issuable pursuant to the options is equal to (or greater than) the fair market value of the Common Stock at the date of option grant.

     A summary of warrant and option activity is as follows:

                                                            WARRANTS
                                                           AND OPTIONS      PRICE RANGE
                                                           -----------     -------------
        Outstanding September 30, 1993...................     833,534      $0.167-$3.663
        Granted..........................................     840,000         $0.167
        Exercised........................................     (99,841)        $0.167
        Surrendered......................................      (1,264)        $0.167
                                                            ---------
        Outstanding September 30, 1994...................   1,572,429      $0.167-$3.663
        Granted..........................................     819,200      $5.875-$9.125
        Exercised........................................    (256,799)      $0.167-$6.50
        Surrendered......................................     (14,400)         $6.50
                                                            ---------
        Outstanding September 30, 1995...................   2,120,430      $0.167-$9.125
        Granted..........................................     616,800       $8.00-$16.75
        Exercised........................................     (74,252)      $0.167-$6.50
        Surrendered......................................     (17,760)       $6.50-$8.00
                                                            ---------
        Outstanding September 30, 1996...................   2,645,218      $0.167-$16.75
        Exercisable:
          September 30, 1994.............................   1,572,429      $0.167-$3.663
          September 30, 1995.............................   1,907,310       $0.167-$6.50
          September 30, 1996.............................   1,886,818       $0.167-$6.50

                     PROTECTION ONE, INC. AND SUBSIDIARIES

           (DOLLAR AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

11. INCOME TAXES:

     For the years ended September 30, 1995 and 1996, the Company recognized federal and state deferred tax benefits of $3,595 and $247, respectively. Such benefits were recognized because valuation allowances were reduced as a result of utilization of net operating losses (NOL) to offset temporary differences that generate deferred tax liabilities during the carryforward period. At September 30, 1996, the Company had $32.1 million in NOL carryforwards for regular federal tax purposes and $24.8 million for alternative minimum tax (AMT
NOL) purposes which expire in the years 2006-2010. The Company also has certain general business and job credit carryforwards. These carryforwards are available, subject to certain restrictions, to reduce taxable income, alternative minimum taxable income and income taxes payable in future years. As a result of the issuance of warrants in conjunction with the Company's refinancing plan, as well as various prior issuances of preferred and common stock and stock warrants, there are annual limitations on the amount of NOL and AMT NOL carryforwards, as well as tax credits, that can be used to reduce taxable income, alternative minimum taxable income and income tax payable. Future substantial changes in the Company's ownership could create additional limitations.

     The components of deferred tax assets and liabilities are

                                                                   AT SEPTEMBER 30,
                                                                 ---------------------
                                                                   1995         1996
                                                                 --------     --------
        Deferred tax assets:
          Accounts receivable, due to allowances for doubtful
             accounts..........................................  $  1,000     $  2,214
          Acquisition reserves and holdbacks...................     2,365        5,701
          Performance warrants.................................     1,800        1,662
          Net operating loss carryforwards.....................    15,688       12,814
          OID amortization.....................................     2,174        8,634
          Other................................................        37          139
          Less valuation allowance.............................    (3,573)      (1,907)
                                                                 --------     --------
                  Total deferred tax assets....................    19,491       29,257
        Deferred tax liabilities:
          Differences in depreciation and amortization.........   (19,491)     (29,257)
                                                                 --------     --------
                  Net deferred tax liabilities.................  $     --     $     --
                                                                 ========     ========

     The valuation allowances at September 30, 1995 and September 30, 1996 reflect current estimates of limitations on utilization of NOL carryforwards for Federal and state income tax purposes. The valuation allowance at September 30, 1995 of $3,573 reflects a $2,953 increase over the valuation allowance at September 30, 1994. The decrease in valuation allowance of $1,666 from September 30, 1995 to September 30, 1996 reflects amounts which were eliminated in connection with the acquisition of Metrol Security Services, Inc. (see Note 17.)

                     PROTECTION ONE, INC. AND SUBSIDIARIES

           (DOLLAR AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

     The income tax benefit is comprised of the following:

                                                             YEAR ENDED SEPTEMBER 30,
                                                            ---------------------------
                                                             1994       1995      1996
                                                            ------     ------     -----
        Current
          Federal.........................................  $   --     $   --     $(463)
          State...........................................      --         --       (82)
                                                            ------     ------     -----
                  Total current...........................      --         --      (545)
                                                            ------     ------     -----
        Deferred
          Federal.........................................   2,663      4,594       674
          State...........................................     200      1,120       118
                                                            ------     ------     -----
                  Total deferred..........................   2,863      5,714       792
                                                            ------     ------     -----
        Total income tax benefit..........................  $2,863     $5,714     $ 247
                                                            ======     ======     =====

     The differences between the income tax benefit at the Company's effective tax rate and at the statutory rate are as follows:

                                                            YEAR ENDED SEPTEMBER 30,
                                                         ------------------------------
                                                          1994       1995        1996
                                                         ------     -------     -------
        Computed "expected" tax benefit................  $3,178     $ 7,620     $ 5,408
        State income tax benefit, net..................     537       1,336         948
        Other..........................................      (8)       (289)       (188)
        Loss without tax benefits......................    (844)     (2,953)     (5,921)
                                                         ------     -------     -------
        Total income tax benefit.......................  $2,863     $ 5,714     $   247
                                                         ======     =======     =======
        Income tax benefits included in the statement
          of operations are as follows:
          Continuing operations........................  $2,863     $ 3,595     $   247
          Extraordinary items-loss on early
             extinguishment of debt....................      --         911          --
          Cumulative effect of change in accounting
             method....................................      --       1,208          --
                                                         ------     -------     -------
                                                         $2,863     $ 5,714     $   247
                                                         ======     =======     =======

     The tax benefit of the extraordinary item and change in accounting method resulted from recognition of the benefit of the related NOL carryforward to the extent of available deferred tax credits. Such credits permitted full recognition of the benefit related to the change in accounting method and limited the benefit of the extraordinary item to $911.

                     PROTECTION ONE, INC. AND SUBSIDIARIES

           (DOLLAR AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

12. SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

  Acquisitions

                                                           YEAR ENDED SEPTEMBER 30,
                                                       --------------------------------
                                                        1994        1995         1996
                                                       -------     -------     --------
        Subscriber accounts acquired.................  $81,525     $70,105     $119,629
        Goodwill.....................................    1,641          --          792
        Cash acquired................................      240          --           31
        Other assets acquired........................    2,584         113        4,983
                                                       -------     -------     --------
                  Total assets acquired..............  $85,990     $70,218     $125,435
                                                       =======     =======     ========
        Cash paid to seller..........................  $58,404     $49,361     $ 88,330
        Stock issued to seller.......................    2,358          --        8,960
        Acquisition expenses.........................    1,905       1,451          943
        Deferred revenue assumed.....................    4,567       3,213        3,676
        Other assumed liabilities....................   18,756      16,193       23,526
                                                       -------     -------     --------
        Purchase price and assumed liabilities.......  $85,990     $70,218     $125,435
                                                       =======     =======     ========

     Cash paid to sellers, payments for acquisition expenses and payments on liabilities assumed in conjunction with acquisitions are included in cash used in investing activities in the period paid. Deferred revenue, which represents advance payments by subscribers, is recognized as revenues in the period in which the related service is provided. Such amounts are considered a non-cash component of operations and are reflected as a reduction in cash provided by operating activities.

     The following reflects increases (decreases) in assets and accumulated deficit, and decreases (increases) in liabilities and capital stock resulting from noncash investing and financing activities which occurred during the year ended September 30, 1994:

                                                              REDEEMABLE               ADDITIONAL
                            SUBSCRIBER   PURCHASE    COMMON   PREFERRED    PREFERRED    PAID-IN     ACCUMULATED
                             ACCOUNTS    HOLDBACKS   STOCK      STOCK        STOCK      CAPITAL       DEFICIT
                            ----------   ---------   ------   ----------   ---------   ----------   -----------
Restatement of par
  value...................                            $  9                   $ 895       $ (904)
Charge-off of purchase
  holdbacks...............   $ (1,059)    $ 1,059
Cancellation of Series G
  preferred stock.........       (122)                                                      122
Exercise of stock purchase
  warrants................                              (1)                                   1
Accretion to redemption
  value of preferred
  stock...................                                      $ (753)                                $ 753
                              -------      ------      ---       -----        ----        -----         ----
                             $ (1,181)    $ 1,059     $  8      $ (753)      $ 895       $ (781)       $ 753
                              =======      ======      ===       =====        ====        =====         ====

                     PROTECTION ONE, INC. AND SUBSIDIARIES

           (DOLLAR AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

     The following reflects increases (decreases) in assets and accumulated deficit, and decreases (increases) in liabilities and capital stock resulting from noncash investing and financing activities which occurred during the year ended September 30, 1995:

                                                                                    CLASS B
                                                                      REDEEMABLE   COMMON AND   ADDITIONAL
                                    SUBSCRIBER   PURCHASE    COMMON   PREFERRED    PREFERRED     PAID-IN
                                     ACCOUNTS    HOLDBACKS   STOCK      STOCK        STOCK       CAPITAL
                                    ----------   ---------   ------   ----------   ----------   ----------
Accretion to redemption value of
  preferred stock.................                                     $    (15)                 $      15
Charge-off of purchase
  holdbacks.......................   $ (2,025)    $ 2,025
Accelerated accretion upon
  conversion of preferred stock...                                         (782)                       782
Reclassification of IPO costs.....     (1,305)                                                       1,305
Conversion of Class B common and
  preferred stock.................                            $(56)      12,897       $ 85         (12,926)
                                      -------      ------     ----      -------        ---        --------
                                     $ (3,330)    $ 2,025     $(56)    $ 12,100       $ 85       $ (10,824)
                                      =======      ======     ====      =======        ===        ========

     In 1995 the Company received inventory from a supplier in settlement of a claim. The estimated fair value of the inventory was determined through a subsequent sale to an independent third party. In connection with such settlement, the Company recorded revenue of approximately $1.6 million, which is reflected in other revenues in the Company's statement of operations.

     The following reflects increases (decreases) in assets and accumulated deficit, and decreases (increases) in liabilities and capital stock resulting from noncash investing and financing activities which occurred during the year ended September 30, 1996:

                                                                                   ADDITIONAL    SERIES H
                                                            PURCHASE     COMMON     PAID-IN      PREFERRED
                                             INTANGIBLES    HOLDBACKS    STOCK      CAPITAL        STOCK
                                             -----------    ---------    ------    ----------    ---------
Charge-off of purchase holdbacks...........    $(5,325)      $ 5,325
Conversion of Series H Preferred...........                               $ (7)     $  (6,120)    $ 6,127
Common shares issued for Metrol............      6,843                      (4)        (6,839)
Common shares issued for Alltec............      2,117                      (2)        (2,115)
Reclassification of stock offering costs...       (792)                                   792
                                                ------        ------      ----       --------      ------
                                               $ 2,843       $ 5,325      $(13)     $ (14,282)    $ 6,127
                                                ======        ======      ====       ========      ======

13. EMPLOYEE BENEFIT PLANS:

  401(k) Plan

     The Company maintains a tax-qualified, defined contribution plan designed to meet the requirements of Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). The Company at its election also may make contributions to the 401(k) Plan, which contributions are allocated among participants based upon the respective contributions made by the participants through salary reductions during the applicable plan year. The Company's matching contribution may be made in Common Stock, in cash or in a combination of both stock and cash; the Company made $70 of such contributions to the plan during the three year period ended September 30, 1996.

                     PROTECTION ONE, INC. AND SUBSIDIARIES

           (DOLLAR AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

  Employee Stock Purchase Plan

     POI's Employee Stock Purchase Plan is designed to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code, and allows eligible employees to acquire shares of Common Stock at periodic intervals through their accumulated payroll deductions. A total of 650,000 shares of Common Stock have been reserved for issuance under the Employee Stock Purchase Plan, which is administered by the Compensation Committee.

     The purchase price of shares of Common Stock purchased under the Employee Stock Purchase Plan during any purchase period is the lower of (i) 85% of the fair market value of the Common Stock on the first day of that purchase period or (ii) 85% of the fair market value of the Common Stock on the purchase date.

     Termination of a participant's employment for any reason (including death, disability or retirement) cancels participation in the Employee Stock Purchase Plan immediately. The Employee Stock Purchase Plan will in all events terminate upon the earliest to occur of (i) the last business day in September 2005, (ii) the date on which all shares available for issuance under the plan have been sold or (iii) the date on which all purchase rights are exercised in connection with an acquisition of the Company or all or substantially all of its assets.

14. COMMITMENTS AND CONTINGENCIES:

     The Company leases office facilities for lease terms maturing through 2005. Future minimum lease payments under noncancelable operating leases are as follows:

                             YEAR ENDING SEPTEMBER 30,
            ------------------------------------------------------------
            1997........................................................  $1,641
            1998........................................................   1,431
            1999........................................................   1,102
            2000........................................................     969
            Thereafter..................................................   2,799
                                                                          ------
                                                                          $7,942
                                                                          ======

     Total rent expense for the years ended September 30, 1994, 1995 and 1996 was $787, $1,261 and $1,101, respectively.

     The Company is a party to claims and matters of litigation incidental to the normal course of its business. The ultimate outcome of these matters cannot presently be determined; however, in the opinion of management of the Company, the resolution of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations and cash flows.

     The Company has entered into employment agreements with five of its officers. The term of the employment agreements with three of the officers is continually extended so as to cause each such agreement to have a remaining term of three years; the other two agreements expire in September and November 1998.

15. FAIR VALUE OF FINANCIAL INSTRUMENTS:

     For certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and other accrued liabilities, the carrying amounts approximate fair market value due to their short maturities. The Company's Revolving Credit Facility, which bears a floating market rate of interest, and the Series H Redeemable Preferred Stock are carried at amounts which approximate fair market value.

                     PROTECTION ONE, INC. AND SUBSIDIARIES

           (DOLLAR AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

     At September 30, 1996, the Senior Subordinated Discount Notes have an estimated fair value of approximately $153,550 based on their quoted market price as compared to their carrying value of $130,372.

     At September 30, 1996, the Convertible Senior Subordinated Notes have an estimated fair value of approximately $90,000 based on their quoted market price as compared to their carrying value of $90,000.

     The estimated fair values may not be representative of actual values of the financial instruments that could have been realized at year end or may be realized in the future.

16. SUPPLEMENTAL SUBSIDIARY COMPANY SUMMARIZED FINANCIAL INFORMATION:

     The assets, results of operations and stockholders' equity of Monitoring comprise substantially all of the assets, results of operations and stockholders' equity of the Company on a consolidated basis. POI's principal assets and sole operations are in and through its investment in Monitoring. All significant intercompany balances and transactions have been eliminated in consolidation. Separate audited financial statements for Monitoring have not been provided because the Company does not believe such separate financial statements are material to investors.

     The summarized consolidated financial information of Monitoring is presented below.

                                                                   AT SEPTEMBER 30,
                                                                 ---------------------
                                                                   1995         1996
                                                                 --------     --------
        Summarized Balance Sheet
          Assets
             Current assets....................................  $ 10,733     $ 21,345
             Subscriber accounts and intangibles, net..........  $162,239     $257,354
             Other non-current assets..........................  $  5,696     $ 11,375
          Liabilities and Stockholders' Equity
             Deferred revenue..................................  $  9,166     $ 13,827
             Other current liabilities.........................  $ 10,727     $ 20,712
             Long-term debt, net of current portion............  $146,023     $225,650
             Other long term liabilities.......................  $    279     $  1,059
             Shareholders' equity..............................  $ 12,473     $ 28,826

                                                          YEAR ENDED SEPTEMBER 30,
                                                      ---------------------------------
                                                       1994         1995         1996
                                                      -------     --------     --------
        Summarized Statements of Operations
          Revenues..................................  $34,480     $ 55,882     $ 73,457
          Gross profit..............................  $22,156     $ 36,663     $ 49,364
          Loss before extraordinary items and
             cumulative effect of change in
             accounting method......................  $(6,492)    $ (5,839)    $(15,497)
          Net loss..................................  $(7,666)    $(16,700)    $(15,497)

17. METROL SECURITY SERVICES, INC. ACQUISITION:

     On June 28, 1996 the Company acquired all of the outstanding stock of Metrol Security Services, Inc. ("Metrol"). Metrol sells, installs, services and monitors security alarm systems and provides guard and patrol services to residential and commercial subscribers in Arizona and New Mexico.

                     PROTECTION ONE, INC. AND SUBSIDIARIES

           (DOLLAR AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

     The following unaudited pro forma condensed consolidated results of operations present information as if the acquisition had occurred as of the beginning of each period presented. The pro forma information is presented after giving effect to certain adjustments for the amortization of subscriber accounts, interest expense and the disposition of Metrol's guard operations. Certain of Metrol's expenses were estimated based on annual amounts incurred. Management believes the estimates provide a reasonable approximation of actual results. The pro forma information is provided for informational purposes only. It is based on historical information and is not necessarily indicative of future results of operations.

                                                                   PRO FORMA FOR THE
                                                                         YEAR
                                                                  ENDED SEPTEMBER 30,
                                                                 ---------------------
                                                                   1995         1996
                                                                 --------     --------
        Revenues.............................................    $ 67,093     $ 82,313
        Net loss before extraordinary item and cumulative
          effect of change in accounting method..............      (8,328)     (14,275)
        Net loss.............................................     (16,355)     (14,275)
        Net loss before extraordinary item and cumulative
          effect of change in accounting method, per share...    $  (1.11)    $  (1.26)
        Net loss per common share............................    $  (1.99)    $  (1.26)

18. SUBSEQUENT EVENTS:

     On October 4, 1996, Monitoring purchased all of the outstanding shares of capital stock of Security Holdings in exchange for an aggregate of 551,888 shares of Common Stock. Of such shares, 68,985 shares have been placed in an escrow account and will be delivered to the former shareholders of Security Holdings in June 1997 if the actual postclosing attrition rate of Security Holding's alarm accounts does not exceed the assumed rate reflected in the purchase agreement.

     Pursuant to the acquisition, Security Holdings became Monitoring's wholly owned subsidiary and a guarantor of both the Senior Subordinated Discount Notes and the Convertible Senior Subordinated Notes.

     On December 18, 1996, the Company announced that it entered into a definitive agreement to acquire substantially all of the assets of Phillips Electronics, Inc. for an aggregate purchase price of $14.5 million. The Company will issue to Phillips Electronics, Inc. $2.0 million of Common Stock to fund a portion of the purchase price. The Company anticipates closing the acquisition in early January, 1997.

                      WESTERN RESOURCES SECURITY BUSINESS

                        UNAUDITED COMBINED BALANCE SHEET
                              AS OF JUNE 25, 1997

                                     ASSETS

Current Assets:
  Cash and cash equivalents....................................................  $  1,049,401
  Accounts receivable, net of allowance for doubtful accounts of $5,041,368....    14,471,797
  Current portion of note receivable...........................................       869,825
  Inventories..................................................................     1,972,951
  Prepaid expenses.............................................................       244,354
  Other........................................................................       332,530
                                                                                 ------------
          Total current assets.................................................    18,940,858
Note receivable, net of current portion........................................     1,181,794
Property and equipment, net....................................................     5,894,970
Subscriber accounts, net.......................................................   272,645,922
Goodwill, net..................................................................   216,724,380
Other..........................................................................     3,616,675
                                                                                 ------------
          Total assets.........................................................  $519,004,599
                                                                                 ============

                            LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
  Accounts payable.............................................................  $  6,492,441
  Accrued salaries, wages and benefits.........................................     7,673,617
  Other accruals...............................................................    13,597,274
  Current portion of long-term debt............................................    20,681,634
  Deferred revenues............................................................    13,970,826
                                                                                 ------------
          Total current liabilities............................................    62,415,792
Long-term debt, net of current portion.........................................    42,967,149
                                                                                 ------------
          Total liabilities....................................................   105,382,941
                                                                                 ------------
Stockholder's equity:
  Contributed capital..........................................................   419,023,725
  Accumulated deficit..........................................................    (5,402,067)
                                                                                 ------------
          Total stockholder's equity...........................................   413,621,658
                                                                                 ------------
          Total liabilities and stockholder's equity...........................  $519,004,599
                                                                                 ============

       See accompanying notes to unaudited combined financial statements

                      WESTERN RESOURCES SECURITY BUSINESS

                   UNAUDITED COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 25, 1997

Revenues:
  Monitoring and service........................................................  $54,520,591
  Installation and other........................................................    8,984,976
                                                                                  -----------
          Total revenues........................................................   63,505,567
Costs and expenses:
  Monitoring and service........................................................   14,887,544
  Other.........................................................................    3,191,497
                                                                                  -----------
          Total costs and expenses..............................................   18,079,041
                                                                                  -----------
          Gross profit..........................................................   45,426,526
Selling, general and administrative expenses....................................   30,771,844
Amortization of intangibles and depreciation expense............................   17,058,418
                                                                                  -----------
          Operating loss........................................................   (2,403,736)
Other expenses:
  Interest expense, net.........................................................    5,095,516
                                                                                  -----------
          Loss before income taxes..............................................   (7,499,252)
Income tax benefit..............................................................    2,753,000
                                                                                  -----------
          Net loss..............................................................  $(4,746,252)
                                                                                  ===========

       See accompanying notes to unaudited combined financial statements.

                      WESTERN RESOURCES SECURITY BUSINESS

                   UNAUDITED COMBINED STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 25, 1997

Cash flows from operating activities:
  Net loss.....................................................................  $ (4,746,252)
  Adjustments to reconcile net loss to net cash provided by operating activities
     Amortization of intangibles and depreciation expense......................    17,058,418
     Provision for doubtful accounts...........................................     1,204,198
     Changes in other working capital items:
       Accounts receivable.....................................................    (3,104,235)
       Note receivable.........................................................    (2,051,619)
       Inventories.............................................................       918,987
       Prepaid expenses........................................................       (37,623)
       Accounts payable........................................................     4,907,614
       Accrued liabilities.....................................................     4,691,843
       Deferred monitoring revenue.............................................       970,395
       Other...................................................................    (3,201,437)
                                                                                 ------------
          Net cash flows provided by operating activities......................    16,610,289
                                                                                 ------------
Cash flows used in investing activities:
  Purchase of security systems.................................................    (7,810,498)
  Purchase of property and equipment...........................................    (1,223,334)
  Subscriber account installations.............................................   (13,323,255)
                                                                                 ------------
          Net cash flows used in investing activities..........................   (22,357,087)
                                                                                 ------------
Cash flows from financing activities:
  Net receipts from Western Resources, Inc.....................................     7,938,191
  Repayments of long-term debt.................................................    (1,404,449)
                                                                                 ------------
          Net cash flows provided by financing activities......................     6,533,742
                                                                                 ------------
Net increase in cash and cash equivalents......................................       786,944
Cash and cash equivalents
  Beginning of period..........................................................       262,457
                                                                                 ------------
  End of period................................................................  $  1,049,401
                                                                                 ============

       See accompanying notes to unaudited combined financial statements.

                      WESTERN RESOURCES SECURITY BUSINESS

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                                 JUNE 25, 1997

(1) THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accompanying unaudited combined financial statements of WestSec, Inc. (WestSec) and Westar Security, Inc. (Westar) comprise the Western Resources Security Business (WRSB). WestSec and Westar are indirect and direct wholly owned subsidiaries of Western Resources, Inc. (Western Resources), respectively. WRSB provides alarm monitoring services and sells, installs and services security alarm systems principally for residential and small business subscribers. Most of the WRSB customers are in the southern portion of the United States. WestSec closed its books on June 25, 1997.

     These unaudited combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. These financial statements should be read in conjunction with the audited WRSB combined financial statements for the year ended December 31, 1996. In the opinion of management of WRSB, all adjustments considered necessary for a fair presentation have been included. The results of operations for the six months ended June 25, 1997 are not necessarily indicative of the results to be expected for the full year. WRSB pays interest on a monthly basis and amounts paid for interest approximated interest expense for the six months ended June 25, 1997.

(2) INCOME TAXES

     Income taxes are allocated to WRSB as if they were filing a separate tax return. WRSB is included in the consolidated federal income tax return filed by Western Resources. WRSB accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 which requires that deferred tax assets and liabilities be established for the basis differences between the reported amounts of assets and liabilities for financial reporting purposes and income tax purposes. The income tax attributes of WRSB are consolidated into the tax returns filed by Western Resources. No cash was paid for income taxes for the six months ended June 25, 1997. The net losses of WRSB have resulted in a net deferred tax asset at June 25, 1997, which has been recorded in other assets in the accompanying combined balance sheet. The effective tax rate recorded for the six months ended June 25, 1997 is approximately 37%. The primary differences between the effective tax rate and the Federal statutory rate is the impact of state income taxes partially offset by the impact of goodwill amortization that is not deductible for tax purposes.

(3) COMMITMENTS AND CONTINGENCIES

     On January 8, 1997, Innovative Business Systems, Ltd. (IBS) filed suit against Western Resources, Westinghouse Electric Company and its security subsidiary (WSS), and WestSec, in Dallas County, Texas district court (Case No 97-00184) alleging, among other things, breach of contract by Westinghouse and interference with contract against Western Resources in connection with the sale by Westinghouse of the assets of WSS to WestSec. IBS claims that Westinghouse improperly transferred software owned by IBS to WestSec and that WestSec is not entitled to its use. Western Resources and WestSec have demanded Westinghouse defend and indemnify it and Westinghouse has agreed to do so. Westinghouse and Western Resources have denied IBS' allegations and are vigorously defending against them. The loss of use of the software could have a material impact on the operations of WestSec. Management and Westinghouse are vigorously defending their position and believe meritorious defenses are available to support their positions. It is not possible, at this date, to predict the ultimate resolution of the vendor's lawsuit.

     In April 1997, Westec Security, Inc. sued Westar and WestSec, et al in Los Angeles district court alleging state and federal trademark infringement and dilution, false designation of origin, and unfair competition for alleged use of similar trade names. In the opinion of WRSB's management, the resolution of this matter is not expected to have a material impact on WRSB's financial position or results of operations.

     On August 12, 1997, a California company filed a lawsuit against Western Resources, Westar, and WestSec challenging their ability to use the Westar trademark and seeks $10 million in monetary damages and additional punitive damages. Based on management's initial evaluation of this matter, the ultimate resolution of this contingency is not expected to materially impact operating results or financial position.

     WRSB is a party to claims and matters of litigation incidental to the normal course of its business. The ultimate outcome of these matters cannot presently be determined; however, in the opinion of management of the WRSB, the resolution of these matters will not have a material adverse effect on the WRSB combined financial position, results of operations and cash flows.

(4) BUSINESS COMBINATION

     On July 30, 1997, Protection One, Inc. ("Protection One"), a publicly held security provider, and Western Resources entered into an agreement to combine the security assets of both companies. Under the agreement, Western Resources will contribute its security business assets, approximately $250 million in cash and additional funding for a special dividend to current Protection One shareholders of $7.00 per share and per common share equivalent in exchange for an 80.1% equity interest on a fully-diluted basis. The aggregate amount of this dividend is expected to approximate $117 million. Protection One will assume WRSB debt with an estimated fair value of approximately $65 million. Western Resources and Protection One have agreed that any Western Resources security acquisitions that occur prior to closing and are acceptable to Protection One may be contributed to Protection One by Western Resources. The value of any such acquisitions would reduce the cash paid to Protection One at the closing up to $250 million. An unsecured note would be issued to Western Resources by Protection One for amounts greater than this total. Interest on this note would be fixed at 10%.

     Protection One serves approximately 236,000 customers with a large concentration of its customers in the western portion of the United States. The proposed transaction is subject to satisfaction of customary conditions, including approval by Protection One shareholders. The company expects to consummate this transaction during the second half of 1997.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholder of WestSec, Inc. and Westar Security, Inc.:

     We have audited the accompanying combined balance sheet of WestSec, Inc. and Westar Security, Inc., collectively Western Resources Security Business, as of December 31, 1996, and the accompanying combined statements of operations and cash flows for the year ended December 31, 1996. These financial statements are the responsibility of the companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Western Resources Security Business, as of December 31, 1996, and the combined results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Kansas City, Missouri
August 25, 1997

                      WESTERN RESOURCES SECURITY BUSINESS

                             COMBINED BALANCE SHEET
                            AS OF DECEMBER 31, 1996

                                     ASSETS

Current Assets:
  Cash and cash equivalents....................................................  $    168,626
  Restricted cash..............................................................        93,831
  Accounts receivable, net of allowance for doubtful accounts of $4,412,939....    12,571,760
  Inventories..................................................................     2,891,938
  Prepaid expenses.............................................................       407,485
  Other........................................................................       131,776
                                                                                 ------------
          Total current assets.................................................    16,265,416
Property and equipment, net....................................................     5,445,882
Subscriber accounts, net.......................................................   265,529,507
Goodwill, net..................................................................   218,991,215
Other..........................................................................       415,238
                                                                                 ------------
          Total assets.........................................................  $506,647,258
                                                                                  ===========

                            LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
  Accounts payable.............................................................  $  1,584,827
  Accrued salaries, wages and benefits.........................................     4,806,692
  Other accruals...............................................................    11,772,356
  Current portion of long-term debt............................................     4,547,805
  Deferred revenues............................................................    13,000,431
                                                                                 ------------
          Total current liabilities............................................    35,712,111
Long-term debt, net of current portion.........................................    60,505,427
                                                                                 ------------
          Total liabilities....................................................    96,217,538
                                                                                 ------------
Stockholder's equity:
  Contributed capital..........................................................   411,067,810
  Accumulated deficit..........................................................      (638,090)
                                                                                 ------------
          Total stockholder's equity...........................................   410,429,720
                                                                                 ------------
          Total liabilities and stockholder's equity...........................  $506,647,258
                                                                                  ===========

            See accompanying notes to combined financial statements.

                      WESTERN RESOURCES SECURITY BUSINESS

                        COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

Revenues:
  Monitoring and service.........................................................  $6,381,885
  Installation and other.........................................................   1,715,379
                                                                                   ----------
          Total revenues.........................................................   8,097,264
Costs and expenses:
  Monitoring and service.........................................................   1,760,503
  Other..........................................................................   1,587,443
                                                                                   ----------
          Total costs and expenses...............................................   3,347,946
                                                                                   ----------
          Gross profit...........................................................   4,749,318
Selling, general and administrative expenses.....................................   5,091,414
Amortization of intangibles and depreciation expense.............................     609,592
                                                                                   ----------
  Operating loss.................................................................    (951,688)
Other expenses:
  Interest expense, net..........................................................      14,577
                                                                                   ----------
     Loss before income taxes....................................................    (966,265)
Income tax benefit...............................................................     310,450
                                                                                   ----------
          Net loss...............................................................  $ (655,815)
                                                                                    =========

            See accompanying notes to combined financial statements.

                      WESTERN RESOURCES SECURITY BUSINESS

                        COMBINED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

Cash flows used in operating activities:
  Net loss....................................................................  $    (655,815)
  Adjustments to reconcile net loss to net cash used in operating activities
     Amortization of intangibles and depreciation expense.....................        609,592
     Provision for doubtful accounts..........................................        183,954
     Changes in other working capital items:
       (net of effects from acquisitions)
       Accounts receivable....................................................     (1,424,438)
       Inventories............................................................       (540,332)
       Prepaid expenses.......................................................        (32,181)
       Accounts payable.......................................................         40,975
       Accrued liabilities....................................................      1,749,340
       Deferred monitoring revenue............................................        178,440
       Other..................................................................       (200,244)
                                                                                -------------
          Net cash flows used in operating activities.........................        (90,709)
                                                                                -------------
Cash flows used in investing activities:
  Purchase of security systems................................................   (367,166,899)
  Purchase of property and equipment..........................................       (976,703)
  Subscriber account installations............................................     (1,392,421)
                                                                                -------------
          Net cash flows used in investing activities.........................   (369,536,023)
                                                                                -------------
Cash flows from financing activities:
  Net receipts from Western Resources, Inc....................................    369,629,081
  Proceeds from long-term debt................................................         53,232
                                                                                -------------
          Net cash flows provided by financing activities.....................    369,682,313
                                                                                -------------
Net increase in cash and cash equivalents.....................................         55,581
Cash and cash equivalents
  Beginning of year...........................................................        113,045
                                                                                -------------
  End of year.................................................................  $     168,626
                                                                                 ============
Supplemental schedule of noncash investing and financing activities:
  Western Resources issued common equity securities with an estimated fair value of approximately $9.6 million for purchases of security businesses in 1996.

            See accompanying notes to combined financial statements.

                      WESTERN RESOURCES SECURITY BUSINESS

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

(1) THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) General

     The accompanying combined financial statements of WestSec, Inc. (WestSec) and Westar Security, Inc. (Westar) comprise the Western Resources Security Business (WRSB). WestSec and Westar are indirect and direct wholly owned subsidiaries of Western Resources, Inc. (Western Resources), respectively. WRSB provides alarm monitoring services and sells, installs and services security alarm systems principally for residential and small business subscribers.

     WestSec acquired the assets comprising the security business of Westinghouse Security Systems (WSS), from Westinghouse Electric Company (Westinghouse), on December 30, 1996 for approximately $358 million in cash, subject to adjustment, and assumed debt with an estimated fair value of approximately $65 million. This acquisition significantly expanded the security operations of WRSB. Most of the WSS customers are in the southern portion of the United States. Net assets acquired in the WSS acquisition represent approximately 94% of Western Resources' total investment in its security services business at December 31, 1996. Six other smaller security companies were purchased at various dates from November 1995 to September 1996.

     Each acquisition has been accounted as a purchase and is included in the accompanying statement of operations from the respective date acquired. Therefore, the results of operations for 1996 do not include WSS. The purchase price for each acquisition has been allocated to the assets acquired and liabilities assumed based upon estimated fair value at the date of each respective acquisition. Certain purchase price allocations including WSS have been made on a preliminary basis and are subject to change.

  (b) Revenues

     Monitoring revenues, generally derived from contracts for an initial non-cancelable term, are recognized monthly as services are provided. Amounts billed in advance are deferred and recognized in the month service occurs. Installation revenues are generally recognized in the period an alarm system is installed. Service revenue is recognized in the period the services are provided.

  (c) Inventories

     Inventories, comprised of alarm systems and parts held for installation and service, are stated at the lower of average cost or market.

  (d) Property and Equipment

     Property and equipment is stated at cost and depreciated using the straight-line method over its estimated useful life of five to ten years. When property and equipment is retired or sold, the cost and the related accumulated depreciation is eliminated from their respective accounts. Gains or losses from retirements and dispositions of property and equipment are recognized in the period realized. Repair and maintenance costs are expensed as incurred.

  (e) Income Taxes

     Income taxes are allocated to WRSB as if they were filing a separate tax return. WRSB is included in the consolidated federal income tax return filed by Western Resources. The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109) which requires that deferred tax assets and liabilities be established for the basis differences between the reported amounts of assets and liabilities for financial reporting purposes and income tax purposes.

                      WESTERN RESOURCES SECURITY BUSINESS

                               DECEMBER 31, 1996

  (f) Advertising Costs

     WRSB generally expenses broadcast and print advertising costs based on the timing of the release of the advertising materials. Advertising development costs are generally recognized upon the first broadcast of the respective advertisement.

  (g) Subscriber Accounts

     Subscriber accounts installed are stated at cost. WRSB's policy is to capitalize direct costs of installed accounts. These direct costs include materials and equipment on subscriber premises, installation labor, and other direct installation costs. Accounts purchased are capitalized at amounts paid to acquire these accounts. Such capitalized costs are amortized on a straight-line basis over the average life of a subscriber. For subscribers acquired in the WSS acquisition, new installations or purchases the average remaining estimated life is ten years.

  (h) Goodwill

     Goodwill, which represents the excess of purchase price over the fair value of net assets acquired, is amortized on a straight-line basis over 40 years.

  (i) Cash and Cash Equivalents

     Western Resources performs the cash management function for WRSB. Disbursements are funded centrally by Western Resources and intercompany accounts are used to accumulate net amounts owned or borrowed. WRSB maintains certain bank accounts primarily related to payroll, permit fees and customer referral payments. The balances of such accounts are included in cash and cash equivalents in the accompanying combined balance sheet.

     For purposes of the combined statement of cash flows, WRSB considers all highly liquid investments purchased with a remaining maturity of three months or less at the date acquired to be cash equivalents.

  (j) Related Party Transactions

     WRSB, as wholly owned subsidiaries of Western Resources, receives a number of administrative and support services from Western Resources and participates in certain Western Resources employee benefit plans. Further information about such relationships and transactions is included in notes 5 and 6.

  (k) Long-Lived Assets

     WRSB evaluates the expected recoverability of its long-lived assets, including subscriber accounts as events or circumstances change that may indicate an asset impairment has been incurred. Management utilizes expected undiscounted net cash flows to be generated from the assets under consideration in this evaluation. No impairment charges for long-lived assets were recorded in 1996.

  (l) Concentration of Credit Risk

     Financial instruments which potentially subject WRSB to concentrations of credit risk consist principally of trade receivables from a large number of customers, including both residential and commercial, dispersed across a wide geographic base. WRSB extends credit to its customers in the normal course of business, performs periodic credit evaluations and maintains allowances for potential credit losses.

                      WESTERN RESOURCES SECURITY BUSINESS

                               DECEMBER 31, 1996

  (m) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. On an ongoing basis, management reviews its estimates based on currently available information. Actual results could differ from those estimates.

(2) PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1996, consists of the following:

    Office equipment.........................................................  $3,285,137
    Furniture and fixtures...................................................     986,253
    Telecommunications equipment.............................................   1,412,860
                                                                               ----------
                                                                                5,684,250
    Less accumulated depreciation............................................    (238,368)
                                                                               ----------
                                                                               $5,445,882
                                                                                =========

(3) LONG-TERM DEBT

     During 1992 and through 1994, WSS entered into a series of agreements (the "Agreements") to sell certain rights in security alarm monitoring contracts (the "Contracts") to an investor for approximately $76.9 million in cash. The investor financed the transactions through the issuance of three series of secured five-year notes (the "Investor Notes"). For financial reporting purposes, WSS accounted for the transactions as a financing arrangement and recorded the proceeds received from the investor as long-term debt. The amounts recorded as debt were amortized using the interest method. Generally, principal and interest payments on the debt consist of 65% of the monitoring revenues collected under the Contracts. In addition, as part of the Agreements, WSS provided the investor with certain guarantees with respect to the attrition of Contracts.

     Under the Agreements, WSS had the right but not the obligation, exercisable not more than 15 months or less than 12 months prior to the stated maturity of any series of Investor Notes, to repurchase the Contracts or cause the disposition of Contracts securing a particular series of Investor Notes, for an amount equal to the then fair market value of such Contracts, provided such fair market value will not be less than the amount necessary to satisfy all obligations of the investor related to such series of Investor Notes plus certain taxes, if any (the "Minimum Purchase Price"). In the event of an unsolicited third party offer in excess of the then Minimum Purchase Price to purchase such Contracts prior to 12 months before the stated maturity of any series of Investor Notes, the Agreements provided WSS a right of first refusal to buy such Contracts. In addition, the Agreements provided that WSS would receive 60% of the excess of the fair market value over the Minimum Purchase Price, if any, if WSS repurchases or arranges the sale of such Contracts.

     On December 30, 1996, Westinghouse assigned to WestSec all of Westinghouse's rights, title and interest, and WestSec agreed to assume all of Westinghouse's liabilities and obligations under the Agreements in connection with the purchase. This assumption of liabilities requires WestSec to purchase the Contracts on the respective stated maturity date of the Investor Notes. The purchase price payable by WestSec shall be equal to the greater of a) Minimum Purchase Price plus 40% of the excess of the fair market value over the Minimum Purchase Price or b) 30 times total monthly recurring revenue related to the Contracts. As a condition of assuming the debt obligation, WestSec issued a letter of credit for $85 million to ensure the debt holder the obligation would be repaid. If the estimated fair value currently recorded differs from the amount

                      WESTERN RESOURCES SECURITY BUSINESS

                               DECEMBER 31, 1996

determined at maturity, a gain or loss would be recorded for the difference between the actual amount paid and the recorded obligation. WRSB pays interest on this obligation on a monthly basis and amounts of interest actually paid approximated interest expense for the year ended December 31, 1996.

     In allocating the purchase price among WSS' net assets, WRSB recorded the long-term obligations at its estimated fair value at December 31, 1996. Thus the carrying amount of long-term debt on the accompanying combined balance sheet is believed to approximate fair value.

     The effective interest rate related to these Agreements approximates 15%. The estimated minimum payment for each of the years subsequent to December 31, 1996 based upon current estimates of fair value are as follows: 1997 -- $4.5 million, 1998 -- $26.2 million and 1999 -- $34.3 million.

(4) SECURITY ACQUISITIONS

     WRSB acquired WSS on December 30, 1996 and four other smaller security companies during 1996 as follows: Security Monitoring Services in June, Sentry Protective Alarms and Secure America Alarm Systems in July and Safeguard Alarms in September. Consideration paid, assets acquired and liabilities assumed in connection with these acquisitions is summarized as follows:

                                                                                 (MILLIONS)
                                                                                 ---------
    Fair value of assets acquired..............................................   $  475.6
    Cash paid..................................................................     (367.2)
    Fair value of Western Resources equity securities issued...................       (9.6)
                                                                                 ---------
              Total Liabilities assumed........................................   $   98.8
                                                                                   =======

     Pro Forma Results. Pro forma unaudited results of operations assuming the acquisition of WSS had occurred as of January 1, 1996 are as follows:

                                                                             FOR THE YEAR
                                                                                 ENDED
                                                                           DECEMBER 31, 1996
                                                                           -----------------
                                                                              (MILLIONS)
    Revenues.............................................................       $ 119.0
    Net loss.............................................................       $ (11.9)

(5) INCOME TAXES

     Components of the income tax benefit recorded for 1996 are as follows:

    Federal...................................................................  $265,020
    State.....................................................................    45,430
                                                                                --------
              Total...........................................................  $310,450
                                                                                ========

     The difference between the income tax benefit at the federal statutory rate and income tax benefit in the accompanying combined statement of operations is as follows:

    Federal statutory tax rate.....................................................  (35)%
    State income taxes, net of Federal benefit.....................................   (6)
    Non-deductible goodwill........................................................    9
                                                                                     ---
                                                                                     (32)%
                                                                                     ===

                      WESTERN RESOURCES SECURITY BUSINESS

                               DECEMBER 31, 1996

     The income tax attributes of WRSB are consolidated into the tax returns filed by Western Resources. As a result, the cumulative tax losses of Westar have been utilized by Western Resources. No cash was paid for income taxes for the year ended December 31, 1996. The resulting net deferred tax asset has been contributed to WRSB and is recorded as Additional Paid-in Capital in the accompanying combined balance sheet. Therefore, no deferred tax assets and liabilities are recorded at December 31, 1996. The WSS acquisition was structured as an asset purchase for tax purposes. There are no material temporary differences between book and tax basis at December 31, 1996.

(6) RELATED PARTY TRANSACTIONS

     Western Resources provides certain services to its business units and subsidiaries, including WRSB. These services include information system support, certain accounting functions and legal services. As substantially all of the security companies acquired by WRSB throughout 1996 were only subsidiaries of Western Resources during a portion of the year, Western Resources did not allocate any charges to WRSB for these services. Management believes the value of the services received during 1996 was not significant.

(7) EMPLOYEE BENEFIT PLANS

     WSS maintains savings plans which qualify under Section 401(k) of the Internal Revenue Code. The savings plans allow eligible employees to contribute up to 15% in 1996 of their income on a pretax basis to such savings plans. WSS, at its discretion, matches 50% of the employee's contribution up to the first 6% of the employee's compensation.

(8) COMMITMENTS AND CONTINGENCIES

     WRSB leases office space and other equipment under noncancellable operating leases that require aggregate minimum future rentals of:

                                                                               IN THOUSANDS
                                                                               ------------
    Year ending December 31
         1997................................................................     $2,456
         1998................................................................      1,980
         1999................................................................      1,470
         2000................................................................      1,104
         2001................................................................        864
         Thereafter..........................................................      1,810
                                                                               ------------
                                                                                  $9,684
                                                                               =========

     On January 8, 1997, Innovative Business Systems, Ltd. (IBS) filed suit against Western Resources, Westinghouse, WSS, and WestSec, in Dallas County, Texas district court (Case No. 97-00184) alleging, among other things, breach of contract by Westinghouse and interference with contract against Western Resources in connection with the sale by Westinghouse of the assets of WSS to WestSec. IBS claims that Westinghouse improperly transferred software owned by IBS. WestSec and that WestSec is not entitled to its use. Western Resources and WestSec have demanded Westinghouse defend and indemnify it and Westinghouse has agreed to do so. Westinghouse and Western Resources have denied IBS' allegations and are vigorously defending against them. The loss of use of the software could have a material impact on the operations of WestSec. Management and Westinghouse are vigorously defending their position and believe

                      WESTERN RESOURCES SECURITY BUSINESS

                               DECEMBER 31, 1996

meritorious defenses are available to support their positions. It is not possible, at this date, to predict the ultimate resolution of the vendor's lawsuit.

     In April 1997, Westec Security, Inc. sued Westar and WestSec, et al in Los Angeles district court alleging state and federal trademark infringement and dilution, false designation of origin, and unfair competition for alleged use of similar trade names. In the opinion of WRSB's management, the resolution of this matter is not expected to have a material impact on WRSB's combined financial position or results of operations.

     On August 12, 1997, a California company filed a lawsuit against Western Resources, Westar, and WestSec challenging their ability to use the Westar trademark and seeks $10 million in monetary damages and additional punitive damages. Based on management's initial evaluation of this matter, the ultimate resolution of this contingency is not expected to materially impact WRSB's combined financial position or results of operations.

     The Company is a party to claims and matters of litigation incidental to the normal course of its business. The ultimate outcome of these matters cannot presently be determined; however, in the opinion of management of the Company, the resolution of these matters will not have a material adverse effect on the Company's combined financial position or results of operations.

(9) SUBSEQUENT EVENTS (UNAUDITED)

     On July 30, 1997, Protection One, Inc. ("Protection One"), a publicly held security provider, and Western Resources entered into an agreement to combine the security assets of both companies. Under the agreement, Western Resources will contribute its security business assets, approximately $250 million in cash and additional funding for a special dividend to current Protection One shareholders of $7.00 per share and per common share equivalent in exchange for an 80.1% equity interest on a fully-diluted basis. The aggregate amount of this dividend is expected to approximate $117 million. Protection One will assume WRSB debt with an estimated fair value of approximately $65 million. Western Resources and Protection One have agreed that any Western Resources security acquisitions that occur prior to closing and are acceptable to Protection One may be contributed to Protection One by Western Resources. The value of any such acquisitions would reduce the cash paid to Protection One at the closing up to $250 million. An unsecured note would be issued to Western Resources by Protection One for amounts greater than this total. Interest on this note would be fixed at 10%.

     Protection One serves approximately 236,000 customers with a large concentration of its customers in the western portion of the United States. The proposed transaction is subject to satisfaction of customary conditions, including approval by Protection One shareholders. Western Resources expects to consummate this transaction during the second half of 1997.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholder of WestSec, Inc.:

We have audited the accompanying balance sheet of Westinghouse Security (a predecessor of WestSec, Inc., an indirect wholly-owned subsidiary of Western Resources, Inc.), as of December 20, 1995 and the related statements of operations and cash flows for the 52 weeks ended December 20, 1995 and 1994 and the 53 weeks ended December 30, 1996. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Westinghouse Security (a predecessor of WestSec, Inc., an indirect wholly-owned subsidiary of Western Resources, Inc.), as of December 20, 1995, and the results of its operations and its cash flows for the 52 weeks ended December 20, 1995 and 1994 and the 53 weeks ended December 30, 1996 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Kansas City, Missouri
August 22, 1997

                             WESTINGHOUSE SECURITY

                                 BALANCE SHEET
                            AS OF DECEMBER 20, 1995
        (PREDECESSOR FINANCIAL STATEMENTS FOR WESTSEC, INC., AN INDIRECT
              WHOLLY-OWNED SUBSIDIARY OF WESTERN RESOURCES, INC.)

                                     ASSETS

Current Assets:
  Cash and cash equivalents....................................................  $    134,071
  Restricted cash..............................................................       212,590
  Accounts receivable, net of allowance for doubtful accounts of $2,655,758....    11,908,431
  Inventories..................................................................     3,792,397
  Prepaid expenses.............................................................       172,996
  Other........................................................................        20,631
                                                                                 ------------
          Total current assets.................................................    16,241,116
Property and equipment, net....................................................     3,982,377
Subscriber accounts, net.......................................................   138,620,284
Goodwill, net..................................................................    11,396,647
Other..........................................................................       666,296
                                                                                 ------------
          Total assets.........................................................  $170,906,720
                                                                                 ============

                            LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
  Accounts payable.............................................................  $  3,282,621
  Accrued salaries, wages and benefits.........................................     2,342,432
  Other accruals...............................................................     6,517,524
  Current portion of long-term debt............................................     5,105,810
  Deferred revenues............................................................    12,027,263
                                                                                 ------------
          Total current liabilities............................................    29,275,650
Long-term debt, net of current portion.........................................    52,511,402
                                                                                 ------------
          Total liabilities....................................................    81,787,052
                                                                                 ------------
Stockholder's equity:
  Contributed capital..........................................................    92,584,845
  Accumulated deficit..........................................................    (3,465,177)
                                                                                 ------------
          Total stockholder's equity...........................................    89,119,668
                                                                                 ------------
          Total liabilities and stockholder's equity...........................  $170,906,720
                                                                                 ============

                See accompanying notes to financial statements.

                             WESTINGHOUSE SECURITY

                            STATEMENTS OF OPERATIONS
        (PREDECESSOR FINANCIAL STATEMENTS FOR WESTSEC, INC., AN INDIRECT
              WHOLLY-OWNED SUBSIDIARY OF WESTERN RESOURCES, INC.)

                                                   FOR THE 52          FOR THE 52          FOR THE 53
                                                   WEEKS ENDED         WEEKS ENDED         WEEKS ENDED
                                                DECEMBER 20, 1994   DECEMBER 20, 1995   DECEMBER 30, 1996
                                                -----------------   -----------------   -----------------
Revenues:
  Monitoring and service......................     $60,094,798         $74,910,825         $93,764,756
  Installation and other......................       7,157,827          13,798,886          17,116,696
                                                   -----------         -----------         -----------
          Total revenues......................      67,252,625          88,709,711         110,881,452
Costs and expenses:
  Monitoring and service......................      14,191,368          16,843,088          24,986,830
  Other.......................................       1,032,224             436,726             972,783
                                                   -----------         -----------         -----------
          Total costs and expenses............      15,223,592          17,279,814          25,959,613
                                                   -----------         -----------         -----------
          Gross profit........................      52,029,033          71,429,897          84,921,839
Selling, general and administrative
  expenses....................................      27,447,753          51,020,299          60,266,888
Amortization of intangibles and
  depreciation expense........................      13,959,112          17,803,686          21,613,326
                                                   -----------         -----------         -----------
     Operating income.........................      10,622,168           2,605,912           3,041,625
Other expenses:
  Interest expense, net.......................      13,467,127          12,159,139          10,879,438
                                                   -----------         -----------         -----------
     Loss before income taxes.................      (2,844,959)         (9,553,227)         (7,837,813)
Income tax benefit............................       1,081,084           3,630,226           2,978,369
                                                   -----------         -----------         -----------
          Net loss............................     $(1,763,875)        $(5,923,001)        $(4,859,444)
                                                   ===========         ===========         ===========

                See accompanying notes to financial statements.

                             WESTINGHOUSE SECURITY

                            STATEMENTS OF CASH FLOWS
        (PREDECESSOR FINANCIAL STATEMENTS FOR WESTSEC, INC., AN INDIRECT
              WHOLLY-OWNED SUBSIDIARY OF WESTERN RESOURCES, INC.)

                                                   FOR THE 52          FOR THE 52          FOR THE 53
                                                   WEEKS ENDED         WEEKS ENDED         WEEKS ENDED
                                                DECEMBER 20, 1994   DECEMBER 20, 1995   DECEMBER 30, 1996
                                                -----------------   -----------------   -----------------
Cash flows from operating activities:
  Net loss....................................    $  (1,763,875)      $  (5,923,001)      $  (4,859,444)
  Adjustments to reconcile net loss to net
     cash provided by operating activities
     Amortization of intangibles and
       depreciation expense...................       13,959,112          17,803,686          21,613,326
     Provision for doubtful accounts..........        3,074,756           2,542,277           3,108,240
     Changes in other working capital items:
       Restricted Cash........................         (207,069)             (5,521)            118,759
       Accounts receivable....................       (4,989,907)         (3,448,675)         (2,169,768)
       Inventories............................          713,456            (754,922)          1,491,052
       Prepaid expenses.......................         (231,889)            311,094            (182,483)
       Accounts payable.......................        2,335,743             384,562          (1,835,049)
       Accrued liabilities....................        4,022,069             922,351           5,876,448
       Deferred monitoring revenue............        1,306,587           2,331,985             633,059
       Other..................................        3,425,247             909,032             (64,741)
                                                   ------------        ------------        ------------
          Net cash flows provided by operating
            activities........................       21,644,230          15,072,868          23,729,399
                                                   ------------        ------------        ------------
Cash flows used in investing activities:
  Purchase of property and equipment..........       (1,680,668)         (2,793,754)         (1,219,113)
  Subscriber account installations and
     purchases................................      (45,060,425)        (40,299,949)        (39,241,396)
                                                   ------------        ------------        ------------
          Net cash flows used in investing
            activities........................      (46,741,093)        (43,093,703)        (40,460,509)
                                                   ------------        ------------        ------------
Cash flows from financing activities:
  Net receipts from Westinghouse..............       11,398,941          34,934,549          21,880,141
  Repayments of long-term debt................       (7,008,839)         (6,805,918)         (5,146,236)
  Proceeds from long-term debt................       17,896,844
                                                   ------------        ------------        ------------
          Net cash flows provided by financing
            activities........................       22,286,946          28,128,631          16,733,905
                                                   ------------        ------------        ------------
  Net increase (decrease) in cash and cash
     equivalents..............................       (2,809,917)            107,796               2,795
Cash and cash equivalents
  Beginning of period.........................        2,836,192              26,275             134,071
                                                   ------------        ------------        ------------
  End of period...............................    $      26,275       $     134,071       $     136,866
                                                   ============        ============        ============

                See accompanying notes to financial statements.

                             WESTINGHOUSE SECURITY

                         NOTES TO FINANCIAL STATEMENTS
        (PREDECESSOR FINANCIAL STATEMENTS FOR WESTSEC, INC., AN INDIRECT
              WHOLLY-OWNED SUBSIDIARY OF WESTERN RESOURCES, INC.)

(1) BACKGROUND INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) General

     On December 30, 1996, Western Resources, Inc. ("Western Resources"), through its indirect wholly owned subsidiary, WestSec, Inc. ("WestSec"), purchased the assets and assumed certain liabilities comprising the security business of Westinghouse Security Systems ("WSS") ("the Company"), from Westinghouse Electric Corporation ("Westinghouse"). The historical financial position and results of operations of WSS are presented herein (as predecessor financial statements for WestSec) and do not reflect the adjustments related to the Western Resources' purchase at December 30, 1996. Prior to 1996, WSS closed its fiscal year on December 20. A balance sheet at December 30, 1996 of WestSec reflecting the purchase of WSS is included with the Western Resources Security Business audited financial statements included elsewhere herein this Proxy statement.

     WSS provided alarm monitoring services and sold, installed and serviced security alarm systems principally for residential and small business subscribers. Most of the WSS customers were in the southern portion of the United States.

  (b) Revenues

     Monitoring revenues, generally derived from contracts for an initial non-cancelable term, are recognized monthly as services are provided. Amounts billed in advance are deferred and recognized in the month service occurs. Installation revenues are recognized in the period of installation of the alarm system. Service revenues are recognized in the period that the services are provided.

  (c) Inventories

     Inventories, comprised of alarm systems and parts held for installation and service, are stated at the lower of average cost or market. For the 52 weeks ended December 20, 1994 and 1995 and the 53 weeks ended December 30, 1996, approximately $1,219,000, $650,000 and $1,634,000, respectively, was charged to expense resulting from the write down of inventory to its respective market values.

  (d) Property and Equipment

     Property and equipment is stated at cost and depreciated using the straight-line method over its estimated useful life (five to ten years for furniture and other equipment). When property and equipment is retired or sold, the cost and the related accumulated depreciation is eliminated from their respective accounts. Gains or losses from retirements and dispositions of property and equipment are recognized in the period realized. Repair and maintenance costs are expensed as incurred.

  (e) Income Taxes

     WSS historically has been included in the consolidated Federal income tax return filed by Westinghouse. Income taxes have been allocated to WSS as if they were filing a separate tax return. WSS accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 which requires that deferred tax assets and liabilities be established for the basis differences between the reported amounts of assets and liabilities for financial reporting purposes and income tax purposes.

                             WESTINGHOUSE SECURITY

        (PREDECESSOR FINANCIAL STATEMENTS FOR WESTSEC, INC., AN INDIRECT
              WHOLLY-OWNED SUBSIDIARY OF WESTERN RESOURCES, INC.)

  (f) Advertising Costs

     WSS generally expensed broadcast and print advertising costs based on the timing of the release of the advertising materials. Advertising costs are generally recognized upon the first broadcast of the respective advertisement.

  (g) Subscriber Accounts

     Subscriber accounts installed are stated at cost. Direct costs of installed accounts are capitalized. These direct costs include materials and equipment on subscriber premises, installation labor, and other direct installation costs. Accounts purchased are capitalized at amounts paid to acquire these accounts. Such capitalized costs are amortized on a straight-line basis over the average subscriber life of ten years.

  (h) Goodwill

     Goodwill, which represents the excess of purchase price over the fair value of net assets acquired, is amortized on a straight-line basis over 40 years.

  (i) Cash and Cash Equivalents

     Westinghouse historically performed cash management functions for WSS. Disbursements were funded and deposits were swept centrally by Westinghouse and intercompany accounts were used to accumulate net amounts owed or borrowed. WSS maintained certain bank accounts primarily related to payroll, permit fees and customer referral payments. The balances of such accounts are included in cash and cash equivalents in the accompanying balance sheet.

     For purposes of the statement of cash flows, WSS considered all highly liquid investments purchased with a remaining maturity of three months or less at the date acquired to be cash equivalents.

  (j) Related Party Transactions

     WSS received a number of administrative and support services from Westinghouse, participated in certain Westinghouse employee benefit plans, and its results of operations were included in certain of Westinghouse's consolidated income tax returns. Further information about such relationships and transactions is included in notes 5, 6 and 7.

  (k) Long-Lived Assets

     WSS evaluated the expected recoverability of its long-lived assets, including subscriber accounts, as changed events or circumstances indicated that an asset impairment may have been incurred. WSS's management utilized expected undiscounted net cash flows to be generated from the assets under consideration in this evaluation. No impairment charges for long-lived assets were recorded in 1994, 1995 or 1996.

  (l) Concentration of Credit Risk

     Financial instruments which potentially subjected WSS to concentrations of credit risk consist principally of trade receivables from a large number of customers, including both residential and commercial, dispersed across a wide geographic base. WSS extended credit to its customers in the normal course of business, performs periodic credit evaluations and maintains allowances for potential credit losses.

                             WESTINGHOUSE SECURITY

        (PREDECESSOR FINANCIAL STATEMENTS FOR WESTSEC, INC., AN INDIRECT
              WHOLLY-OWNED SUBSIDIARY OF WESTERN RESOURCES, INC.)

  (m) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. On an ongoing basis, management reviews its estimates based on currently available information. Actual results could differ from those estimates.

(2) PROPERTY AND EQUIPMENT

     Property and equipment at December 20, 1995 consist of the following:

            Office equipment........................................  $ 4,456,169
            Furniture and fixtures..................................    1,125,643
            Telecommunications equipment............................      993,444
                                                                      -----------
                                                                        6,575,256
            Less accumulated depreciation...........................   (2,592,879)
                                                                      -----------
                                                                      $ 3,982,377
                                                                      ===========

(3) SUBSCRIBER ACCOUNTS

     Subscriber accounts at December 20, 1995 consist of the following:

            Subscriber accounts....................................  $179,310,610
            Less accumulated amortization..........................   (40,690,326)
                                                                     ------------
                                                                     $138,620,284
                                                                     ============

     During the 52 week period ended December 20, 1995, WSS added approximately 81,000 subscriber accounts and capitalized approximately $40.3 million.

(4) LONG-TERM DEBT

     During 1992 and through 1994, WSS entered into a series of agreements (the "Agreements") to sell certain rights in security alarm monitoring contracts (the "Contracts") to an investor for approximately $76.9 million in cash. The investor financed the transactions through the issuance of three series of secured five-year notes (the "Investor Notes"). For financial reporting purposes, WSS accounted for the transactions as a financing arrangement and recorded the proceeds received from the investor as long-term debt. The amounts recorded as debt were amortized under the interest method. Generally, principal and interest payments on the debt consist of 65% of the monitoring revenues collected under the Contracts. In addition, as part of the Agreements, WSS has provided the investor with certain guarantees with respect to the attrition of Contracts.

     Under the Agreements, WSS had the right but not the obligation, exercisable not more than 15 months or less than 12 months prior to the stated maturity of any series of Investor Notes, to repurchase the Contracts or cause the disposition of Contracts securing a particular series of Investor Notes, for an amount equal to the then fair market value of such Contracts, provided such fair market value will not be less than the amount necessary to satisfy all obligations of the investor related to such series of Investor Notes plus certain taxes, if any (the "Minimum Purchase Price"). In the event of an unsolicited third party offer in excess of the then Minimum Purchase Price to purchase such Contracts prior to 12 months before the stated maturity of any series of Investor Notes, the Agreements provided WSS a right of first refusal to buy such Contracts. In addition, the Agreements provided that WSS would receive 60% of the excess of the fair market value over the

                             WESTINGHOUSE SECURITY

        (PREDECESSOR FINANCIAL STATEMENTS FOR WESTSEC, INC., AN INDIRECT
              WHOLLY-OWNED SUBSIDIARY OF WESTERN RESOURCES, INC.)

Minimum Purchase Price, if any, if WSS repurchases or arranges the sale of such Contracts. If WSS does not repurchase or elect to cause the disposition of the Contracts, the then outstanding long-term debt and cost of such disposed Contracts, which are included in subscriber accounts on the balance sheet, and their related accumulated amortization will be eliminated and the resulting gain or loss will be recognized.

     Based upon management's estimate of the Minimum Purchase Price, as defined in the Agreements, of the underlying subscriber accounts, the fair value of this debt obligation at December 30, 1996 is estimated at approximately $65 million. Management's estimate of fair value has been estimated based on anticipated monthly recurring revenue per account upon the maturity of the respective Agreements and a recurring revenue multiple which is believed to be representative of current market conditions for purchases of aggregate accounts net of any amounts that may be owed to WSS as discussed above. Future repayments given a current estimated fair value of $65 million are as follows: 1997 -- $4.5 million, 1998 -- $26.2 million and 1999 -- $34.3 million. Amounts of interest actually paid approximated interest expense in 1994, 1995 and 1996.

(5) INCOME TAXES

     Components of the income tax benefit are as follows:

                                                                                  53 WEEKS
                                                     52 WEEKS ENDED                ENDED
                                              -----------------------------     ------------
                                              DECEMBER 20,     DECEMBER 20,     DECEMBER 30,
                                                  1994             1995             1996
                                              ------------     ------------     ------------
        Federal:
          Current...........................   $  630,190      $ 11,650,634     $  9,461,664
          Deferred..........................      335,272        (8,865,598)      (7,172,046)
        State:
        Current.............................       86,819         1,605,059        1,303,494
        Deferred............................       28,803          (759,869)        (614,743)
                                              ------------     ------------     ------------
          Total.............................   $1,081,084      $  3,630,226     $  2,978,369
                                               ==========        ==========       ==========

     The difference between the income tax benefit at the federal statutory rate and income tax benefit in the accompanying statements of operations is as follows:

                                                                                    53 WEEKS
                                                       52 WEEKS ENDED                ENDED
                                                -----------------------------     ------------
                                                DECEMBER 20,     DECEMBER 20,     DECEMBER 30,
                                                    1994             1995             1996
                                                ------------     ------------     ------------
        Federal statutory tax rate............       35%              35%              35%
        State income taxes, net of Federal
          benefit.............................        3%               3%               3%
                                                                   -- --            -- --
                                                   ----
                                                     38%              38%              38%
                                                   ====             ====             ====

     No cash was paid for income taxes for the 52 weeks ended December 20, 1994 and 1995 and the 53 weeks ended December 30, 1996.

(6) RELATED PARTY TRANSACTIONS

     During 1994, 1995 and 1996, WSS purchased products from and sold products to other Westinghouse operations on a limited basis. WSS was charged directly for the costs of certain services that Westinghouse provided. These services included information system support, certain accounting functions, such as transac-

                             WESTINGHOUSE SECURITY

        (PREDECESSOR FINANCIAL STATEMENTS FOR WESTSEC, INC., AN INDIRECT
              WHOLLY-OWNED SUBSIDIARY OF WESTERN RESOURCES, INC.)

tion processing, legal services, human resources and telecommunications. Westinghouse also provided WSS with other services, as needed, including printing, productivity and other consulting services. For the 52 weeks ended December 20, 1994 and 1995, amounts charged for these services were not significant. For the 53 weeks ended December 30, 1996, approximately $1.1 million was charged to WSS for these services, primarily for telecommunications. Historically, these transactions were not settled in cash, but instead recorded in intercompany payable accounts. Since this obligation was not repaid by WSS to Westinghouse, amounts accrued were recorded as contributed capital in the accompanying balance sheet of WSS. At December 31, 1995 this intercompany balance approximated $34.9 million.

     Westinghouse allocated a portion of its corporate expenses to its business units and subsidiaries. These allocated costs include certain corporate overhead, including among others, corporate legal, environmental and insurance. These corporate expenses were allocated primarily based on payroll costs and revenue. Such allocations were not necessarily indicative of actual results and it is not practical for management to estimate the level of expenses that might have been incurred had WSS operated as a separate stand-alone entity. Amounts allocated to WSS by Westinghouse approximated $652,000, $660,000 and $802,000 in 1994, 1995 and 1996, respectively.

(7) EMPLOYEE BENEFIT PLANS

     WSS maintained savings plans which qualify under Section 401(k) of the Internal Revenue Code. The savings plans allowed eligible employees to contribute up to 15% of their income on a pretax basis to such savings plans. WSS, at its discretion, may have elected to match 50% of the employee's contribution up to the first 6% of the employee's compensation. The charge to operations for WSS' matching contribution approximated $135,000, $376,000 and $449,000 in 1994, 1995 and 1996, respectively.

(8) COMMITMENTS AND CONTINGENCIES

     WSS leased office space and other equipment under noncancellable operating leases that require aggregate minimum future rentals of:

                                                                 (IN THOUSANDS)
                                                                 --------------
                Year ending December 31
                  1997.........................................      $2,206
                  1998.........................................       1,739
                  1999.........................................       1,248
                  2000.........................................         882
                  2001.........................................         642
                  Thereafter...................................       1,701
                                                                 -----------
                                                                     $8,418
                                                                 ===========

     Total rental expense recognized for the 52 weeks ended December 20, 1994 and 1995 and the 53 weeks ended December 30, 1996 for operating leases was approximately $1,887,000, $3,356,000, and $3,409,000, respectively.

     During the 52 weeks ended December 20, 1994 and 1995, WSS recognized losses related to a remaining purchase commitment of $850,000 and $650,000, respectively, based upon management's estimate of the current market value of certain equipment inventory which was substantially less than the remaining contractual commitment.

                             WESTINGHOUSE SECURITY

        (PREDECESSOR FINANCIAL STATEMENTS FOR WESTSEC, INC., AN INDIRECT
              WHOLLY-OWNED SUBSIDIARY OF WESTERN RESOURCES, INC.)

     WSS was a party to claims and matters of litigation incidental to the normal course of its business. The resolution of these matters is not expected to have a material adverse effect on WSS's financial position or results of operations.

                       CENTENNIAL SECURITY HOLDINGS, INC.

                      UNAUDITED CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1997

                                     ASSETS

Current assets:
  Cash and cash equivalents.....................................................  $   909,923
  Accounts receivable, net of allowance of $280,310.............................    4,218,322
  Note receivable...............................................................       75,000
  Inventory.....................................................................    1,938,183
  Prepaid expenses..............................................................    1,090,636
                                                                                  -----------
Total current assets............................................................    8,232,064

Fixed assets, net...............................................................    6,173,259
Intangibles, net................................................................   44,141,911
Other assets....................................................................      672,921
                                                                                  -----------
Total assets....................................................................  $59,220,155
                                                                                  ===========
                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable, current portion................................................  $    44,438
  Accounts payable..............................................................    1,622,914
  Accrued expenses..............................................................    1,161,305
  Customer Deposit Liability....................................................      533,532
  Unearned income...............................................................    1,829,750
                                                                                  -----------
Total current liabilities.......................................................    5,191,939

Notes payable, less current portion.............................................   11,126,605
Subordinated notes payable......................................................   10,000,000
Mandatory Redeemable Preferred stock, $.001 par value:
  Series A (91,000 shares authorized, 91,000 issued and outstanding)............    1,820,000
  Series B (438,049 shares authorized, 438,049 issued and outstanding)..........   11,935,801
  Series C (150,000 shares authorized, 150,000 issued and outstanding)..........    5,250,000
  Series D (860,716 shares authorized, 860,716 issued and outstanding)..........   23,064,372
                                                                                  -----------
Total liabilities...............................................................   68,388,717
                                                                                  -----------
Stockholders' equity
  Common stock, $.001 par value: (1,500,000 shares authorized, 95,199 issued and
     outstanding)...............................................................           95
  Additional paid in capital....................................................      327,405
  Accumulated deficit...........................................................   (9,496,062)
                                                                                  -----------
Total stockholders' equity (deficit)............................................   (9,168,562)
                                                                                  -----------
Total liabilities and stockholders' equity......................................  $59,220,155
                                                                                  ===========

           See accompanying notes to unaudited financial statements.

                       CENTENNIAL SECURITY HOLDINGS, INC.

                 UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

REVENUES
  Monitoring revenues.........................................................    $ 5,876,491
  Installation revenues.......................................................      3,154,939
  Service revenues............................................................        695,890
                                                                                  -----------
Total revenues................................................................      9,727,320
                                                                                  -----------
Cost of revenues:
  Monitoring expenses.........................................................      1,042,018
  Installation expenses.......................................................      1,500,264
  Service expenses............................................................      1,242,934
                                                                                  -----------
Total cost of revenues........................................................      3,785,216
                                                                                  -----------
Gross profit..................................................................      5,942,104
Operating expenses
  Selling and marketing expenses..............................................      2,948,411
  General and administrative expenses.........................................      2,644,814
  Depreciation and amortization...............................................      2,644,440
                                                                                  -----------
Operating loss................................................................     (2,295,560)
Interest expense, net.........................................................      1,091,964
                                                                                  -----------
Net loss......................................................................    $(3,387,524)
                                                                                   ==========

           See accompanying notes to unaudited financial statements.

                       CENTENNIAL SECURITY HOLDINGS, INC.

       UNAUDITED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                                        ADDITIONAL                          TOTAL
                                             COMMON      PAID-IN       ACCUMULATED      STOCKHOLDERS'
                                             STOCK       CAPITAL         DEFICIT       EQUITY (DEFICIT)
                                             ------     ----------     -----------     ----------------
Balance at December 31, 1996...............   $ 95       $ 327,405     $(6,108,538)      $ (5,781,038)
Net loss...................................     --              --      (3,387,524)        (3,387,524)
                                               ---        --------     -----------        -----------
Balance at June 30, 1997...................   $ 95       $ 327,405     $(9,496,062)      $ (9,168,562)
                                               ===        ========     ===========        ===========

                       CENTENNIAL SECURITY HOLDINGS, INC.

                 UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

Cash flows from operating activities:
  Net loss.....................................................................  $ (3,387,524)
  Adjustments to reconcile net loss to net cash provided by operating activities:
     Depreciation and amortization.............................................     2,644,441
  Changes in operating assets and liabilities:
     Accounts receivable.......................................................    (1,601,113)
     Inventory.................................................................      (597,309)
     Intangibles...............................................................    (1,174,749)
     Other assets..............................................................      (518,797)
     Accounts payable, accrued expenses and other..............................        (9,315)
     Unearned income...........................................................       462,902
                                                                                 ------------
       Net cash used by operating activities...................................    (4,181,463)
                                                                                 ------------
Cash flows from investing activities:
  Purchase of security companies (net of cash acquired)........................    (6,899,626)
  Purchases of property, plant and equipment...................................    (2,691,580)
                                                                                 ------------
       Net cash used in investing activities...................................    (9,591,206)
                                                                                 ------------
Cash flows from financing activities:
  Issuance of preferred stock..................................................    21,564,400
  Proceeds from borrowings.....................................................     6,900,000
  Payments on borrowings.......................................................   (14,071,002)
                                                                                 ------------
       Net cash provided from financing activities.............................    14,393,398
                                                                                 ------------
       Net increase in cash and cash equivalents...............................       620,729
Cash at beginning of period....................................................       289,194
                                                                                 ------------

Cash at end of year............................................................  $    909,923
                                                                                 ============

           See accompanying notes to unaudited financial statements.

              CENTENNIAL SECURITY HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         (DOLLAR AMOUNTS IN THOUSANDS)

 1. BASIS OF CONSOLIDATION AND INTERIM FINANCIAL INFORMATION:

     The accompanying unaudited consolidated financial statements include the accounts of Centennial Security Holdings, Inc. ("Centennial Holdings") and its wholly owned subsidiary Centennial Security, Inc. ("Centennial"). The assets, results of operations and stockholders' equity of Centennial comprise substantially all the assets, results of operations and stockholders' equity of Centennial Holdings on a consolidated basis. Centennial Holdings' principal assets and sole operations are in and through its investment in Centennial. All significant intercompany balances and transactions have been eliminated in consolidation. Separate financial statements for Centennial have not been provided because Centennial Holdings does not believe such separate financial statements are material to investors. Centennial Holdings' unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with the instructions to Form 10-Q which mandate adherence to Rule 10-01 of Regulation S-X. Accordingly, certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. These financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 1996 included in this Proxy Statement. In the opinion of management of Centennial Holdings, all adjustments, consisting of only normal recurring adjustments, considered necessary for a fair presentation have been included. The results of operations for the six month period ended June 30, 1997 is not necessarily indicative of the results to be expected for the full year.

     Recent Accounting Pronouncements: In June 1997, FASB issued SFAS No.
130 -- "Reporting Comprehensive Income," which is required to be adopted for fiscal years beginning after December 15, 1997. This statement requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid in capital in the equity section of the statement of financial position. As the required disclosures will be supplementary to the existing required financial information, the new pronouncement will not affect previously reported results of operations.

 2. SUBSCRIBER ACCOUNTS AND INTANGIBLES:

     Subscriber accounts and intangibles (at cost) consist of the following:

                                                                           JUNE 30, 1997
                                                                           -------------
        Acquired subscriber accounts....................................      $36,398
        Debt issuance costs.............................................        1,387
        Goodwill and other..............................................       12,450
                                                                              -------
                                                                               50,235
        Less accumulated amortization...................................       (6,093)
                                                                              -------
                                                                              $44,142
                                                                              =======

 3. AMENDMENTS TO REVOLVING CREDIT FACILITY:

     On October 17, 1996, Centennial entered into a $50,000 loan agreement (the "T-D Loan Agreement") with Toronto-Dominion (Texas), Inc. as Agent, several financial institutions (the "Lenders") and The Toronto-Dominion Bank as Issuing Bank. The terms of the T-D Loan Agreement include various covenants which provide among other things, for the maintenance of certain predefined ratios among debt, senior debt, interest expense and cash flow as well as restricting the payment of dividends. At June 30, 1997, Centennial would have been in technical violation of these covenants if the Agent and the Lenders had not waived compliance with those respective covenants. On June 25, 1997, Centennial and the Agent and the Lenders

              CENTENNIAL SECURITY HOLDINGS, INC. AND SUBSIDIARIES

                         (DOLLAR AMOUNTS IN THOUSANDS)

executed the First Amendment, Supplement and Limited Waiver to Loan Agreement (the "First Amendment") which reduced the available commitment to $15,700, reduced certain covenants and removed the restrictions on the repurchase of certain shares of Common Stock and Series B Preferred Stock. On July 22, 1997, Centennial and the Agent executed the Second Amendment and Supplement to Loan Agreement (the "Second Amendment") which increased the available commitment to $25,700 upon pro forma compliance with certain covenants, and provided for the reinstatement of the original $50,000 commitment. Management believes that Centennial is in compliance with all of the requirements of the T-D Loan Agreement as amended by the Second Amendment and the full $50,000 commitment would be reinstated upon request to the Agent and the Lenders.

 4. INCOME TAXES:

     Differences between the tax basis of assets and liabilities and their financial reporting amounts that give rise to significant portions of deferred income tax items are as follows:

                                                                      JUNE 30, 1997
                                                                      -------------
            Deferred tax assets (liabilities):
              Net operating losses..................................     $ 2,925
              Acquired subscriber accounts..........................        (153)
              Other.................................................           5
                                                                      -------------
                                                                           2,777
            Valuation allowance.....................................      (2,777)
            Net deferred tax assets.................................     $    --
                                                                      ==========

     Centennial Holdings had net operating loss carry-forwards, subject to certain limitations, for regular federal income tax purposes of approximately $7,500 at June 30, 1997, which begin expiring in 2009 and continue to expire through 2011. Utilization of the net operating losses may be subject to a substantial annual limitation due to the ownership change provisions of Internal Revenue Code Section 382. The valuation allowance has been established until it is more likely than not that the deferred tax assets will be realized.

 5. COMMITMENTS AND CONTINGENCIES:

     Centennial Holdings is party to claims and other matters of litigation incidental to the normal course of business. The ultimate outcome of these matters cannot presently be determined; however, in the opinion of management of Centennial Holdings, the resolution of these matters will not have a material adverse effect on Centennial Holdings consolidated financial position, results of operations and cash flows.

 6. TRANSACTIONS WITH AFFILIATED AND RELATED PARTIES:

     During June 1997, the Company entered into a Stock Purchase, Assignment and Termination Agreement (the "Masada Agreement") with Masada Security, Inc. ("Masada") to repurchase all of the Common Stock and all of the Series B Preferred Stock owned by Masada for $1,500. The Masada Agreement also provided for the termination of the June 10, 1994 Monitoring Agreement as amended and for Masada to assign and Centennial to assume all of Masada's rights, title and interest in and to the Purchase Agreement dated June 10, 1994, the B Preferred Stock Purchase Agreement dated July 11, 1995, the Registration Agreement dated July 11, 1995 and the Stockholders Agreement dated July 11, 1995. The Masada Agreement also provided for Centennial to pay the outstanding balance on the May 1, 1996 Promissory Note in the amount of $29 plus accrued interest. This transaction was closed in July 1997.

              CENTENNIAL SECURITY HOLDINGS, INC. AND SUBSIDIARIES

                         (DOLLAR AMOUNTS IN THOUSANDS)

     On June 30, 1997, Centennial acquired substantially all of the assets of the Shiver Security Systems Unlimited Inc. for $5,274. The President and principal owner of Shiver Security Systems Unlimited Inc. is a relative of Centennial's Chief Executive Officer and President. Centennial believes that the terms of this acquisition were comparable to those that would have been negotiated with a non-related party.

 7. SUBSEQUENT EVENTS:

     On October 2, 1997, Centennial entered into a Stock Purchase Agreement dated as of October 2, 1997 (the "Purchase Agreement") with Westar Capital, Inc., a Kansas corporation ("Westar") or its permitted assignee ("Buyer"). Pursuant to the Purchase Agreement, Westar or Buyer will purchase all of the capital stock of Centennial.

     On July 30, 1997, Protection One, Inc. ("POI") entered into a contribution agreement dated July 30, 1997 (the "Contribution Agreement") with Western Resources, Inc., a Kansas corporation ("Western Resources"). Pursuant to, and on and subject to the terms and conditions of, the Contribution Agreement, Western Resources will contribute to POI all of the outstanding capital stock of Westsec, Inc. and Westar Security, Inc., which comprise all of Western Resources security alarm monitoring services.

     Consummation of the Purchase Agreement and Contribution Agreement is subject to various approvals including expiration or termination of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     Subsequent to June 30, 1997, Centennial purchased three security companies. Aggregate acquisition costs were $11,428, excluding liabilities assumed of $1,689. Consideration consisted of cash of $8,501 and liabilities of $1,238. The acquisitions have been accounted for under the purchase method.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Centennial Security Holdings, Inc.

     We have audited the accompanying consolidated balance sheets of Centennial Security Holdings, Inc. as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Centennial Security Holdings, Inc. at December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP


Cincinnati, Ohio

March 22, 1997

                       CENTENNIAL SECURITY HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                           DECEMBER 31,
                                                                    ---------------------------
                                                                       1996            1995
                                                                    -----------     -----------
Current assets:
  Cash and cash equivalents.......................................  $   289,194     $ 4,431,574
  Accounts receivable, net of allowances of $492,000 ($265,000 in
     1995)........................................................    2,692,209       1,218,062
  Note receivable -- officer......................................           --         200,000
  Inventory.......................................................    1,340,874         867,428
  Prepaid expenses................................................      356,335         404,664
                                                                    -----------     -----------
Total current assets..............................................    4,678,612       7,121,728
Fixed assets, net.................................................    4,122,894       2,221,960
Intangibles, net..................................................   38,441,486      37,289,062
Other assets......................................................      517,730         488,932
                                                                    -----------     -----------
Total assets......................................................  $47,760,722     $47,121,682
                                                                     ==========      ==========
                        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Notes payable, current portion..................................  $ 2,162,393     $ 1,955,688
  Accounts payable................................................    2,701,398       1,458,758
  Accrued expenses................................................    1,416,348       1,930,196
  Customer deposit liability......................................      709,320              --
  Unearned income.................................................    1,366,848       1,478,206
                                                                    -----------     -----------
Total current liabilities.........................................    8,356,307       6,822,848
Notes payable, less current portion...............................   16,179,652      12,024,145
Subordinated notes payable........................................   10,000,000      10,000,000
Mandatory Redeemable Preferred stock, $.001 par value:
     Series A (91,000 shares authorized, 91,000 issued and
      outstanding in 1996 and 1995)...............................    1,820,000       1,820,000
     Series B (438,049 shares authorized, 438,049 issued and
      outstanding in 1996 and 1995)...............................   11,935,801      11,935,801
     Series C (150,000 shares authorized, 150,000 issued and
      outstanding in 1996 and 1995)...............................    5,250,000       5,250,000
                                                                    -----------     -----------
          Total liabilities.......................................   53,541,760      47,852,794
                                                                    -----------     -----------
Stockholders' equity (deficit):
     Common stock, $.001 par value:
       (1,500,000 shares authorized, 95,199 issued and outstanding
      in 1996 and 1995)...........................................           95              95
     Common stock -- Class A, $.001 par value (300,000 shares
      authorized, none issued in 1996 or 1995)....................           --              --
     Common stock -- Class B, $.001 par value (5,000 shares
      authorized, none issued in 1996 or 1995)....................           --              --
Additional paid-in capital........................................      327,405         327,405
Accumulated deficit...............................................   (6,108,538)     (1,058,612)
                                                                    -----------     -----------
Total stockholders' equity (deficit)..............................   (5,781,038)       (731,112)
                                                                    -----------     -----------
Total liabilities and stockholder's equity (deficit)..............  $47,760,722     $47,121,682
                                                                     ==========      ==========

                            See accompanying notes.

                       CENTENNIAL SECURITY HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                      YEAR ENDED DECEMBER 31,
                                                                     --------------------------
                                                                        1996            1995
                                                                     -----------     ----------
REVENUES
Monitoring revenues................................................  $10,361,956     $1,072,240
Installation revenues..............................................    5,534,587        886,572
Service revenues...................................................    1,379,306        128,993
                                                                     -----------     ----------
Total revenues.....................................................   17,275,849      2,087,805
COST OF REVENUE:
  Monitoring expenses..............................................    1,584,578        179,447
  Installation expenses............................................    3,119,019        593,415
  Service expenses.................................................    2,539,273        109,984
                                                                     -----------     ----------
Total cost of revenues.............................................    7,242,870        882,846
                                                                     -----------     ----------
Gross profit.......................................................   10,032,979      1,204,959
OPERATING EXPENSES
Selling and marketing expenses.....................................    3,538,116        391,351
General and administrative expenses................................    4,202,474      1,347,088
Depreciation and amortization......................................    4,491,238        389,799
                                                                     -----------     ----------
Operating loss.....................................................   (2,198,849)      (923,279)
Interest (expense) income, net.....................................   (2,851,077)        76,834
                                                                     -----------     ----------
Net loss...........................................................  $(5,049,926)    $ (846,445)
                                                                     ===========     ==========

                            See accompanying notes.

                       CENTENNIAL SECURITY HOLDINGS, INC.

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                    COMMON   COMMON
                                                                    STOCK    STOCK    ADDITIONAL                      TOTAL
                                                           COMMON   CLASS    CLASS     PAID-IN     ACCUMULATED    STOCKHOLDERS'
                                                           STOCK      A        B       CAPITAL       DEFICIT     EQUITY (DEFICIT)
                                                           ------   ------   ------   ----------   -----------   ----------------
Balance at January 1, 1995...............................   $ --     $ 28     $  5     $327,467    $ (212,167)     $    115,333
  Conversion of Class A and B common shares..............     95      (28)      (5)         (62)           --                --
  Net loss...............................................     --       --       --           --      (846,445)         (846,445)
                                                             ---     ----      ---     --------    -----------      -----------
Balance at December 31, 1995.............................     95       --       --      327,405    (1,058,612)         (731,112)
  Net loss...............................................     --       --       --           --    (5,049,926)       (5,049,926)
                                                             ---     ----      ---     --------    -----------      -----------
Balance at December 31, 1996.............................   $ 95     $ --     $ --     $327,405    $(6,108,538)    $ (5,781,038)
                                                             ===     ====      ===     ========    ===========      ===========

                            See accompanying notes.

                       CENTENNIAL SECURITY HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                     YEAR ENDED DECEMBER 31,
                                                                   ----------------------------
                                                                      1996             1995
                                                                   -----------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss.........................................................  $(5,049,926)    $   (846,445)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Depreciation and amortization..................................    4,491,238          389,799
  Changes in operating assets and liabilities:
     Accounts receivable.........................................     (600,446)        (313,844)
     Inventory...................................................     (273,663)        (117,605)
     Intangibles.................................................   (2,625,522)         (23,875)
     Prepaid expenses and other assets...........................      (59,613)        (391,734)
     Accounts payable and accrued expenses.......................      274,077         (914,778)
     Unearned income and customer deposits.......................       96,437         (222,573)
                                                                   -----------     ------------
Net cash used by operating activities............................   (3,747,418)      (2,441,055)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of security companies, net of cash acquired.............   (2,199,161)     (12,580,881)
Purchase of fixed assets.........................................   (2,558,013)        (530,182)
                                                                   -----------     ------------
Net cash used in investing activities............................   (4,757,174)     (13,111,063)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of preferred and common stock...........................           --       11,935,801
Proceeds from borrowings.........................................    6,050,000        6,317,000
Payments on borrowings...........................................   (1,687,788)          (7,211)
                                                                   -----------     ------------
Net cash provided from financing activities......................    4,362,212       18,245,590
                                                                   -----------     ------------
Net (decrease) increase in cash and cash equivalents.............   (4,142,380)       2,693,472
Cash at beginning of year........................................    4,431,574        1,738,102
                                                                   -----------     ------------
Cash at end of year..............................................  $   289,194     $  4,431,574
                                                                   ===========     ============

                            See accompanying notes.

                       CENTENNIAL SECURITY HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1.  THE COMPANY

     Centennial Security Holdings, Inc. provides protective services to commercial and residential customers primarily by selling, installing, servicing and monitoring electronic security systems principally in the Midwestern and Northeastern United States.

BASIS OF CONSOLIDATION

     The consolidated financial statements include the accounts of Centennial Security Holdings, Inc. ("Centennial Holdings") and its wholly owned subsidiary, Centennial Security, Inc., ("Centennial" and collectively "the Company.") The Company began operations with its first acquisition in March 1995. The assets, results of operations and stockholders' equity of Centennial comprise substantially all the assets, results of operations and stockholders' equity of Centennial Holdings on a consolidated basis. Centennial Holdings principal assets and sole operations are in and through its investment in Centennial. All significant intercompany balances and transactions have been eliminated in the consolidation. Separate financial statements for Centennial have not been provided because Centennial Holdings does not believe such separate financial statements are material to investors.

2.  SUMMARY OF SIGNIFICANT POLICIES

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of cash on hand, in banks, and highly liquid investments with a maturity of less than three months when purchased. Included in 1995's cash and cash equivalents is a $1,945,722 certificate of deposit held as security for an outstanding letter of credit issued as collateral for notes payable in connection with an acquisition. The note was paid in full in 1996 and the restriction was released.

INVENTORY

     Inventory is recorded at the lower of cost or market, using the first-in, first-out method. Inventory is comprised of alarm systems and parts for new installations and maintenance of existing systems.

REVENUES

     Security system installation revenues are recognized when installation of the system is complete. Monitoring and service revenue are recognized when services have been provided. Unearned income results from billings in advance of performance of the monitoring service.

FIXED ASSETS

     Fixed assets are recorded at cost. Depreciation and amortization are determined using the straight-line method over the following estimated useful lives:

Capitalized security systems..........    5 years
Vehicles..............................    2-5 years
Central station equipment.............    7 years
Furniture, fixtures, and equipment....    5-10 years
Leasehold improvements................    Lesser of life of lease or asset

     Capitalized security systems, which are located on the subscribers' premises, include materials, direct installation labor, and an allocation of overhead.

                       CENTENNIAL SECURITY HOLDINGS, INC.

                               DECEMBER 31, 1996

2. SUMMARY OF SIGNIFICANT POLICIES (CONTINUED)
INTANGIBLES

     Included in intangibles are subscriber accounts, covenants not to compete, deferred financing costs, and goodwill. Subscriber accounts and covenants not to compete were determined by independent appraisals of the net assets acquired. Goodwill represents the excess of cost over fair value of the net assets acquired.

     The cost of the subscriber accounts is being amortized over ten years. It is the policy of the Company to periodically review the actual account attrition and, if necessary, adjust the remaining lives.

     Goodwill is amortized on a straight-line basis over 20 years. Covenants not to compete are amortized on a straight-line basis ranging from 5 to 15 years, based on the terms of the related agreements. Deferred financing costs are amortized over the terms of the related agreements.

INCOME TAXES

     Deferred tax liabilities and assets reflect the tax effect of temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year the differences are expected to reverse in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

RECLASSIFICATIONS

     Certain 1995 amounts have been reclassified to conform with the current-year presentation.

USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. ACQUISITIONS

     During 1996, the Company purchased two security companies. Aggregate acquisition costs in 1996 were $3,334,463, excluding liabilities assumed of $887,957. Consideration consisted of cash of $2,199,161 and liabilities of $247,345. The acquisitions have all been accounted for under the purchase method. These financial statements include the results of operations of the acquired companies from their respective dates of acquisition.

     During 1995, the Company purchased four security companies. Aggregate acquisition costs in 1995 was $35,476,603, excluding liabilities assumed of $6,415,480. Consideration consisted of cash of $12,580,881, notes of $17,645,722, and 150,000 shares of Series C preferred stock, with an ascribed value of $5,250,000. The acquisitions have all been accounted for under the purchase method. These financial statements include the results of operations of the acquired companies from their respective dates of acquisition.

     The following unaudited pro forma condensed consolidated results of operations present information as if the acquisition had occurred as of the beginning of each period presented. The pro forma information is presented after giving effect to certain adjustments for the amortization of subscriber accounts and interest expense. Certain of the acquisitions' expenses were estimated based on annual amounts incurred. Management believes the estimates provide a reasonable approximation of actual results. The pro forma information is

                       CENTENNIAL SECURITY HOLDINGS, INC.

                               DECEMBER 31, 1996

provided for informational purposes only. It is based on historical information and is not necessarily indicative of future results of operations.

                                                           PRO FORMA FOR THE YEAR ENDED
                                                                   DECEMBER 31
                                                           ----------------------------
                                                              1996             1995
                                                           -----------     ------------
        Revenues.........................................  $18,072,825     $ 13,120,652
        Net loss.........................................   (4,991,493)      (1,859,121)

4. FIXED ASSETS

     Fixed assets consist of the following:

                                                                     DECEMBER 31
                                                              -------------------------
                                                                 1996           1995
                                                              ----------     ----------
        Capitalized security systems........................  $3,687,145     $1,378,183
        Vehicles............................................     104,189        121,335
        Central station equipment...........................     376,467        367,484
        Furniture, fixtures, and equipment..................     698,437        411,763
        Leasehold improvements..............................      43,423          9,980
                                                              ----------     ----------
                                                               4,909,661      2,288,745
        Accumulated depreciation............................    (786,767)       (66,785)
                                                              ----------     ----------
                                                              $4,122,894     $2,221,960
                                                               =========      =========

5. INTANGIBLES

     A summary of intangible assets is as follows:

                                                                    DECEMBER 31
                                                            ---------------------------
                                                               1996            1995
                                                            -----------     -----------
        Subscriber accounts...............................  $30,401,784     $27,656,400
        Covenants not to compete..........................    1,358,166       1,155,519
        Goodwill..........................................    9,698,181       8,704,396
        Deferred financing costs..........................      860,202              --
        Organization cost and trademark...................      239,585          92,329
                                                            -----------     -----------
                                                             42,557,918      37,608,644
        Accumulated amortization..........................   (4,116,432)       (319,582)
                                                            -----------     -----------
                                                            $38,441,486     $37,289,062
                                                             ==========      ==========

     Effective January 1, 1996, the Company adopted the provisions of Financial Accounting Standards Board Statement No. 121, "Accounting for the Impairment of Long-Lived Assets To Be Disposed Of." This statement requires impairment losses to be recognized for long-lived assets used in operations when events and circumstances indicates that the assets might be impaired and the undiscounted cash flows are not sufficient to recover the asset's carrying amount. The adoption of this statement did not have a material impact on the Company's consolidated financial statements.

                       CENTENNIAL SECURITY HOLDINGS, INC.

                               DECEMBER 31, 1996

6. OTHER ASSETS

     A summary of other assets is as follows:

                                                                    DECEMBER 31
                                                            ---------------------------
                                                               1996            1995
                                                            -----------     -----------
        Operating lease deposits..........................  $    67,730     $    38,932
        Note receivable...................................      450,000         450,000
                                                            -----------     -----------
                                                            $   517,730     $   488,932
                                                             ==========      ==========

     The note receivable is related to one of the security companies acquired in 1995 and will be paid at the time of Centennial's last two interest payments due in July 2000 and January 2001. (See Note 7 for further discussion of notes payable.)

7. NOTES PAYABLE

     Notes payable consist of the following:

                                                                    DECEMBER 31
                                                            ---------------------------
                                                               1996            1995
                                                            -----------     -----------
        Revolving credit facility (i).....................  $10,450,000     $ 6,300,000
        Note payable -- acquisition (ii)..................    5,700,000       7,645,722
        Note payable -- term (iii)........................    2,000,000              --
        Notes payable -- other (iv).......................      192,045          34,111
                                                            -----------     -----------
                                                             18,342,045      13,979,833
        Current maturities of notes payable...............    2,162,393       1,955,688
                                                            -----------     -----------
                                                            $16,179,652     $12,024,145
                                                             ==========      ==========

          (i) On October 17, 1996, the Company entered into a $50,000,000 revolving credit loan agreement with the Toronto-Dominion Bank replacing the 1995 Midlantic Bank N.A. credit facility. The revolving credit loan agreement matures on October 17, 2001 and is available to provide working capital to fund the growth and development of the Company. As of December 31, 1996, the Company has utilized $16,150,000 of the available credit line, $10,450,000 in actual advances, and $5,700,000 for letters of credit contracts issued as collateral for notes issued in connection with an acquisition. Subsequent to year-end, the Company repaid the $10,450,000 in advances whereby only the $5,700,000 letters of credit are outstanding against the $50,000,000 credit line. The revolving credit loan bears interest at prime plus 1.25 percent with an interest rate of 9.50 percent at December 31, 1996. The terms of the revolving credit agreement includes various covenants which provide, among other things, for the maintenance of certain predefined ratios among debt, senior debt, interest expense, and cash flow as well as restricting the payment of dividends. At December 31, 1996, the Company was in technical violation of certain of these covenants. The lenders have waived compliance with those respective covenants as of March 31, 1997. As a result of the Series D preferred stock offering, the Company is presently in compliance and anticipates remaining so throughout the year (See Note 9).

          (ii) In connection with the acquisition of a security company in December 1995, the Company issued notes to the seller aggregating $7,645,722. In January 1996, the Company paid $1,945,722 and the balance, $5,700,000 is due in January 2001. Interest is at 12 percent per annum and is payable semi-annually.

                       CENTENNIAL SECURITY HOLDINGS, INC.

                               DECEMBER 31, 1996

7. NOTES PAYABLE (CONTINUED)
          (iii) The Company was a party to a $2,000,000 subordinated six month bridge loan, bearing interest at 10 percent. The notes and $45,479 of accrued interest were converted into Series D Preferred Stock on January 8, 1997.

          (iv) Notes payable -- other consist primarily of various notes payable to banks. Interest on these notes ranges from 8.25 percent to 10.64 percent.

     Scheduled maturities of notes payable is as follows:

                1997............................................  $ 2,162,393
                1998............................................       21,125
                1999............................................        7,093
                2000............................................        1,434
                2001............................................   16,150,000
                                                                  -----------
                                                                  $18,342,045
                                                                   ==========

     Interest paid during 1996 and 1995 was $2,484,090 and $101,795, respectively.

     The carrying value of the Company's debt approximates fair market value.

8. SUBORDINATED NOTES PAYABLE

     The Company issued unsecured subordinated notes payable aggregating $10,000,000 in connection with the acquisition of a security company. The notes bear interest at the rate of 8 percent per annum and are payable annually in arrears. Principal payments are due in four annual installments of $1,000,000 beginning in December 2001 with a balloon payment of $6,000,000 due at December 2005.

9. REDEEMABLE PREFERRED STOCK

     Series A Preferred Stock -- the Company has 91,000 outstanding shares of Series A convertible preferred stock at December 31, 1996 and 1995. Each share is convertible into one share of the Company's common stock. At any time after July 2002 and prior to the consummation of a public offering, each holder of the Series A preferred stock shall have the right to require the Company to repurchase all or any portion of the Series A preferred stock at $20.00 per share. If the Series A preferred stock has been converted, each shareholder shall have the right to put the stock back to the Company at market value as determined by an investment banking firm selected by the Company and the shareholders exercising the put option.

     Series B Preferred Stock -- the Company has 438,049 outstanding shares of Series B convertible preferred stock at December 31, 1996 and 1995. Each share is convertible into one share of the Company's common stock. At any time after July 2002 and prior to the consummation of a public offering, each shareholder of the Series B preferred stock shall have the right to require the Company to repurchase all or a portion of the Series B preferred stock at $27.50 per share. If the Series B preferred stock has been converted to common stock, each shareholder shall have the right to put the stock back to the Company, based on the same method as for the Series A preferred stock discussed previously.

     Series C Preferred Stock -- the Company has 150,000 outstanding shares of Series C convertible preferred stock at December 31, 1996 and 1995. Prior to the 1997 Series D issuance, each share was convertible into one share of the Company's common stock. If and only if the holders of the Series A or Series B preferred stock have required the Company to purchase all or a portion of their shares, then each holder of Series C preferred stock shall have the right to require the Company to repurchase all or any portion of the Series C preferred stock held by such holder at $35.00 per share. If and only if the holders of the Series A or Series B preferred stock have required the Company to purchase all or a portion of their shares,

                       CENTENNIAL SECURITY HOLDINGS, INC.

                               DECEMBER 31, 1996

9. REDEEMABLE PREFERRED STOCK (CONTINUED) then each Series C preferred stockholder has the same put rights as for the Series A and B holders discussed previously.

     Subsequent to year-end, the Company issued 860,716 shares of a new class of preferred stock (Series D) at a price of $28.00 per share. Each share is convertible into one share of the Company's common stock. At any time after July 2002 and prior to the consummation of a public offering, each shareholder of the Series D preferred stock shall have the right to require the Company to repurchase all or a portion of the Series D preferred stock at $28.00 per share. If the Series D preferred stock has been converted to common stock, each shareholder shall have the right to put the stock back to the Company based on the same method as for the Series A, B, and C holders discussed previously. Additionally, the issuance of the Series D preferred shares triggered the anti-dilution provisions of the Series C stock purchase agreement which resulted in the Series C multiple being increased to 1.21 common shares per preferred share which yields an effective price per common share of $28.84.

     If the Company, in good faith, is unable to honor the redemptions discussed above because it cannot obtain sufficient financing or because of restrictions contained in the Company's debt documents, the Company shall use its best efforts to take all such actions as are necessary to honor the redemption, including the refinancing of the Company's debt or the sale of the Company.

     In July 1995, the outstanding Class A and B common stock was converted to 95,199 shares of common stock. All of the preferred and common shares have identical voting rights.

10. STOCK OPTION PLAN

     The Board of Directors adopted, and the stockholders of the Company approved, a stock option plan (the Plan). The Plan provides for the award of incentive stock options to directors, officers, and key employees. These options are intended to qualify as incentive stock options (ISOs) under the Internal Revenue Code or nonstatutory stock options (NSOs) which are not intended to qualify. The Company has reserved 200,000 shares of common stock for issuance under the Plan. All stock options have been granted at fair value as determined by the Company's Board of Directors.

     At December 31, 1996, options for 24,370 shares were exercisable at prices of $10.00 to $27.50 per share. There were 3,264 options exercisable at a price of $10.00 per share at December 31, 1995.

                                                            NUMBER OF     OPTION PRICE
                                                             SHARES         PER SHARE
                                                            ---------     -------------
        Outstanding at January 1, 1995....................      9,600            $10.00
          Options granted.................................     22,000     $22.50-$27.50
                                                              -------
        Outstanding at December 31, 1995..................     31,600     $10.00-$27.50
          Options granted.................................     79,150            $22.50
          Options terminated..............................    (14,500)           $22.50
                                                              -------
        Outstanding at December 31, 1996..................     96,250     $10.00-$27.50
                                                              =======

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for the participants' options because the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock Based Compensation," requires use of option valuation models that were not developed for use in valuing such options. However, the effect of applying Statement No. 123's fair value method results in net earnings that are not materially different from amounts reported.

                       CENTENNIAL SECURITY HOLDINGS, INC.

                               DECEMBER 31, 1996

11. INCOME TAXES

     Differences between the tax basis of assets and liabilities and their financial reporting amounts that give rise to significant portions of deferred income tax items are as follows:

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 1996           1995
                                                              ----------     ----------
        Deferred tax assets (liabilities):
          Net operating losses............................    $2,125,000     $  381,000
          Acquired subscriber accounts....................      (220,000)      (645,000)
          Accrued liabilities.............................       161,000        460,000
          Other...........................................       312,000         29,000
                                                              ----------     ----------
                                                               2,378,000        225,000
        Valuation allowance...............................    (2,378,000)      (225,000)
                                                              ----------     ----------
        Net deferred tax assets...........................    $       --             --
                                                              ==========     ==========

     The Company has net operating loss carry-forwards, subject to certain limitations, for regular federal income tax purposes of approximately $6,200,000 and $859,000 at December 31, 1996 and 1995, respectively, which begin expiring in 2009 and continue to expire through 2011. Utilization of the net operating losses may be subject to a substantial annual limitation due to the ownership change provisions of Internal Revenue Code Section 382. The valuation allowance has been established until it is more likely than not that the deferred tax assets will be realized.

12. LEASES

     Company leases vehicles, computer equipment, and office space under various operating lease arrangements. Future lease payments due under these leases are as follows at December 31, 1996:

            1997.....................................................  $  536,004
            1998.....................................................     209,064
            1999.....................................................     128,893
            2000.....................................................      84,510
            2001.....................................................      77,405
            Thereafter...............................................      39,874
                                                                       ----------
                                                                       $1,075,750
                                                                       ==========

     Total rental expense related to operating leases was $604,825 in 1996 ($60,925 in 1995).

13. TRANSACTIONS WITH AFFILIATED AND RELATED PARTIES

     The Company has entered into a strategic alliance with Masada Security, Inc., a stockholder. In consideration for Masada's common stock equity interest, the Company entered into a trademark and intellectual property agreement granting the Company the right to use the trade name Masada and certain intellectual property in the northern United States and Canada. The value ascribed to Masada's common stock equity interest was $47,500.

     During 1995, the Company acquired substantially, all of the assets of the BDC Security Group, Inc. for $345,900. During 1996, the Company acquired substantially all of the assets of BDC Security Holdings, Inc. for $1,510,715. The Company's chief executive officer and president owned, on a fully diluted basis, a majority of the outstanding equity of the acquired companies. The Company believes that the terms of these

                       CENTENNIAL SECURITY HOLDINGS, INC.

                               DECEMBER 31, 1996

acquisitions were not more favorable to the Company than those that would have been negotiated with a nonaffiliated party.

     During 1995, the Company also held a note receivable from an officer in the amount of $200,000 with interest at 7 percent per annum. This note was repaid during 1996.

14. COMMITMENTS AND CONTINGENCIES:

     Centennial Holdings is party to claims and other matters of litigation incidental to the normal course of business. The ultimate outcome of these matters cannot presently be determined; however, in the opinion of management of Centennial Holdings, the resolution of these matters will not have a material adverse effect on Centennial Holdings consolidated financial position, results of operations and cash flows.

                   NETWORK MULTI-FAMILY SECURITY CORPORATION

                            UNAUDITED BALANCE SHEETS

                                     ASSETS

                                                                                     DECEMBER
                                                                     JUNE 30,           31,
                                                                       1997            1996
                                                                    -----------     -----------
CURRENT ASSETS:
  Cash and cash equivalents.......................................  $   105,759     $         0
  Accounts receivable, net........................................    2,262,761       2,759,343
  Investment in finance receivables...............................   14,907,518      14,824,776
  Inventories.....................................................    2,791,104       2,487,860
  Alarm installation contracts....................................    5,242,188       4,802,980
  Other...........................................................      207,633         238,671
                                                                    -----------     -----------
          Total current assets....................................   25,516,963      25,113,630
Investment in finance receivables, net............................   38,921,436      37,193,612
Property and equipment, net.......................................    6,233,875       5,574,287
License agreements, net...........................................    1,310,686       1,571,650
  Other assets....................................................      485,751         120,129
                                                                    -----------     -----------
                                                                    $72,468,711     $69,573,308
                                                                     ==========      ==========

                             LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt...............................  $         0     $ 3,846,760
  Accounts payable................................................    1,843,846       1,340,348
  Accrued expenses................................................    1,316,706       1,226,128
  Accrued interest................................................      112,197         391,223
                                                                    -----------     -----------
          Total current liabilities...............................    3,272,749       6,804,459
Long-term debt -- term loan.......................................            0      16,699,862
Long-term debt -- revolving loan..................................   38,200,000       6,557,388
Long-term debt -- subordinated note to related party..............            0       4,200,000
Deferred income taxes.............................................   10,997,195       9,988,189
                                                                    -----------     -----------
          Total liabilities.......................................   52,469,944      44,249,898
                                                                    -----------     -----------
STOCKHOLDER'S EQUITY:
  Common stock ($.01 par value, 100,000 shares authorized, issued
     and outstanding).............................................        1,001           1,001
  Additional capital..............................................   10,033,299       9,883,299
  Retained earnings...............................................    9,964,467      15,439,110
                                                                    -----------     -----------
          Total stockholder's equity..............................   19,998,767      25,323,410
                                                                    -----------     -----------
                                                                    $72,468,711     $69,573,308
                                                                     ==========      ==========

                       See notes to financial statements.

                   NETWORK MULTI-FAMILY SECURITY CORPORATION

                          UNAUDITED INCOME STATEMENTS

                                                                    FOR THE SIX MONTHS ENDED
                                                                             JUNE 30
                                                                  -----------------------------
                                                                     1997              1996
                                                                  -----------       -----------
OPERATING REVENUES:
  Sales.........................................................  $ 7,157,275       $ 6,354,425
  Service fees..................................................    5,184,956         4,289,534
  Interest......................................................    6,090,374         5,992,751
  Other operating income........................................       49,005            60,716
                                                                  -----------       -----------
                                                                   18,481,610        16,697,426
                                                                  -----------       -----------
OPERATING COSTS:
  Cost of sales.................................................    5,486,349         4,592,816
  Cost of services..............................................    3,137,779         2,408,067
  General and administrative....................................    3,297,152         3,359,355
                                                                  -----------       -----------
                                                                   11,921,280        10,360,238
                                                                  -----------       -----------
OPERATING INCOME................................................    6,560,330         6,337,188
OTHER EXPENSE:
  Provision for bad debt........................................   (1,356,998)       (1,053,471)
  Depreciation and amortization expense.........................   (1,126,792)         (797,573)
  Interest expense (including interest to related party of
     $157,000 in 1997 and $100,000 in 1996).....................   (1,551,315)       (1,404,481)
                                                                  -----------       -----------
INCOME BEFORE INCOME TAXES......................................    2,525,225         3,081,663
                                                                  -----------       -----------
INCOME TAXES:
  Current taxes.................................................      (10,002)          (10,002)
  Deferred......................................................   (1,009,006)       (1,242,979)
                                                                  -----------       -----------
                                                                   (1,019,008)       (1,252,981)
                                                                  -----------       -----------
NET INCOME......................................................  $ 1,506,217       $ 1,828,682
                                                                  ===========       ===========

                       See notes to financial statements.

                   NETWORK MULTI-FAMILY SECURITY CORPORATION

                       UNAUDITED STATEMENTS OF CASH FLOWS

                                                                    FOR THE SIX MONTHS ENDED
                                                                            JUNE 30,
                                                                 ------------------------------
                                                                     1997              1996
                                                                 ------------       -----------
OPERATING ACTIVITIES:
Net income.....................................................  $  1,506,217       $ 1,828,682
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation expense.........................................       460,244           306,290
  Amortization expense.........................................       666,548           491,283
  Deferred taxes...............................................     1,009,006         1,242,979
  Provision for bad debt.......................................     1,356,998         1,053,471
  Gain on sale of property and equipment.......................       (49,005)          (60,716)
Changes in investment in finance receivables and alarm
  installation contracts:
  Gross additions..............................................    (5,503,369)       (4,567,676)
  Gross receipts of principal..................................     1,701,629         1,237,489
  Other........................................................       432,718           294,157
Changes in:
  Accounts receivable..........................................       215,541          (834,079)
  Inventories..................................................      (303,244)          315,903
  Other assets.................................................      (541,004)         (151,874)
  Accounts payable and accrued expenses........................       315,049           321,250
  Other liabilities............................................             0           (30,006)
                                                                 ------------       -----------
Net cash provided by operating activities                           1,267,328         1,447,153
                                                                 ------------       -----------
INVESTING ACTIVITIES:
Purchase of property and equipment.............................    (1,275,704)       (1,561,940)
Proceeds from the sale of property and equipment...............        49,005            60,716
                                                                 ------------       -----------
Net cash used by investing activities..........................    (1,226,699)       (1,501,224)
                                                                 ------------       -----------
FINANCING ACTIVITIES:
Principal payments on Long-Term Debt...........................   (32,510,934)       (7,800,666)
Proceeds on Long-Term Debt.....................................    39,406,924         8,987,248
Dividends......................................................    (6,980,860)       (1,137,150)
Capital contributions..........................................       150,000                 0
                                                                 ------------       -----------
Net cash used by financing activities..........................        65,130            49,432
                                                                 ------------       -----------
NET INCREASE (DECREASE) IN CASH................................       105,759            (4,639)
CASH AT BEGINNING OF PERIOD....................................             0             4,639
                                                                 ------------       -----------
CASH AT END OF PERIOD..........................................  $    105,759       $         0
                                                                  ===========        ==========

                       See notes to financial statements.

                   NETWORK MULTI-FAMILY SECURITY CORPORATION

                  UNAUDITED STATEMENT OF STOCKHOLDERS' EQUITY

                                     COMMON STOCK
                                  ------------------     ADDITIONAL       RETAINED
                                  SHARES      AMOUNT       CAPITAL        EARNINGS          TOTAL
                                  -------     ------     -----------     -----------     -----------
Balance at December 31, 1996....  100,000     $1,001     $ 9,883,299     $15,439,110     $25,323,410
Net income......................       --         --              --       1,506,217       1,506,217
Dividends.......................       --         --              --      (6,980,860)     (6,980,860)
Capital Contribution............       --         --         150,000              --         150,000
                                  -------     ------     -----------     -----------     -----------
Balance at June 30, 1997........  100,000     $1,001     $10,033,299     $ 9,964,467     $19,998,767
                                  =======     ======      ==========      ==========      ==========

                       See notes to financial statements.

                   NETWORK MULTI-FAMILY SECURITY CORPORATION

                      NOTE TO INTERIM FINANCIAL STATEMENTS
                      FOR THE PERIODS ENDED JUNE 30, 1997

1. INTERIM FINANCIAL INFORMATION

     The accompanying unaudited financial statements of Network Multi-Family Security Corporation (the "Company") should be read in conjunction with the annual financial statements as of and for the year ended December 31, 1996. In the opinion of management, all adjustments and eliminations, consisting of normal, recurring adjustments, necessary to present fairly the financial position of the Company as of June 30, 1997 and the results of its operations and cash flows for the six months ended June 30, 1997 have been included. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results for the full year.

2. SUBSEQUENT EVENTS


     On September 22, 1997, the Company was purchased by Westar Capital, Inc., a wholly owned subsidiary of Western Resources, Inc. Upon consummation of the purchase, approximately $38 million of the proceeds were used to retire the Company's long-term indebtedness.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Network Multi-Family Security Corporation
Dallas, Texas

We have audited the accompanying balance sheets of Network Multi-Family Security Corporation
(Company) as of December 31, 1996 and 1995, and the related statements of operations, cash flows and stockholders' equity for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

Des Moines, Iowa
February 27, 1997

                   NETWORK MULTI-FAMILY SECURITY CORPORATION

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS

                                                                            1996        1995
                                                                           -------     -------
CURRENT ASSETS:
  Cash and cash equivalents..............................................  $    --     $     5
  Accounts receivable, net of allowance of $649 in 1996 and $325 in
     1995................................................................    2,759       2,027
  Current portion of investment in finance receivables...................   14,825      13,721
  Inventories............................................................    2,488       3,436
  Alarm installation contracts...........................................    4,803       2,979
  Other..................................................................      239         299
                                                                           -------     -------
          Total current assets...........................................   25,114      22,467
Investment in finance receivables, net...................................   37,193      34,687
Property and equipment, net..............................................    5,574       3,488
License agreements and other assets, net of accumulated amortization of
  $1,038 in 1996 and $516 in 1995........................................    1,692       2,265
                                                                           -------     -------
                                                                           $69,573     $62,907
                                                                           =======     =======

                             LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Current portion of long-term debt......................................  $ 3,847     $ 3,171
  Accounts payable.......................................................    1,341       1,449
  Accrued expenses.......................................................    1,617         853
                                                                           -------     -------
          Total current liabilities......................................    6,805       5,473
Long-term debt...........................................................   23,257      27,545
Subordinated note-related party..........................................    4,200          --
Other liabilities........................................................       --          39
Deferred income taxes....................................................    9,988       7,433
                                                                           -------     -------
          Total liabilities..............................................   44,250      40,490
STOCKHOLDER'S EQUITY:
  Common stock ($.01 par value, 100,000 shares authorized, issued and
     outstanding)........................................................        1           1
  Additional capital.....................................................    9,883       9,883
  Retained earnings......................................................   15,439      12,533
                                                                           -------     -------
          Total stockholder's equity.....................................   25,323      22,417
                                                                           -------     -------
                                                                           $69,573     $62,907
                                                                           =======     =======

                       See notes to financial statements.

                   NETWORK MULTI-FAMILY SECURITY CORPORATION

                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                             (DOLLARS IN THOUSANDS)

                                                                 1994        1995        1996
                                                                -------     -------     -------
OPERATING REVENUES:
  Sales.......................................................  $ 6,849     $ 9,862     $13,615
  Service fees................................................    4,495       7,401       9,237
  Interest....................................................   12,294      12,008      12,054
  Other.......................................................      197         318         375
                                                                -------     -------     -------
                                                                 23,835      29,589      35,281
OPERATING COSTS:
  Cost of sales...............................................    4,292       7,059       9,569
  Cost of services............................................    2,392       3,563       5,404
  General and administrative..................................    8,110      10,331      10,800
                                                                -------     -------     -------
                                                                 14,794      20,953      25,773
                                                                -------     -------     -------
OPERATING INCOME..............................................    9,041       8,636       9,508
INTEREST EXPENSE (includes interest to related party of $356
  in 1996)....................................................    1,819       2,884       2,910
                                                                -------     -------     -------
INCOME BEFORE INCOME TAXES....................................    7,222       5,752       6,598
INCOME TAXES..................................................    2,704       2,203       2,555
                                                                -------     -------     -------
NET INCOME....................................................  $ 4,518     $ 3,549     $ 4,043
                                                                =======     =======     =======

                       See notes to financial statements.

                   NETWORK MULTI-FAMILY SECURITY CORPORATION

                            STATEMENT OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                             (DOLLARS IN THOUSANDS)

                                                                 1994        1995        1996
                                                                -------     -------     -------
OPERATING ACTIVITIES:
Net income....................................................  $ 4,518     $ 3,549     $ 4,043
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization...............................      240       1,334       1,680
  Deferred taxes..............................................    2,726       2,203       2,555
  Provision for doubtful accounts.............................    1,872       1,996       2,279
  Gain on sale of property and equipment......................     (188)       (318)       (125)
Changes in investment in finance receivables and alarm
  installation contracts:
  Gross additions.............................................   (5,948)     (6,690)    (10,535)
  Gross receipts of principal.................................    1,430       2,264       2,705
  Other.......................................................    1,313         245         432
Changes in:
  Accounts receivable.........................................     (629)       (925)     (1,135)
  Inventories.................................................     (501)     (1,438)        948
  Other assets................................................     (171)       (253)         50
  Accounts payable and accrued expenses.......................       55         669         656
  Other liabilities...........................................      139        (797)        (39)
                                                                -------     -------     -------
          Net cash provided by operating activities...........    4,856       1,839       3,514
                                                                -------     -------     -------
INVESTING ACTIVITIES:
Purchases of property and equipment...........................     (720)     (1,755)     (3,095)
Proceeds from sales of property and equipment.................      188         318         125
Acquisition, net of cash acquired.............................   (3,923)       (435)         --
                                                                -------     -------     -------
  Net cash used in investing activities.......................   (4,455)     (1,872)     (2,970)
                                                                -------     -------     -------
FINANCING ACTIVITIES:
Principal payments on long-term debt..........................   (4,744)     (4,725)     (9,649)
Proceeds from long-term debt..................................   13,582       4,200      10,237
Capital contributions.........................................       --          84          --
Cash dividends................................................   (8,895)         --      (1,137)
                                                                -------     -------     -------
          Net cash used in financing activities...............      (57)       (441)       (549)
                                                                -------     -------     -------
NET INCREASE (DECREASE) IN CASH...............................      344        (474)         (5)
CASH AND CASH EQUIVALENTS AT BEGINNING
  OF YEAR.....................................................      135         479           5
                                                                -------     -------     -------
CASH AND CASH EQUIVALENTS AT END OF YEAR......................  $   479     $     5     $     0
                                                                =======     =======     =======

                       See notes to financial statements.

                   NETWORK MULTI-FAMILY SECURITY CORPORATION

                       STATEMENTS OF STOCKHOLDER'S EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                        (IN THOUSANDS EXCEPT SHARE DATA)

                                               COMMON STOCK
                                            ------------------     ADDITIONAL     RETAINED
                                             SHARES     AMOUNT      CAPITAL       EARNINGS      TOTAL
                                            --------    ------     ----------     --------     -------
Balance at January 1, 1994................   100,000      $1        $  9,799      $ 13,361     $23,161
Net income................................                                           4,518       4,518
Dividends.................................                                          (8,895)     (8,895)
                                                          --
                                             -------                  ------       -------     -------
Balance at December 31, 1994..............   100,000       1           9,799         8,984      18,784
Net income................................                                           3,549       3,549
Capital contribution......................                                84                        84
                                                          --
                                             -------                  ------       -------     -------
Balance at December 31, 1995..............   100,000       1           9,883        12,533      22,417
Net income................................                                           4,043       4,043
Cash dividends............................                                          (1,137)     (1,137)
                                                          --
                                             -------                  ------       -------     -------
Balance December 31, 1996.................   100,000      $1        $  9,883      $ 15,439     $25,323
                                             =======      ==          ======       =======     =======

                       See notes to financial statements.

                   NETWORK MULTI-FAMILY SECURITY CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Ownership. Network Holdings, Inc. ("Network") owns 100% of the common stock of Network Multi-Family Security Corporation ("Multi-Family"). Onyx Holdings, Inc. ("Onyx"), through its wholly-owned subsidiary, Elm, Inc. ("Elm"), owns substantially all of the common stock of Network. The assets, results of operations and stockholder's equity of Multi-Family comprise substantially all the assets, results of operations and stockholder's equity of Network and Elm on a consolidated basis. Network's and Elm's principal assets and sole operations are in and through their investments in Multi-Family and Network, respectively. No significant intercompany balances and transactions exist between Network and Multi-Family. Separate financial statements for Network and Elm have not been provided because Multi-Family does not believe such separate financial statements are material to investors.

     Nature of Business. Multi-Family provides sales, financing, installation, and service of alarm systems and private telecommunications services to multi-family residential complexes. Multi-Family provides services to customers throughout the United States with the highest concentrations in Texas, Florida, California, and Nevada.

     Cash and Cash Equivalents. Multi-Family considers all highly liquid debt instruments purchased with a maturity of three months or less from the date of purchase to be cash equivalents.

     Inventories. Inventories are stated at the lower of average cost or market.

     Alarm Installation Contracts. Alarm installation contracts represent the estimated costs incurred to date, plus a normal profit margin, for contract installations in process.

     Investment in Finance Receivables. Multi-Family provides financing for alarm systems under long-term lease agreements with terms typically ranging from five to sixteen years. The leases generally allow for rate escalations, at Multi-Family's option, up to the increase in the Consumer Price Index and generally include renewal options for periods up to five years. Multi-Family records these leases as sale-type leases in accordance with the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases."

     Multi-Family establishes an allowance for default or cancellation of the finance receivables based upon management's estimates of the inherent risks in the finance receivable portfolio. These estimates are based upon factors such as identification of specific problem receivables, past collection and attrition experience, and economic conditions. Ultimate losses may vary from current estimates.

     Property and Equipment. Property and Equipment is recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets ranging from three to ten years.

     License Agreements. License agreements represent the right to exclusively market alarm systems to residents of certain multi-family complexes. The cost of license agreements acquired is amortized on the straight-line method over the estimated average useful life of five years.

     Income Taxes. Income tax expense is calculated based on pretax financial accounting income adjusted for permanent differences between such income and taxable income including differences related to the acquisition of other alarm operations. Deferred income taxes are provided for items reflected in income and expense in different time periods for financial accounting purposes and tax purposes, primarily related to accounting for leases and net operating loss carryforwards.

     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                   NETWORK MULTI-FAMILY SECURITY CORPORATION

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

     Fair Value of Financial Instruments. The carrying value of all current assets and current liabilities is a reasonable estimate of their fair value due to the short maturity of these instruments. The carrying value of long-term debt approximates its fair value as substantially all long-term debt is repriced at prevailing market rates as changes in market rates occur.

2. BUSINESS COMBINATION

     Effective December 1, 1994, Multi-Family acquired 100% of the common stock of Metroplex Security Systems, Inc. ("Metroplex") for cash of approximately $3,950,000. The fair value of assets acquired was $5,526,000 and liabilities assumed totaled $1,576,000. The acquisition was accounted for as a purchase; as such the results of Metroplex have been included from the acquisition date. Metroplex was merged with Multi-Family in early 1995.

3. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31 (in thousands):

                                                                     1995       1996
                                                                    ------     -------
        Property and equipment:
          Leased alarm equipment................................    $1,694     $ 2,141
          Equipment.............................................     1,535       1,840
          Vehicles..............................................       521         546
          Telecommunications equipment..........................        89       1,949
                                                                    ------     -------
                                                                     3,839       6,476
        Accumulated depreciation and amortization...............      (967)     (1,969)
                                                                    ------     -------
                                                                     2,872       4,507
        Construction in process.................................       616       1,067
                                                                    ------     -------
                                                                    $3,488     $ 5,574
                                                                    ======     =======

4. INVESTMENT IN FINANCE RECEIVABLES

     Following are the components of finance receivables at December 31 (in thousands):

                                                                   1995         1996
                                                                 --------     --------
        Estimated future lease payments......................    $166,672     $171,543
        Unearned income......................................     (82,490)     (80,369)
        Service fee income...................................     (29,564)     (31,932)
        Allowance for uncollectible finance receivables......      (6,210)      (7,224)
                                                                 --------     --------
                                                                   48,408       52,018
        Less current portion.................................      13,721       14,825
                                                                 --------     --------
                                                                 $ 34,687     $ 37,193
                                                                 ========     ========

     The estimated lease payments include approximately $84,000,000 and $87,000,000 at December 31, 1995 and 1996, respectively, related to the anticipated exercise of the renewal options. The unearned income will be amortized to income over the life of the lease agreements using the effective interest method. Service fee income is associated with providing monitoring and maintenance services and will be recognized as incurred over the term of the lease contracts.

                   NETWORK MULTI-FAMILY SECURITY CORPORATION

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

     Contractual maturities of the finance receivables, including service fee income and anticipated renewals, as of December 31, 1996, are as follows (in thousands):

                                       DATE                              TOTAL
            ----------------------------------------------------------  --------
            1997......................................................  $ 19,842
            1998......................................................    19,160
            1999......................................................    18,507
            2000......................................................    17,896
            2001......................................................    17,278
            Thereafter................................................    78,860
                                                                        --------
                                                                        $171,543
                                                                        ========

     Because these amounts are subject to change due to prepayments, uncollectability and/or renewals prior to maturity, the foregoing should not be regarded as a forecast of future cash collections.

5. LONG-TERM DEBT

     Long-term debt consists of the following at December 31 (in thousands):

                                                                    1995        1996
                                                                   -------     -------
        Term loan..............................................    $17,400     $14,862
        Revolving credit facility..............................      9,720       6,557
        Standby term loans.....................................      3,596       5,685
        Subordinated notes.....................................         --       4,200
                                                                   -------     -------
                                                                    30,716      31,304
        Less current portion...................................      3,171       3,847
                                                                   -------     -------
                                                                   $27,545     $27,457
                                                                   =======     =======

     Multi-Family's credit agreement provides a $20,000,000 five-year term loan and a $13,000,000 revolving credit facility. In September, 1996, the unused portion of the $12,000,000 standby term loan commitment expired. The term loan and standby term loans are payable in various quarterly installments through September, 1999 and the revolving credit facility is due and payable on September 30, 1999. At Multi-Family's option, interest accrues at prime plus one and one-quarter percent or London InterBank Offering Rate ("LIBOR") plus three and one-quarter percent. Interest based on prime is payable quarterly and interest based on LIBOR is payable at date of conversion or continuation. At December 31, 1996, the interest rates on the LIBOR based loans were approximately 8.8%. The credit agreement is secured by substantially all assets of Multi-Family and contains restrictions including the maintenance of certain financial covenants including levels of net worth and interest coverage ratio among others.

     In April, 1996, Multi-Family executed $4,200,000 in subordinated notes payable to Dogwood, Inc., a subsidiary of Onyx. The notes are due and payable on March 31, 2000. Interest accrues at 12% payable annually in January. Each interest payment obligation is to be satisfied by the execution of a new subordinated note.

     Interest expense in 1996 was approximately $2,910,000, including related party interest on the subordinated notes totaling $356,000. Interest expense in 1995 and 1994 approximated $2,884,000 and $1,819,000, respectively.

                   NETWORK MULTI-FAMILY SECURITY CORPORATION

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

     Annual maturities of long-term debt as of December 31, 1996 are as follows (in thousands):

                                       DUE                            TOTAL
                -------------------------------------------------    -------
                1997.............................................    $ 3,847
                1998.............................................      4,047
                1999.............................................     19,210
                2000.............................................      4,200
                                                                     -------
                                                                     $31,304
                                                                     =======

6. OPERATING LEASES

     Multi-Family leases certain property and equipment under non-cancelable operating leases. The leases expire over the next seven years and some contain renewal options. Rental expense on operating leases was approximately $544,000 in 1994, $593,000 in 1995 and $546,000 in 1996.

     Future minimum lease payments under non-cancelable operating leases as of December 31, 1996 are as follows (in thousands):

                                       DUE                            TOTAL
                --------------------------------------------------    ------
                1997..............................................    $  408
                1998..............................................       402
                1999..............................................       373
                2000..............................................       368
                2001                                                     374
                Thereafter........................................       507
                                                                      ------
                                                                      $2,432
                                                                      ======

     Multi-Family leases alarm equipment to others under operating leases for periods generally less than one year. Anticipated minimum future rentals on non-cancelable operating leases are approximately $1,492,000 in 1997.

7. BENEFIT PLAN

     Multi-Family has a defined contribution plan which qualifies under Section 401(k) of the Internal Revenue Code, Employees who are at least 20 1/2 years of age and have completed one year of service are eligible to participate in the plan. Multi-Family makes contributions equal to 50 percent of the contribution made by the participating employees, but not to exceed four percent of the total compensation of each participant. Multi-Family's contributions to the plan were approximately $61,000 in 1994, $62,000 in 1995 and $73,000 in 1996.

                   NETWORK MULTI-FAMILY SECURITY CORPORATION

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

8. INCOME TAXES

     Deferred income taxes consist of the following assets and liabilities at December 31 (in thousands):

                                                                    1995        1996
                                                                   -------     -------
        ASSETS
          Accounts receivable..................................    $   120     $   240
          Inventory............................................        269         417
          Property on sale/leaseback...........................         --          --
          Other assets.........................................        248         129
          Other liabilities....................................         15         134
          Net operating loss carryforwards.....................      6,073       5,022
                                                                   -------     -------
             Gross deferred tax assets.........................      6,725       5,942
                                                                   -------     -------

        LIABILITIES
          Investment in finance receivables....................     14,031      15,697
          Property and equipment...............................        127         233
                                                                   -------     -------
             Gross deferred tax liabilities....................     14,158      15,930
                                                                   -------     -------
                  Total deferred tax liability.................    $ 7,433     $ 9,988
                                                                   =======     =======

     Components of income tax expense are as follows (in thousands):

                                                            1994       1995       1996
                                                           ------     ------     ------
        Current
          Federal........................................  $  (22)    $   --     $   --
          State..........................................      --         --         --
                                                           ------     ------     ------
                  Total current..........................     (22)    $   --     $   --
                                                           ------     ------     ------
        Deferred
          Federal........................................   2,509      2,030      2,357
          State..........................................     217        173        198
                                                           ------     ------     ------
                  Total deferred.........................   2,726      2,203      2,555
                                                           ------     ------     ------
        Total income tax expense                           $2,704     $2,203     $2,555
                                                           ======     ======     ======

     The differences between income tax expense at Multi-Family's effective tax rate and at the statutory rate are as follows:

                                                            1994       1995       1996
                                                           ------     ------     ------
        Computed "expected" income tax expense...........  $2,455     $1,956     $2,243
        State income tax expense, net....................     217        173        198
        Other............................................      32         74        114
                                                           ------     ------     ------
                  Total income tax expense...............  $2,704     $2,203     $2,555
                                                           ======     ======     ======

     Multi-Family and its parent company, Network, file a consolidated tax return with Onyx. Income taxes are provided for financial statement purposes as if Multi-Family were a separate taxpayer before consideration of alternative minimum tax. Multi-Family has approximately $13,600,000 of net operating loss carryforwards expiring over the next 11 to 14 years.

                   NETWORK MULTI-FAMILY SECURITY CORPORATION

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

 9. SUPPLEMENTAL CASH FLOW INFORMATION

     Total interest paid in 1994, 1995 and 1996 was approximately $1,714,000, $2,945,000 and $2,604,000, respectively. No income taxes were paid in cash in 1996, 1995 and 1994.

10. ACCRUED EXPENSES CONSIST OF THE FOLLOWING AT DECEMBER 31, (IN THOUSANDS):

                                                                      1995      1996
                                                                      ----     ------
        Accrued interest............................................  $ 85     $  391
        Accrued payroll.............................................   358        612
        Accrued taxes, other than income taxes......................   213        325
        Other.......................................................   197        289
                                                                      ----     ------
                                                                      $853     $1,617
                                                                      ====     ======

                     PROTECTION ONE, INC. AND SUBSIDIARIES

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                      BALANCE AT    CHARGED TO    CHARGED TO                       BALANCE
                                      BEGINNING     COSTS AND        OTHER                         AT END
            DESCRIPTION               OF PERIOD      EXPENSES     ACCOUNTS(a)    DEDUCTIONS(b)    OF PERIOD
------------------------------------  ----------    ----------    -----------    -------------    ---------
YEAR ENDED SEPTEMBER 30, 1994
Allowances deducted from assets for
  doubtful accounts.................    $  610        $  789        $   994         $(1,211)       $ 1,182
                                        ======        ======         ======         =======         ======
YEAR ENDED SEPTEMBER 30, 1995
Allowances deducted from assets for
  doubtful accounts.................    $1,182        $1,751             --         $  (430)       $ 2,503
                                        ======        ======         ======         =======         ======
YEAR ENDED SEPTEMBER 30, 1996
Allowances deducted from assets for
  doubtful accounts.................    $2,503        $2,649        $ 1,218         $  (829)       $ 5,541
                                        ======        ======         ======         =======         ======

---------------

(a) Allowances recorded on receivables purchased in conjunction with acquisition of customer accounts.

(b) Results from write-offs of accounts receivable.

                                                                      APPENDIX A

                             CONTRIBUTION AGREEMENT
                                    BETWEEN
                            WESTERN RESOURCES, INC.
                                      AND
                              PROTECTION ONE, INC.

                           DATED AS OF JULY 30, 1997,

                                   AS AMENDED

                               TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
RECITALS................................................................................   A-1

                                          ARTICLE I
                                 THE SHARE ISSUANCE; CLOSING

1.1.   The Share Issuance...............................................................   A-2
1.2.   Legends..........................................................................   A-2

                                          ARTICLE II
                                REPRESENTATIONS AND WARRANTIES
2.1.   Representations and Warranties of Western........................................   A-3
       (a)    Organization, Good Standing and Qualification.............................   A-3
       (b)    Capitalization............................................................   A-3
       (c)    Corporate Authority and Approval..........................................   A-4
       (d)    Governmental Filings; No Violations.......................................   A-4
       (e)    Financial Statements......................................................   A-5
       (f)    Absence of Certain Changes................................................   A-5
       (g)    Litigation and Liabilities................................................   A-5
       (h)    Employee Benefits.........................................................   A-5
       (i)    Compliance with Laws; Permits.............................................   A-7
       (j)    Environmental Matters.....................................................   A-7
       (k)    Tax Matters...............................................................   A-8
       (l)    Taxes.....................................................................   A-8
       (m)    Labor Matters.............................................................   A-8
       (n)    Insurance.................................................................   A-9
       (o)    Intellectual Property.....................................................   A-9
       (p)    Brokers and Finders.......................................................   A-9
       (q)    Real Property.............................................................  A-10
       (r)    Security Systems Business.................................................  A-10
       (s)    Westinghouse Acquisition Agreement........................................  A-10

2.2.   Representations and Warranties of Protection One.................................  A-11
       (a)    Organization, Good Standing and Qualification.............................  A-11
       (b)    Capitalization............................................................  A-11
       (c)    Corporate Authority and Approval..........................................  A-12
       (d)    Governmental Filings; No Violations.......................................  A-12
       (e)    Protection One Reports; Financial Statements..............................  A-13
       (f)    Absence of Certain Changes................................................  A-13
       (g)    Litigation and Liabilities................................................  A-14
       (h)    Employee Benefits.........................................................  A-14
       (i)    Compliance with Laws; Permits.............................................  A-15
       (j)    Takeover Statutes.........................................................  A-16
       (k)    Environmental Matters.....................................................  A-16
       (l)    Tax Matters...............................................................  A-16
       (m)    Taxes.....................................................................  A-16
       (n)    Labor Matters.............................................................  A-16
       (o)    Insurance.................................................................  A-17
       (p)    Intellectual Property.....................................................  A-17
       (q)    Brokers and Finders.......................................................  A-17

                                                                                          PAGE
                                                                                          ----
       (r)    Real Property.............................................................  A-18
       (s)    Opinion of Financial Advisor..............................................  A-18

                                         ARTICLE III
                                          COVENANTS

3.1.   Interim Operations...............................................................  A-18
3.2.   Acquisition Proposals............................................................  A-20
3.3.   Information Supplied.............................................................  A-21
3.4.   Stockholders Meeting.............................................................  A-21
3.5.   Filings; Other Actions; Notification.............................................  A-22
3.6.   Taxation.........................................................................  A-23
3.7.   Access...........................................................................  A-23
3.8.   Nasdaq Listing...................................................................  A-23
3.9.   Publicity........................................................................  A-23
3.10.  Election to Protection One's Board of Directors..................................  A-24
3.11.  Expenses.........................................................................  A-24
3.12.  Takeover Statute.................................................................  A-24
3.13.  Indemnification; Directors' and Officers' Insurance..............................  A-24
3.14.  Headquarters.....................................................................  A-25
3.15.  Post-Closing Actions; Security Systems Business..................................  A-25
3.16.  Indemnification..................................................................  A-26
3.17.  Dividend.........................................................................  A-26
3.18.  Standstill.......................................................................  A-27
3.19.  New Option Plan..................................................................  A-27
3.20.  Closing Schedule.................................................................  A-28

                                          ARTICLE IV
                                          CONDITIONS
4.1.   Conditions to Each Party's Obligation to Effect the Share Issuance...............  A-28
       (a)    Stockholder Approval......................................................  A-28
       (b)    Nasdaq Quotation..........................................................  A-28
       (c)    Regulatory Consents.......................................................  A-28
       (d)    Litigation................................................................  A-29
4.2.   Conditions to Obligations of Protection One......................................  A-29
       (a)    Representations and Warranties............................................  A-29
       (b)    Performance of Obligations of Western.....................................  A-29
       (c)    Consents Under Agreements.................................................  A-29
       (d)    Cash Amount...............................................................  A-29
       (e)    Transferred Subsidiary Shares.............................................  A-29
       (f)    No Transferred Subsidiary Material Adverse Effect.........................  A-29

4.3.   Conditions to Obligation of Western..............................................  A-29
       (a)    Representations and Warranties............................................  A-29
       (b)    Performance of Obligations of Protection One..............................  A-30
       (c)    Consents Under Agreements.................................................  A-30
       (d)    Tax Opinion...............................................................  A-30
       (e)    Employment and Non-Compete Agreements.....................................  A-30
       (f)    Acquired Shares...........................................................  A-30
       (g)    No Protection One Material Adverse Effect.................................  A-30

                                                                                          PAGE
                                                                                          ----
                                          ARTICLE V
                                         TERMINATION

5.1.   Termination by Mutual Consent....................................................  A-30
5.2.   Termination by Either Protection One or Western..................................  A-30
5.3.   Termination by Western...........................................................  A-30
5.4.   Termination by Protection One....................................................  A-31
5.5.   Effect of Termination and Abandonment............................................  A-31

                                          ARTICLE VI
                                  MISCELLANEOUS AND GENERAL
6.1.   Survival.........................................................................  A-31
6.2.   Modification or Amendment........................................................  A-32
6.3.   Waiver of Conditions.............................................................  A-32
6.4.   Counterparts.....................................................................  A-32
6.5.   Governing Law and Venue; Waiver of Jury Trial....................................  A-32
6.6.   Notices..........................................................................  A-33
6.7.   Entire Agreement; No Other Representations.......................................  A-33
6.8.   No Third Party Beneficiaries.....................................................  A-34
6.9.   Obligations of Protection One and of Western.....................................  A-34
6.10.  Severability.....................................................................  A-34
6.11.  Interpretation...................................................................  A-34
6.12.  Assignment.......................................................................  A-34

                             CONTRIBUTION AGREEMENT

     CONTRIBUTION AGREEMENT (hereinafter called this "Agreement"), dated as of July 30, 1997, among Western Resources, Inc., a Kansas corporation ("Western") and Protection One, Inc., a Delaware corporation ("Protection One").

                                    RECITALS

     WHEREAS, the respective boards of directors of each of Protection One and Western have each approved the issuance (the "Protection One Share Issuance") by Protection One to Western as of the Closing (as defined below) of that number of shares of Common Stock, par value $0.01 per share, of Protection One ("Common Stock") equal to the product of (i) .801 and (ii) the sum of (x) the aggregate number of shares of Common Stock outstanding as of the Closing (including, for purposes of calculating the outstanding number of shares of Common Stock, the shares of Common Stock to be issued pursuant to this Agreement but excluding any shares of Common Stock issued pursuant to the Stock Option Agreement (as defined below) at or prior to the Closing) and (y) the aggregate number of shares of Common Stock issuable as of the Closing pursuant to outstanding Options and Warrants (each as defined in Section 2.2(b) below) after giving effect to the distributions referred to in Section 3.17 (the "Acquired Shares") upon the terms and subject to the conditions set forth herein;

     WHEREAS, the board of directors of Protection One has determined (i) to declare and pay a dividend of $7.00 on each share of Common Stock held by each Holder of Record (as defined in Section 3.17 below) and (ii) to distribute (as a cash bonus, in the case of Holders of Record of Options or Warrants who are directors, officers or employees of Protection One or any of its Subsidiaries, or as an antidilution cash payment, in the case of Holders of Record of Warrants who are entitled, pursuant to the terms governing such Warrants, to elect such a cash payment) $7.00 with respect to each share of Common Stock issuable upon exercise of Options or Warrants held by each Holder of Record or, in accordance with the agreements and other documents governing such Options and Warrants, to reduce the exercise price of, and/or increase the number of shares of Common Stock issuable upon exercise of, such Options and Warrants;

     WHEREAS, the respective boards of directors of each of Protection One and Western have each approved the Protection One Share Issuance in consideration of the contribution (together with the Protection One Share Issuance, the "Share Issuance") to Protection One by Western of (i) all of the issued and outstanding common stock, no par value, of WestSec, Inc., a Kansas corporation ("WestSec") and all of the issued and outstanding common stock, no par value, of Westar Security, Inc., a Kansas corporation ("Westar Security") (all issued and outstanding shares of such common stock of WestSec and Westar Security being hereinafter referred to as the "Subsidiary Shares") and (ii) $250,000,000 in cash and certain publicly traded securities plus $7.00 multiplied by the aggregate number of shares of Common Stock of Protection One outstanding or issuable upon exercise of Options and Warrants outstanding as of the Closing (the "Cash Amount") upon the terms and subject to the conditions set forth herein;

     WHEREAS, the respective boards of directors of each of Protection One and Western have determined that the Share Issuance is fair to and in the best interests of it and its shareholders;

     WHEREAS, it is intended that, for federal income tax purposes, the contribution of the Subsidiary Shares and the Investment Shares (as defined in Section 1.1 below) shall qualify as a contribution to a controlled corporation under the provisions of Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder;

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Western's willingness to enter into this Agreement, (i) Protection One and Western have entered into a Stock Option Agreement dated as of the date of this Agreement and attached hereto as Exhibit A (the "Stock Option Agreement"), pursuant to which Protection One has granted to Western an option to purchase shares of Common Stock of Protection One equal to up to 19.9% of the outstanding number of shares of Common Stock under certain circumstances and (ii) Western and certain stockholders of Protection One have entered into an Option and Voting Agreement dated as of the date of this Agreement(the

"Option and Voting Agreement"), pursuant to which such stockholders have agreed, among other things, to vote their shares of Common Stock of Protection One in favor of the amendment (the "Charter Amendment") to the certificate of incorporation of Protection One increasing the number of authorized shares of Common Stock of Protection One to 100,000,000 and the Share Issuance and have granted to Western an option to purchase their respective shares of Common Stock of Protection One under certain circumstances; and

     WHEREAS, Western and Protection One desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                          THE SHARE ISSUANCE; CLOSING

     1.1. The Share Issuance. Upon the terms and subject to the conditions set forth herein, in the Share Issuance (i) Protection One shall issue and transfer to Western the Acquired Shares and (ii) in consideration therefor, Western shall contribute to Protection One the Subsidiary Shares and the Cash Amount. Without limiting the generality of the foregoing, Protection One and Western acknowledge and agree that up to $10 million of the Cash Amount may be contributed in the form of securities (the "Investment Shares") issued by one or more entities engaged in the business of selling and servicing residential or commercial monitoring and response security systems which securities are listed for trading on a national securities exchange or quoted on an interdealer quotation system. Each such Investment Share so contributed by Western shall be valued at the higher of (i) the closing sale price thereof on a national securities exchange or interdealer quotation system two business days prior to the Closing Date and
(ii) the historical price at which Western or one of its Subsidiaries purchased such Investment Share. Except for any Investment Shares contributed by Western in accordance with this Section 1.1, the Cash Amount shall be contributed entirely in cash. The closing of the Share Issuance (the "Closing") shall take place as promptly as practicable after the satisfaction or waiver of the conditions set forth in Article IV. At the Closing, (i) Protection One shall deliver to Western a certificate representing the Acquired Shares issued in the name of Western or its designee and bearing the legends set forth in Section 1.2 and (ii) Western shall deliver to Protection One (A) certificates representing the Subsidiary Shares and the Investment Shares, duly endorsed in blank or accompanied by stock powers in blank with all necessary transfer stamps affixed thereto (at the expense of Western), and such other instruments or documents as are necessary to transfer the Subsidiary Shares and Investment Shares to Protection One free and clear of all liens, claims, pledges, charges, security interests, limitations, encumbrances and restrictions whatsoever of any kind ("Liens"), and (B) the cash portion of the Cash Amount by wire transfer in immediately available funds to such bank account designated by Protection One pursuant to written instructions delivered by Protection One to Western not fewer than two business days prior to the Closing Date.

     1.2. Legends. The certificate representing the Acquired Shares delivered pursuant to Section 1.1 and each certificate issued upon the registration of the transfer to Protection One of the Subsidiary Shares delivered pursuant to
Section 1.1 shall bear a legend in substantially the following form:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     2.1. Representations and Warranties of Western. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Protection One by Western on or prior to entering into this Agreement (the "Western Disclosure Letter"), Western hereby represents and warrants to Protection One that:

        (a) Organization, Good Standing and Qualification. Western and each of the Transferred Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority and all necessary governmental approvals to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each juris diction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a Transferred Subsidiary Material Adverse Effect (as defined below). Western has made available to Protection One a complete and correct copy of Western's and each Transferred Subsidiary's certificates of incorporation and by-laws (or similar organizational documents), each as amended to date. Western's and each Transferred Subsidiary's certificates of incorporation and by-laws (or similar organizational documents) so delivered are in full force and effect, and neither Western nor any Transferred Subsidiary is in violation of any provision of its certificate of incorporation or by-laws (or similar organizational documents).

        As used in this Agreement, the term (i) "Subsidiary" means, with respect to any party, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries, (ii) "Transferred Subsidiaries" means WestSec, Westar Security and each of their respective Subsidiaries that are engaged in the sale and service of residential and commercial monitoring and response security systems, and
(iii) "Transferred Subsidiary Material Adverse Effect" means any change or effect that is materially adverse to the financial condition, properties, business or results of operations of the Transferred Subsidiaries, taken as a whole; provided, however, that any such effect resulting from any change (i) in law, rule, or regulation that applies to both Protection One and the Transferred Subsidiaries or (ii) in economic or business conditions generally or in the security monitoring industry specifically shall not be considered when determining if a Transferred Subsidiary Material Adverse Effect has occurred.

        (b) Capitalization. The authorized capital stock of WestSec consists of 1,000 shares of common stock, no par value, all of which are issued and outstanding. The authorized capital stock of Westar Security consists of 1000 shares of common stock, no par value, all of which are issued and outstanding. All of the outstanding shares of Common Stock of WestSec and Westar Security have been duly authorized and are validly issued, fully paid and nonassessable. There are no preemptive or other outstanding rights, options, warrants, conversion rights, convertible securities, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of WestSec or Westar Security or any of the other Transferred Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of WestSec or Westar Security or any of the other Transferred Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. There are no outstanding contractual obligations of any of the Transferred Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of any Transferred Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Transferred Subsidiary or any other entity. All of the outstanding shares of Capital Stock of WestSec and Westar Security are owned beneficially by Western and all of the shares of capital stock of the other Transferred Subsidiaries are owned beneficially and of record by WestSec, Westar Security or another Transferred Subsidiary, in each case free and clear of all Liens. None of

WestSec, Westar Security or any of the other Transferred Subsidiaries has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Western on any matter ("Western Voting Debt"). A true and complete list of all of the Transferred Subsidiaries, together with the jurisdiction of incorporation of each such Transferred Subsidiary and the percentage of each Transferred Subsidiary's outstanding capital stock owned by WestSec, Westar Security or another Transferred Subsidiary, or by Western or any of its Subsidiaries, is set forth in Section 2.1(b) of the Western Disclosure Letter. There are no voting trusts, shareholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any shares of capital stock of any Transferred Subsidiary. The stock register of each Transferred Subsidiary accurately records (i) the name and address of each person owning shares of capital stock of such Transferred Subsidiary and (ii) the certificate number of each certificate evidencing shares of capital stock issued by such Transferred Subsidiary, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

        (c) Corporate Authority and Approval. (i) No vote of holders of capital stock of Western is necessary to approve this Agreement and the Share Issuance and the other transactions contemplated hereby. Western has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement, as the case may be, and to consummate the Share Issuance and the other transactions contemplated hereby and thereby. This Agreement and the Stock Option Agreement are legal, valid and binding agreements of Western, enforceable against Western in accordance with their terms.

           (ii) The board of directors of Western has approved this Agreement and the Stock Option Agreement and the consummation of the Share Issuance and the other transactions contemplated hereby and thereby.

        (d) Governmental Filings; No Violations. (i) Other than the filings and/or notices (A) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act"), (B) to comply with state securities or "blue-sky" laws, and (C) other filings listed in the Western Disclosure Letter, no notices, reports or other filings are required to be made by Western or any Transferred Subsidiary with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Western or any Transferred Subsidiary from, any domestic governmental or regulatory authority, agency, commission, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement and the Stock Option Agreement by Western and the consummation by Western of the Share Issuance and the other transactions contemplated hereby and thereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Transferred Subsidiary Material Adverse Effect or prevent, materially delay or materially impair the ability of Western to consummate the transactions contemplated by this Agreement.

           (ii) Subject to the approvals, amendments, filings, notices, reports, consents and authorizations referred to in paragraph (i) of this Section 2.1(d), the execution, delivery and performance of this Agreement, the Stock Option Agreement and the Option and Voting Agreement by Western does not, and the consummation by Western of the Share Issuance and the other transactions contemplated hereby and thereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws (or similar organizational documents) of Western or any Transferred Subsidiary,
(B) breach or violation of any law, rule, regulation, order, judgment or decree applicable to Western or any Transferred Subsidiary or by which any of their respective properties or assets is bound or affected, or (C) breach or violation of, or a default under, result in the loss of any material benefit under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on the assets of Western or any Transferred Subsidiary (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation (collectively, "Contracts") to which Western or any Transferred Subsidiary is a party or by which Western or any Transferred Subsidiary or any of their respective properties or assets is bound or affected, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Transferred Subsidiary Material Adverse Effect or prevent, materially delay or materially impair the ability of Western to consummate the transactions contemplated by this Agreement. Section 2.1(d) of the Western Disclosure Letter sets forth a correct and complete list of Contracts of Western and the Transferred Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement (subject to the exception set forth with respect to clauses (B) and (C) above).

        (e) Financial Statements. The balance sheets (including the related notes and schedules) set forth in Section 2.1(e) of the Western Disclosure Letter fairly present the financial position of the Transferred Subsidiaries as of their respective dates and the statements of income and of changes in financial position (including any related notes and schedules) set forth in
Section 2.1(e) of the Western Disclosure Letter fairly present the results of operations, retained earnings and changes in financial position, as the case may be, of the Transferred Subsidiaries for the periods set forth therein (subject, to notes and normal and recurring year-end audit adjustments that will not be material in amount or effect), and were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

        (f) Absence of Certain Changes. Since December 31, 1996 the Transferred Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, properties, business or results of operations of any Transferred Subsidiary or any development or combination of developments that, individually or in the aggregate, has had or is reasonably likely to have a Transferred Subsidiary Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by any Transferred Subsidiary, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of WestSec or Westar Security or any redemption, purchase or other acquisition of their respective securities; or (iv) any change by any Transferred Subsidiary in accounting principles, practices or methods. Since December 31, 1996, except as provided for herein, there has not been any increase in the compensation payable or that could become payable by any Transferred Subsidiary to officers or key employees or any amendment of any of the Compensation and Benefit Plans other than increases or amendments in the ordinary course of business consistent with past practice.

        (g) Litigation and Liabilities. (i) There are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings (collectively, "Actions") pending or, to the knowledge of Western, threatened against any Transferred Subsidiary except for those that are not, individually or in the aggregate, reasonably likely to have a Transferred Subsidiary Material Adverse Effect and could not reasonably be expected to adversely affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

           (ii) There are no obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law (as defined in Section 2.1(j)), or any other facts or circumstances that could result in any claims against, obligations or liabilities of, or Liens on any assets or properties of, any Transferred Subsidiary except for (A) obligations or liabilities under the SAMCO Agreements (as defined in the Westinghouse Acquisition Agreement), and (B) obligations and liabilities other than for borrowed money (1) adequately reflected or reserved against on the balance sheets for the Transferred Subsidiaries set forth in Section 2.1(e) of the Western Disclosure Letter, (2) incurred since December 31, 1996 in the ordinary course of business consistent with past practice of the Transferred Subsidiaries or (3) that are not reasonably likely, individually or in the aggregate, to have a Transferred Subsidiary Material Adverse Effect.

        (h) Employee Benefits.

           (i) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health, incentive compensation, disability, retiree medical, life insurance, fringe benefits or other plan, agreement, policy or arrangement established or administered by any of the Transferred Subsidiaries that covers employees, directors, former employees or former directors of any Transferred Subsidiary (the "Compensation and Benefit Plans") and any (i) trust agreement or insurance contract forming a part of such Compensation and Benefit Plans (ii) the most recent annual report on Form 5500 (and related schedules and financial statements or opinions required in connection therewith, (iii) the most recent actuarial report and financial statements with respect to each Compensation and Benefit Plan, if applicable, (iv) the most recent summary plan description required to be provided to plan participants, and (v) the most recent IRS determination letter, if any, has been made available to Protection One prior to the date hereof. The Compensation and Benefit Plans are listed in Section 2.1(h) of the Western Disclosure Letter.

           (ii) Except for instances of non-compliance which would not be material, all Compensation and Benefit Plans are, and have been operated, in compliance with all applicable law, including the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") that the Pension Plan and related trusts are qualified and exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and, there are no circumstances reasonably likely to result in revocation of any such favorable determination letter. No event has occurred and no circumstances exist that have adversely affected or could reasonably be expected to adversely affect the tax qualification of such Pension Plans. As of the date hereof, there is no pending or, to the knowledge of Western, threatened material litigation, investigations, terminations, proceedings or other claims (except for benefit claims payable in the normal operation of the Compensation and Benefit Plans) relating to the Compensation and Benefit Plans or any plan maintained by any other person or entity that, together with Western and the Transferred Subsidiaries, is treated as a single employer under Section 414(b), (c), (m) or (0) of the Code (an "ERISA Affiliate"), and no event has occurred and no circumstances exist that have given rise to or could reasonably be expected to give rise to any material liability in the event of any such investigation, claim or proceeding. Neither Western nor any Transferred Subsidiary with respect to any Compensation and Benefit Plan has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or 4975 of the Code) or any other breach of fiduciary duty that, assuming the taxable period of such transaction expired as of the date hereof, would subject Western or any Transferred Subsidiary to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

           (iii) As of the date hereof, no liability under Title IV of ERISA has been or is expected to be incurred by any Transferred Subsidiary or any ERISA Affiliate thereof with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by it. No Transferred Subsidiary nor any ERISA Affiliate thereof has incurred nor expects to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E to Title IV of ERISA. No Transferred Subsidiary has contributed, or been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 30-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

           (iv) All contributions and payments required to be made under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent balance sheet of the relevant Transferred Subsidiary. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. No Transferred Subsidiary has provided, nor is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code; none of the assets of Western or any Transferred Subsidiary is the subject of

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any lien arising under Section 302 of ERISA or Section 412(n) of the Code; and
no fact or circumstance exists which could give rise to any such lien requirement to post any such security.

           (v) Under each Pension Plan which is a single- employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially deter mined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Pension Plan since the last day of the most recent plan year.

           (vi) No Transferred Subsidiary has any obligations for retiree health and life benefits under any Compensation and Benefit Plan, except as set forth in the Western Disclosure Letter. Each Transferred Subsidiary may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder.

           (vii) The consummation of the Share Issuance and the other transactions contemplated by this Agreement, the Stock Option Agreement and the Option and Voting Agreement will not (x) entitle any employees of any Transferred Subsidiary to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans. No Compensation and Benefit Plan exists which could result in the payment to any Transferred Subsidiary employee that would constitute an excess parachute payment within the meaning of Code Section 280G.

           (viii) No Transferred Subsidiary has incurred any liability under, and each Transferred Subsidiary has complied in all respects with, the Worker Adjustment Retraining Notification Act ("WARN Act") and the rules and regulations promulgated thereunder, and no Transferred Subsidiary reasonably expects to incur any such liability prior to the Closing.

        (i) Compliance with Laws; Permits. The businesses of the Transferred Subsidiaries have not been, and are not being, conducted in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, "Laws"), except for violations or -- possible violations that, individually or in the aggregate, are not reasonably likely to have a Transferred Subsidiary Material Adverse Effect or prevent or materially burden or materially impair the ability of Western to consummate the transactions contemplated by this Agreement. No investigation or review by any Governmental Entity with respect to any Transferred Subsidiary is pending or, to the knowledge of Western, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Transferred Subsidiary Material Adverse Effect or prevent or materially burden or materially impair the ability of Western to consummate the transactions contemplated by this Agreement. No material change is required in any Transferred Subsidiary's processes, properties or procedures in connection with any such Laws, and no Transferred Subsidiary has received any notice or communication of any material noncompliance with any such Laws that has not been cured. Each Transferred Subsidiary has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Transferred Subsidiary Material Adverse Effect or prevent or materially burden or materially impair the ability of Western to consummate the Share Issuance and the other transactions contemplated by this Agreement.

        (j) Environmental Matters. Except for such matters that, alone or in the aggregate, are not reasonably likely to have a Transferred Subsidiary Material Adverse Effect: (i) each Transferred Subsidiary is currently in compliance with and has complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by the Transferred Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) no Transferred Subsidiary is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iv) no Transferred Subsidiary has been associated with any release or threat of release of any

Hazardous Substance; (v) no Transferred Subsidiary has received any notice, demand, letter, claim or request for information alleging that may be in violation of or liable under any Environmental Law; (vi) no Transferred Subsidiary is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity and is not subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (vii) there are no circumstances or conditions involving any Transferred Subsidiary that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property of any Transferred Subsidiary pursuant to any Environmental Law.

        As used herein, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, regulation, judgment, order, decree, arbitration award, agency requirement, license, permit, authorization or opinion, relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources, (B) the handling, use, presence, transportation, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

        As used herein, the term "Hazardous Substance" means any substance that is: (A) defined, listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance, pollutant or contaminant which may be the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

        (k) Tax Matters. Neither Western nor any Transferred Subsidiary has taken or agreed to take any action that would prevent the contribution of the Subsidiary Shares and the Investment Shares from qualifying as a contribution to a controlled corporation within the meaning of Section 351 of the Code.

        (l) Taxes. Solely as to the operations of the Transferred Subsidiaries, Western and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns (as defined below) required to be filed by any of them;
(ii) have paid all Taxes (as defined below) that are shown as due on such filed Tax Returns or that Western or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith; and (iii) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Solely as to the operations of the Transferred Subsidiaries, as of the date hereof, there are not pending or, to the knowledge of Western threatened, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters with respect to any of the Transferred Subsidiaries. Western has made available to Protection One true and correct copies of any tax sharing agreement between or among Western and/or any of the Transferred Subsidiaries.

        As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes", and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

        (m) Labor Matters. No Transferred Subsidiary is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is any Transferred Subsidiary the subject of any material proceeding asserting that such Transferred Subsidiary has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of Western, threatened, nor is there existing any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving any Transferred Subsidiary.

        (n) Insurance. All material fire and casualty, general liability, business interruption, product liability, sprinkler and water damage and errors and omissions insurance policies maintained by or for the benefit of any Transferred Subsidiary are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of such Transferred Subsidiary and its properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Transferred Subsidiary Material Adverse Effect.

     (o) Intellectual Property.

           (i) The Transferred Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials (collectively, "Intellectual Property") that are used or held for use in the businesses of the Transferred Subsidiaries as currently conducted, except for any such failures to own, be licensed or possess that, individually or in the aggregate, are not reasonably likely to have a Transferred Subsidiary Material Adverse Effect, and all such patents, trademarks, trade names, service marks and copyrights held by any Transferred Subsidiary are valid and subsisting.

           (ii) Except as is not reasonably likely to have a Transferred Subsidiary Material Adverse Effect:

               (A) no Transferred Subsidiary is, nor will it be as a result of the execution and delivery by Western of this Agreement, the Stock Option Agreement or the Option and Voting Agreement, in violation of any licenses, sublicenses and other agreements as to which such Transferred Subsidiary is a party and pursuant to which any Transferred Subsidiary is authorized to use any third-party patents, trademarks, service marks, and copyrights ("Third-Party Intellectual Property Rights");

               (B) no claims with respect to (I) the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names, and any applications therefor owned by any Transferred Subsidiary (the "Transferred Subsidiary Intellectual Property Rights");
     (II) any trade secret material to the Transferred Subsidiaries, taken as a whole; or (III) Third-Party Intellectual Property Rights are currently pending or threatened by any Person (meaning any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 2.1(d)) or other entity of any kind or nature);

               (C) there exist no valid grounds for any bona fide claims (I) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by any Transferred Subsidiary, infringes on any copyright, patent, trademark, service mark or trade secret; (II) against the use by any Transferred Subsidiary, of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of any Transferred Subsidiary as currently conducted or as proposed to be conducted; (III) challenging the ownership, validity or effectiveness of any Transferred Subsidiary Intellectual Property Rights or other trade secret material to the Transferred Subsidiaries, taken as a whole; or (IV) challenging the license or legally enforceable right to use of the Third-Party Intellectual Property Rights by any Transferred Subsidiary; and

               (D) there is no unauthorized use, infringement or misappropriation of any Transferred Subsidiary Intellectual Property Rights by any third party, including any employee or former employee of any Transferred Subsidiary.

        (p) Brokers and Finders. Neither Western nor any of its Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Share Issuance or the other transactions contemplated by this Agreement, the Stock Option Agreement or the Option and Voting Agreement, except that Western has employed Bear Stearns & Co. Inc. ("Bear Stearns") and Barnes Associates ("Barnes Associates") as its financial advisors.

        (q) Real Property. (i) Section 2.1(q)(i) of the Western Disclosure Letter contains a true, complete and correct list of the street address of each parcel of Western Owned Real Property; (ii) Section 2.1(q)(ii) of the Western Disclosure Letter contains a true, complete and correct list of the street address of each parcel of Western Leased Real Property; (iii) the Transferred Subsidiaries have sufficient title to or leasehold interests in all the Western Real Property to conduct their respective businesses as currently conducted or as contemplated to be conducted, with only such exceptions as, individually or in the aggregate, would not have a Transferred Subsidiary Material Adverse Effect; (iv) each parcel of Western Real Property (A) is owned or leased free and clear of all Liens, other than (1) Liens for current taxes and assessments not yet past due, (2) inchoate mechanics' and materialmen's Liens for construction in progress, (3) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Transferred Subsidiaries consistent with past practice, and (4) all matters of record, Liens and other imperfections of title and encumbrances which, individually or in the aggregate, would not have a Transferred Subsidiary Material Adverse Effect (collectively, "Western Permitted Liens"), and (B) is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed;
(v) all leases of real property leased for the use or benefit of any Transferred Subsidiary or to which any Transferred Subsidiary is a party requiring rental payments in excess of $25,000 per year during the period of the lease, and all amendments and modifications thereto, are in full force and effect and there exists no default under any such lease by any Transferred Subsidiary, nor any event which with notice or lapse of time or both would constitute a default thereunder by any Transferred Subsidiary, except as, individually or in the aggregate, would not have a Transferred Subsidiary Material Adverse Effect; and
(vi) as used herein, (A) "Western Leased Real Property" shall mean all real property leased by any Transferred Subsidiary, as tenant, together with, to the extent leased by any such Transferred Subsidiary, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of any such Transferred Subsidiary attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing; (B) "Western Owned Real Property" shall mean all real property owned by any Transferred Subsidiary, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of any such Transferred Subsidiary attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing; and (C) "Western Real Property" shall mean the Western Leased Real Property and the Western Owned Real Property.

        (r) Security Systems Business. Except as set forth on Section 2.1(r) of the Western Disclosure Schedule, the Transferred Subsidiaries own, lease or have the legal right to use all of the properties and assets that are used or held for use in connection with, necessary for, or otherwise material to the conduct of, the business and operations of Western relating to the sale and service of residential and commercial monitoring and response security systems (the "Monitoring Business"), and neither Western, directly, nor any other Subsidiary of Western, directly or indirectly, owns, leases or has the legal right to use any properties or assets that are used or held for use in connection with, necessary for, or otherwise material to the Monitoring Business. The Transferred Subsidiaries do not hold any properties or assets that are unrelated to the Business and are not subject to any obligations or liabilities other than those related to the Monitoring Business. For purposes of this Section 2.1(r), the parties agree and acknowledge that Western's beneficial ownership for investment purposes of shares of Common Stock of Tyco International, Inc. shall not be deemed part of the Monitoring Business and will not be contributed to Protection One in connection with the consummation of the Share Issuance.

        (s) Westinghouse Acquisition Agreement. The asset purchase agreement, dated as of December 16, 1996 (as amended, and together with any other document, instrument, contract, agreement or arrangement between or among the parties thereto in connection therewith, the "Westinghouse Acquisition Agreement"), among Westinghouse Electric Corporation, a Pennsylvania corporation ("Westinghouse"), Western and WestSec (i) is valid and binding on the respective parties thereto and is in full force and effect and (ii) upon consummation of the Share Issuance and the other transactions contemplated by this Agreement, will continue in full force and effect without penalty or other adverse consequence. From and after the Closing, except as provided in Section 3.16 hereof, Western shall not exercise any rights it may retain under the Westinghouse Acquisition Agreement unless and until WestSec shall have exercised in full its rights thereunder. Neither Western nor any Subsidiary thereof is in material breach of or default under the Westinghouse Acquisition Agreement.

     2.2. Representations and Warranties of Protection One. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Western by Protection One on or prior to entering into this Agreement (the "Protection One Disclosure Letter"), Protection One hereby represents and warrants to Western that:

        (a) Organization, Good Standing and Qualification. Each of Protection One and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority and all necessary governmental approvals to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to have such approvals or to be so qualified or in such good standing, when taken together with all other such failures, is not reasonably likely to have a Protection One Material Adverse Effect (as defined below). Protection One has made available to Western a complete and correct copy of Protection One's and its Subsidiaries' certificates of incorporation and by-laws (or similar organizational documents), each as amended to the date hereof. Protection One's and its Subsidiaries' certificates of incorporation and by-laws (or similar organizational documents) so delivered are in full force and effect and neither Protection One nor any of its Subsidiaries is in violation of any provision of its certificate of incorporation or by-laws (or similar organizational documents).

        As used in this Agreement, the term "Protection One Material Adverse Effect" means any change or effect that is materially adverse to the financial condition, properties, business or results of operations of Protection One and its Subsidiaries taken as a whole; provided, however, that any such effect resulting from any change (i) in law, rule or regulation that applies to both Protection One and the Transferred Subsidiaries or (ii) in economic or business conditions generally or in the security monitoring industry specifically shall not be considered when determining if a Protection One Material Adverse Effect has occurred.

        (b) Capitalization. The authorized capital stock of Protection One consists of 40,000,000 shares of Common Stock, par value $0.01 per share, of which 13,820,290 shares were outstanding as of the close of business on July 29, 1997. All of the outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. Protection One has no Common Stock reserved for issuance, except for the numbers of shares set forth in the Protection One Disclosure Letter as reserved for issuance pursuant to (i) the Protection One 1994 Stock Option Plan, as amended, and the Protection One 1996 Non-Qualified Stock Option Plan (together, the "Protection One Stock Option Plans"), the Protection One Employee Stock Purchase Plan (the "ESPP"), the profit-sharing plan maintained by Protection One and its Subsidiaries (the "Protection One 401k Plan"), (ii) the option issued by Protection One to Jimmy Raines & Company (the "Raines Option" and, together with the Protection One Stock Option Plans, the "Options"), (iii) the warrants issued by Protection One pursuant to the Warrant Agreement, dated as of May 17, 1995, between Protection One and State Bank and Trust Company, as Warrant Agent (the "1995 Protection One Warrants"), (iv) the warrants issued by Protection One pursuant to the Warrant Agreement, dated as of November 3, 1993, between Protection One and United States Trust Company of New York, as Warrant Agent (the "1993 Protection One Warrants"), (v) the Amended and Restated Stock Purchase Warrant, dated September 16, 1991, issued by Protection One to Kansallis-Osake-Pankii (the "KOP Warrant"), (vi) the Stock Purchase Warrant, dated December 31, 1992, issued by Protection One to Chemical Bank (the "Chemical Warrant"), (vii) the Common Stock Performance Warrants, dated September 16, 1991 (the "Performance Warrants" and, together with the 1995 Protection One Warrants, the 1993 Protection One Warrants, the KOP Warrant and the Chemical Warrant the "Warrants"), and (viii) the 6 3/4% convertible senior subordinated notes due 2003 issued by Protection One Monitoring Services, Inc. and guaranteed by

Protection One (the "Protection One Convertible Notes"). Except as set forth on
Section 2.2(b) of the Protection One Disclosure Letter, there are no preemptive or other outstanding rights, options, warrants, conversion rights, convertible securities, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of Protection One or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Protection One or any of its Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. There are no outstanding contractual obligations of Protection One to repurchase, redeem or otherwise acquire any capital stock of Protection One or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in Protection One or any other entity. Each of the outstanding shares of capital stock of each of Protection One's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by a direct or indirect wholly-owned subsidiary of Protection One, free and clear of any Lien. Except for the Protection One Convertible Notes, Protection One does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Protection One on any matter ("Protection One Voting Debt"). A true and complete list of all of Protection One's Subsidiaries, together with the jurisdiction of incorporation of each such Subsidiary and the percentage of such Subsidiary's outstanding capital stock owned by Protection One or one of its Subsidiaries, is set forth in Section 2.2(b) of the Protection One Disclosure Letter. There are no voting trusts, shareholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any shares of capital stock of Protection One. The stock register of Protection One accurately records (i) the name and address of each person owning shares of capital stock of Protection One and (ii) the certificate number of each certificate evidencing shares of capital stock issued by Protection One, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

        (c) Corporate Authority and Approval. (i) Subject only to any stockholder approval necessary to authorize the Charter Amendment and the New Option Plan (as defined in Section 3.19 hereof) and to permit the issuance of the shares of Common Stock required to be issued pursuant to Section 1.1 hereof (the "Protection One Requisite Vote") Protection One has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement, as the case may be, and to consummate, the Share Issuance and the other transactions contemplated hereby and thereby. This Agreement and the Stock Option Agreement are legal, valid and binding agreements of Protection One, enforceable against Protection One, in accordance with their respective terms.

           (ii) Prior to the Closing, assuming Protection One stockholder approval of the Charter Amendment and the Share Issuance, Protection One will have taken all necessary corporate action to permit it to issue the number of shares of Common Stock required to be issued pursuant to Section 1.1 hereof and to effect the payment of the dividend and other distributions permitted by
Section 3.17 hereof. The Common Stock, when issued, will be validly issued, fully paid and nonassessable, and no stockholder of Protection One will have any preemptive right of subscription or purchase in respect thereof.

        (d) Governmental Filings; No Violations. (i) Other than the filings and/or notices (A) under the HSR Act, the Securities Act and the Exchange Act,
(B) to comply with state securities or "blue sky" laws, (C) required to be made with Nasdaq and (D) other filings listed in the Protection One Disclosure Letter, no notices, reports or other filings are required to be made by Protection One with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Protection One from, any Governmental Entity, in connection with the execution and delivery of this Agreement and the Stock Option Agreement by Protection One and the consummation by Protection One of the Share Issuance and the other transactions contemplated hereby and thereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Protection One Material Adverse Effect or prevent, materially delay or materially impair the ability of Protection One to consummate the Share Issuance or the other transactions contemplated by this Agreement and the Stock Option Agreement.

           (ii) Subject to the approvals, amendments, filings, notices, reports, consents and authorizations referred to in Section 2.2(c) and paragraph (i) of this Section 2.2(d), the execution, delivery and performance of this Agreement and the Stock Option Agreement by Protection One does not, and the consummation by Protection One of the Share Issuance and the other transactions contemplated hereby and thereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws of Protection One or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of any law, rule, regulation, order, judgement or decree applicable to Protection One or any of its Subsidiaries or by which any of their respective properties or assets is bound or affected, or
(C) a breach or violation of, or a default under, result in the loss of any material benefit under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on the assets of Protection One or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contracts to which Protection One or any of its Subsidiaries is a party or by which Protection One or any of its Subsidiaries or any of their respective properties or assets is bound or affected, except, in the case of clause (B) or (C) above, for breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Protection One Material Adverse Effect or prevent, materially delay or materially impair the ability of Protection One to consummate the Share Issuance or the other transactions contemplated by this Agreement or the Stock Option Agreement. Section 2.1(d) of the Protection One Disclosure Letter sets forth a correct and complete list of Contracts of Protection One and the Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement (subject to the exemption set forth with respect to clauses (B) and (C) above).

        (e) Protection One Reports; Financial Statements. Protection One has delivered or otherwise made available to Western each registration statement, report, proxy statement or information statement prepared by it under the Securities Act or the Exchange Act since December 31, 1994, including (i) Protection One's Annual Reports on Form 10-K for the years ended September 30, 1994, 1995 and 1996 and (ii) Protection One's Quarterly Report on Form 10-Q for the periods ended December 31, 1996 and March 31, 1997, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Protection One Reports"). As of their respective dates, the Protection One Reports (i) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not, and any Protection One Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Protection One Reports (including the related notes and schedules) complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto and fairly presents, or will fairly present, the consolidated financial position of Protection One and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Protection One Reports (including any related notes and schedules) complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto and fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of Protection One and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal and recurring year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

        (f) Absence of Certain Changes. Except as disclosed in the Protection One Reports filed prior to the date hereof, since September 30, 1996 (the "Protection One Audit Date") Protection One and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, properties, business or results of operations of Protection One and its Subsidiaries or any development or combination of developments that, individually or in the aggregate, has had or is reasonably likely to result in a Protection One Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Protection One or any of its Subsidiaries, whether or not covered by insurance; (iii) any change by Protection One in accounting principles, practices or methods; or (iv) any declaration, setting aside or payment of any dividend or other distribution in respect of the Common Stock of Protection One or any redemption, purchase or other acquisition of their respective securities. Since the Protection One Audit Date, except as provided for herein or as disclosed in the Protection One Reports filed prior to the date hereof, there has not been any increase in the compensation payable or that could become payable by Protection One or any of its Subsidiaries to officers or key employees or any amendment of any of the Protection One Compensation and Benefit Plans (as defined in Section 2.2(h)) other than increases or amendments in the ordinary course of business consistent with past practice.

        (g) Litigation and Liabilities. Except as disclosed in the Protection One Reports filed prior to the date hereof, there are no (i) pending or, to the knowledge of Protection One, threatened against Protection One or any of its Subsidiaries or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law, or any other facts or circumstances that could result in any claims against, or obligations or liabilities of, Protection One or any of its Subsidiaries, except for those that are not, individually or in the aggregate, reasonably likely to have a Protection One Material Adverse Effect or prevent or materially burden or materially impair the ability of Protection One to consummate the Share Issuance or the other transactions contemplated by this Agreement, the Stock Option Agreement and the Option and Voting Agreement.

        (h) Employee Benefits.

           (i) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health, incentive compensation, disability, retiree medical or life insurance, fringe benefits, or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of Protection One and its Subsidiaries (the "Protection One Compensation and Benefit Plans") and any (i) trust arrangement or insurance contract forming a part of such Protection One Compensation and Benefits Plans
(ii) the most recent annual report on Form 5500 (and related schedules and financial statements or opinions required in connection therewith, (iii) the most recent actuarial report and financial statements with respect to each Protection One Compensation and Benefit Plan, if applicable, (iv) the most recent summary plan description required to be provided to plan participants, and (v) the most recent IRS determination letter, if any has been made available to Western prior to the date hereof. The Protection One Compensation and Benefit Plans are listed in Section 2.2(h) of the Protection One Disclosure Letter and any "change of control" or similar provision therein are specifically identified in Section 2.2.(h) of the Protection One Disclosure Letter.

           (ii) Except for instances of non-compliance which would not be material, all Protection One Compensation and Benefit Plans are, and have been operated, in compliance with all applicable law, including the Code and ERISA. Each Protection One Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Protection One Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that such Protection One Pension Plan and related trusts are qualified and exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and Protection One has no knowledge of any circumstances reasonably likely to result in revocation of any such favorable determination letter. No event has occurred and no circumstances exist that have adversely affected or could reasonably be expected to adversely affect the tax qualification of such Protection One Pension Plans. As of the date hereof, there is no pending or, to the knowledge of Protection One, threatened material litigation investigations, terminations, proceedings or other claims (except for benefit claims payable in the normal operation of the Protection One Compensation and Benefits Plans), relating to the Protection One Compensation and Benefit Plans or any plan maintained by one of Protection One's "ERISA Affiliates" as that term is defined in Section 414(b)(c)(m) or (o) of the Code, and no event has occurred and no circumstances exist that have given rise to or could reasonably be expected to give rise to any material liability in the event of any such investigation, claim or proceeding. Neither Protection One nor any of its Subsidiaries with respect to any

           Protection One Compensation and Benefit Plan has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or 4975 of the Code) or any other breach of fiduciary duty that, assuming the taxable period of such transaction expired as of the date hereof, would subject Protection One or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

           (iii) Protection One and its ERISA Affiliates do not sponsor or maintain and have not sponsored or maintained in the last five years any ongoing, frozen or terminated plans subject to Title IV of ERISA and as of the date hereof, no liability under Title IV of ERISA has been or is expected to be incurred by Protection One or any Subsidiary. Neither Protection One nor any of its Subsidiaries nor any of Protection One's ERISA Affiliates has incurred or expects to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E to Title IV of ERISA. Protection One and its Subsidiaries have not contributed, or been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time.

           (iv) All contributions and payments required to be made under the terms of any Protection One Compensation and Benefit Plan or of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Protection One Reports prior to the date hereof. Neither any Protection One Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA.

           (v) Neither Protection One nor its Subsidiaries have any obligations for retiree health and life benefits under any Protection One Compensation and Benefit Plan.

           (vi) The consummation of the Share Issuance and the other transactions contemplated by this Agreement, the Stock Option and the Option and Voting Agreement will not (x) entitle any employees of Protection One or its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Protection One Compensation and Benefit Plans or (z) result in any breach or violation of, or default under, any of the Protection One Compensation and Benefit Plans. No Protection One Compensation and Benefit Plan exists which could result in the payment to any employee of Protection One or any Subsidiary that would constitute an excess parachute payment within the meaning of Code
Section 280G.

           (vii) Neither Protection One nor any of its Subsidiaries has incurred any liability under, and each of them has complied in all respects with, the WARN Act and the rules and regulations promulgated thereunder and none of them reasonably expects to incur any such liability as a result of actions taken or not taken prior to the Closing.

        (i) Compliance with Laws; Permits. Except as set forth in the Protection One Reports filed prior to the date hereof, the businesses of each of Protection One and its Subsidiaries have not been, and are not being, conducted in violation of any Laws, except for violations or possible violations that, individually or in the aggregate, are not reasonably likely to have a Protection One Material Adverse Effect or prevent or materially burden or materially impair the ability of Protection One to consummate the Share Issuance or the other transactions contemplated by this Agreement and the Stock Option Agreement. Except as set forth in the Protection One Reports filed prior to the date hereof, no investigation or review by any Governmental Entity with respect to Protection One or any of its Subsidiaries is pending or, to the knowledge of Protection One, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Protection One Material Adverse Effect or prevent or materially burden or materially impair the ability of Protection One to consummate the Share Issuance or the other transactions contemplated by this Agreement and the Stock Option Agreement. No material change is required in Protection One's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and neither Protection One nor any of its Subsidiaries has received any notice or communication of any material noncompliance with any such Laws that has not been cured. Protection One and each of its Subsidiaries has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its respective business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Protection One Material Adverse Effect or prevent or materially burden or materially impair the ability of Protection One to consummate the Share Issuance or the other transactions contemplated by this Agreement or the Stock Option Agreement.

        (j) Takeover Statutes. The prohibitions of Section 203 of the DGCL are not applicable to Protection One or Western in connection with, and will not be applicable to Protection One or Western as a result of, the Share Issuance or the other transactions contemplated by this Agreement, the Stock Option Agreement or the Option and Voting Agreement. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation or provision in Protection One's certificate of incorporation and by-laws is, or at the Closing will be, applicable to Protection One, the Share Issuance or the other transactions contemplated by this Agreement, the Stock Option Agreement or the Option and Voting Agreement.

        (k) Environmental Matters. Except as disclosed in the Protection One Reports filed prior to the date hereof and except for such matters that, alone or in the aggregate, are not reasonably likely to have a Protection One Material Adverse Effect: (i) Protection One and its Subsidiaries are currently in compliance with and have complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by Protection One and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) Protection One and its Subsidiaries are not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iv) Protection One and its Subsidiaries have not been associated with any release or threat of release of any Hazardous Substance; (v) Protection One and its Subsidiaries have not received any notice, demand, letter, claim or request for information alleging that may be in violation of or liable under any Environmental Law; (vi) Protection One and its Subsidiaries are not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity and is not subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and
(vii) there are no circumstances or conditions involving Protection One and its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property of Protection One and its Subsidiaries pursuant to any Environmental Law.

        (l) Tax Matters. Neither Protection One nor any of its Subsidiaries has taken or agreed to take any action that would prevent the contribution of the Subsidiary Shares and the Investment Shares from qualifying as a contribution to a controlled corporation within the meaning of Section 351 of the Code.

        (m) Taxes. Protection One and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them;
(ii) have paid all Taxes that are shown as due on such filed Tax Returns or that Protection One or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith; and (iii) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. As of the date hereof, there are not pending or, to the knowledge of Protection One, threatened any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. Protection One has made available to Western true and correct copies of the United States federal income Tax Returns filed by Protection One and its Subsidiaries for each of the fiscal years ended December 31, 1994, 1995 and 1996.

        (n) Labor Matters. Neither Protection One nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is Protection One or any of its Subsidiaries the subject of any material proceeding asserting that Protection One or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of Protection One, threatened, nor is there existing any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving Protection One or any of its Subsidiaries.

        (o) Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage and errors and omissions insurance policies maintained by or for the benefit of Protection One or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Protection One and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Protection One Material Adverse Effect.

        (p) Intellectual Property.

           (i) Protection One and/or each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property that are used or held for use in the business of Protection One and its Subsidiaries as currently conducted, except for any such failures to own, be licensed or possess that, individually or in the aggregate, are not reasonably likely to have a Protection One Material Adverse Effect, and all such patents, trademarks, trade names, service marks and copyrights held by Protection One and/or its Subsidiaries are valid and subsisting.

           (ii) Except as disclosed in Protection One Reports filed prior to the date hereof or as is not reasonably likely to have a Protection One Material Adverse Effect:

               (A) Protection One is not, nor will it be as a result of its execution and delivery of this Agreement the Stock Option Agreement or the Option and Voting Agreement or the performance of its obligations hereunder or thereunder, in violation of any licenses, sublicenses and other agreements as to which Protection One is a party and pursuant to which Protection One is authorized to use any third-party patents, trademarks, service marks, and copyrights ("Protection One Third-Party Intellectual Property Rights");

               (B) no claims with respect to (I) the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names, and any applications therefor owned by Protection One or any its Subsidiaries (the "Protection One Intellectual Property Rights"); (II) any trade secret material to Protection One and its Subsidiaries taken as a whole; or (III) Protection One Third-Party Intellectual Property Rights are currently pending or threatened by any Person;

               (C) there exist no valid grounds for any bona fide claims (I) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Protection One or any of its Subsidiaries, infringes on any copyright, patent, trademark, service mark or trade secret; (II) against the use by Protection One or any of its Subsidiaries, of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of Protection One or any of its Subsidiaries as currently conducted or as proposed to be conducted; (III) challenging the ownership, validity or effectiveness of any of the Protection One Intellectual Property Rights or other trade secret material to Protection One and its Subsidiaries, taken as a whole; or (IV) challenging the license or legally enforceable right to use of the Protection One Third- Party Intellectual Rights by Protection One or any of its Subsidiaries; and

               (D) there is no unauthorized use, infringement or misappropriation of any of the Protection One Intellectual Property Rights by any third party, including any employee or former employee of Protection One or any of its Subsidiaries.

        (q) Brokers and Finders. Neither Protection One nor any of its Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Share Issuance or the other transactions contemplated by this Agreement, the Stock Option Agreement and the Option and Voting Agreement, except that Protection One has employed Morgan Stanley & Co. Incorporated as its financial advisor, the arrangements with which have been disclosed in writing to Western prior to the date hereof.

        (r) Real Property. (i) Section 2.2(r)(i) of the Protection One Disclosure Letter contains a true, complete and correct list of the street address of each parcel of Protection One Owned Real Property; (ii) Section 2.2(r) of the Protection One Disclosure Letter contains a true, complete and correct list of the street address of each parcel of Protection One Leased Real Property; (iii) Protection One and its Subsidiaries have sufficient title to or leasehold interest in all the Protection One Real Property to conduct their respective businesses as currently conducted or as contemplated to be conducted, with only such exceptions as, individually or in the aggregate, would not have a Protection One Material Adverse Effect; (iv) each parcel of Protection One Real Property (A) is owned or leased free and clear of all Liens, other than (1) Liens for current taxes and assessments not yet past due, (2) inchoate mechanics' and materialmen's Liens for construction in progress, (3) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Transferred Subsidiaries consistent with past practice, and
(4) all matters of record, Liens and other imperfections of title and encumbrances which, individually or in the aggregate, would not have a Protection One Material Adverse Effect (collectively, "Protection One Permitted Liens"), and (B) is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed; (v) all leases of real property leased for the use or benefit of Protection One or any of its Subsidiaries or to which Protection One or any of its Subsidiaries is a party requiring rental payments in excess of $25,000 per year during the period of the lease, and all amendments and modifications thereto, are in full force and effect and there exists no default under any such lease by Protection One or any of its Subsidiaries, nor any event which with notice or lapse of time or both would constitute a default thereunder by Protection One or any of its Subsidiaries, except as, individually or in the aggregate, would not have a Protection One Material Adverse Effect; and (vi) as used herein, (A) "Protection One Real Property" shall mean all real property leased by Protection One or any of its Subsidiaries, as tenant, together with, to the extent leased by Protection One or any of its Subsidiaries, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of Protection One or any of its Subsidiaries attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing; (B) "Protection One Owned Real Property" shall mean all real property owned by Protection One or any of its Subsidiaries, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of Protection One or any of its Subsidiaries attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing; and (C) "Protection One Real Property" shall mean the Protection One Leased Real Property and the Protection One Owned Real Property.

        (s) Opinion of Financial Advisor. The financial advisor of Protection One, Morgan Stanley & Co. Incorporated, has delivered to Protection One an opinion dated the date of this Agreement to the effect that the consideration to be received by Protection One upon consummation of the Share Issuance and the distributions to Holders of Record of Common Stock referred to in the recitals to this Agreement, taken together, are fair from a financial point of view to Protection One and the holders of shares of Common Stock.

                                  ARTICLE III

                                   COVENANTS

     3.1. Interim Operations. Except as set forth in Section 3.1 of the Western Disclosure Letter, Western covenants and agrees as to itself and the Transferred Subsidiaries that, after the date hereof and prior to the Closing (unless Protection One shall otherwise approve in writing, and except as otherwise expressly contemplated by this Agreement, the Stock Option Agreement and the Option and Voting Agreement):

        (a) the businesses of the Transferred Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, Western shall cause the Transferred Subsidiaries to use all reasonable efforts to preserve their respective business organizations intact and maintain their respective existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

        (b) neither Western nor any of its Subsidiaries shall (i) issue, sell, pledge, dispose of, encumber or accelerate, modify, or amend the terms of any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any capital stock in any Transferred Subsidiary; (ii) amend the certificate of incorporation or by-laws of any Transferred Subsidiary; (iii) split, combine or reclassify the outstanding shares of capital stock of any Transferred Subsidiary; (iv) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock of WestSec or Westar Security; (v) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of capital stock of any Transferred Subsidiary or any securities convertible into or exchangeable or exercisable for any shares of capital stock of any Transferred Subsidiary; (vi) other than in the ordinary and usual course of business, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible assets and capital stock of any Transferred Subsidiary) of any Transferred Subsidiary or permit any Transferred Subsidiary to incur or modify any material indebtedness or other liability; or (vii) permit any Transferred Subsidiary to make or authorize or commit for any capital expenditures or, by any means, permit any Transferred Subsidiary to make any acquisition of, or investment in, assets or stock of any other Person or entity, except for (A) acquisitions of security monitoring accounts in the ordinary course of business consistent with past practice, (B) other acquisitions of security monitoring accounts not to exceed $5,000,000 in the aggregate and (C) other capital expenditures not to exceed $500,000 in the aggregate;

        (c) neither Western nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans or increase the salary, wage, bonus or other compensation of any employees of any Transferred Subsidiary except grants, awards or increases occurring in the ordinary and usual course of business (which shall include normal periodic performance reviews and related compensation and benefit grants, awards or increases);

        (d) neither Western nor any of its Subsidiaries shall settle or compromise any material claims or litigation involving any Transferred Subsidiary or, except in the ordinary and usual course of business modify, amend or terminate any material Contracts to which a Transferred Subsidiary is party or waive, release or assign any material rights or claims of any Transferred Subsidiary;

        (e) neither Western nor any of its Subsidiaries shall make any Tax election with respect to Taxes payable by any Transferred Subsidiary or permit any insurance policy naming any Transferred Subsidiary as a beneficiary or loss-payable payee to be cancelled or terminated except in the ordinary and usual course of business;

        (f) neither Western nor any of its Subsidiaries shall take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect; and

        (g) neither it nor any of its Subsidiaries will authorize or enter into an agreement to do any of the fore going.

        Except as set forth in Section 3.1 of the Protection One Disclosure Letter, Protection One covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Closing (unless Western shall otherwise approve in writing, and except as otherwise expressly contemplated by this Agreement, the Stock Option Agreement and the Option and Voting Agreement):

        (h) the business of Protection One and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, Protection One and its Subsidiaries shall use all reasonable efforts to preserve their respective business organizations intact and maintain their respective existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

        (i) neither Protection One nor any of its Subsidiaries shall (i) issue, sell, pledge, dispose of, encumber or accelerate, modify, or amend the terms of any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any capital stock of Protection One or any of its Subsidiaries; (ii) amend the certificate of incorporation or by-laws of Protection One or any of its Subsidiaries; (iii) split, combine or reclassify the outstanding shares of capital stock of Protection One or any of its Subsidiaries; (iv) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from Protection One's direct or indirect wholly-owned Subsidiaries and the dividend and other distributions referred to in the recitals to this Agreement; or (v) repurchase, redeem or otherwise acquire any shares of capital stock or any securities convertible into or exchangeable or exercisable for any shares of capital stock of Protection One or any of its Subsidiaries; (vi) other than in the ordinary and usual course of business, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible assets and (including capital stock of any of Protection One's Subsidiaries) or incur or modify any material indebtedness or other liability; or (vii) make or authorize or commit for any capital expenditures or, by any means, make any acquisition of, or investment in, assets or stock of any other Person or entity, except for (A) acquisitions of security monitoring accounts in the ordinary course of business consistent with past practice, (B) other acquisitions of security monitoring accounts not to exceed $5,000,000 in the aggregate and (C) other capital expenditures not to exceed $500,000 in the aggregate;

        (j) neither Protection One nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Protection One Compensation and Benefit Plans or increase the salary, wage, bonus or other compensation of any employees except grants, awards or increases occurring in the ordinary and usual course of business (which shall include normal periodic performance reviews and related compensation and benefit grants, awards or increases) except for the bonuses referred to in the recitals to this Agreement;

        (k) neither Protection One nor any of its Subsidiaries shall settle or compromise any material claims or litigation or, except in the ordinary and usual course of business modify, amend or terminate any of its material Contracts or waive, release or assign any material rights or claims;

        (l) neither Protection One nor any of its Subsidiaries shall make any Tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be cancelled or terminated except in the ordinary and usual course of business;

        (m) neither Protection One nor any of its Subsidiaries shall take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect; and

        (n) neither Protection One nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

     3.2. Acquisition Proposals. Protection One agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, it or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). Protection One further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries Subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent Protection One or its Board of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (B) providing information in

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response to a request therefor by a Person who has made an unsolicited
Acquisition Proposal if the Board of Directors receives from the Person so requesting such information an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement (as defined in Section 3.7); it being understood that such confidentiality agreement need not prohibit the making, or amendment, of an Acquisition Proposal; (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (D) recommending such an Acquisition Proposal to the stockholders of Protection One if and only to the extent that, in each such case referred to in clause (B),(C) or (D) above, the Board of Directors of Protection One determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law. Protection One agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Protection One agrees that it will take the necessary steps to promptly in form the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this
Section 3.2 and in the Confidentiality Agreement. Protection One agrees that it will notify Western immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person. Protection One further agrees that it will notify Western of the material terms and conditions of any Acquisition Proposal at least 72 hours prior to the execution by Protection One of any letter of intent or agreement with respect to such Acquisition Proposal. Protection One also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring it or any of its Subsidiaries to return all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

     3.3. Information Supplied. Western and Protection One each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the proxy statement (such proxy statement, as amended or supplemented, the "Proxy Statement") to be filed by Protection One with the SEC in connection with the meeting of Protection One's stockholders to consider proposals concerning the Share Issuance, the Charter Amendment and the New Option Plan will, at the date of mailing to stockholders and at the time of the meeting of stockholders of Protection One to be held in connection with the Share Issuance, the Charter Amendment and the New Option Plan contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As soon as practicable after the date hereof, Western shall deliver or cause to be delivered to Protection One audited financial statements for the calendar years ended December 31, 1994, 1995 and 1996 with respect to those Transferred Subsidiaries for which audited financial statements are required by Section 3-05 of Regulation S-X promulgated by the SEC for inclusion in the Proxy Statement (the "Proxy Statement Financials"). The Proxy Statement Financials shall, and Western hereby represents and warrants to Protection One that such financial statements will, as of the date the Proxy Statement is mailed to Protection One Stockholders and as of the Closing Date, (i) comply in all material respects with the requirements of Section 3-05 of Regulation S-X promulgated by the SEC, (ii) present fairly the financial condition and results of operations of those Transferred Subsidiaries covered by the Proxy Statement Financials as of the dates thereof or for the periods covered thereby and have been prepared in accordance with GAAP except as noted therein or in Section 3.3 of the Western Disclosure Letter, and (iii) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition and results of operations of those Transferred Subsidiaries covered by the Proxy Statement Financials as of the dates thereof or for the periods covered thereby, and (iv) the interim financial statements for the six-month period ended June 25, 1997 will not vary in any material respect from, and treat capitalization of costs associated with account growth consistent with, the financial statements for such period with respect to the Transferred Subsidiaries set forth in Section 2.1(e) of the Western Disclosure Letter except with respect to those variances and adjustments noted in Section 3.3 of the Western Disclosure Letter.

     3.4. Stockholders Meeting. Protection One will take, in accordance with its certificate of incorporation and by-laws, all action necessary to convene a meeting of holders of Common Stock as promptly as practicable to consider and vote upon the approval of the Charter Amendment, the Share Issuance and the New Option

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

Plan (as defined in Section 3.19 hereof). Subject to fiduciary obligations under applicable law, Protection One's board of directors shall recommend such approval and shall take all reasonable action to solicit such approval.

     3.5. Filings; Other Actions; Notification. (a) Protection One shall as promptly as practicable prepare and file with the SEC the Proxy Statement and as promptly as practicable after receipt of comments from the SEC staff with respect thereto mail the Proxy Statement to the stockholders of Protection One.

        (b) Western and Protection One shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Share Issuance and the other transactions contemplated by this Agreement, the Stock Option Agreement and the Option and Voting Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Share Issuance or any of the other transactions contemplated by this Agreement, the Stock Option Agreement and the Option and Voting Agreement. Subject to applicable laws relating to the exchange of information, Protection One, on the one hand and Western, on the other hand, shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Protection One or Western, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Share Issuance and the other transactions contemplated by this Agreement, the Stock Option Agreement and the Option and Voting Agreement. In exercising the foregoing right, each of Western and Protection One shall act reasonably and as promptly as practicable.

        (c) Western and Protection One each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Protection One, Western or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Share Issuance and the other transactions contemplated by this Agreement, the Stock Option Agreement and the Option and Voting Agreement.

        (d) Western and Protection One each shall keep the other apprized of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Protection One or Western, as the case may be, or any of their respective Subsidiaries, from any third party and/or any Governmental Entity with respect to the Share Issuance and the other transactions contemplated by this Agreement, the Stock Option Agreement and the Option and Voting Agreement. Western and Protection One each shall give prompt notice to the other of any change that is reasonably likely to result in a Transferred Subsidiaries Material Adverse Effect or Protection One Material Adverse Effect, respectively.

        (e) Without limiting the generality of the undertakings pursuant to this
Section 3.5, Western and Protection One agree to take or cause to be taken the following actions: (i) provide promptly to any and all federal, state, local or foreign court or Government Entity with jurisdiction over enforcement of any applicable antitrust laws ("Government Antitrust Entity") information and documents requested by any Government Antitrust Entity or necessary, proper or advisable to permit consummation of the Share Issuance and the other transactions contemplated by this Agreement, the Stock Option Agreement and the Option and Voting Agreement; and (ii) take promptly, in the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the Share Issuance in accordance with the terms of this Agreement unlawful or that would prevent or delay consummation of the Share Issuance or the other transactions contemplated by this Agreement, the Stock Option Agreement and the Option and Voting Agreement, any and all steps (including the appeal thereof, the posting of a bond or the taking of the steps contemplated by clause (ii) of this paragraph) necessary to vacate,

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

modify or suspend such injunction or order so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement, the Stock Option Agreement and the Option and Voting Agreement.

        (f) Without limiting the generality of the foregoing, Western and Protection One agree to use their respective reasonable best efforts from and after the date of this Agreement until the Closing to cooperate with respect to developing plans and timetables for, and completing such preparatory work as is commercially reasonable in connection with, the integration and coordination of the operations, systems, information technology and personnel of Protection One and its Subsidiaries and the Transferred Subsidiaries, respectively, in order that such integration and coordination can be effected as soon after the Closing as reasonably practicable.

     3.6. Taxation. Neither Protection One nor Western shall take or cause to be taken any action, whether before or after the Closing, that would disqualify the contribution of the Subsidiary Shares and the Investment Shares as a contribution to a controlled corporation within the meaning of Section 351 of the Code. At or prior to the Closing Protection One shall become a party to the Western tax sharing arrangements previously in effect (as described in Section
3.16 of the Western Disclosure Letter).

     3.7. Access. Upon reasonable notice, and except as may otherwise be required by applicable law, each party hereto shall (and shall cause its Subsidiaries to) afford the other's officers, employees, counsel, accountants and other authorized representatives ("Representatives") access, during normal business hours throughout the period prior to the Closing, to the properties, books, contracts and records of the Transferred Subsidiaries and Protection One and its Subsidiaries, respectively, and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning the business, properties and personnel of the Transferred Subsidiaries and Protection One and its Subsidiaries, respectively, as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by Western or Protection One, and provided, further, that the foregoing shall not require Western or Protection One to permit any inspection, or to disclose any information, that in the reasonable judgment of Western or Protection One, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if Western or Protection One, as the case may be, shall have used reasonable best efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of Western or Protection One, as the case may be, or such Person as may be designated by either of its officers, as the case may be. Each party hereto agrees that any non-public information furnished to it or any of its Representatives by or on behalf of the other party hereto, whether before or after the date of this Agreement, together with any reports, analyses, compilations, memoranda, notes and any other writings prepared by such party or its Representatives which contain, reflect or are based upon such information (collectively, the "Confidential Information"), will be treated confidentially and will not be used by such party in any way detrimental to the other party; provided, however, that each party may disclose Confidential Information regarding the other party to the extent such disclosure is legally required. Upon execution of this Agreement, the Confidentiality Agreement between Western and Protection One entered into in connection with the transactions contemplated by this Agreement (the "Confidentiality Agreement") shall be deemed terminated and shall have no further force or effect.

     3.8. Nasdaq Listing. Protection One shall use its best efforts to cause the shares of Common Stock to be issued in the Share Issuance to be accepted for quotation on the Nasdaq, subject to official notice of issuance, prior to the Closing.

     3.9. Publicity. The initial press release with respect to the transactions contemplated by this Agreement and the Stock Option Agreement shall be a joint press release and thereafter Western and Protection One each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Share Issuance and the other transactions contemplated by this Agreement, the Stock Option Agreement and the Option and Voting Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation system; provided, however, that neither Western nor Protection One shall be required to consult with the other prior to filing a current report on Form 8-K with the SEC attaching a copy of the initial press release and a copy of this Agreement (excluding therefrom the Western Disclosure Letter and the Protection One Disclosure Letter).

     3.10. Election to Protection One's Board of Directors. At the Closing of the Share Issuance, Protection One shall promptly increase the size of its Board of Directors from four to twelve directors in order to permit Western to appoint eight persons. Any vacancies that Western is entitled to fill pursuant to this
Section 3.10 may be filled from time to time by such persons as Western may from time to time select. Until the second anniversary of the Closing, Western shall vote all shares of Common Stock beneficially owned by Western to elect, and Protection One shall use its best efforts to cause to be elected, the four current directors of Protection One and eight individuals selected by Western (some or all of whom, at Western's sole discretion, may be independent persons). From and after the second anniversary of the Closing, and for so long as Western shall own, directly or indirectly, more than 50 percent of the issued and outstanding Common Stock of Protection One, Western shall vote all shares of Common Stock beneficially owned by Western to elect, and Protection One shall use its best efforts to cause to be elected, (i) one individual selected from the executive officers of Protection One, (ii) at least three individuals who are independent persons ("Independent Directors") and (iii) eight individuals selected by Western (some or all of whom, at Western's sole discretion, may be "independent persons"). For purposes of this Agreement, "independent persons" shall mean a person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in Western, Protection One or any entity or person that beneficially owns greater than two percent of the outstanding Protection One Common Stock or any of their respective affiliates, and (iii) is not connected with Western, Protection One or any entity or person that beneficially owns greater than two percent of the outstanding Protection One Common Stock or any of their respective affiliates as an officer, employee, consultant, agent, representative, trustee, partner, director (other than of Protection One) or person performing similar functions. The Chairman of the board of directors of Protection One at all times shall be a person selected by Western.

     3.11. Expenses. Except as otherwise provided in Section 5.5(b), each party hereto shall pay all costs and expenses incurred by it in connection with this Agreement and the Share Issuance and the other transactions contemplated hereby.

     3.12. Takeover Statute. If any "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is or may become applicable to the Share Issuance or the other transactions contemplated by this Agreement, the Stock Option Agreement or the Option and Voting Agreement, each of Protection One and Western and its board of directors shall grant such approvals and take such actions as are necessary so that the Share Issuance and the other transactions contemplated by this Agreement, the Stock Option Agreement and the Option and Voting Agreement may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

     3.13. Indemnification; Directors' and Officers' Insurance. (a) The provisions with respect to indemnifi-cation set forth in the certificate of incorporation and by-laws of Protection One shall not be amended, repealed or otherwise modified for a period of six years from the Closing in any manner that would affect adversely the rights thereunder of individuals who at the Closing were directors or officers of Protection One, unless such modification shall be required by law. From and after the Closing, Protection One will indemnify and hold harmless each present and former director and officer of Protection One (when acting in such capacity), determined as of the Closing, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities or settlement amounts (collectively, "Costs") incurred or paid in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing, to the fullest extent that Protection One is permitted under Delaware law (and Protection One shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to

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

indemnification); and provided, further, that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under Delaware law shall be made by independent counsel selected by Protection One.

        (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 3.13, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Protection One thereof, but the failure to so notify shall not relieve Protection One of any liability it may have to such Indemnified Party if such failure does not materially prejudice Protection One. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Closing), (i) Protection One shall have the right to assume the defense thereof and Protection One shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Protection One elects not to assume such defense, the Indemnified Parties may retain counsel satisfactory to them, and Protection One shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Protection One shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Protection One shall not be liable for any settlement effected without its prior written consent; and provided, further, that Protection One shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

        (c) Protection One shall maintain its existing officers' and directors' liability insurance ("D&O Insurance") for a period of six years after the Closing so long as the annual premium therefor is not in excess of 150 percent of the last annual premium paid prior to the date hereof (the "Current Premium"); provided, however, that if the existing D&O Insurance expires, is terminated or cancelled during such six (6)-year period, Protection One will use its reasonable efforts to obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 150 percent of the Current Premium.

        (d) If Protection One or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Protection One shall assume all of the obligations set forth in this Section.

        (e) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

     3.14. Headquarters. Until the third anniversary of the Closing, the corporate headquarters of Protection One shall be located in Los Angeles, California and the finance headquarters of Protection One shall be located in Dallas, Texas.

     3.15. Post-Closing Actions; Security Systems Business. From and after the Closing, for so long as Western shall own, directly or indirectly, more than 50 percent of the outstanding Common Stock of Protection One, Western shall cause Protection One to perform each and every one of its obligations hereunder. From and after the Closing, for so long as Western shall own, directly or indirectly, more than 50 percent of the outstanding Common Stock of Protection One, neither Western nor any of its Subsidiaries (other than Protection One and its Subsidiaries) shall engage in, or invest in, acquire any equity securities of, or enter into any material business relationship with, any person engaged in the business of selling and servicing residential (other than multi-family residential) or commercial monitoring and response security systems, access control systems, closed-circuit television and video monitoring systems, vehicle location and monitoring systems or security guard services (the "Business"); provided, however, that Western and its Subsidiaries may (i) engage in the business of selling and servicing multi-family residential monitoring and response security systems (the "Multi-Family Monitoring Business"), (ii) invest in, acquire any equity securities of, or enter into any material business relationship with, any person engaged in the Business provided such person derives at least 75 percent of its revenues from Multi-Family Monitoring and/or any other business other than the Business and (iii) engage in the Business to the extent such business is acquired pursuant to the foregoing clause (ii). Notwithstanding the foregoing, neither Western nor any of its Subsidiaries shall be permitted to invest in, acquire any equity securities of, or enter into any material business relationship with any person engaged in the Business if, following such investment, acquisition or entrance into, Western and its Subsidiaries would derive aggregate annual revenues from the Business in an amount equal to 7.5% or greater of the aggregate annual revenues at such time of Protection One and its Subsidiaries.

     3.16. Indemnification. (a) Western shall indemnify Protection One and its affiliates, and their respective officers, directors, employees, agents, successors and assigns with respect to, and hold each of them harmless from and against, any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) suffered, incurred or sustained by any of them or to which any of them becomes subject (including, without limitation, any Action brought or otherwise initiated by any of them) (collectively, "Losses"), resulting from, arising out of or relating to (i) (A) United States federal, state and local and foreign income Taxes of the Transferred Subsidiaries attributable to taxable periods (or portions thereof) ending on or before the Closing Date, and (B) all United States federal, state and local Taxes of Western and any entity, other than the Transferred Subsidiaries, which is or has been affiliated with Western as a result of Treasury Regulation Section 1. 1502-6(a) or similar state or local Tax provisions, (ii) any increase in the purchase price payable under the Westinghouse Acquisition Agreement and (iii) the matter of Westec Security, Inc.
v. Westsec, Inc., et al. Western and Protection One further hereby acknowledge and agree that any increase, reduction or other adjustment in the purchase price payable under the Westinghouse Acquisition Agreement shall be solely for the account of Western and that Western shall be entitled in all respects, without notice to or consultation with Protection One, to control and manage any proceedings, negotiations or settlements undertaken in connection with such purchase price adjustment. Western and Protection One further hereby acknowledge and agree that (i) Protection One shall pay and/or shall indemnify Western for the first $1,000,000 of Losses suffered by Western, the Transferred Subsidiaries or Protection One resulting from, arising out of or relating to the matter of Innovative Business Systems (Overseas) Ltd., and Innovative Business Software Inc. v. Westinghouse Electric Corporation, Westinghouse Security Systems Inc., WestSec Inc., Western Resources Inc. and Renee T. Kingsley, and any related claims or actions (the "IBS Litigation") and (ii) Western shall pay and/or indemnify Protection One and the Transferred Subsidiaries for all Losses in excess of $1,000,000 suffered by Western, the Transferred Subsidiaries or Protection One resulting from, arising out of or relating to the IBS Litigation. Without limiting the generality of the foregoing, Western shall be entitled in its sole discretion, without notice to or consultation with Protection One, to control and manage any proceedings, negotiations or settlements undertaken in connection with the IBS Litigation.

        (b) In consideration of the indemnification for federal income Taxes set forth in Section 3.16(a), the parties acknowledge that the Transferred Subsidiaries shall pay to Western an amount in respect to the Transferred Subsidiaries' federal income Tax liability for the period from January 1, 1997 to the Closing Date computed on a stand-alone basis, which amounts shall be calculated and paid as soon as practicable for such period (to the extent not paid under previous tax-sharing arrangements), and adjusting payments made as necessary. The tax-sharing arrangements previously in effect between the Transferred Subsidiaries and Western (as described in Schedule 3.16(b) hereof) shall continue in full force and effect after the Closing Date.

        (c) The obligation of Western to indemnify and hold harmless Protection One pursuant to this Section 3.16 with respect to Tax liabilities shall terminate upon the expiration of the applicable statutes of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

     3.17. Dividend. Prior to the Closing, Protection One shall declare, and as soon as practicable following the Closing, Protection One shall (i) distribute $7.00 per share with respect to each share of Common Stock held by a Holder of Record and (ii) distribute (as a cash bonus, in the case of Holders of Record of Options or Warrants who are directors, officers or employees of Protection One or any of its Subsidiaries, or as an anti-dilution cash payment, in the case of Holders of Record of Warrants who are entitled, pursuant to the terms

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

governing such Warrants, to elect such a cash payment) $7.00 with respect to each share of Common Stock issuable upon exercise of Options or Warrants held by each Holder of Record or, in accordance with the agreements and other documents governing such Options and Warrants, reduce the exercise price of, and/or increase the number of shares of Common Stock issuable upon exercise of, such Options and Warrants; provided that, in the event that the Closing shall occur before December 31, 1997, Protection One shall pay the dividend referred to in clause (i) above after the Closing Date and on or before December 31, 1997; and provided further that, in the event that the Closing shall occur on or after December 31, 1997, Protection One shall pay the dividend referred to in clause
(i) above on the Closing Date. "Holder of Record" shall mean each holder of record of a share of Common Stock or an Option or Warrant, other than Western or any of its Subsidiaries, as of the date of, and immediately prior to, the Closing (the "Record Date").

     3.18. Standstill. (a) For the purposes of this Section 3.18, each of the following terms shall have the following meaning:

           (i) "Western Group" shall mean Western, its Subsidiaries and Affiliates, and any person acting on behalf of Western or any of such Subsidiaries or Affiliates.

           (ii) "Voting Securities" shall mean the shares of Protection One Common Stock and any other issued and outstanding securities of Protection One generally entitled to vote for the election of directors of Protection One and other matters for which the holders of Protection One Common Stock are entitled to vote.

        (b) Except as set forth in clauses (c) and (d) below, during the period beginning on the date hereof and ending on the tenth anniversary of the Closing Date (unless earlier terminated pursuant to the provisions of this Agreement, the "Standstill Period"), Western shall not, and shall cause the other members of the Western Group not to, directly or indirectly, (i) in any manner acquire, agree to acquire, make any proposal to acquire or announce or disclose any intention to make a proposal to acquire, directly or indirectly, any Voting Securities, except (A) pursuant to the Share Issuance in accordance with the terms and conditions of this Agreement; and (B) pursuant to and in accordance with the terms and conditions of the Stock Option Agreement and the Option and Voting Agreement; or (ii) propose to enter into, or announce or disclose any intention to propose to enter into, directly or indirectly, any merger or business combination involving Protection One or to purchase, directly or indirectly, all or substantially all of the assets of Protection One.

        (c) Notwithstanding the provisions of clause (b) above, following the Closing Date until the six-month anniversary of the Closing Date, Western may in any manner acquire Voting Securities representing in the aggregate up to but not exceeding 85% of the Voting Securities issued and outstanding at such time. Following the six-month anniversary of the Closing Date Western (i) at any such time as Protection One Convertible Notes representing in the aggregate more than $51,750,000 in aggregate principal amount thereof remain outstanding, may in any manner acquire Voting Securities representing in the aggregate up to but not exceeding 88.5% of the Voting Securities issued and outstanding at such time and
(ii) at any such time as Protection One Convertible Notes representing in the aggregate less than $51,750,000 in aggregate principal amount thereof remain outstanding, may in any manner acquire Voting Securities representing in the aggregate up to but not exceeding 85% of the Voting Securities issued and outstanding at such time.

        (d) Notwithstanding the provisions of clause (b) above, following the Closing Date, Western may make a tender offer or exchange offer for all outstanding shares of Protection One Common Stock or Voting Securities or take any of the actions described in clause (b)(ii) above; provided that any such action satisfies the following additional requirements (i) if a tender offer, the offer must be a "tender offer" for purposes of, and must be made in compliance with, Rules 14d-1 and 13e-3 under the Exchange Act (or any successor provisions thereto), and (ii) any such action must be at a price and on terms that are fair to the stockholders of Protection One (as determined by a majority of the Independent Directors after the receipt of a fairness opinion with respect to any such proposed transaction from a nationally recognized investment banking firm selected by a majority of the Independent Directors and reasonably acceptable to Western, and must be approved by a majority of the Independent Directors.

     3.19. New Option Plan. Subject to the required Stockholder approval, upon or promptly following the Closing Date, Protection One shall, or Western shall cause Protection One to, establish a stock option plan

(the "New Option Plan") for the benefit of officers and key employees of Protection One and its Subsidiaries (including the Transferred Subsidiaries). The New Option Plan shall contain such terms and conditions as are determined by the board of directors of Protection One and approved by the board of directors of Western; provided, however, that (i) the New Option Plan shall provide for the issuance of a total of up to 4,200,000 shares of Common Stock in respect of stock options granted thereunder and (ii) on the Closing Date, options shall be granted to officers and key employees of Protection One and its Subsidiaries (including the Transferred Subsidiaries) under the New Option Plan with respect to 1,600,000 shares of such Common Stock.

     3.20. Closing Schedule. Not later than two business days preceding the Closing Date, Protection One shall deliver to Western a Schedule setting forth
(i) the cash payments to be paid with respect to, the reduction in the exercise price of, and/or the increase in the number of shares of Common Stock issuable upon exercise of, each Option, Warrant and Protection One Convertible Note as a result of the payment to the Holders of Record of Common Stock of the dividend contemplated by Section 3.17 hereof and (ii) the number of Acquired Shares, after giving effect to the payments, reductions and increases referred to in clause (i). In the event that following the Closing, Western shall notify Protection One, (which notice shall specify in reasonable detail the facts and circumstances upon which it is based) that any calculation on the Schedule was incorrect, and that as a result thereof either (i) Western was not issued as of the Closing the correct number of Acquired Shares or (ii) Protection One has been required to make distributions or adjustments not contemplated by the Schedule, then, as promptly as practicable after Western and the Independent Directors have agreed thereto, such agreement not be unreasonably withheld, Protection One shall issue additional shares of Common Stock to Western at no cost to Western to rectify such incorrect calculation. With respect to distributions or adjustments to exercise prices not contemplated by the Schedule that Protection One is required to make, Western shall be entitled to receive for each $1,000,000 of such payments or adjustments that number of shares of Common Stock equal to .1% of the number of Acquired Shares.

                                   ARTICLE IV

                                   CONDITIONS

     4.1. Conditions to Each Party's Obligation to Effect the Share
Issuance. The respective obligation of each party to effect the Share Issuance is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

        (a) Stockholder Approval. The Charter Amendment, the Share Issuance and the New Option Plan shall have been duly approved by the holders of Common Stock constituting the Protection One Requisite Vote.

        (b) Nasdaq Quotation. The shares of Common Stock issuable to Western pursuant to the Share Issuance shall have been authorized for quotation on the Nasdaq.

        (c) Regulatory Consents. The waiting period applicable to the consummation of the Share Issuance and the other transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated and all notices, reports and other filings required to be made prior to the Closing by Western or Protection One or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Closing by Western or Protection One or any of their respective Subsidiaries from, any Governmental Entity (collectively, "Governmental Consents") in connection with the execution and delivery of this Agreement and the consummation of the Share Issuance and the other transactions contemplated hereby by Western and Protection One shall have been made or obtained (as the case may be), except those that the failure to make or to obtain are not, individually or in the aggregate, reasonably likely to have a Transferred Subsidiary Material Adverse Effect or a Protection One Material Adverse Effect or to provide a reasonable basis to conclude that the parties hereto or any of their affiliates or respective directors, officers, agents, advisors or other representatives would be subject to the risk of criminal liability.

        (d) Litigation. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Share Issuance (collectively, an "Order").

     4.2. Conditions to Obligations of Protection One. The obligations of Protection One to effect the Share Issuance are also subject to the satisfaction or waiver by Protection One at or prior to the Closing of the following conditions:

        (a) Representations and Warranties. The representations and warranties of Western set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing (except to the extent any such representation or warranty expressly speaks as of an earlier date), and Protection One shall have received certificates signed on behalf of Western by an executive officer of Western to such effect; provided, however, that notwithstanding anything herein to the contrary, this Section 4.2(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, Transferred Subsidiary Material Adverse Effect or is reasonably likely to prevent or to materially burden or materially impair the ability of Western to consummate the Share Issuance and the other transactions contemplated by this Agreement.

        (b) Performance of Obligations of Western. Western shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Protection One shall have received certificates signed on behalf of Western by an executive officer of Western to such effect.

        (c) Consents Under Agreements. Each of Western and Western Sub shall have obtained the consent or approval of each Person whose consent or approval shall be required under any Contract to which Western or any Transferred Subsidiary is a party, except those for which the failure to obtain such consent of approval, individually or in the aggregate, is not reasonably likely to have a Transferred Subsidiary Material Adverse Effect or is not reasonably likely to prevent or to materially burden or materially impair the ability of Western to consummate the Share Issuance or the other transactions contemplated by this Agreement.

        (d) Cash Amount. Protection One shall have received the Cash Amount (i) by wire transfer in immediately available funds to a bank account designated by Protection One pursuant to written instructions delivered by Protection One to Western not fewer than two business days prior to the Closing Date and (ii) by delivery to Protection One of certificates representing the Investment Shares, duly endorsed in blank or accompanied by stock powers in blank with all necessary transfer stamps affixed thereto (at the expense of Western), and such other instruments or documents as are necessary to transfer such securities to Protection One free and clear of any Liens.

        (e) Transferred Subsidiary Shares. Protection One shall have received stock certificates evidencing the Subsidiary Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form satisfactory to Protection One and with all required stock transfer tax stamps affixed.

        (f) No Transferred Subsidiary Material Adverse Effect. No event or events shall have occurred, or shall be reasonably likely to occur, which, individually or in the aggregate, have had, or could reasonably be expected to have, a Transferred Subsidiary Material Adverse Effect.

     4.3. Conditions to Obligation of Western. The obligation of Western to effect the Share Issuance is also subject to the satisfaction or waiver by Western at or prior to the Closing of the following conditions:

        (a) Representations and Warranties. The representations and warranties of Protection One set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date), and Western shall have received a certificate signed on behalf of Protection One by an executive officer of Protection One to such effect; provided, however, that notwithstanding anything herein to the contrary, this Section 4.3(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Protection One Material Adverse Effect or is reasonably likely to prevent or to materially burden or materially impair the ability of Protection One to consummate the transactions contemplated by this Agreement.

        (b) Performance of Obligations of Protection One. Protection One shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Western shall have received a certificate signed on behalf of Protection One by an executive officer of Protection One to such effect.

        (c) Consents Under Agreements. Protection One shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any Contract to which Protection One or any of its Subsidiaries is a party, except those for which failure to obtain such consents and approvals, individually or in the aggregate, is not reasonably likely to have a Protection One Material Adverse Effect or is not reasonably likely to prevent or to materially burden or materially impair the ability of Protection One to consummate the Share Issuance or the other transactions contemplated by this Agreement.

        (d) Tax Opinion. Western shall have received the opinion of Sullivan & Cromwell, counsel to Western and the Transferred Subsidiaries, dated the Closing Date, to the effect that the contribution of the Subsidiary Shares and the Investment Shares will be treated for Federal income tax purposes as a contribution to a controlled corporation within the meaning of Section 351 of the Code.

        (e) Employment and Non-Compete Agreements. Protection One and/or a Subsidiary of Protection One shall have entered into an Employment and Non-Compete Agreement with each of the persons listed on Section 4.3(e) of the Western Disclosure Letter in the form attached as Exhibit B.

        (f) Acquired Shares. Western shall have received stock certificates evidencing the duly authorized, validly issued, fully paid and nonassessable Acquired Shares.

        (g) No Protection One Material Adverse Effect. No event or events shall have occurred, or shall be reasonably likely to occur, which, individually or in the aggregate, have had, or could reasonably be expected to have, a Protection One Material Adverse Effect.

                                   ARTICLE V

                                  TERMINATION

     5.1. Termination by Mutual Consent. This Agreement may be terminated and the Share Issuance may be abandoned at any time prior to the Closing, whether before or after the approval by stockholders of Protection One referred to in
Section 4.1(a), by mutual written consent of Western and Protection One by action of their respective Boards of Directors.

     5.2. Termination by Either Protection One or Western. This Agreement may be terminated and the Share Issuance may be abandoned at any time prior to the Closing by action of the Board of Directors of either Protection One or Western if (i) the Share Issuance shall not have been consummated by January 31, 1998, whether such date is before or after the date of approval by the stockholders of Protection One, (ii) the approval of Protection One's stockholders as required by Section 4.1(a) shall not have been obtained at a meeting duly convened therefor or (iii) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Share Issuance shall become final and non-appealable (whether before or after the approval by the stockholders of Protection One); provided, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Share Issuance to be consummated.

     5.3. Termination by Western. This Agreement may be terminated and the Share Issuance may be abandoned at any time prior to the Closing, whether before or after the approval by stockholders of Protection

One referred to in Section 4.1(a), by action of the Board of Directors of Western if (a) the Board of Directors of Protection One shall have withdrawn or adversely modified its approval or recommendation of this Agreement or (b) there has been a material breach by Protection One of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Western to Protection One; provided, however, that Western shall not be entitled to terminate this Agreement pursuant to this Section 5.3(a)(ii) if such breach, individually or in the aggregate with any other such breaches, has not had, or is not reasonably likely to have, a Protection One Material Adverse Effect, and is not reasonably likely to prevent or materially burden or impair the ability of Protection One or Western to consummate the transactions contemplated by this Agreement and the Stock Option Agreement.

     5.4. Termination by Protection One. This Agreement may be terminated and the Share Issuance may be abandoned at any time prior to the Closing, whether before or after the approval by the stockholders of Protection One referred to in Section 4.1(a), by action of the Board of Directors of Protection One:

        (a) if there has been a material breach by Western of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Protection One to Western; provided, however, that Protection One shall not be entitled to terminate this Agreement pursuant to this Section 8.4(a) if such breach, individually or in the aggregate with any other such breaches, has not had, or is not reasonably likely to have, a Transferred Subsidiary Material Adverse Effect, and is not reasonably likely to prevent or materially burden or impair the ability of Western or Protection One to consummate the transactions contemplated by this Agreement or the Stock Option Agreement.

        (b) if the Board of Directors of Protection One shall have withdrawn or adversely modified its approval or recommendation of this Agreement.

     5.5. Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Share Issuance pursuant to this
Article V, this Agreement (other than as set forth in Section 6.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting solely from any wilful breach of this Agreement.

        (b) In the event that this Agreement is terminated (i) by Western pursuant to Section 5.3(b) or (ii) by Protection One pursuant to Section 5.4(a), then the non-terminating party shall promptly, but in no event later than two days after being notified of such by the terminating party, pay all of the charges and expenses incurred by the terminating party in connection with this Agreement, the Stock Option Agreement and the Option and Voting Agreement and the transactions contemplated hereby and thereby up to a maximum amount of $5,000,000, in each case payable by wire transfer of same day funds.

                                   ARTICLE VI

                           MISCELLANEOUS AND GENERAL

     6.1. Survival. This Article VI and the agreements of Western and Protection One contained in Sections 3.3 (Information Supplied), 3.6 (Taxation), 3.8 (Stock Exchange Listing), 3.10 (Election to Protection One's Board of Directors), 3.13 (Indemnification; Directors' and Officers' Insurance), 3.14 (Headquarters), 3.15 (Post-Closing Actions; Security Systems Business), 3.16 (Indemnification), 3.17 (Dividend), 3.18 (Standstill), 3.19 (Certain Employee Benefit Obligations) and
3.20 (Closing Schedule) shall survive the consummation of the Share Issuance. This Article VI, the agreements of Western and Protection One contained in
Section 3.11 (Expenses) and Section 5.5 (Effect of Termination and Abandonment) shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Share Issuance or the termination of this Agreement.

     6.2. Modification or Amendment. Subject to the provisions of the applicable law, at any time prior to the Closing, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties. From and after the Closing, neither this Agreement nor any other agreement entered into by Protection One in connection herewith may be amended, supplemented or otherwise modified and Protection One may not waive any provision hereof, unless such amendment, supplement, modification, or waiver shall have been approved by the affirmative vote of a majority of the Continuing Directors. For purposes of the foregoing, "Continuing Directors" shall mean James M. MacKenzie, Jr., Dr. Ben Enis and James Q. Wilson and their respective successors as Continuing Directors, each of whom shall be chosen by the then existing Continuing Directors from among the Independent Directors who at such time are not Continuing Directors.

     6.3. Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Share Issuance are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

     6.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counter part being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     6.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.6 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

        (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.5.

     6.6. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

           if to Western

           Western Resources, Inc.
           Topeka, Kansas 66602
           Attention: John Rosenberg
           Fax: (913) 575-1788

           (with a copy to:

           Neil T. Anderson, Esq., and
           Francis J. Aquila, Esq.,
           Sullivan & Cromwell,
           125 Broad Street, New York, NY 10004
           fax: (212) 558-3588.)

           if to Protection One

           Protection One, Inc.
           6011 Bristol Parkway
           Culver City, California 90230
           Attention: James M. Mackenzie, Jr.
           Fax: (310) 649-3855
           and
           Protection One, Inc.
           3900 S.W. Murray Boulevard
           Portland, Oregon 97005
           Attention: John W. Hesse
           Fax: (503) 520-6099

           (with copies to:

           Lessing E. Gold, Esq.
           Laura A. Loftin, Esq.
           Mitchell, Silberberg & Knupp LLP
           11377 West Olympic Boulevard
           Los Angeles, California 90064
           Fax: (310) 312-3100

           and

           Christopher D. Dillon, Esq.
           David W. Heleniak, Esq.
           Shearman & Sterling
           555 California Street
           San Francisco, California 94104-1512
           Fax: (415) 616-1199

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

     6.7. Entire Agreement; No Other Representations. This Agreement (including any exhibits hereto), the Western Disclosure Letter, the Protection One Disclosure Letter, the Stock Option Agreement and the

Option and Voting Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PROTECTION ONE NOR WESTERN MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

     6.8. No Third Party Beneficiaries. Except as provided in Section 3.13 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     6.9. Obligations of Protection One and of Western. Whenever this Agreement requires a Subsidiary of Protection One to take any action, such requirement shall be deemed to include an undertaking on the part of Protection One to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of Western to take any action, such requirement shall be deemed to include an undertaking on the part of Western.

     6.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     6.11. Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     6.12. Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that Western may assign all or any portion of its rights and obligations hereunder to a Subsidiary provided Western remains liable for any such assigned obligations.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                          WESTERN RESOURCES, INC.

                                          By:    /s/ JOHN E. HAYES, JR.

                                            ------------------------------------
                                            Name: John E. Hayes, Jr.
                                            Title: Chairman of the Board and
                                                Chief Executive Officer

                                          PROTECTION ONE, INC.

                                          By:  /s/ JAMES M. MACKENZIE, JR.

                                            ------------------------------------
                                            Name: James M. Mackenzie, Jr.
                                            Title: President and Chief Executive
                                              Officer

                               AMENDMENT NO. 1 TO

                             CONTRIBUTION AGREEMENT

     Amendment No. 1, dated as of October 2, 1997 (hereinafter called this "Amendment"), to the Contribution Agreement, dated as of July 30, 1997 (the "Original Amendment" and, as amended by this Amendment, the "Agreement"), between Western Resources, Inc., a Kansas corporation ("Western"), and Protection One, Inc., a Delaware corporation ("Protection One").

     Capitalized terms used but not defined in this Amendment shall have the meanings given such terms in the Original Agreement.

     WHEREAS, the respective boards of directors of each of Protection One and Western have each approved, and Protection One and Western have each executed and delivered, the Original Agreement pursuant to which Western will contribute the Subsidiary Shares and the Cash Amount to Protection One in exchange for the Acquired Shares; and

     WHEREAS, Western and Protection One have agreed to amend the terms of the Original Agreement to provide for the possible acquisition by Western of one or more entities engaged in the business; and

     WHEREAS, Western and Protection One have agreed to amend the terms of the Original Agreement to increase the amount of authorized shares of Common Stock for which approval will be sought in the Charter Amendment from 100,000,000 to 150,000,000.

     NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows.

          1. Section 3.15 of the Original Agreement is hereby redesignated as
     Section 3.15(a) and a new Section 3.15(b) is hereby inserted as follows:

             (b) Notwithstanding anything to the contrary contained in Section 3.15(a) hereof, and subject to the limitations contained in this Section 3.15(b), Western, or any Subsidiary of Western other than a Transferred Subsidiary, shall be permitted, after the date of this Agreement and prior to the Closing, to enter into any agreement to acquire (i) all of the equity securities of Centennial Security Holdings, Inc. ("Centennial"), (ii) all of the equity securities of Network Holdings, Inc. ("Network") and (iii) all or a portion of the equity securities of Guardian International, Inc. ("Guardian") not previously purchased by Western and to consummate any or all of such acquisitions. Prior to entering into any acquisition agreement with Centennial, Network or Guardian, as the case may be, Western shall (A) ensure that Protection One is entitled to enter into a confidentiality agreement with such party in the same form as the confidentiality agreement entered into between Western and such party, and that Protection One and its representatives are afforded a period of no less than five (5) days to review all of the same financial and other information made available to or generated by Western or any of its representatives or advisors in connection with its review of such party; (B) provide Protection One with a substantially final draft of the acquisition agreement with respect to such party at least five (5) days prior to execution thereof; and (C) not enter into such acquisition agreement unless Protection One consents in writing to Western entering into such agreement. Immediately or as soon as practicable following the Closing, Western shall transfer, without recourse to Western or any of its Subsidiaries or affiliates, all of Western's right, title and interest, if any, in all of the equity securities of Centennial and Guardian, as the case may be, owned by Western, as well as all rights and obligations of Western under the acquisition agreements entered into with respect to Centennial and Guardian, as the case may be, to Protection One. For a period of one hundred eighty (180) days following the Closing Date, Protection One shall have the right, exercisable by the vote of a majority of the Protection One Board of Directors, to require Western to transfer, without recourse to Western or any of its Subsidiaries or affiliates, all of Western's right, title and interest in the equity securities of Network, as well as all rights and obligations of Western under the acquisition agreement entered into with respect to Network, to Protection One. In consideration of the transfer of all of Western's right, title and interest, if any, in each of Centennial, Network and Guardian, as the case may be, and the respective acquisition agreements with respect thereto,

        Protection One shall pay in cash to Western an amount equal to the sum of (x) the purchase price paid by Western to acquire Centennial, Network or Guardian, as the case may be (the "Purchase Price"), (y) any fees and expenses incurred by Western to third parties (including, without limitation, investment bankers, attorneys and accountants) in connection with its acquisition of Centennial, Network or Guardian, as the case may be, and (z) a carrying charge equal to the product of (A) the Purchase Price, (B) 0.1 and (C) the number of days from and including the date of the consummation of the acquisition of Centennial, Network or Guardian, as the case may be, by Western up to but not including the date of transfer from Western to Protection One of Centennial, divided by 365, and (ii) Protection One shall pay to Western the higher of (x) the amount determined by the foregoing formula and (y) the closing sales price of the securities of Guardian purchased by Western on a national securities exchange or interdealer quotation system two (2) business days prior to the consummation of the transfer of such securities to Protection One. The aggregate amount paid by Protection One to Western for such of Centennial, Network and Guardian as are transferred to Protection One in accordance with the terms hereof shall be referred to herein as the "Aggregate Amount." Notwithstanding anything to the contrary contained herein, in the event that the Aggregate Amount exceeds the Base Amount (as defined below), then Protection One shall pay to Western cash in an aggregate amount equal to the Base Amount and Protection One will issue to Western (or any Subsidiary thereof designated by Western) an unsecured note or notes in any aggregate principal amount equal to the difference between the Aggregate Amount and the Base Amount. Such note or notes shall bear interest at an annual rate of ten percent (10%), and the principal amount thereof and all accrued interest thereon shall be payable in full on the first anniversary of the date of issuance of each such note or notes. Protection One's obligations under such note or notes shall be subordinated to any other outstanding debt obligations of Protection One to the extent that such subordination is required by the instruments governing such debt obligations. For purposes of this Section 3.15(b), "Base Amount" shall mean an amount equal to the Cash Amount minus the sum of (i) the aggregate principal amount and accrued interest outstanding under Protection One's Amended and Restated Credit Agreement as of the Closing Date and (ii) the aggregate amount of the cash dividends and distributions payable to holders of Common Stock, Options and Warrants following the Closing Date as contemplated by this Agreement. None of Centennial, Network or Guardian shall be deemed to be a Transferred Subsidiary for any purposes under this Agreement. Any securities of Centennial, Network or Guardian transferred by Western to Protection One as contemplated by this Section 3.15(b) shall not be deemed to constitute Investment Shares (as such term is defined in Section 1.1 hereof) for any purposes under this Agreement.

          2. The Original Agreement is hereby amended by deleting the number "100,000,000" in the nineteenth line of the sixth paragraph of the recitals and replacing it with the number "150,000,000."

          3. This Amendment may be executed in one or more counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

          4. This Amendment shall be deemed to be made in, and in all respects shall be governed by and in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof.

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                          Western Resources, Inc.

                                          By:      /s/ DAVID C. WITTIG
                                            ------------------------------------
                                            David C. Wittig
                                            President

                                          Protection One, Inc.

                                          By:  /s/ JAMES M. MACKENZIE, JR.
                                            ------------------------------------
                                            James M. Mackenzie, Jr.
                                            President

                                                                      APPENDIX B

                             STOCK OPTION AGREEMENT
                                    BETWEEN
                            WESTERN RESOURCES, INC.
                                      AND
                              PROTECTION ONE, INC.

                           DATED AS OF JULY 30, 1997

     STOCK OPTION AGREEMENT, dated as of July 30, 1997 (the "Stock Option Agreement"), between Western Resources, Inc., a Kansas corporation (the "Purchaser"), and Protection One, Inc., a Delaware corporation (the "Company").

     WHEREAS, the Purchaser and the Company are entering into a Contribution Agreement, dated as of the date hereof (the "Contribution Agreement"), which provides, among other things, that the Purchaser, on the terms and subject to the conditions thereof, will acquire approximately 80.1% of the shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") on a fully-diluted basis;

     WHEREAS, as a condition to its willingness to enter into the Contribution Agreement, the Purchaser has requested that the Company grant to the Purchaser an option to purchase 2,750,238 shares of Common Stock, upon the terms and subject to the conditions hereof; and

     WHEREAS, in order to induce the Purchaser to enter into the Contribution Agreement, the Company is willing to grant the Purchaser the requested option.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

        1. The Option; Exercise; Adjustments. (a) Contemporaneously herewith the Purchaser and the Company are entering into the Contribution Agreement. Subject to the other terms and conditions set forth herein, the Company hereby grants to the Purchaser an irrevocable option (the "Option") to purchase 2,750,238 shares of Common Stock (the "Shares"). The purchase price per Share (the "Purchase Price") shall be $13.50 per Share for each Share purchased prior to the Closing (as defined in the Contribution Agreement) and $15.50 per Share for each Share purchased after the Closing (as provided in Section 19 hereof).

           (b) Subject to the provisions of Section 1(c), the Option may be exercised by Purchaser, in whole or in part, at any time or from time to time following the occurrence of an Exercise Event (as defined below) and prior to the termination of the Option in accordance with Section 18 hereof; provided that any purchase of Shares upon exercise of the Option shall be subject to compliance with applicable law. Notwithstanding the termination of the Option, Purchaser shall be entitled to purchase the Shares with respect to which it has exercised the Option in accordance with the terms hereof prior to the termination of the Option. As used herein, an "Exercise Event" shall have occurred in the event that (i) any person (other than Western Resources or any of its Subsidiaries) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Common Stock such that, upon consummation of such offer, such person or a "group" (as such term is defined under the Exchange Act) of which such person is a member shall have acquired beneficial ownership (as such term is defined in rule 13d-3 of the Exchange Act), or the right to acquire beneficial ownership, of 20 percent or more of the then outstanding Common Stock; (ii) the Company or any of its Subsidiaries shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement with any person (other than Purchaser or any of its Subsidiaries) to (A) effect a merger, consolidation or other business combination involving the Company or any of its subsidiaries, (B) sell, lease or otherwise dispose of assets of the company or any of its Subsidiaries aggregating 20 percent or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole, or (C) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20 percent or more of the voting power of the Company or any of its Subsidiaries (any of the foregoing, an "Acquisition Transaction"); (iii) any person (other than Purchaser or any of its Subsidiaries) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, shares of Common Stock (other than trust account shares) aggregating 20 percent or more of the then outstanding Common Stock; or
(iv) the holders of Common Stock shall not have approved the Charter Amendment and the Share Issuance (each as defined in the Contribution Agreement) at the meeting of such shareholder held for the purpose of voting on the Charter Amendment and the Share Issuance, such meeting shall not have been held or shall have been cancelled prior to termination of the Contribution Agreement or the board of directors of the Company shall have withdrawn or modified in a manner adverse to Purchaser or to Purchaser's ability to consummate the transactions contemplated by the Contribution Agreement the recommendation of the board of directors of the Company with respect to the Charter Amendment and the Share Issuance, in each case after any person (other than Purchaser or any of its Subsidiaries) shall have publicly announced or delivered to the Company a proposal, or disclosed publicly or to the Company an intention to make a proposal, to engage in an Acquisition Transaction. As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

           (c) In the event the Purchaser wishes to exercise the Option, the Purchaser shall send a written notice to the Company (the "Stock Exercise Notice") specifying a date (subject to the HSR Act (as defined below) not later than 20 business days and not earlier than three business days following the date such notice is given) for the closing of such purchase. In the event of any change in the number of issued and outstanding shares of Common Stock by reason of any stock dividend, stock split, split-up, recapitalization, merger or other change in the corporate or capital structure of the Company, the number of Shares subject to this Option and the purchase price per Share shall be appropriately adjusted to restore the Purchaser to its rights hereunder, including its right to purchase Shares representing approximately 19.9% of the capital stock of the Company entitled to vote generally for the election of the directors of the Company which is issued and outstanding immediately prior to the exercise of the Option at an aggregate purchase price equal to the Purchase Price multiplied by 2,750,238; provided, however, that in no event shall any adjustment be made under this Section 1(c) with respect to any transaction contemplated or permitted by the Contribution Agreement.

           (d) If at any time the Option is then exercisable pursuant to the terms of Section 1(a) hereof, the Purchaser may elect, in lieu of exercising the Option to purchase Shares provided in Section 1(a) hereof, to send a written notice to the Company (the "Cash Exercise Notice") specifying a date not later than 20 business days and not earlier than 10 business days following the date such notice is given on which date the Company shall pay to the Purchaser an amount in cash equal to the Spread (as hereinafter defined) multiplied by all or such portion of the Shares subject to the Option as Purchaser shall specify. As used herein "Spread" shall mean the excess, if any, over the Purchase Price of the higher of (x) if applicable, the highest price per share of Common Stock (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by any person pursuant to an Acquisition Proposal (as defined in the Contribution Agreement) (the "Alternative Purchase Price") or (y) the closing price of the shares of Common Stock on the Nasdaq on the last trading day immediately prior to the date of the Cash Exercise Notice (the "Closing Price"). If the Alternative Purchase Price includes any property other than cash, the Alternative Purchase Price shall be the sum of (i) the fixed cash amount, if any, included in the Alternative Purchase Price plus (ii) the fair market value of such other property. If such other property consists of securities with an existing public trading market, the average of the closing prices (or the average of the closing bid and asked prices if closing prices are unavailable) for such securities in their principal public trading market on the five trading days ending two trading days prior to the date of the Cash Exercise Notice shall be deemed to equal the fair market value of such property. If such other property consists of something other than cash or securities with an existing public trading market and, as of the payment date for the Spread, agreement on the value of such other property has not been reached, the Alternative Purchase Price shall be deemed to equal the Closing Price. Upon exercise of its right to receive cash pursuant to this Section 1(c), the obligations of the Company to deliver Shares pursuant to Section 3 shall be terminated with respect to such number of Shares for which the Purchaser shall have elected to be paid the Spread.

        2. Conditions to Delivery of Shares. The Company's obligation to deliver Shares upon exercise of the Option is subject only to the conditions that:

               (i) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of the Shares shall be in effect; and

               (ii) Any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have expired or been terminated.

        3. The Closing. (a) Any closing hereunder shall take place on the date specified by the Purchaser in its Stock Exercise Notice or Cash Exercise Notice, as the case may be, at 9:00 A.M., local time, at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York, or, if the conditions set forth in Section 2(i) or 2(ii) have not then been satisfied, on the second business day following the satisfaction of such conditions, or at such other time and place as the parties hereto may agree (the "Closing Date"). On the Closing Date,
(i) in the event of a closing pursuant to Section 1(b) hereof, the Company will deliver to the Purchaser a certificate or certificates, duly endorsed (or accompanied by duly executed stock powers), representing the Shares in the denominations designated by the Purchaser in its Stock Exercise Notice and the Purchaser will purchase such Shares from the Company at the price per Share equal to the Purchase Price or (ii) in the event of a closing pursuant to
Section 1(c) hereof, the Company will deliver to the Purchaser cash in an amount determined pursuant to Section 1(c) hereof. Any payment made by the Purchaser to the Company, or by the Company to the Purchaser, pursuant to this Stock Option Agreement shall be made by wire transfer of federal funds to a bank designated by the party receiving such funds.

           (b) The certificates representing the Shares may bear an appropriate legend relating to the fact that such Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act").

        4. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into and perform this Stock Option Agreement; (b) the execution and delivery of this Stock Option Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and this Stock Option Agreement has been duly executed and delivered by a duly authorized officer of the Company and will constitute a valid and binding obligation of the Company; (c) the Company has taken all necessary corporate action to authorize and reserve the Shares issuable upon exercise of the Option and the Shares, when issued and delivered by the Company upon exercise of the Option, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights; and (d) except as otherwise required by the HSR Act, the execution and delivery of this Stock Option Agreement by the Company and the consummation by it of the transactions contemplated hereby do not require the consent, waiver, approval or authorization of or any filing with any person or public authority and will not violate, result in a breach of or the acceleration of any obligation under, or constitute a default under, any provision of any charter or by-law, indenture, mortgage, lien, lease, agreement, contract, instrument, order, law, rule, regulation, judgment, ordinance, or decree, or restriction by which the Company or any of its subsidiaries or any of their respective properties or assets is bound, except for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Protection One Material Adverse Effect (as defined in the Contribution Agreement) or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement; and (e) no "fair price", "moratorium", "control share acquisition" or other form of antitakeover statute or regulation (including, without limitation, the prohibitions of Section 203 of the Delaware General Corporation Law) is applicable to the acquisition of Shares pursuant to this Stock Option Agreement.

        5. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company that (a) the execution and delivery of this Stock Option Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser and this Stock Option Agreement has been duly executed and delivered by a duly authorized officer of the Purchaser and will constitute a valid and binding obligation of Purchaser; and
(b) the Purchaser is acquiring the Option and, if and when it exercises the Option, will be acquiring the Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.

        6. Quotation of Shares; HSR Act Filings; Governmental Consents. The Company will promptly file an application to have the Shares quoted on the Nasdaq and will use all reasonable efforts to obtain approval of such quotation and to effect all necessary filings by the Company under the HSR Act; provided, however, that if the Company is unable to effect such quotation on the Nasdaq by the Closing Date, the Company will nevertheless be obligated to deliver the Shares upon the Closing Date. Each of the parties hereto will use all reasonable efforts to obtain consents of all third parties and governmental authorities, if any, necessary to the consummation of the transactions contemplated hereby.

        7. Registration Rights. (a) In the event that the Purchaser shall desire to sell any of the Shares within three years after the purchase of such Shares pursuant hereto, and such sale requires, in the opinion of counsel to the Purchaser, registration of such Shares under the Securities Act, the Company will cooperate with the Purchaser and any underwriters in registering such Shares for resale, including, without limitation, promptly filing a registration statement which complies with the requirements of applicable federal and state securities laws, entering into an underwriting agreement with such underwriters upon such terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions; provided that the Company shall not be required to have declared effective more than two registration statements hereunder and shall be entitled to delay the filing or effectiveness of any registration statement for up to 120 days if the offering would, in the judgment of the Board of Directors of the Company, require premature disclosure of any material corporate development or otherwise interfere with or adversely affect any pending or proposed offering of securities of the Company or any other material transaction involving the Company.

           (b) If the Common Stock is registered pursuant to the provisions of this Section 7, the Company agrees (i) to furnish copies of the registration statement and the prospectus relating to the Shares covered thereby in such numbers as the Purchaser may from time to time reasonably request and (ii) if any event shall occur as a result of which it becomes necessary to amend or supplement any registration statement or prospectus, to prepare and file under the applicable securities laws such amendments and supplements as may be necessary to keep available for at least 90 days a prospectus covering the Common Stock meeting the requirements of such securities laws, and to furnish the Purchaser such numbers of copies of the registration statement and prospectus as amended or supplemented as may reasonably be requested. The Company shall bear the cost of the registration, including, but not limited to, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for the Company, except that the Purchaser shall pay the fees and disbursements of its counsel, the underwriting fees and selling commissions applicable to the shares of Common Stock sold by the Purchaser. The Company shall indemnify and hold harmless Purchaser, its affiliates and its officers and directors from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained in, omissions or alleged omissions from, each registration statement filed pursuant to this paragraph; provided, however, that this provision does not apply to any loss, liability, claim, damage or expense to the extent it arises out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Purchaser, its affiliates, officers or other representatives expressly for use in any registration statement (or any amendment thereto) or any preliminary prospectus filed pursuant to this paragraph. The Company shall also indemnify and hold harmless each underwriter and each person who controls any underwriter within the meaning of either the Securities Act or the Securities Exchange Act of 1934 against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained in, omissions or alleged omissions from, each registration statement filed pursuant to this paragraph; provided, however, that this provision does not apply to any loss, liability, claim, damage or expense to the extent it arises out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the underwriters expressly for use in any registration statement (or any amendment thereto) or any preliminary prospectus filed pursuant to this paragraph.

        8. Expenses. Each party hereto shall pay its own expenses incurred in connection with this Stock Option Agreement.

        9. Specific Performance. The Company acknowledges that if the Company fails to perform any of its obligations under this Stock Option Agreement immediate and irreparable harm or injury would be caused to the Purchaser for which money damages would not be an adequate remedy. In such event, the Company agrees that the Purchaser shall have the right, in addition to any other rights it may have, to specific performance of this Stock Option Agreement. Accordingly, if the Purchaser should institute an action or proceeding seeking specific enforcement of the provisions hereof, the Company hereby waives the claim or defense that the Purchaser has an adequate remedy at law and hereby agrees not to assert in any such action proceeding the claim or defense that such a remedy at law exists. The Company further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

        10. Profit Limitation. Notwithstanding any other provision of this Agreement, in no event shall the Purchaser's Total Profit (as hereinafter defined) exceed $25 million and, if it otherwise would exceed such amount, the Purchaser, at its sole election, shall either (a) deliver to the Company for cancellation Shares previously purchased by Purchaser, (b) pay cash or other consideration to the Company or (c) undertake any combination thereof, so that Purchaser's Total Profit shall not exceed $25 million after taking into account the foregoing actions.

           (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of Shares as would, as of the date of the Stock Exercise Notice, result in a Notional Total Profit (as defined below) of more than $25 million and, if exercise of the Option otherwise would exceed such amount, the Purchaser, at its discretion, may increase the Purchase Price for that number of Shares set forth in the Stock Exercise Notice so that the Notional Total Profit shall not exceed $25 million; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date at the Purchase Price set forth in Section 1(a) hereof.

           (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount of cash received by Purchaser pursuant to Section 1(d) and (ii) (x) the net cash amounts received by Purchaser pursuant to the sale of Shares (or any other securities into which such Shares are converted or exchanged) to any unaffiliated party, less (y) the Purchaser's Purchase Price for such Shares.

           (d) As used herein, the term "Notional Total Profit" with respect to any number of Shares as to which Purchaser may propose to exercise this Option shall be the Total Profit determined as of the date of the Stock Exercise Notice assuming that this Option were exercised on such date for such number of Shares and assuming that such Shares, together with all other Shares held by Purchaser and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

           (e) This Section 10 shall not be applicable with respect to Shares purchased pursuant to this Stock Option Agreement following the Closing (as defined in the Contribution Agreement).

        11. Notice. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or delivered by registered or certified mail, return receipt requested, or if sent by telecopier or rapifax, upon receipt of oral confirmation that such transmission has been received, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

           If to the Purchaser:

           Western Resources, Inc.
           818 South Kansas Avenue
           Topeka, Kansas 66602
           Attention: John Rosenberg
           Fax: (913) 575-1788

           With a copy to:

           Sullivan & Cromwell
           125 Broad Street
           New York, New York 10004
           Attention: Neil T. Anderson, Esq.
                    Francis J. Aquila, Esq.
           Fax: (212) 558-3588

           If to the Company:

           Protection One, Inc.
           6011 Bristol Parkway
           Culver City, California 90230
           Attention: James M. Mackenzie, Jr.
           Fax: (310) 649-3855
           and
           Protection One, Inc.
           3900 S.W. Murray Boulevard
           Portland, Oregon 97005
           Attention: John W. Hesse
           Fax: (503) 520-6099

           With copies to:

           Laura A. Loftin
           Mitchell, Silberberg & Knupp LLP
           11377 West Olympic Boulevard
           Los Angeles, California 90064
           Fax: (310) 312-3100
           and
           Christopher D. Dillon, Esq.
           David W. Heleniak, Esq.
           Shearman & Sterling
           555 California Street
           San Francisco, California 94104-1512
           Fax: (415) 616-1199

        12. Parties in Interest. This Stock Option Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and permitted assigns; provided, however, that such successor in interest or permitted assigns shall agree to be bound by the provisions of this Stock Option Agreement. Nothing in this Stock Option Agreement, express or implied, is intended to confer upon any Person other than the Company or the Purchaser, or their successors or assigns, any rights or remedies under or by reason of this Stock Option Agreement.

        13. Entire Agreement; Amendments. This Stock Option Agreement, together with the Contribution Agreement and the other documents referred to therein, contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Stock Option Agreement may not be changed, amended or modified orally, but may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

        14. Assignment. No party to this Stock Option Agreement may assign any of its rights or obligations under this Stock Option Agreement without the prior written consent of the other party hereto, except that the Purchaser may assign its rights and obligations hereunder to any of its direct or indirect wholly owned subsidiaries, but no such transfer shall relieve the Purchaser of its obligations hereunder if such transferee does not perform such obligations.

        15. Headings. The section headings herein are for convenience only and shall not affect the construction of this Stock Option Agreement.

        16. Counterparts. This Stock Option Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

        17. Governing Law. This Stock Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law).

        18. Termination. The right to exercise the Option granted pursuant to this Stock Option Agreement shall terminate upon the earliest of (i) in the event that the Contribution Agreement shall have been terminated prior to any Exercise Event having occurred, the termination date of the Contribution Agreement; (ii) in the event that the Closing (as defined in the Contribution Agreement) shall not have occurred and an Exercise Event shall have occurred, 12 months after the first occurrence of the Exercise Event; and (iii) in the event that the Closing (as defined in the Contribution Agreement) shall have occurred, the earlier of (A) 45 days following the last date on which any Protection One Convertible Notes (as defined in the Contribution Agreement) shall remain outstanding and (B) October 31, 1999; provided that, if the Option cannot be exercised or the Shares cannot be delivered to Purchaser upon such exercise by reason of any applicable judgment, decree or order or because the condition set forth in Section 2(ii) has not yet been satisfied, the expiration date of the Option shall be extended until thirty days after such impediment to exercise has been removed.

        19. Limitation on Exercise. Notwithstanding any other provision of this Stock Option Agreement, following the Closing (as defined in the Contribution Agreement) and prior to the termination of the Option in accordance with Section 18 hereof, Purchaser shall be entitled to exercise the Option at any time notwithstanding that no Exercise Event has occurred; provided, that (i) the Purchase Price for any Share purchased after the Closing shall be $15.50 per Share, (ii) in no event shall Purchaser be entitled following the Closing to deliver a Cash Exercise Notice as contemplated by Section 1(c) hereof and (iii) in no event shall Purchaser be entitled following the Closing to deliver a Stock Exercise Notice as contemplated in Section 1(b) hereof with respect to any Shares if, upon issuance of such Shares by the Company, Watchman would be in violation of Section 3.18 of the Contribution Agreement.

        20. Severability. If any term, provision, covenant or restriction of this Stock Option Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Stock Option Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        21. Public Announcement. The Purchaser will consult with the representative of the Company and the representative of the Company will consult with the Purchaser before issuing any press release with respect to the initial announcement of this Stock Option Agreement, the Option or the transactions contemplated hereby and neither party shall issue any such press release prior to such consultation except as may be required by law; provided, however, that neither Purchaser nor the Company shall be required to consult with the other prior to filing a current report on Form 8-K with the SEC attaching a copy of this Stock Option Agreement and the initial press release with respect hereto.

     IN WITNESS WHEREOF, the Purchaser and the Company have caused this Stock Option Agreement to be duly executed and delivered on the day and year first above written.

                                          WESTERN RESOURCES, INC.

                                          By:    /s/ JOHN E. HAYES, JR.
                                            ------------------------------------
                                            Title: Chairman of the Board and
                                               Chief Executive Officer

                                          PROTECTION ONE, INC.

                                          By:  /s/ JAMES M. MACKENZIE, JR.
                                            ------------------------------------
                                            Title: President and Chief Executive
                                                   Officer

                                                                      APPENDIX C

                          OPTION AND VOTING AGREEMENT
                                     AMONG
                     CERTAIN STOCKHOLDERS OF PROTECTION ONE
                                      AND
                            WESTERN RESOURCES, INC.
                           DATED AS OF JULY 30, 1997

                          OPTION AND VOTING AGREEMENT

     OPTION AND VOTING AGREEMENT (the "Agreement"), dated as of July 30, 1997, among the undersigned stockholders (the "Stockholders") of Protection One, Inc., a Delaware corporation (the "Company"), and Western Resources, Inc., a Kansas corporation ("Western").

     WHEREAS, concurrently with the execution of this Contribution Agreement, the Company and Western have entered into a Contribution Agreement (as the same may be amended from time to time, the "Contribution Agreement"), providing for, inter alia, the issuance by the Company and purchase by Western (the "Share Issuance") of approximately 80.1% of the shares of Common Stock, par value $0.01 per share, of the Company (the "Company Common Stock") on a fully-diluted basis pursuant to the terms and conditions of the Contribution Agreement, and setting forth certain representations, warranties, covenants and agreements of the parties thereto in connection therewith; and

     WHEREAS, in order to induce Western to enter into the Contribution Agreement, the Stockholders wish to agree (i) to grant Western an option to buy the Shares (as defined below) at the Option Price (as defined below), (ii) to vote the Shares and any other such shares of Company Common Stock so as to facilitate consummation of the Share Issuance, (iii) not to transfer or otherwise dispose of any of the Shares, or any other shares of Company Common Stock acquired hereafter and prior to the Expiration Date (as defined below) and
(iv) to deliver an irrevocable proxy to vote the Shares to Western.

     NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

        1. Representations of Stockholders. Each of the Stockholders represents and warrants to Western that now and at all times during the term of this Agreement (a) such Stockholder lawfully owns beneficially (as such term is defined in the Securities Exchange Act of 1934, as amended (the "1934 Act")) and of record each of the shares of Company Common Stock set forth opposite such Stockholder's name on Exhibit A (such Stockholder's "Shares") free and clear of all liens, pledges, claims, charges, security interests or other encumbrances of any kind and, except for this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder is a party relating to the pledge, disposition or voting of any shares of Company Common Stock and there are no voting trusts or voting agreements with respect to such Shares, (b) such Stockholder does not beneficially own any shares of Company Common Stock other than such Shares and does not have any options, warrants or other rights to acquire any additional shares of Company Common Stock or any security exercisable for or convertible into shares of Company Common Stock, except for options, warrants and/or other rights granted, awarded or issued pursuant to Protection One Compensation and Benefit Plans, (c) it has full right, power and authority to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder, and
(d) the execution, delivery and performance of this Agreement do not, and the consummation of the transactions contemplated hereby will not, constitute or result in (i) if applicable, a breach or violation of, or a default under, its certificate or by-laws or the comparable governing instruments, (ii) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien on its assets (with or without notice, lapse of time or both) pursuant to any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation binding upon it or any of its assets or any laws or governmental or non-governmental permit or license to which it is subject or
(iii) any change in the rights or obligations of any party under any such agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation, including, without limitation, any change in rights of reimbursement, termination, cancellation or modification except, with respect to clauses (ii) and (iii), for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to prevent, materially delay or materially impair the ability of such Stockholder to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of such Stockholder in accordance with its terms.

        2. The Option.

           (a) Each Stockholder hereby grants to Western or its designee (the "Holder") an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, all but not fewer than all of the Shares and New Shares (as defined in Section 7 hereof) at any time on or prior to the Expiration Date if after the date of this Agreement a Takeover Proposal (as hereinafter defined) has been made. "Takeover Proposal" means, with respect to the Company, any proposal or offer, other than by Western or any Affiliate thereof, for, (i) any tender or exchange offer for 20% or more of the equity of the Company, (ii) any merger, consolidation or other business combination involving the Company or any of its Significant Subsidiaries, (iii) any acquisition in any manner of 20% or more of the equity of, or 20% or more of the assets of the Company or any of its Significant Subsidiaries, or (iv) any solicitation of proxies or consents from the Company's stockholders relating to directors or an acquisition of control of the Company. "Significant Subsidiary" shall have the meaning specified in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission. Following the occurrence of a Takeover Proposal of the type contemplated by clauses (i) or (ii) above, Holder may purchase the Shares and New Shares at a purchase price per Share and New Share equal to the purchase price per share of Company Common Stock proposed or offered pursuant to the Takeover Proposal. Following the occurrence of a Takeover Proposal of the type contemplated by clauses (iii) or (iv) above, Holder may purchase the Shares and New Shares at a purchase price per share of Company Common Stock equal to the closing price of a share of Company Common Stock on the Nasdaq on the last trading day immediately prior to the Notice Date (as defined below). The purchase price per share of Company Common Stock as determined pursuant to the two preceding sentences is hereinafter referred to as the "Option Price." If the Holder wishes to exercise the Option, it shall send to the Stockholder a written notice (the date of which is referred to herein as the "Notice Date") specifying (i) the total number of shares that the Holder will purchase from such Stockholder pursuant to such exercise, which must be all of the shares of Common Stock held thereby, and (ii) a place and date (a "Closing Date") not earlier than three business days nor later than 10 business days from the Notice Date for the closing of such purchase (a "Closing"). At each Closing, the Holder shall pay to such Stockholder the aggregate purchase price for the Shares or New Shares purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by such Stockholder; provided that failure or refusal of such Stockholder to designate such a bank account shall not preclude the Holder from exercising the Option, as a whole or in part. At such Closing, simultaneously with the payment of the aggregate Option Price by the Holder, such Stockholder shall deliver to the Holder a certificate or certificates representing the number of Shares or New Shares purchased by the Holder accompanied by duly executed stock powers and, if the Option shall be exercised in part only, a new Option evidencing the rights of the Holder to purchase the balance of the shares purchasable hereunder.

           (b) Notwithstanding anything to the contrary contained in this Agreement, in the event that the Holder shall exercise, in whole or in part, the Option granted hereunder, and within 12 months after the Closing the Company shall have entered into a definitive agreement with any person or entity, including the Purchaser or any Subsidiary thereof, providing for implementation of a Takeover Proposal (a "Takeover Transaction") which Takeover Transaction is thereafter consummated, the Holder shall deliver to each Stockholder by wire transfer in immediately available funds within three business days of the consummation of such Takeover Transaction an amount equal to the product of (i) the number of shares of Company Common Stock the Holder acquired from such Stockholder upon exercise of the Option multiplied by (ii) the excess, if any, of the Takeover Transaction Price (as defined below) over the Option Price. For purposes of this Agreement "Takeover Transaction Price" shall mean the price per share or the consideration per share received, directly or indirectly, by the Holder in any Takeover Transaction in exchange for, or as holder of, any shares of Company Common Stock beneficially owned by such Holder; provided that (A) if the consideration received by the Holder in any such Takeover Transaction shall be securities listed on a national securities exchange or automated quotation system, the per share value of such consideration shall be equal to the closing price per share reported by such exchange or automated quotation system on the date such transaction is consummated or (B) if the consideration received by the Holder in any such transaction shall be other than cash or the form specified in clause (A), the per share value of such consideration shall be determined in good faith as of the date such transaction is consummated by a nationally recognized independent investment banking firm selected by such Stockholder and reasonably acceptable to the Holder, which determination shall be conclusive for all purposes of this Section 2(b).

           (c) If at any time the Company shall (i) pay a dividend other than the dividend permitted by the Contribution Agreement or otherwise make a distribution to the holders of Company Common Stock, (ii) subdivide its out standing shares of Common Stock into a larger number of shares of common stock or combine its outstanding shares of Company Common Stock into a smaller number of shares of Company Common Stock, (iii) reorganize its capital, reclassify its capital stock, consolidate or merge with or into another entity or sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another entity or (iv) engage in any similar dilutive transaction, the parties agree to adjust the number of Shares or New Shares or other securities or property subject to the Option as necessary and equitable in order to ensure that Western shall receive, upon exercise of the Option, the number of Shares or New Shares or other securities or property which Western would have received in connection with or as a result of such dividend, distribution or other transaction, after giving effect to any taxes incurred by any Holder as a result of such transaction, if it had exercised the Option immediately prior to (i) the record date for any such dividend or other distribution or (ii) the effective time of any such other transaction.

        3. Agreement to Vote Shares; Grant of Irrevocable Proxy; Agreement to Grant Further Proxies. During the term of this Agreement each of the Stockholders shall vote such Stockholder's Shares and any New Shares, and cause any holder of record of such Shares or New Shares to vote, (a) in favor of adoption and approval of the Contribution Agreement and the Share Issuance at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof, (b) against any action or agreement that could reasonably be expected to impede, interfere with or otherwise materially adversely affect the Share Issuance or inhibit the timely consummation of the Share Issuance, (c) against any action or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation of the Company under the Contribution Agreement and (d) except for the Share Issuance and the Contribution Agreement, against any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of the Company or its subsidiaries.

        The undersigned, for consideration received, hereby appoints John K. Rosenberg and Richard D. Terrill and each of them its proxies, with power of substitution and resubstitution, to vote all Shares and New Shares of the Company owned by the undersigned at any meeting of stock holders of the Company, and at any adjournment or postponement thereof or to give consent with respect to such Shares or New Shares (i) FOR approval and adoption of the Contribution Agreement and the Share Issuance and (ii) AGAINST (x) any action or agreement that could reasonably be expected to impede, interfere with or otherwise materially adversely affect the Share Issuance or inhibit the timely consummation of the Share Issuance, (y) any action or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation of the Company under the Contribution Agreement and (z) except for the Share Issuance and the Contribution Agreement, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of the Company or its subsidiaries. This proxy is coupled with an interest, revokes all prior proxies granted by the undersigned and is irrevocable until such time as this Agreement terminates in accordance with its terms.

        Each Stockholder further agrees to deliver to Western upon request one or more additional proxies substantially in the form attached hereto as Exhibit B, which proxy shall be irrevocable during the term of this Agreement to the extent permitted under Delaware law.

        4. No Voting Trusts. Each of the Stockholders shall not, and shall not permit any entity under its control to, deposit any of their Shares or New Shares in a voting trust or subject any of their Shares or New Shares to any arrangement with respect to the voting of such Shares or New Shares (including, without limitation, the granting of proxies) other than agreements entered into with Western.

        5. No Proxy Solicitations. Each of the Stockholders shall not, and shall not permit any entity under such Stockholder's control to, (a) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the 1934 Act) in opposition to or competition with the consummation of the Share Issuance or otherwise encourage or assist any party in taking or planning any action which could reasonably be expected to impede, interfere with or otherwise materially adversely affect the Share Issuance or inhibit the timely consummation of the Share Issuance in accordance with the terms of the Contribution Agreement, (b) directly or indirectly initiate or cooperate in a stockholders' vote or action by consent of the Company's stockholders in opposition to or in competition with the consummation of the Share Issuance, or (c) become a member of a "group" (as such term is used in Section 13(d) of the 1934 Act) with respect to any voting securities of the Company for the purpose of opposing or competing with the consummation of the Share Issuance; provided that the foregoing shall not restrict any director or officer of the Company from taking any action such director or officer reasonably believes after consultation with outside counsel is necessary to satisfy such director's or officer's fiduciary duty as a director or officer to the Company or its stockholders.

        6. Transfer and Encumbrance. On or after the date hereof and during the term of this Agreement, each of the Stockholders shall not transfer, sell, offer, assign, exchange, pledge or otherwise dispose of or encumber any of such Stockholder's Shares or New Shares or enter into any contract, option or other arrangement with respect to any of the foregoing except that a Stockholder may transfer Shares or New Shares held thereby to any partner of such Stockholder so long as the transferee shall agree to be bound by this Agreement.

        7. Additional Purchases. Each of the Stockholders shall not purchase or otherwise acquire beneficial ownership of any shares of Company Common Stock after the execution of this Agreement ("New Shares"), nor will any Stockholder voluntarily acquire the right to vote or share in the voting of any shares of Company Common Stock other than the Shares, unless such Stockholder agrees to deliver to Western immediately after such purchase or acquisition an irrevocable proxy substantially in the form attached hereto as Exhibit B with respect to such New Shares. Each of the Stockholders also severally agrees that any New Shares acquired or purchased by him or her shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

        8. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

        9. Publicity. Each Stockholder, in its capacity as such, and not as a director or officer of the Company, hereby agrees that it shall, when acting in its capacity as a Stockholder of the Company and not as a director or officer thereof, obtain the written permission of Western prior to issuing any press release or otherwise making public announcements with respect to the transactions contemplated by this Agreement and prior to making any filings with any third party and/or any governmental entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by law.

        10. Expenses. Each party shall bear its own expenses with respect to the review, execution, delivery and performance of this Agreement.

        11. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and, together with the Contribution Agreement, contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

        12. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by facsimile or like transmission and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        If to Western:

          Western Resources, Inc.
           818 South Kansas Avenue
           Topeka, Kansas 66602
           Attention: General Counsel
           Facsimile: (913) 575-1788

        With a copy to:

          Sullivan & Cromwell
           125 Broad Street
           New York, New York 10004
           Attention: Neil T. Anderson, Esq.
           and Francis J. Aquila, Esq.
           Facsimile: (212) 558-3588

        If to a Stockholder, to the address or facsimile number set forth for such Stockholder on the signature page hereof.

        13. Miscellaneous.

           (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 13 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO

THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(a).

           (b) The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforce ability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suit able and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforce able, the intent and purpose of such invalid or unenforce able provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforce ability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

           (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

           (d) This Agreement shall terminate upon the earliest to occur of (i) the Closing Date (as defined in the Contribution Agreement), (ii) in the event that the Contribution Agreement shall have been terminated prior to any Takeover Proposal having been made, the termination date of the Contribution Agreement;
(iii) in the event that the Closing (as defined in the Contribution Agreement) shall not have occurred and a Takeover Proposal shall have been made, fifteen
(15)days after the first notice to Western or publication of a Takeover Proposal; and (iv) the date specified in a written agreement duly executed and delivered by Western and each of the Stockholders (the earliest such date, the "Expiration Date").

           (e) Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Contribution Agreement.

           (f) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

           (g) The obligations of the Stockholders set forth in this Agreement shall not be effective or binding upon any Stockholder until after such time as the Contribution Agreement is executed and delivered by Western, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                          WESTERN RESOURCES, INC.

                                          By:   /s/ JOHN E. HAYES, JR.
                                          --------------------------------------

                                          THE STOCKHOLDERS:

                                              /s/ JAMES M. MACKENZIE, JR.
                                          --------------------------------------
                                          Name: James M. Mackenzie, Jr.
                                          Address: 6011 Bristol Parkway
                                                   Culver City, CA 90230
                                          Facsimile: (310) 649-3855

                                                   /s/ JOHN W. HESSE
                                          --------------------------------------
                                          Name: John W. Hesse
                                          Address: 3900 S.W. Murray Blvd.
                                                   Portland, Oregon 97005
                                          Facsimile: (503) 557-1637

                                                 /s/ JOHN E. MACK, III
                                          --------------------------------------
                                          Name: John E. Mack, III
                                          Address: 6011 Bristol Parkway
                                                   Culver City, CA 90230
                                          Facsimile: (310) 649-3855

                                                 /s/ THOMAS K. RANKIN
                                          --------------------------------------
                                          Name: Thomas K. Rankin
                                          Address: 6011 Bristol Parkway
                                                   Culver City, CA 90230
                                          Facsimile: (310) 342-6393

                                                     /s/ BEN ENIS
                                          --------------------------------------
                                          Name: Ben Enis, Ph.D.
                                          Address: 4097 Robin Hill Rd.
                                                   La Canada, CA 91011
                                          Facsimile: (818) 952-6405
                                          Facsimile: (818) 952-9216

                                                  /s/ JAMES Q. WILSON
                                          --------------------------------------
                                          Name: James Q. Wilson
                                          Address: 32910 Camino Buena Ventura
                                                   Malibu, CA 20265
                                          Facsimile: (310) 457-1351

                                          PATRICOF & CO. VENTURES, INC.

                                          By:    /s/ ROBERT M. CHEFITZ
                                          --------------------------------------
                                          Name: Robert M. Chefitz
                                          Address: 445 Park Avenue
                                                   New York, New York 10022
                                          Facsimile: (212) 319-6155

                                                                     (EXHIBIT A)

                      LIST OF STOCKHOLDERS OF THE COMPANY

                                 NAME                       # SHARES OF COMMON STOCK
            ----------------------------------------------  ------------------------
            James M. Mackenzie, Jr........................            149,821
            John W. Hesse.................................             55,763
            John E. Mack, III.............................             78,462
            Thomas K. Rankin..............................             15,359
            Ben Enis......................................                  0
            James Q. Wilson...............................                100
            Patricof & Co. Ventures, Inc..................          2,515,444

                                                                     (EXHIBIT B)

                                 FORM OF PROXY

     The undersigned, for consideration received, hereby appoints John K. Rosenberg and Richard D. Terrill and each of them his or her proxies, with power of substitution and resubstitution, to vote all shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Protection One, Inc., a Delaware corporation (the "Company"), owned by the undersigned at any meeting of stockholders of the Company, and at any adjournment or postponement thereof or to give consent with respect to such shares (i) FOR approval and adoption of the Contribution Agreement, dated as of July 30, 1997 (the "Contribution Agreement"), by and among the Company and Western Resources, Inc., a Kansas corporation ("Western") providing for, inter alia, the issuance by the Company and purchase by Western of shares of approximately 80.1% of the Common Stock on a fully-diluted basis (the "Share Issuance"), and (ii) AGAINST (x) any action or agreement that could reasonably be expected to impede, interfere with or otherwise materially adversely affect the Share Issuance or inhibit the timely consummation of the Share Issuance, (y) any action or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation of the Company under the Contribution Agreement and (z) except for the Share Issuance and the Contribution Agreement, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of the Company or its subsidiaries. This proxy is coupled with an interest, revokes all prior proxies granted by the undersigned and is irrevocable until such time as the Option and Voting Agreement, dated as of July 30, 1997 among certain stockholders of the Company, including the undersigned, and Western terminates in accordance with its terms.

                                          Dated _______________________, 1997

                                          ____________________________________
                                                   (Name of Stockholder)

                                          _____________________________________
                                                (Signature of Stockholder)

                                                                      APPENDIX D
                                   July 30, 1997

BOARD OF DIRECTORS
PROTECTION ONE, INC.
6011 BRISTOL PARKWAY
CULVER CITY, CALIFORNIA 90230

MEMBERS OF THE BOARD:

We understand that Western Resources, Inc. ("Western Resources") and Protection One, Inc. ("Protection One") have entered into an agreement dated as of July 30, 1997 (the "Contribution Agreement"), which provides, among other things, for (a) the issuance by Protection One to Western Resources of the number of shares of common stock, par value $0.01 per share, of Protection One (the "Protection One Common Stock") equal to the product of (i) .801 and (ii) the sum of (x) the issued and outstanding shares of Protection One Common Stock and (y) the aggregate number of shares of Protection One Common Stock issuable upon exercise of certain options and warrants, in each case as of the closing (the "Closing") of the transactions contemplated by the Contribution Agreement (the "Share Issuance") and after giving effect to the adjustments required as a result of the payment of the Special Dividend and the Option/Warrant Payments (each as defined below), (b) the declaration and payment by Protection One at or after the Closing of a dividend of $7.00 on each share of Protection One Common Stock (the "Special Dividend") and the payment by Protection One, with respect to each share of Protection One Common Stock issuable upon exercise of certain options and warrants, of $7.00 on each share issuable on exercise of such options or warrants (the "Option/Warrant Payments"), and (c) the contribution by Western Resources to Protection One at the Closing of (i) all the issued and outstanding shares of common stock, each no par value, of WestSec, Inc. and Westar Security, Inc. (collectively, the "Western Resources Security Subsidiaries") and (ii) $250 million in cash and certain publicly traded securities plus an additional contribution in cash equal to $7.00 multiplied by the aggregate number of shares of Protection One Common Stock outstanding or issuable upon exercise of certain options and warrants outstanding as of the Closing and after giving effect to the adjustments described above (collectively, the "Cash and Stock Payment" and together with the Share Issuance, and the Special Dividend, taking into account the Option/Warrant Payments and the related amendment to Protection One's charter to increase the authorized shares of Protection One Common Stock, the "Transaction"). The terms and conditions of the Transaction are more fully set forth in the Contribution Agreement.

You have asked for our opinion as to whether the Transaction pursuant to the Contribution Agreement is fair from a financial point of view to the holders of shares of Protection One Common Stock.

For purposes of the opinion set forth herein, we have:

     (i) reviewed certain publicly available financial statements and other information of Western Resources and Protection One, respectively;

     (ii) reviewed certain internal financial statements and other financial and operating data concerning the Western Resources Security Subsidiaries and Protection One prepared by the managements of Western Resources and Protection One, respectively;

     (iii) analyzed certain financial projections relating to the Western Resources Security Subsidiaries prepared by the managements of Western Resources and Protection One;

     (iv) analyzed certain financial projections relating to Protection One prepared by the management of Protection One;

     (v) discussed the past and current operations and financial condition and the prospects of Protection One and the Western Resources Security Subsidiaries, including information relating to certain strategic, financial and other operational benefits anticipated from the Transaction, with senior executives of Protection One and Western Resources;

     (vi) reviewed the reported prices and trading activity for the Protection One Common Stock;

     (vii) compared the financial performance of Protection One and the prices and trading activity of the Protection One Common Stock with that of certain other comparable publicly-traded companies and their securities;

     (viii) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;

     (ix) reviewed and discussed with the senior managements of Protection One and Western Resources the strategic rationale for the Transaction and certain alternatives to the Transaction;

     (x) participated in discussions and negotiations among representatives of Western Resources and Protection One and their financial and legal advisors;

     (xi) reviewed the Contribution Agreement and certain related agreements;
          and

     (xii) considered such other factors and performed such other analyses as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the internal financial statements for the Western Resources Security Subsidiaries reviewed by us in connection with the preparation of this opinion, we have assumed that they have been reasonably prepared and will not differ materially from the audited financial statements conforming to U.S. Generally Accepted Accounting Principles that are ultimately prepared for purposes of the consummation of the Transaction. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Protection One and the Western Resources Security Subsidiaries. We have also relied upon, without independent verification, the assessment by the managements of Protection One and Western Resources of the strategic, financial and other operational benefits expected to result from the Transaction and the timing and risks associated with the integration of the Western Resources Security Subsidiaries and Protection One, including the conversion of the Western Resources Security Subsidiaries to a business model consistent with that of Protection One. We have also assumed that the Transaction will be consummated on the terms set forth in the Contribution Agreement and have relied upon, without independent verification, the assessment by the management of Protection One and its advisors of the tax treatment of the Special Dividend to be paid to Protection One shareholders in connection with the Transaction. We have not made any independent valuation or appraisal of the assets or liabilities of Protection One or the Western Resources Security Subsidiaries, nor have we been furnished with any such appraisals. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

In arriving at our opinion, we had certain limited discussions with certain other parties but were not authorized to solicit interest generally from other parties with respect to an acquisition or other transaction involving Protection One, other than Western Resources.

We have acted as financial advisor to the Board of Directors of Protection One in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for Protection One and have received fees for the rendering of these services. In addition, in the ordinary course of our business we may actively trade the securities of Protection One or Western Resources for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of the Board of Directors of Protection One and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by Western Resources or Protection One with the Securities and Exchange Commission with respect to the Transaction. In addition, this opinion does not in any manner address the prices at which the Protection One Common Stock may actually trade at any time and we express no recommendation or opinion as to how holders of Protection One Common Stock should vote at the shareholders' meeting held in connection with the Transaction.

Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Transaction is fair from a financial point of view to holders of shares of Protection One Common Stock.

                                            Very truly yours,

                                            MORGAN STANLEY & CO.
                                              INCORPORATED

                                            By:    /s/ CHARLES R. CORY

                                             -----------------------------------
                                             Charles R. Cory
                                             Managing Director

                                                                      APPENDIX E

                          FORM OF ARTICLE FOUR OF THE
                  FIFTH RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              PROTECTION ONE, INC.
                           AS PROPOSED TO BE AMENDED

     The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 155,000,000, of which 150,000,000 shall be voting common stock, par value One Cent ($0.01) per share ("Common Stock"), and 5,000,000 shall be preferred stock, par value Ten Cents ($.10) per share ("Preferred Stock").

                                                                      APPENDIX F

                              PROTECTION ONE, INC.

                         1997 LONG-TERM INCENTIVE PLAN

     1. Purposes. The purposes of this 1997 Long-Term Incentive Plan (as from time to time amended, the "Plan") are (i) to align the interests of the Company's stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining for the Company and its Subsidiaries the services of directors, officers and other key employees, consultants and agents, and (iii) to motivate such persons to act in the long-term best interests of the Company's stockholders.

     2. Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

          (a) "Affiliate" means any entity other than the Company and its Subsidiaries (i) of which the Company directly or indirectly owns stock having at least 50% of the combined voting power of all classes of stock of such entity or, if such entity does not have shares of stock outstanding, at least 50% of the ownership interests in such entity, and (ii) that is designated by the Board or the Committee as a participating employer under the Plan.

          (b) "Award" means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Award, Dividend Equivalent or Other Share-Based Award granted to an Eligible Employee or other eligible person under the Plan, or any combination of the foregoing.

          (c) "Award Agreement" means the written agreement or evidencing an Award between the Company and the recipient of such Award.

          (d) "Beneficiary" means as to any Participant the individual or individuals, or the trust or trusts, that have been designated by such Participant in his or her most recent written beneficiary designation filed with the Company as to receive the benefits specified under the Plan upon the death of such Participant or, if there is no such designated individual or trust or surviving designated individual or trust, then the individual or individuals, or the trust or trusts, entitled by will or the laws of descent and distribution to receive such benefits.

          (e) "Board" means the Board of Directors of the Company.

          (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

          (g) "Committee" means the Compensation Committee of the Board or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that the Committee shall consist of two or more directors of the Company, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code.

          (h) "Common Stock" means the common stock, par value $.01 per share, of the Company.

          (i) "Company" means Protection One, Inc., a Delaware corporation. (j) "Director" means a member of the Board.

          (j) "Director" means a member of the Board.

          (k) "Dividend Equivalent" means a right granted to a Participant under
     Section 5(g) to receive cash, shares of Common Stock or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

          (l) "Eligible Employee" means an employee of the Company or any of its Subsidiaries or Affiliates, including any Director who is an employee.

          (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

          (n) "Fair Market Value" means, with respect to shares of Common Stock or other property, the fair market value of such shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the shares of Common Stock are quoted on the Nasdaq National Market System or any other national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of the Common Stock on any date shall be the mean between the high and low selling prices of the Common Stock on such date (or, if the Common Stock was not traded on that day, the next preceding day that shares of Common Stock were traded) through such national market system, as such prices are officially quoted by such system.

          (o) "ISO" means any Option intended to be and designated by the Committee as an "incentive stock option" within the meaning of Section 422 of the Code.

          (p) "Non-Employee Director" means a director of the Company that is not an officers or employee of the Company or any of its Subsidiaries.

          (q) "NQSO" means any Option that is not an ISO.

          (r) "Option" means a right granted under Section 5(b) to purchase shares of Common Stock.

          (s) "Other Share-Based Award" means a right granted under Section 5(h) that relates to or is valued by reference to shares of Common Stock.

          (t) "Participant" means an Eligible Employee, a Non-Employee Director or a consultant or agent of the Company who has been granted an Award.

          (u) "Performance Award" means a right, granted under Section 5(f) and contingent upon the attainment of specified performance criteria during a specified performance period, to receive one share of Common Stock (which may be a Restricted Share) or, in lieu thereof, the Fair Market Value of such Performance Share in cash.

          (v) "Performance Criteria" means the criteria, established by the Committee, which shall be satisfied or met (i) as a condition to the exercisability of all or a portion of an Option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the holder's receipt, in the case of an Award of Restricted Shares, of the shares of Common Stock subject to such award, or, in the case of an Award of Restricted Share Units or a Performance Award, of payment with respect to such Award. Such criteria may include, but are not limited to, revenues, EBITDA, cash flow, earnings per share, return on equity, market shares, customer satisfaction goals or performance against budget (whether applicable to the Company or any relevant Subsidiary or business unit), comparisons with competitor companies or groups and with stock market indices, the attainment by a share of Common Stock or a specified Fair Market Value for a specified period of time, or any combination thereof. Performance criteria may vary from Participant to Participant and between groups of Participants.

          (w) "Restricted Shares" means a grant under Section 5(d) of shares of Common Stock the rights of ownership of which are subject to restrictions and/or to a risk of forfeiture prescribed by the Committee.

          (x) "Restricted Share Unit" means a grant under Section 5(e) of shares of Common Stock or cash at the end of a specified deferral period.

          (y) "Rule 16b-3" means Rule 16b-3 adopted by the Securities and Exchange Commission under Section 16 of the Exchange Act, as from time to time in effect and applicable to the Plan and Participants.

          (z) "SAR" or "Share Appreciation Right" means a right granted under
     Section 5(c) that entitles the recipient to receive, upon exercise, the excess of (1) the Fair Market value of one share of Common Stock on the date of exercise (or if the Committee shall so determine in the case of any such right, the Fair Market Value of one share of Common Stock at any time during a specified period before or after the date of exercise) over (2) the exercise price of the SAR as determined by the Committee (which, in the case of an SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying option).

          (aa) "Subsidiary" means any corporation of which the Company owns, directly or indirectly, shares possessing at least 80% or more of the total combined voting power of all classes of stock of such corporation.

     3. Administration.

     (a) Authority of the Committee. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

          (i) to designate Affiliates;

          (ii) to select Eligible Employees, Non-Employee Directors, consultants and agents to whom Awards may be granted;

          (iii) to determine the type or types of Awards to be granted;

          (iv) to determine as to each Participant the form, amount and timing of each Award granted to such person and, if applicable, the number of shares of Common Stock, the number of SARs and/or the number of Restricted Shares, Performance Shares and Dividend Equivalents subject to such Award, the applicable exercise price, grant price or purchase price and any basis for adjusting the same, the time and conditions of exercise or settlement of the Award (including, if applicable, performance criteria, the restrictions or conditions, if any (and any schedule for lapse of such restrictions or conditions) relating to exercisability, transferability or forfeiture of such Award, and the circumstance under which such restrictions, conditions or schedules may be accelerated or waived), all other terms and conditions of such Award and all other matters to be determined in connection with an Award, based in each case on such considerations as the Committee shall determine;

          (v) to determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, shares of Common Stock, other Awards or other property;

          (vi) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

          (vii) to adopt, amend, waive, suspend and rescind such rules and regulations, and appoint such agents, as the Committee may deem necessary or advisable to administer the Plan;

          (viii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, Award Agreement or other instrument or document hereunder,

          (ix) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable; and

          (x) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

     (b) Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries and Affiliates, Eligible Employees and other persons eligible to participate in the Plan, Participants, any person claiming any rights under the Plan from or through a Participant and stockholders of the Company. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting such or any other power or authority of the Committee.

     The Committee may delegate to officers or managers of the Company or any Subsidiary or Affiliate, subject to such terms as the Committee shall determine, the performance of the administrative functions of the Committee hereunder. In addition, the Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer and President and/or such other executive officer or officers of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to (i) the selection for participation in the Plan of (A) the Chief Executive Officer of the Company (or any employee who is acting in such capacity), one of the four most highly compensated officers of the Company other than the Chief Executive Officer, or another person deemed to be a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an Award to such employee would be outstanding or (B) an officer or other person subject to Section 16 of the Exchange Act, or (ii) decisions concerning the type, form, amount, pricing or timing of an Award to such an officer, employee or other person who is, or who in the Committee's judgment is likely to be, a covered employee.

     (c) Limitation of Liability. Each member of the Committee and each other person to whom the Committee delegates any of its power and authority hereunder shall be entitled to rely or act, in good faith, upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company's independent certified public accountants or legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no person acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any person acting on behalf of the Committee shall, to the maximum extent permitted by law, be fully indemnified, reimbursed and otherwise protected by the Company with respect to any such action, determination or interpretation or any claim, loss, damage or expense (including, but not limited to, attorneys' fees) arising therefrom.

     4. Shares Subject to the Plan.

     (a) Subject to adjustment as provided in Section 4(c) hereof and to the limitations set forth below, the total number of shares of Common Stock as to which Awards may be granted shall be 4,200,000. Such number of shares shall be reduced by the sum of (i) the aggregate number of shares of Common Stock that are issued as Restricted Shares or as "bonus stock" under Section 5(h), and (ii) the aggregate number of shares of Common Stock that become subject to outstanding Options, outstanding SARs not granted in tandem with an Option, and outstanding Performance Awards. If and to the extent that shares of Common Stock subject to an outstanding Award are not issued or delivered by reason of the expiration, surrender, cancellation, forfeiture or other termination of that Award, the settlement of such Award in cash or the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an Award or to satisfy all or a portion of the tax withholding obligations relating to an Award, then such shares of Common Stock shall again be available for Awards under the Plan.

     (b) Shares of Common Stock to be issued or delivered under this Plan shall be authorized and unissued shares, treasury shares or shares acquired by purchase in the open market or in one or more private transactions.

     (c) If and to the extent that the Committee shall determine that any share dividend, share split or reverse split, recapitalization, reorganization, merger, consolidation, combination, separation (including a spin-off or other distribution of stock or property), repurchase or share exchange or other corporate transaction or event affects the outstanding shares of Common Stock such that an adjustment in outstanding Awards is appropriate to reflect such change and to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments in the Plan and outstanding Awards as the Committee deems appropriate, including, but not limited to, by adjusting any or all of (i) the number and kind of shares that may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities, cash or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award; provided, however, that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code unless the Committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of (including, but not limited to, the performance objectives included in) Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the immediately preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, rules, regulations or accounting principles; provided, further, that if an Award Agreement specifically so provides, the Committee shall not have discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m) of the Code.

     5. Specific Terms of Awards.

     (a) General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise or settlement thereof, at the date of grant or thereafter (subject to Section 9(d)), such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of employment by the Participant.

     (b) Options. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Participants on the following terms and conditions:

          (i) Number of Shares and Exercise Price. The number of shares of Common Stock subject to an Option and the exercise price per share of Common Stock purchasable upon exercise of such Option shall be determined by the Committee, and the Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

          (ii) Time and Method of Exercise; Other Terms. The Committee shall determine the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the method or methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, shares of Common Stock, notes or other property), and the methods by which shares of Common Stock will be delivered or deemed to be delivered to holders of Options.

          (iii) ISOs. The terms and conditions of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirements that (A) ISOs be granted only to Eligible Employees; (B) the exercise price of each ISO not be less than 100% of the Fair Market Value of the Common Stock on the date the ISO is granted; provided further, that if an ISO shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a "Ten Percent Holder"), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an ISO; (C) if an ISO shall be granted to a Ten Percent Holder, such Option shall not be exercised later than five years after its date of grant; and (D) to the extent that the aggregate Fair Market Value (determined as of the grant date) of the shares of Common Stock with respect to which ISOs granted to any Participant are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such excess portion shall be treated as a NQSO.

     (c) SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

          (i) Number of Shares, Exercise Price and Nature. The Committee shall determine at the time an Award of SARs is granted, (A) the number of SARs subject to the Award, (B) the exercise price of such SARs, (C) whether each such SAR entitles the holder thereof to receive, upon exercise, the excess of (1) the Fair Market value of one share of Common Stock on the date of exercise or the Fair Market Value of one share of Common Stock at any time during a specified period before or after the date of exercise over (2) the exercise price of the SAR, and (D) whether such SAR is free-standing or in tandem with an Option or other Award.

          (ii) Other Terms. The Committee shall determine, at the time of grant of an SAR or thereafter, the time or times at which the SAR may be exercised in whole or in part (provided, however, that no SAR granted in tandem with an Option my be exercised later than the expiration, cancellation, forfeiture or other termination of such Option), the method of exercise, the method of settlement, the form of consideration to be paid upon exercise (which may consist of cash, shares of Common Stock (which may, but need not be, Restricted Shares) or other property), the method by which shares of Common Stock or other consideration will be delivered or deemed to be delivered to the holder the SAR, and all other terms and conditions of the SAR. Unless the Committee determines otherwise, a SAR (a) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter, and (b) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

     (d) Restricted Shares. The Committee is authorized to grant Restricted Shares to Participants on the following terms and conditions:

          (i) Issuance and Restrictions. Restricted Shares shall be issued to a Participant upon payment of consideration by the Participant if any, as the Committee shall determine at the date of grant, and during the restriction period established by the Committee (the "Restriction Period") shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments or otherwise, as the Committee may determine. The performance criteria may be of various types, may differ as to various Participants or classes or categories of Participants, and may include the attainment of certain performance criteria by the individual Participants, the Company, a department or division of the Company and/or a group or class of Participants.

          (ii) Forfeiture. Except as otherwise determined by the Committee at the date of grant or thereafter, in the event a Participant ceases employment during the Restriction Period or in the event performance criteria attributable to an Award of Restricted Shares, if any, are not achieved, Restricted Shares on such shares shall be forfeited.

          (iii) Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. Except to the extent otherwise set forth in the applicable Award Agreement, if certificates representing Restricted Shares are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the restrictions and other terms and conditions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate, together with a stock power or other instrument of assignment endorsed in blank, until the completion of the Restriction Period and the satisfaction of all performance criteria, if any.

          (iv) Stockholder Rights. Except to the extent otherwise set forth in the applicable Award Agreement, a Participant granted Restricted Shares shall have all of the rights of a stockholder of the Company, including, without limitation, the right to vote the Restricted Shares and the right to receive dividends thereon. Not without the foregoing, dividends or Dividend Equivalents paid on Restricted Shares shall be either paid at the dividend payment date or deferred for payment to such date as determined by the Committee, in cash or in shares of Common Stock having a Fair Market Value equal to the amount of such dividend or Dividend Equivalents. Shares of Common Stock distributed in connection with a stock split or stock dividend, and all other property distributed as a dividend or Dividend Equivalents, if any, shall, to the extent distributed with respect to Restricted Shares, be subject to restrictions and risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

     (e) Restricted Share Units. The Committee is authorized to grant Restricted Share Units to Participants, subject to the following terms and conditions:

          (i) Award and Restrictions. Delivery of shares of Common Stock or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Restricted Share Units shall be subject during such deferral period to such restrictions on transfer and other restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), which restrictions may lapse at such time, separately or in combination, in installments or otherwise, as the Committee may determine.

          (ii) Forfeiture. Except as otherwise determined by the Committee at the date of grant or thereafter, upon termination of employment (as determined under criteria established by the Committee) during the applicable Restriction Period, or upon failure to satisfy any other condition precedent to the delivery of shares of Common Stock or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to restriction shall be forfeited.

     (f) Performance Awards. The Committee is authorized to grant Performance Awards to Participants on the following terms and conditions:

          (i) Number of Performance Shares, Performance Period and Performance Criteria. Upon grant of a Performance Award, the Committee shall determine
     (a) the nature, length and starting date of the performance period for such Performance Award ("Performance Period"), (b) the performance criteria to be used in valuing the Performance Award and determining the extent to which such Performance Award has been earned, and (c) the number of shares of Common Stock (which may, but need not, be Restricted Shares), the range of dollar values or a combination thereof, to be received by the Participant at the end of the Performance Period if and to the extent that the relevant performance criteria for such Performance Award are achieved.

          Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards for which different Performance Periods are prescribed.

          (ii) Payment. The earned portion of a Performance Award may be paid currently or on a deferred basis with such interest or earning equivalents as may determined by Committee.

          (iii) Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee that the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, if an Award Agreement so provides, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

          (iv) Forfeiture. Except as otherwise determined by the Committee at the date of grant or thereafter, upon termination of employment during the applicable Performance Period, a Performance Award shall be forfeited.

     (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Participants on the following terms and conditions:

          (i) The Committee shall determine, at the time of the Award, the number of shares of Common Stock to which such Award relates. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

          (ii) The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional shares of Common Stock, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which such Dividend Equivalents relate.

     (h) Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards as may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, shares of Common Stock awarded purely as a "bonus" that are not subject to any restriction period or performance criteria, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, Awards with a value and payment of which is contingent upon performance of the Company or any other factor or factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares of Common Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, shares of Common Stock, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(h).

     6. Certain Provisions Applicable to Awards.

     (a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted to Participants either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of a Participant to receive payment from the Company or any Subsidiary or Affiliate. The per Share exercise price of any Option, the grant price of any SAR, or the purchase or settlement price of any other Award conferring a right to purchase shares of Common Stock that is granted in connection with the substitution of one or more awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate shall be determined by the Committee, in its discretion. Upon the exercise of any Award granted in tandem with any other Award, such related Award shall be canceled to the extent of the number of shares of Common Stock as to which the Award is exercised.

     (b) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, exercise or settlement of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, shares of Common Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments.

     (c) Non-transferability. Unless otherwise set forth by the Committee in an Award Agreement, Awards shall not be transferable by a Participant except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of a Participant only by such Participant or his or her guardian or legal representative. A Participant's rights under an Award and the

Plan may not be pledged, mortgaged or otherwise encumbered, and shall not be subject to claims of the Participant's creditors.

     (d) Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

     7. Change of Control Provisions.

     (a) Acceleration of Exercisability and Lapse of Restrictions; Cash-Out of Awards. In the event of a Change of Control, the following acceleration and cash-out provisions shall apply unless otherwise provided by the Committee at the time of the Award grant:

          (i) All outstanding Awards pursuant to which the Participant may have rights the exercise of which is restricted or limited, shall become fully exercisable; unless the right to lapse of restrictions or other limitations is waived or deferred by a Participant prior to such lapse, all restrictions and other limitations (including risks of forfeiture and deferrals) on outstanding Awards subject to restrictions or other limitations under the Plan shall lapse; and all performance criteria and other conditions to payment of Awards under which payments of cash, shares of Common Stock or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company.

          (ii) For a period of up to 60 days following a Change in Control, the Participant may elect to surrender any outstanding Award and to receive, in full satisfaction therefor, a cash payment equal to the value of such Award calculated on the basis of the Change of Control Price of any shares of Common Stock or the Fair Market Value of any property other than shares of Common Stock relating to such Award; provided, however, that in the case of an ISO, or a Stock Appreciation Right granted in tandem therewith, the cash payment shall be based upon the Fair Market Value of shares of Common Stock on the date of exercise. In the event that an Award is granted in tandem with another Award such that the Participant's right to payment for such Award is an alternative to payment of another Award, the Participant electing to surrender any such tandem Award shall surrender all alternative Awards related thereto and shall receive that payment for the Award that produces the highest payment to the Participant. Except as provided in
     Section 8(a)(iii), in no event will an Award be surrendered or a Participant have the right to receive cash under this Section 7(a)(ii) with respect to an Award if the Participant is subject to Section 16 of the Exchange Act and at least six months shall not have elapsed from the date on which the Participant was granted the Award before the date of the Change of Control (unless this restriction is not at such time required to cause the receipt of such cash to be exempt from the provision of Rule 16b-3).

          (iii) In the event that any Award is subject to limitations under
     Section 8(a)(ii) at the time of a Change of Control, then solely for the purpose of determining the rights of the Participant with respect to such Award, a Change of Control shall be deemed to occur at the close of business on the first business day following the date on which the Award could be sold without liability under Section 16 of the Exchange Act.

     (b) Definitions of Certain Terms. For purposes of this Section 7, the following definitions, in addition to those set forth in Section 2, shall apply:

          (i) "Change of Control" means, and a Change of Control shall be deemed to have occurred, if (i) there occurs any transaction or other event or circumstance that results in less than 50% of the total Voting Securities of the Company outstanding immediately after such transaction being beneficially owned by Western Resources, Inc., a Kansas corporation ("Western Resources"), or an affiliate of Western Resources, or (ii) all or substantially all of the assets of the Company are sold and less than 50% of the total assets owned by the Company immediately prior to such transaction are owned by a person other than Western Resources and its affiliates.

          (ii) "Change of Control Price" means, with respect to a Share, the higher of (A) the highest reported sales price of shares of Common Stock on the Nasdaq National Market during the 30 calendar days preceding a Change of Control, or (B) the highest price paid or offered in a transaction that either (1) results in a Change of Control, or (2) would be consummated but for another transaction which results in a Change of Control and, if it were consummated, would result in a Change of Control. With respect to clause (B) of the immediately preceding sentence, the "price paid or offered" will be equal to the sum of (i) the face amount of any portion of the consideration consisting of cash or cash equivalents and (ii) the Fair Market Value of any portion of the consideration consisting of real or personal property other than cash or cash equivalents, as established by an independent appraiser selected by the Committee.

          (iii) "Voting Securities or Security" means any securities of the Company that carry the right to vote generally in the election of directors.

     8. General Provisions.

     (a) Compliance with Legal and Trading Requirements. The Plan, the grant, exercise and settlement of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required by applicable law. The Company, in its discretion, may postpone the issuance or delivery of shares of Common Stock under any Award until completion of such stock exchange or market system listing or registration or qualification of such shares of Common Stock under applicable securities laws or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as the Committee may consider appropriate in connection with the issuance or delivery of shares of Common Stock in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any shares of Common Stock under federal or state securities laws.

     (b) No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any employee, officer, director or other person the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any such employment or service at any time.

     (c) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of shares of Common Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive shares of Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

     (d) Changes to the Plan and Awards. The Board may amend or otherwise alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan as the Board deems advisable without the consent of stockholders of the Company or Participants except as may be otherwise required by applicable law, rule or regulation, including Rule 16b-3 under the Exchange Act and Section 162(m)(4)(c) of the Code; provided, however, no such amendment or other alteration, suspension, discontinuation or termination of the Plan may impair the rights of the holder of an outstanding Award without the consent of such holder.

     (e) No Rights to Awards; No Shareholder Rights. No person shall have any right or claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of eligible persons and Participants. No Award shall confer on any Participant any of the rights of a stockholder of the Company.

     (f) Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payment not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, shares of Common Stock, other Awards or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

     (g) Non-exclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as the Board may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     (h) Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees or directors unless the Company shall determine otherwise.

     (i) No Fractional Shares of Common Stock. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. Cash shall be paid in lieu of such fractional shares.

     (j) Governing Law. The validity, construction, and effect of the Plan any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of Delaware without giving effect to principles of conflict of laws.


     (k) Effective Date; Time Limitation on Future Grants, Plan Termination. The Plan shall become effective as of October 24, 1997 (the "Effective Date"), the date on which the Plan was adopted by the Board subject to approval of the Plan by the Company's stockholders. No Award shall be granted under the Plan after the 10th anniversary of the Effective Date. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.


     (l) Titles and Headings. The titles and headings of the Sections and subsections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

                                     PROXY

                              PROTECTION ONE, INC.

                      1997 SPECIAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of Protection One, Inc., a Delaware corporation ("Protection One"), hereby appoints John E. Mack, III, Thomas K. Rankin and George A. Weinstock and each of them, with full power of substitution to each, proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock, par value $.01 per share, of Protection One that the undersigned would be entitled to vote at the 1997 Special Meeting of Stockholders of Protection One to be held on November 24, 1997 (the "Meeting") and at any and all postponements or adjournments thereof, as directed below and in their discretion on such other matters as may properly come before the Meeting, as if the undersigned were present and voting at the Meeting.

        The shares represented by this proxy, when duly executed and returned, will be voted as directed. Where no direction is given, such shares will be voted FOR the Stock Acquisition Proposal (as defined in the Proxy Statement referred to below) (Item 1) and FOR the approval of the 1997 Long-Term Incentive Plan (Item 2).

        The proxies named herein are authorized to vote in their discretion upon such other matter or matters as may properly come before the Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement each dated November 7, 1997.


                                                                                                   Please mark  ___
                                                                                                 your votes as
                                                                                                  indicated in  [X]
                                                                                                 this example.  ___

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR ITEMS 1 AND 2.          FOR    AGAINST    ABSTAIN                                      FOR   AGAINST   ABSTAIN

1.  APPROVAL OF THE STOCK                                          2. APPROVAL OF THE 1997
    ACQUISITION PROPOSAL.          [ ]      [ ]        [ ]            LONG-TERM INCENTIVE PLAN.   [ ]      [ ]       [ ]

    Approval of the Stock Acquisition Proposal will result in an issuance of shares of Protection One common stock that will transfer control of Protection One to Western Resources, Inc.









    Signature(s)__________________________________________________________________________  Date ________________

    NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
